ANNUAL REPORT APRIL 30, 1999


Our clients and our portfolio managers ...
contributing to the success of the ARK Funds.


[LOGO]

ABOUT THE ANNUAL REPORT

This year we'd like to say a special thank you to you, our shareholders, who have contributed directly to the success of the ARK Funds family. By placing your trust in our investment expertise, and investing in our mutual funds, you have made our growth over the past 6 years possible.

  Throughout this Annual Report, the spotlight is on clients like you, and the many different ways we serve you. As you will see, you are a varied group; from the individual investor who invests in an ARK equity Portfolio for retirement ... to the Cash Management client who uses our ARK money market sweep product ... to the Trust client who uses our Portfolio to diversify their trust assets ... and the employee who invests in the ARK
Funds through their 401(k) plan ... our shareholders' needs and reasons for investing in the Portfolios are wide and varied.

  It is with commitment and enthusiasm that we dedicate ourselves to meeting our many different client needs. We enjoy our partnership with you now and look forward to working with you into the future.



Table of Contents
--------------------------------------------------

Letter to Shareholders                           1

Economic and Investment Review                   2

The ARK Funds Family                             6

Equity Portfolios
Management Discussion and Analysis               9

Fixed Income Portfolios
Management Discussion and Analysis              35

Money Market Portfolios
Management Discussion and Analysis              51

Independent Auditor's Report                    56

Statements of Net Assets                        57

Statement of Assets and Liabilities            109

Statements of Operations                       110

Statements of Changes in Net Assets            114

Financial Highlights                           118

Notes to Financial Statements                  122

Notice to Shareholders                         128

April 30, 1999


DEAR ARK FUNDS SHAREHOLDER:

I'm pleased to report another period of solid growth, business expansion and positive industry recognition. During the period from October 31, 1998 to April 30, 1999, ARK Funds' assets grew to almost $6 billion. This was done without adding any new Portfolios, which means this increase is based on solid performance and growth in assets. You'll find more information on performance inside this Annual Report. We continue to be pleased with the performance of the ARK Funds' Portfolios, and are very happy with the industry recognition we have enjoyed this fiscal year:

    [Bullet] The Retail Class A ARK Capital Growth Portfolio was recognized in the March 1999 issue of Kiplinger's Personal Finance Magazine. The Portfolio was included with the long-term growth stock funds featured in the article "The Winners Circle", based on its three-year annualized total return as of December 31, 1998.

     [Bullet] In April 1999, MUTUAL FUNDS MAGAZINE wrote an article on the ARK Equity Portfolios, featuring the ARK Capital Growth, ARK Balanced and ARK Small -Cap Equity Portfolios. Portfolio Managers Chris Baggini, Chuck Knudsen and Gil Knight were interviewed for this article, and contributed some insightful comments about the performance and philosophy of their Portfolios.

     As the recognition of our fund family grows, so does our expansion throughout our marketplace. The ARK Funds are now available to individual investors in more branches throughout Pennsylvania through First Maryland Brokerage Corporation representatives. In addition, more commercial clients in Pennsylvania are now able to take advantage of our ARK Funds sweep options. This expansion in our marketplace is a direct result of the 1997 acquisition of Harrisburg-based Dauphin Deposit Bank and Trust Company by First Maryland Bancorp.

     As part of our efforts to keep investors well-informed, we will be issuing ARK Funds Plain English Prospectuses in September. You've no doubt heard about the new Plain English Prospectus, which is one of the more important recent developments in the mutual fund industry. The goal of the Plain English Prospectus is to make it easier to understand a mutual fund's investment objectives and risks, and the new requirements by the Securities and Exchange Commission are designed to improve mutual fund disclosure. Our new Retail Class Prospectus will include an easy-to-read introduction that provides an overview of mutual funds and why they can play an important part in an investor's investment strategy. Our hope is that better-informed investors will become ARK Fund shareholders when they better understand the investment philosophies of our various Portfolios.

     With the introduction of our Retail Class Plain English Prospectus in September, we will add Retail Class B shares to the ARK Maryland Tax-Free and the ARK Pennsylvania Tax-Free Portfolios. These back-end load Portfolios will broaden the choice for investors interested in alternative pricing options.

     We hope that you are as pleased with the ARK Funds and their performance as we are, and that they continue to help you attain your investment objectives. Our goals continue to be asset growth, increased investment choices for investors and building upon our successes. Everyone here at ARK Funds thanks you for your trust. We look forward to continuing to help you meet your financial goals.

     Sincerely,


     /s/ signature omitted

     William H. Cowie, Jr.
     CHAIRMAN OF THE BOARD
     ARK FUNDS

ECONOMIC AND INVESTMENT REVIEW


DEAR ARK FUNDS INVESTOR:

When conjuring words that accurately describe global financial market behavior over the past year, one would certainly put adjectives such as "dull" or "boring" at the bottom of the list. Despite the fact that both the S&P 500 Index and the Dow Jones Industrial Average managed to finish the 12 months with returns in excess of 20%, the path to this more-than-acceptable performance could hardly be characterized as smooth, but instead almost schizophrenic. Also the strong results displayed by these averages of big company stocks belie the turmoil experienced within the broader markets. One could almost describe the events of the past year as "fear and greed.com." The U.S. bond market, too, had more than its share of sharp moves, as investors' economic assessment swung from possible worldwide recession (or worse), to recent worries that our economy may be overheating to such an extent that inflation becomes a problem.

     Emotions, dominated alternatively by fear, euphoria and greed, played no small role in fueling market volatility during the year. The Asian, Russian and Brazilian economic crises, combined with the Long Term Capital Management "situation," caused panic in world markets, and a corresponding "flight to quality" into U.S. Treasury securities last fall. Investors' worst fears were quelled when Federal Reserve Chairman Alan Greenspan came to the rescue with three interest rate cuts. Suddenly, all seemed right with the world, or at least right enough in the U.S., such that money came pouring back into stocks, particularly those of big, blue-chip growth companies. The market's upward climb continued to be driven by the stocks of a very select group of household names, with little regard for the lofty levels at which many were selling. More recently, as signs of economic strength have persisted beyond the expectations of many, shares of smaller and mid-cap companies have begun to participate in the market upswing, and long-ignored, deep-cyclical stocks (so-called "Value" equities) have benefited at the expense of the elite blue-chip darlings of recent years.

Just how strong is our economy? As we enter the ninth (that's right, ninth) year of expansion, the U.S. economy shows few signs of slowing, but we do not think it will continue to expand at such a pace that we will experience a dramatic inflationary spiral. At this writing, Mr. Greenspan has announced a bias

                                     [PHOTO OMITTED]

Jennifer W. Lambdin, CFA, is President and Chief Investment Officer of Allied Investment Advisors, Inc. She has over 20 years of investment management experience. Allied Investment Advisors, Inc. advises over $13 billion in assets.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


toward tightening interest rates, and will not hesitate to act if signs of inflation become more evident. The very strong G.D.P. growth of the first quarter of this year was due in large part to Americans doing what we do best: shopping, for everything from apparel to housing. Tax refunds and bonus payments were factors in this shopping spree, and thus the high level of spending may not be sustainable in subsequent quarters. As we enter the summer months, the rapid pace of economic growth could slow somewhat to a more sustainable level of around 3%. Corporate profit margins are shrinking in aggregate, and consumers are now spending more than they are saving. We do expect, however, that domestic economic growth will continue into the first quarter of 2000, providing a reasonable backdrop for financial market assets.
     It has always been our belief that having a long-term focus is essential to being a successful investor. In selecting a security for investment, we focus on a number of quantitative measures, including sales growth, return on equity, balance sheet strength, historical earnings growth and expected earnings growth. We spend a great deal of time "kicking the tires" with companies, trying to assess qualitative factors as well. We expect to be rewarded, in time, for our patience. But a new investment philosophy has emerged on the way to the Internet -- one that fascinates us and no doubt has more than a few professors of security analysis and portfolio management at America's institutions of higher learning scratching their heads in bewilderment. This cutting-edge approach has three major premises: 1) any company whose name ends in ".com" represents a great buying opportunity; 2) valuations aren't important and 3) earnings don't matter. In fact the most compelling price/earnings multiple is one that is "Not Meaningful" ("NMF") -- there are no earnings. Just imagine: earnings aren't necessary, and if you day-trade, you can have instant gratification! Gordon Gekko ("Greed is Good") would be proud.
     Call us old-fashioned, but we're going to stick with our approach of buying the stocks of companies that have real earnings and the potential to grow those earnings over time. My father always told me, "You can't get something for nothing." As with most things, Dad, I think you're right.
     We appreciate your confidence in the ARK Funds, and look forward to serving you in the coming year.


Sincerely,

/s/ Signature omitted

Jennifer W. Lambdin, CFA
President and Chief Investment Officer
Allied Investment Advisors, Inc.

STABLER COMPANIES INC.: 410(K) PLAN INVESTOR

                                 [PHOTO OMITTED]

Shelley Machamer and Tom Minori of the Stabler Companies, Inc. are shown outside their headquarters in Harrisburg, Pennsylvania. Stabler is a producer of aggregates, construction products and work-zone traffic safety equipment, such as the roadway signs you see pictured here. Stabler Companies' employees can invest in the ARK Funds through their 401(k), which helps them to save for their retirement.

                                    TELECORP PCS, INC.: CASH MANAGEMENT INVESTOR

                                      [PHOTO OMITTED]


Bart Hawley, treasurer, is pictured in the TeleCorp PCS, Inc. headquarters located in Arlington, VA with samples of their products. TeleCorp is AT&T Wireless' largest affiliate. They provide the sate-of-the-art SunCom wireless service, which is a digital phone, voicemail and pager -- all-in-one -- and is available in such cities as New Orleans, Memphis, Little Rock, Puerto Rico and in parts of New England. TeleCorp uses our First Investment Loan Manager product
(FILM), for the overnight investing of their excess funds.

THE ARK FUNDS FAMILY


The ARK Funds Family offers a comprehensive range of money market, fixed income, and equity portfolios designed to meet both short and long-term needs. Whether you're looking to enhance short-term income, gain tax advantages, or achieve long-term growth, ARK Funds offers a variety of mutual fund solutions.
     Take a look at the ARK Funds Portfolio line-up on the opposite page. Choices ranging from money market funds, to municipal bond funds, to blue chip and international equity funds allow you to diversify your investments within one mutual fund family.
     Sixteen Retail Class A and six Retail Class B portfolios are available to individual investors through First Maryland Brokerage Corporation representatives, located in most branches of the First National Bank of Maryland and The York Bank & Trust Company, or by calling 1-800-ARK Fund. Stop by your local branch or call us for details.
     Twenty Institutional Class ARK Funds portfolios are available through FMB Trust Company to clients who establish a trust or custody relationship with FMB Trust. To contact an FMB Trust officer call 1-800-624-4116.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999



                                [GRAPHIC OMITTED]


As a rule, investments, such as stocks, with greater perceived risks also have the potential for greater returns than fixed-income investments. Keep in mind stocks also have greater price fluctuations ("volatility") and risks than fixed-income investments, which may not make them appropriate for the short-term investor or those whose primary concern is preservation of principal amount invested. If you are investing for the long-term and will not need your investment for several years in the future, then investing in an equity-based mutual fund may be appropriate.

PAUL AND LINDSAY ECKERT: RETAIL CLASS INVESTORS AND INSTITUTIONAL CLASS TRUST
 CLIENTS


                                 [PHOTO OMITTED]


Paul and Lindsay Eckert are shown here in front of their home with their daughters Leigh and Allie. Paul and Lindsay use the ARK Funds to save for their daughters' college education as well as to manage and diversify their Trust assets. Paul may look familiar to some of you as he has been at the First National Bank of Maryland for 18 years and is now a Regional Sales Coordinator in the Bank's Metro Region.

EQUITY PORTFOLIOS


Simply stated, our investment management philosophy for the Equity Portfolios is quality for the long-term. We look for superior businesses that are reasonably priced, because over the long haul, experience has shown the benefits of buying a quality company, at a fair price, versus a fair business at a bargain price.

     In their research, our portfolio managers look for businesses that demonstrate faster-than-average growth, strong cash flows, and returns on capital in excess of the cost of capital.

     We look for high-quality companies and use a bottom-up stock selection process with strict criteria. We select the stocks of companies with an expectation of superior sales, cash flow and earnings growth rates, and market and industry growth, as well as strong balance sheets and capable, shareholder-oriented management. We like companies that can earn returns on capital in excess of their cost of capital.

     History has become a less-than-accurate predictor of the future; thus, we place greater emphasis on meeting with management to assess each company's future. Increasingly important is the teaming of strong financials with enlightened corporate leadership, the combination necessary to thrive in today's highly competitive, rapidly evolving business environment. Our team of professionals, which includes all portfolio managers, searches for the best companies based on our specific screening criteria.

     Next, we assess future earnings prospects to identify the companies that can continue to generate superior sales and profit growth. We examine industry dynamics, the companies' relative positions, cost structures, margin trends, and management plans. Finally, we assess each company's current stock valuation relative to future earnings stream against history, competitors, and the S&P 500.

     We review a portfolio holding for sale under the following circumstances: when the price objective is achieved, when fundamentals deteriorate and make the achievement of objectives unlikely, when the stock underperforms the S&P 500 by 20% or more on a relative basis, and when a more attractive opportunity presents itself.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

BALANCED PORTFOLIO

[PHOTO OMITTED]

CHARLES E. KNUDSEN, CFA
PORTFOLIO MANAGER

Charles E. Knudsen, CFA, is a Managing Director of Allied Investment Advisors, Inc. He is the portfolio manager of the Balanced Portfolio. He has more than 11 years of investment management experience.


REVIEW AND OUTLOOK

The last 12 months for investors would have made a wonderful movie for
Hollywood: a few scary scenes, lots of action and a happy ending. Certainly the fact that the S&P 500 Index ended the period up 21.85% presents an idyllic impression. But the streets were not paved with gold for the whole year. In fact, stocks spent the first half of the year either flat or down. It was not until the Federal Reserve stepped in and cut interest rates three times last fall that stocks rebounded from what was bordering on panic selling. However, small, mid-cap, and international stocks all trailed the huge advance that engulfed the very largest and best-known stocks. In fact, the Russell 2000 Index of small-cap stocks was actually down over 9%. The bond market's experience was exactly the opposite. The Lehman Aggregate Bond Index was up 6.27%, with nearly all of that return achieved during the first half of the year.
     During these tumultuous times, the ARK Balanced Portfolio was able to generate strong absolute and relative returns. First, we were able to manage our asset allocation through the market's volatility. Although it is not our intent to aggressively manage the Portfolio's mixture of stocks, bonds, and cash, last year required us to be more active than usual. Heading into last summer, the Portfolio's allocation to equities was about 66%. At that point, we became concerned about the risk profile of the stock market and began to reduce our positions until, by September, equities were just over 50%. In early October, with stocks off 30% to 50% from their highs, we began to rebuild our equity allocation back to the 65% level. These moves helped protect the Portfolio during the stock market's corrections and positioned it for the dramatic rebound that ensued.
     Stock selection also contributed to the Portfolio's strong returns. Our over-weighted position in technology stocks certainly helped. Some of the well-known names, like Cisco Systems and EMC, had major upward moves. In addition, several smaller, emerging companies, like Electronics For Imaging (termed the Cisco Systems of digital copiers), and Comverse Technology (which provides voice mailboxes and other enhanced

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


services to wireless telecommunication companies) also were major contributors. Other sectors also helped. Healthcare (Amgen), advertising (Young and Rubicam), finance (Citigroup), CATV (Time Warner), and telecommunications (MCI WorldCom) all provided very strong returns.
     Some of the risks to the investment markets have changed somewhat over the past 12 months, and some remain the same. Like last year, the lofty valuation levels for stocks are a real concern. And the economic recovery, currently in its ninth year, cannot proceed forever. Unlike last year, the international turmoil has calmed and, although not a positive contributor, it has stopped being a negative.
     Unfortunately, a new risk has emerged instead: the Federal Reserve. Alan Greenspan has recently hinted that the Fed may have to reverse its course and bump interest rates higher if economic growth does not slow. Such a move would certainly unsettle the markets, although we doubt if they will have to make anything more than a very modest shift in policy. The good news is that earnings growth, which has been hampered by the weak international economies, is beginning to pick up, especially for multi-national companies. Mixing it all together, we do not see anything that would require a major shift in the Portfolio's asset allocation.
     While the stock market's ascent has been breathtaking (it has doubled in just four years) and a correction would not be surprising, we are most focused on identifying well-managed companies that are generating strong earnings growth and selling at reasonable valuations. We continue to favor technology companies, with a bent towards the telecommunication sector. Our play on the Internet is a bit more indirect than some. Rather than owning some of the high-flying, very expensive names, we are looking more towards the equipment suppliers and the cable companies. Healthcare and finance sectors are also well represented, as are several consumer sectors, such as retail and entertainment. Regardless of what lies ahead, we will continue to manage the ARK Balanced Portfolio as we always have, by looking for attractive, high-quality investment opportunities in both the bond and the stock markets that will provide our investors with attractive, long-term investment returns. Believe it or not, opportunities do still abound.

                                 [PHOTO OMITTED]

                                [GRAPHIC OMITTED]

EQUITY PORTFOLIO MANAGEMENT DISCUSSION AND ANALYSIS BALANCED PORTFOLIO
CONTINUED

Comparison of Change of a Value of a $100,00 Investment in the ARK Balanced Fund, Institutional Class, versus S&P 500 Composite Index, the Lehman Brothers Aggregate Bond Index, the 60/40 Hybrid of the S&P 500 and Lehman Aggregate, and the Lipper Balanced Funds Average

In the printed version of the document, a line graph appears which depicts the following plot points:

PERFORMANCE AS OF 4/30/99

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT


                                                   7/31/93     Apr. 94     Apr. 95     Apr. 96     Apr. 97     Apr. 98     Apr. 99
          -----------------------                  --------    --------    --------    --------    --------    --------    --------
ARK Balanced Fund, Institutional Class             $100,000    $103,771    $107,663    $130,164    $140,382    $183,830    $217,232
S&P 500 Composite Index                            $100,000    $102,680    $120,587    $156,992    $196,429    $277,043    $337,577
Lehman Brothers Aggregate Bond Index               $100,000    $ 98,354    $105,563    $114,673    $122,792    $136,201    $144,741
60/40 Hybrid of the S&P 500 and Lehman Aggregate   $100,000    $100,953    $114,440    $138,679    $163,322    $209,771    $243,439
Lipper Balanced Funds Average                      $100,000    $101,594    $110,768    $133,066    $150,271    $189,026    $206,322

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                    3/31/94     Apr. 94     Apr. 95     Apr. 96     Apr. 97     Apr. 98     Apr. 99
          -----------------------                   -------     -------     -------     -------     -------     -------     -------
ARK Balanced Fund, Retail A Class                   $10,000     $10,059     $10,394     $12,497     $13,454     $17,580     $20,739
ARK Balanced Fund, Retail A Class, with load        $ 9,525     $ 9,581     $ 9,900     $11,903     $12,815     $16,745     $19,754
S&P 500 Composite Index                             $10,000     $10,128     $11,894     $15,485     $19,375     $27,327     $33,298
Lehman Brothers Aggregate Bond Index                $10,000     $ 9,920     $10,647     $11,566     $12,385     $13,737     $14,599
60/40 Hybrid of the S&P 500 and Lehman Aggregate    $10,000     $10,045     $11,387     $13,799     $16,251     $20,872     $24,222
Lipper Balanced Funds Average                       $10,000     $10,026     $10,931     $13,132     $14,830     $18,654     $20,361

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS B: VALUE OF A $10,000 INVESTMENT

                                                    7/31/93     Apr. 94     Apr. 95     Apr. 96     Apr. 97     Apr. 98     Apr. 99
          -----------------------                   -------     -------     -------     -------     -------     -------     -------
ARK Balanced Fund, Retail Class B, with CDSC        $10,000     $10,377     $10,766     $13,016     $14,038     $18,383     $21,515
S&P 500 Composite Index                             $10,000     $10,268     $12,059     $15,699     $19,643     $27,704     $33,758
Lehman Brothers Aggregate Bond Index                $10,000     $ 9,835     $10,556     $11,467     $12,279     $13,620     $14,474
60/40 Hybrid of the S&P 500 and Lehman Aggregate    $10,000     $10,095     $11,444     $13,868     $16,332     $20,977     $24,344
Lipper Balanced Funds Average                       $10,000     $10,159     $11,077     $13,307     $15,027     $18,903     $20,632

                                                                                                    BALANCED
                              INSTITUTIONAL     RETAIL        RETAIL                    LEHMAN       HYBRID      LIPPER
                                  CLASS         CLASS A      CLASS B*     S&P 500      AGGREGATE   BENCHMARK**  BALANCED
                              -------------     -------      --------     --------     ---------   -----------  --------

 ONE YEAR
 TOTAL RETURN                    18.17%         17.97%        17.58%        21.85%        6.27%       16.05%       9.15%

 ONE YEAR
 TOTAL RETURN WITH LOAD           N/A           12.35%        12.58%         N/A          N/A          N/A          N/A

 ANNUALIZED 3 YEAR
 TOTAL RETURN                    18.62%         18.40%        18.42%        29.07%        8.07%       20.63%       15.89%

 ANNUALIZED 3 YEAR
 TOTAL RETURN WITH LOAD           N/A           16.48%        17.70%         N/A          N/A          N/A          N/A

 ANNUALIZED 5 YEAR
 TOTAL RETURN                    15.92%         15.57%        15.81%        26.87%        8.03%       19.25%       15.49%

 ANNUALIZED 5 YEAR
 TOTAL RETURN WITH LOAD           N/A           14.44%        15.58%         N/A          N/A          N/A          N/A

 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE               14.29%         14.20%        14.19%         N/A          N/A          N/A          N/A

 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE WITH LOAD      N/A           13.13%        14.10%         N/A          N/A          N/A          N/A

  Past performance of the Portfolio is not predictive of future performance.

  Institutional Class shares were offered beginning July 16, 1993. Retail Class A shares were offered beginning March 9, 1994. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge. Retail Class B shares were offered beginning September 14, 1998.

  The performance reflected in the graphs begins at July 31, 1993 for Institutional Class and Retail Class B shares and at March 31, 1994 for Retail Class A shares. Performance in the graph for Retail Class B shares reflects the deduction of the 1.00% contingent deferred sales charge applied in year six.

  The performance reflected in the table begins at July 16, 1993 for Institutional Class and Retail Class B shares and at March 9, 1994 for Retail Class A shares. Performance in the table for Retail Class B shares with load reflects the deduction of the applicable contingent deferred sales charge.

* Performance shown prior to the inception date of the Retail Class B shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual cumulative performance since inception for Retail Class B shares is 23.13% without CDSC and 18.13% with CDSC.

  The performance of the S&P 500 Composite Index and Lehman Aggregate Bond Index does not include operating expenses that are incurred by the Portfolio.

**Benchmark is comprised of two unmanaged indexes, weighted 60% S&P 500
  Composite Index and 40% Lehman Brothers Aggregate Bond Index. The Portfolio uses a blended index as a comparison index because it is better suited to the Portfolio's objective.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


EQUITY INCOME PORTFOLIO

[PHOTO OMITTED]

CLYDE L. RANDALL, CFA
CO-PORTFOLIO MANAGER

Clyde L. Randall, CFA, is a Principal of Allied Investment Advisors, Inc. He is the co-portfolio manager of the Blue Chip Equity Portfolio and the Equity Income Portfolio. He has over 12 years of investment management experience.

REVIEW AND OUTLOOK

The ARK Equity Income Portfolio invests primarily in income-producing common stocks. The Portfolio seeks to provide a moderate level of current income and growth of capital. As of April 30, 1999, the Portfolio was invested in approximately 92% common stocks, 5% securities convertible into common stocks, and 3% cash. About 7% of the Portfolio was invested in the common stocks of non-U.S. companies. The Portfolio continues to have significant positions in financials, energy, and utilities, but is represented in most of the major sectors of the U.S. stock market. The ARK Equity Income Portfolio owns primarily dividend-paying stocks, so the technology allocation is small because of a lack of candidates.
     The Portfolio has lagged behind the broad market indices, with the Institutional Class returning 4.17% in the fiscal year because of the unprecedented dominance of technology and other growth stocks. The Portfolio's best performers were Time Warner convertible stock, Pitney Bowes and auto, healthcare and telephone stocks. These sectors had returns in excess of the market indices. Energy stocks lagged behind the market for most of the fiscal year but rebounded strongly in March and April as the price of oil recovered. The Portfolio's performance was hurt by investments in aerospace, capital equipment and finance. Many of these stocks were in the mid-capitalization range, and the market continues to favor large-capitalization stocks, even within the economically cyclical sectors, which have recently recovered. To date in calendar 1999, we have upgraded quality and capitalization and placed somewhat more emphasis on growth rather than absolute yield in making purchases. The Portfolio's relative performance has recently improved.
     We seek stocks that have a combination of above-average current yield and dividend growth rate, or that have an above-average yield and appear undervalued by other criteria as well. We want to own stocks that have high yields for the right reasons: they have generous, sustainable payouts and are undervalued, rather than having burdensome, unsustainable payouts and average or high valuations.
     Dividends have not become more popular among companies or investors over the past year, despite that over time, dividends have contributed a substantial portion of the total return of the stock market. The S&P 500 had a current yield of 5.4% at the end of 1981 and is now just under 1.3%. The index's payout ratio averaged about 50%

[PHOTO OMITTED]
ALLEN J. ASHCROFT, JR.
CO-PORTFOLIO MANAGER

Allen J. Ashcroft, Jr. is a Principal of Allied Investment Advisors, Inc. He is the co-portfolio manager of the Blue Chip Equity Portfolio and the Equity Income Portfolio. He has more than 18 years of investment management experience.

through 1993, but fell to 35% by the end of 1997. The S&P 500's dividend grew about 4.5% in 1998, just ahead of 1997's 4.0%. The payout ratio increased for the first time in seven years to 37% in 1998. Some of this trend has to do with the changing complexion of the market indices towards growth industries, and some is due to a greater emphasis by individual companies on share repurchase or investment, rather than dividends. We do not see a shift in these priorities soon, unless investors eventually question the returns from buying high-priced stock.
     We continue to seek investments with strong total return prospects. Last year we wrote that we had become more defensive, given the market's returns and valuation, but clearly the market marched on regardless. We have maintained the conservative posture of the ARK Equity Income Portfolio. In the recent periods when growth stocks have faltered, the relative performance of this Portfolio has been quite strong.

PERFORMANCE AS OF 4/30/99
                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

Comparison of Change in the Value of a $100,000 Investment in the ARK Equity Income Fund, Institutional Class, versus the S&P 500 Composite Index, and the Lipper Equity Income Funds Average

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                 11/30/96    Apr. 97    Apr. 98    Apr. 99
           -----------------------               --------   --------   --------   --------
ARK Equity Income Fund, Institutional Class      $100,000   $104,419   $138,919   $144,711
S&P 500 Composite Index                          $100,000   $106,644   $150,411   $183,276
Lipper Equity Income Funds Average               $100,000   $103,861   $139,350   $149,941

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                5/31/97     Apr. 98     Apr. 99
         -----------------------                -------     -------     -------
ARK Equity Income Fund, Retail A Class          $10,000     $12,495     $12,985
ARK Equity Income Fund, Retail, with load       $ 9,525     $11,902     $12,369
S&P 500 Composite Index                         $10,000     $13,295     $16,200

                                                                         Lipper
                                    Institutional   Retail               Equity
                                        Class       Class A   S&P 500    Income
-------------------------------------------------------------------------------
 One Year
 Total Return                           4.17%         3.92%    21.85%     7.60%
-------------------------------------------------------------------------------
 One Year
 Total Return with Load                  N/A         -0.98%      N/A       N/A
-------------------------------------------------------------------------------
 Annualized Total Return
 Inception to Date                     17.80%        15.87%      N/A       N/A
-------------------------------------------------------------------------------
 Annualized Total Return
 Inception to Date with Load             N/A         13.05%      N/A       N/A

Past performance of the Portfolio is not predictive of future performance.

Institutional Class shares were offered beginning November 15, 1996. Retail Class A shares were offered beginning May 9, 1997. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge.

The performance reflected in the graphs begins at November 30, 1996 for the Institutional Class shares and at May 31, 1997 for the Retail Class A shares. The performance in the table begins at the inception dates.

The performance of the S&P 500 Composite Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

[PHOTO OMITTED]

J. ERIC LEO,
PORTFOLIO MANAGER

J. Eric Leo is a Managing Director of Equity Investments for Allied Investment Advisors, Inc. He is the portfolio manager of the Value Equity Portfolio and the Equity Index Portfolio. He has more than 25 years of investment management experience.

VALUE EQUITY PORTFOLIO

REVIEW AND OUTLOOK
The Value Equity Portfolio Institutional Class returned 10.48% for the fiscal year ended April 30, 1999. Performance during this period lagged both the S&P 500 Index and the S&P Value Index, which appreciated 21.85% and 13.50%, respectively. This Portfolio's underperformance compared with both benchmarks is an unusual occurrence resulting from an abrupt shift to deep-cyclical stocks in the last few months of the fiscal year.
     The value style of investing has been out of favor for a number of years. You may recall that the ARK Value Equity Portfolio outperformed the S&P Value Index for the year ended December 31, 1998 by a very significant amount. The outperformance in 1998 was due to the hybrid nature of the Portfolio, which has a strong value bias but limited exposure to "deep-cyclical" types of stocks that have very low price-to-book value ratios but heavy dependence on economic growth and rising inflation. The ARK Value Equity Portfolio focuses on companies with growing sales, solid cash flow, and modest dependence on economic growth. This strategy has worked well in the past, especially in 1998, but not since the recent market rotation began in the first quarter of 1999. Investors became concerned that the U.S. inflation rate might rise, based on signs that depressed global economies were beginning to recover and that the U.S. economy continued to grow at a rapid pace. On top of this came the triggering event, the rapid rebound in the price of oil. The result was a rapid shift from growth stocks, especially the 50 largest in the S&P 500, into deep-value stocks, which are considered potentially economically sensitive beneficiaries of inflation. The deep value stocks and the S&P Value Index made a very strong rebound. In the month of April alone, the S&P Value Index appreciated 8.62%, significantly outpacing the ARK Value Equity Portfolio's 4.25%, which in turn outpaced the S&P 500's 3.87%. It is too early to determine if the rotation away from the growth style to the value style will continue.
     The companies that benefited the Portfolio's performance the most during the fiscal year were Hewlett Packard, Xerox, and Parker Hannifin, plus energy stocks in general. Energy stocks surged in the final quarter of the fiscal year after having been

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


significant underperformers for most of the year. On the negative side, Network Associates, a developer of network security and management software, was our worst performer. The company's business was expected to be immune from the abrupt slowdown in the purchase of new application software by U.S. corporations as they prepared for Y2K. In fact, most companies were busy testing what systems they had and were not adding new ones. Rite Aid was another problem child and a large portfolio holding. Rite Aid's earnings disappointed investors late in the fiscal year due to overly ambitious plans to open new stores and to close old ones. The bottom line was that management "bit off more than they could chew." While we were disappointed, the basic fundamentals of the business are solid with excellent growth potential over the long term. For this reason, we added significantly to our holdings of Rite Aid.
     During the fiscal year, we reduced the holdings in the Portfolio from well over 100 (as a result of the merger of the Stock Portfolio with the Value Equity Portfolio on April 24, 1998) to a more manageable 76. In addition, we have significantly increased the weighting of our top 20 holdings to concentrate on the companies we have the most confidence in. We expect to do some fine-tuning in the technology and the applied technology sectors. We hope to take advantage of some of the better software companies that are deeply depressed for the same Y2K reasons that Network Associates was hurt. We are also looking at companies that are indirect beneficiaries of the Internet and its convergence with the telecommunications and entertainment industries. This convergence will have a dramatic impact on the ever-changing business environment and will result, as always, in the creation of significant risks and opportunities.
     The upward bias to the market is expected to remain in place for the balance of the year, but the "road is likely to get more bumpy." The tension between growth and value styles will increase market volatility as well as the opportunity to purchase some excellent companies at attractive prices.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

VALUE EQUITY PORTFOLIO CONTINUED

                            PERFORMANCE AS OF 4/30/99

                                [GRAPHIC OMITTED]
Comparison of Change in the Value of a $100,000 Investment in the ARK Value Equity Fund, Institutional Class, versus the S&P 500 Composite Index, and the Lipper Growth Funds Average

     In the printed version of the document, a line graph appears which deposits the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                 3/31/96     Apr. 96     Apr. 97     Apr. 98     Apr. 99
      -----------------------                   --------     --------   --------    --------    --------
ARK Value Equity Fund, Institutional Class      $100,000     $102,830   $124,692    $168,783    $186,471
S&P 500 Composite Index                         $100,000     $101,470   $126,959    $179,063    $218,189
Lipper Growth Funds Average                     $100,000     $103,220   $117,371    $163,463    $188,064

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which deposits the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                       3/31/96    Apr. 96    Apr. 97    Apr. 98    Apr. 99
           -----------------------                     -------    -------    -------    -------    -------
ARK Value Equity Fund, Synthetic Retail A Class        $10,000    $10,283    $12,469    $16,889    $18,627
ARK Value Equity Fund, Synthetic Retail A, with load   $ 9,698    $ 9,973    $12,093    $16,380    $18,065
S&P 500 Composite Index                                $10,000    $10,147    $12,696    $17,906    $21,819
Lipper Growth Funds Average                            $10,000    $10,322    $11,737    $16,346    $18,806

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which deposits the following plot points:

                  RETAIL CLASS B: VALUE OF A $10,000 INVESTMENT

                                                  3/31/96    Apr. 96    Apr. 97    Apr. 98    Apr. 99
         -----------------------                  -------    -------    -------    -------    -------
ARK Value Equity Fund with CDSC Retail B Class    $10,000    $10,283    $12,469    $16,878    $18,242
S&P 500 Composite Index                           $10,000    $10,147    $12,696    $17,906    $21,819
Lipper Growth Funds Average                       $10,000    $10,322    $11,737    $16,346    $18,806

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


                          INSTITUTIONAL  RETAIL     RETAIL               LIPPER
                              CLASS     CLASS A*   CLASS B*   S&P 500    GROWTH
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN                 10.48%      10.29%      9.86%     21.85%    15.05%
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN WITH LOAD         N/A        5.04%      4.86%       N/A       N/A
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN                 21.95%      21.91%     21.72%     29.07%    21.53%
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN WITH LOAD         N/A       19.95%     21.04%       N/A       N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE            22.41%      22.37%     22.18%       N/A       N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE WITH LOAD    N/A       20.44%     21.54%       N/A       N/A


  Past performance of the Portfolio is not predictive of future performance.

  For Institutional Class shares, performance presented from inception to March 29, 1998 reflects the performance of the Marketvest Equity Fund shares, which were offered beginning March 31, 1996. Retail Class A shares were offered beginning April 1, 1998. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge. Retail Class B shares were offered beginning September 14, 1998.

  The performance reflected in the graphs begins March 31, 1996 for Institutional Class, Retail Class A, and Retail Class B shares. Performance in the graph for Retail Class B shares reflects the deduction of the 3.00% contingent deferred sales charge applied in year four.

  The performance shown in the table begins at the inception date for Institutional Class shares. Performance in the table for Retail Class B shares with load reflects the deduction of the applicable contingent deferred sales charge.

* Performance shown prior to the inception date of the Retail Class A and Retail Class B shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual annualized performance since inception for Retail Class A shares is 9.85% without load and 4.98% with load. Actual cumulative performance since inception for Retail Class B shares is 23.70% without CDSC and 18.70% with CDSC.

  The performance of the S&P 500 Composite Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


EQUITY INDEX PORTFOLIO


[PHOTO OMITTED]

J. ERIC LEO,
PORTFOLIO MANAGER

J. Eric Leo is a Managing Director of Equity Investments for Allied Investment Advisors, Inc. He is the portfolio manager of the Value Equity Portfolio and the Equity Index Portfolio. He has more than 25 years of investment management experience.


REVIEW AND OUTLOOK

The ARK Equity Index Portfolio is managed to achieve returns similar to the S&P 500 Index. We have chosen to do this by owning the 500 names in the S&P 500 with the same weighting as they are represented in the Index. The U.S. Equity Markets have performed very well over the past 17 years and over that time S&P 500 Index Funds have become a popular low cost way of participating.
     The past year has found market experts breathlessly waiting for the bear market to take the leadership away from large growth companies that have been the Index's primary drivers. But, every time a correction has occurred, buyers have stepped in and raised the S&P 500 above the levels where the negative returns began. There has been rotation in and out of sectors, but the trend has been especially upward in the technology and communication services areas. Cyclical stocks have rallied as of late, breathing new life into value stocks at the expense of some of the larger growth companies.
     The ARK Equity Index Portfolio grew from less than $47 million to over $92 million over the past year. As the Portfolio grows, it is better able to handle cash flows and more closely match the returns of the Index. The slight outperformance can be attributed to heavy fund purchases at a time when the markets were very negative. Among the stocks owned, the largest contributors to the return were Microsoft, Cisco Systems, and Wal-Mart. The stocks with the most negative impact on returns were Disney, Coca-Cola, and Bank of America.
     Investors continue to wonder when this market will correct. We expect the balance of 1999 to throw as many curves as we have seen in the past with interest rate and inflation uncertainty, and the recent resignation of Robert Rubin as Treasury Secretary already making market participants nervous. However, if the past years are any guide, the S&P 500 will be a difficult index for a clever manager to beat.

                                [GRAPHIC OMITTED]
PERFORMANCE AS OF 4/30/99

Comparison of Change in the Value of a $10,000 Investment in the ARK Equity Index Fund, Institutional Class, versus the S&P Composite Index, and the Lipper Growth Funds Average

     In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                               10/31/97     Apr. 98     Apr. 99
          -----------------------              --------    --------    --------
ARK Equity Index Fund, Institutional Class     $100,000    $122,594    $150,019
S&P 500 Composite Index                        $100,000    $122,489    $149,253
Lipper Growth Funds Average                    $100,000    $117,508    $135,193

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                11/30/97     Apr. 98     Apr. 99
         -----------------------               --------     -------     -------
ARK Equity Index Fund, Retail Class A           $10,000     $11,694     $14,272
ARK Equity Index Fund, Retail A, with load      $ 9,525     $11,138     $13,594
S&P 500 Composite Index                         $10,000     $11,707     $14,265
Lipper Growth Funds Average                     $10,000     $11,545     $13,283


                          INSTITUTIONAL     RETAIL                       LIPPER
                              CLASS         CLASS A       S&P 500        GROWTH
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN                  22.37%         22.05%        21.85%        15.05%
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN WITH LOAD          N/A          16.23%          N/A           N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE             25.34%         28.58%          N/A           N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE WITH LOAD     N/A          24.42%          N/A           N/A


Past performance of the Portfolio is not predictive of future performance.

Institutional Class shares were offered beginning October 1, 1997. Retail Class A shares were offered beginning November 3, 1997. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge.

The performance in the graphs begins at October 31, 1997 for the Institutional Class and at November 30, 1997 for Retail Class A shares.

The performance reflected in the table begins at the inception dates.

The performance of the S&P 500 Composite Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


BLUE CHIP EQUITY PORTFOLIO


[PHOTO OMITTED]

ALLEN J. ASHCROFT, JR.
CO-PORTFOLIO MANAGER

Allen J. Ashcroft, Jr., is a Principal of Allied Investment Advisors, Inc. He is the co-portfolio manager of the Blue Chip Equity Portfolio and the Equity Income Portfolio. He has more than 18 years of investment management experience.


REVIEW AND OUTLOOK

The ARK Blue Chip Equity Portfolio delivered consistent results through the fiscal year ended April 30, 1999. The Portfolio's investments were helped by a robust U.S. equity market that continued to focus on large-cap companies.

     This past year witnessed an extremely volatile equity environment. Our fiscal year began with the Dow Jones Industrial Average hovering slightly above the 9,000 mark. The market then peaked in July, only to drop rather precipitously to 7,300 by early October as Asian economic weakness continued and financial chaos surfaced in Russia. However, accommodating interest rate moves by the Federal Reserve once again sparked interest in equities and the Dow closed out our fiscal year at a record level.

     Throughout the year, the Blue Chip Equity Portfolio remained focused on its strategy of looking for large-cap companies that are dominant in their markets, have franchise characteristics with solid management teams, and a proven record of delivering above-average equity performance. This strategy prompted us to stay broadly diversified by covering each sector of the market. Although we were tempted to overweight sectors

                            PERFORMANCE AS OF 4/30/99

                                [GRAPHIC OMITTED]

Comparison of Change in the Value of a $100,000 Investment in the ARK Blue Chip Equity Fund, Institutional Class versus the S&P Composite Index, and the Lipper Growth Funds Average


     In the printed version of the document, a line graph appears which depicits the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                    4/30/96     Apr. 97     Apr. 98     Apr. 99
         -----------------------                   --------    --------    --------    --------
ARK Blue Chip Equity Fund, Institutional Class     $100,000    $124,410    $173,353    $209,878
S&P 500 Composite Index                            $100,000    $125,120    $176,469    $215,028
Lipper Growth Funds Average                        $100,000    $113,710    $158,364    $182,198

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicits the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                          5/31/96   Apr. 97   Apr. 98   Apr. 99
       -----------------------            -------   -------   -------   -------
ARK Blue Chip Fund, Retail A Class        $10,000   $11,956   $16,611   $20,092
ARK Blue Chip Fund, Retail A, with load   $ 9,525   $11,388   $15,822   $19,138
S&P 500 Composite Index                   $10,000   $12,196   $17,201   $20,959
Lipper Growth Funds Average               $10,000   $11,044   $15,381   $17,696

CLYDE L. RANDALL, CFA
CO-PORTFOLIO MANAGER

Clyde L. Randall, CFA, is a Principal of Allied Investment Advisors, Inc. He is the co-portfolio manager of the Blue Chip Equity Portfolio and the Equity Income Portfolio. He has over 12 years of investment management experience.

that had outpaced the market, we stayed the course and several of our more cyclical equities surged at the end of the year, helping our performance outpace that of the market.

     As of April 30, 1999, the Portfolio's largest contributors have been Cisco, Amgen, and MCI Worldcom. Each of these companies is a leader in its respective sector of technology, healthcare, and telecommunication. Over the last year, it has been these sectors that have really been the growth engine behind this market's advance. The Portfolio was negatively affected by our weighting in consumer-related companies, which had a tough time delivering earnings growth because of pricing power.

     We continue with our positive bias on the equity markets. In the past, a surprisingly strong economy, relatively low interest rates, and little in the way of inflation have resulted in a favorable equity environment. We continue to look for investments in large companies with strong business franchises; however, we must be cognizant of individual equity valuations, for we have now witnessed three years of strong equity performance.


                             INSTITUTIONAL  RETAIL    RETAIL             LIPPER
                                 CLASS      CLASS A   CLASS B*  S&P 500  GROWTH
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN                    21.07%      20.96%     20.24%    21.85%   15.05%
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN WITH LOAD            N/A       15.20%     15.24%      N/A      N/A
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN                    28.03%        N/A      27.74%    29.07%   21.53%
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN WITH LOAD            N/A         N/A      27.12%      N/A      N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE               27.71%      27.40%     27.43%      N/A      N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE WITH LOAD       N/A       25.30%     26.84%      N/A      N/A


Comparison of Change in the Value of a $100,000 Investment in the ARK Blue Chip Equity Fund, Institutional Class versus the S&P Composite Index, and the Lipper Growth Funds Average


     In the printed version of the document, a line graph appears which depicits the following plot points:

                  RETAIL CLASS B: VALUE OF A $10,000 INVESTMENT

                                          4/30/96   Apr. 97   Apr. 98   Apr. 99
    -----------------------               -------   -------   -------   -------
ARK Blue Chip Fund, Retail B Class        $10,000   $12,441   $17,335   $20,544
S&P 500 Composite Index                   $10,000   $12,512   $17,647   $20,503
Lipper Growth Funds Average               $10,000   $11,371   $15,836   $18,220



  Past performance of the Portfolio is not predictive of future performance.

  Institutional Class shares were offered beginning April 1, 1996. Retail Class A shares were offered beginning May 16, 1996. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge. Retail Class B shares were offered beginning July 31, 1998.

  The performance reflected in the graphs begins at April 30, 1996 for Institutional Class and Retail Class B shares, and at May 31, 1996 for Retail Class A shares. Performance in the graph for Retail Class B shares reflects the deduction of the 3.00% contingent deferred sales charge applied in year three.

  The performance shown in the table begins at April 1, 1996 for Institutional Class and Retail Class B shares and at May 16, 1996 for Retail Class A shares. Performance in the table for Retail Class B shares with load reflects the deduction of the applicable contingent deferred sales charge.

* Performance shown prior to the inception date of the Retail Class B shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual cumulative performance since inception for Retail Class B shares is 19.62% without CDSC and 14.62% with CDSC.

  The performance of the S&P 500 Composite Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


CAPITAL GROWTH PORTFOLIO


[PHOTO OMITTED]

CHRISTOPHER E. BAGGINI,
CFA, PORTFOLIO MANAGER

Christopher E. Baggini, CFA, is a Principal of Allied Investment Advisors, Inc. He is the portfolio manager of the Mid-Cap Equity Portfolio and the Capital Growth Portfolio. He has over 12 years of investment management experience.


REVIEW AND OUTLOOK

The last 12 months have once again provided opportunities to investors in the U.S. stock markets, while at the same time trying the patience of even the wildest bulls. As the dust clears on the ARK Capital Growth Portfolio's fiscal year ended April 30, 1999, investors clearly benefited, as the Portfolio returned nearly 30% for both the Institutional Class and the Retail Class A shares during the previous 12 months. This performance compares very favorably to our mutual fund peers and the broader market indices, including the S&P 500 Index.
     As always, stock picking was a critical factor in the success of the Portfolio, as investments in Amgen, Cisco, EMC, Electronics For Imaging, and Comverse Technology all advanced over 100% during the previous 12 months. Not every investment performed

 PERFORMANCE AS OF 4/30/99

                                [GRAPHIC OMITTED]

Comparison of Change in the Value of a $100,000 Investment in the ARK Capital Growth Fund, Institutional Class, versus the S&P Composite Index, and the Lipper Growth Funds Average


     In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                    Initial Investment Date       7/31/93    Apr. 94    Apr. 95    Apr. 96    Apr. 97    Apr. 98    Apr. 99
                    -----------------------      --------   --------   --------   --------   --------   --------   --------
ARK Capital Growth Fund, Institutional Class     $100,000   $102,876   $106,219   $131,308   $148,982   $216,307   $280,140
S&P 500 Composite Index                          $100,000   $102,680   $120,587   $156,992   $196,429   $277,043   $337,577
Lipper Growth Funds Average                      $100,000   $104,903   $116,464   $151,473   $172,240   $239,878   $275,980

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

          Initial Investment Date                3/31/94    Apr. 94    Apr. 95    Apr. 96    Apr. 97    Apr. 98    Apr. 99
          -----------------------                -------    -------    -------    -------    -------    -------    -------
ARK Capital Growth Fund, Retail A Class          $10,000    $ 9,951    $10,224    $12,600    $14,287    $20,701    $26,775
ARK Capital Growth Fund, Retail A, with load     $ 9,525    $ 9,478    $ 9,738    $12,001    $13,608    $19,718    $25,503
S&P 500 Composite Index                          $10,000    $10,128    $11,894    $15,484    $19,374    $27,325    $33,296
Lipper Growth Funds Average                      $10,000    $10,040    $11,147    $14,497    $16,485    $22,959    $26,414

well. Shortfalls in earnings caused investments in Rite Aid, Cendant, and Disney to decline by over 40% relative to the S&P 500 Index.
     Throughout the last year, numerous opportunities appeared for long-term investors who were able to look past short-term issues to upgrade their portfolios. Most notably, after the 3-month correction from July 17 to October 8, while the S&P 500 declined 19.2% and the Russell 2000 Small-Cap Index declined 33%, patient investors benefited from a staggering 11 week rally of over 30% for all the major indices.
     As economic earnings growth becomes increasingly viewed as "too hot" or "too cold" by market watchers, we believe that opportunities will once again surface. The value of solid research in this type of environment will continue to be very important in separating long-term winning investments from the laggards.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999

                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS B: VALUE OF A $10,000 INVESTMENT

                                    4/30/96     Apr. 97     Apr. 98     Apr. 99
  -----------------------           -------     -------     -------     -------
ARK Blue Chip Equity Fund,
  with CDSC Retail B Class          $10,000     $12,441     $17,335     $20,544
S&P 500 Composite Index             $10,000     $12,512     $17,647     $21,503
Lipper Growth Funds Average         $10,000     $11,371     $15,836     $18,220


                         INSTITUTIONAL   RETAIL    RETAIL     S&P 500    LIPPER
                             CLASS       CLASS A   CLASS B*              GROWTH
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN                 29.51%      29.34%     28.83%    21.85%     15.05%
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN WITH LOAD         N/A       23.18%     23.83%      N/A        N/A
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN                 28.74%      28.57%     28.51%    29.07%     21.53%
--------------------------------------------------------------------------------
ANNUALIZED 3 YEAR
TOTAL RETURN WITH LOAD         N/A       26.48%     27.90%      N/A        N/A
--------------------------------------------------------------------------------
ANNUALIZED 5 YEAR
TOTAL RETURN                 22.19%      21.89%     22.06%    26.87%     20.90%
--------------------------------------------------------------------------------
ANNUALIZED 5 YEAR
TOTAL RETURN WITH LOAD         N/A       20.70%     21.88%      N/A        N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE            19.43%      19.63%     19.32%      N/A        N/A
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE WITH LOAD    N/A       18.51%     19.24%      N/A        N/A


  Past performance of the Portfolio is not predictive of future performance.

  Institutional Class shares were offered beginning July 16, 1993. Retail Class A shares were offered beginning March 9, 1994. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge. Retail Class B shares were offered beginning September 14, 1998.

  The performance reflected in the graphs begins at July 31, 1993 for Institutional Class and Retail Class B shares, and at March 31, 1994 for Retail Class A shares. Performance in the graph for Retail Class B shares reflects the deduction of the 1.00% contingent deferred sales charge applied in year six.

  The performance shown in the table begins at July 16, 1993 for Institutional Class and Retail Class B shares and at March 9, 1994 for Retail Class A shares. Performance in the table for Retail Class B shares with load reflects the deduction of the applicable contingent deferred sales charge.

* Performance shown prior to the inception date of the Retail Class B shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual cumulative performance since inception for Retail Class B shares is 41.88% without CDSC and 36.88% with CDSC.

  The performance of the S&P 500 Composite Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


MID-CAP EQUITY PORTFOLIO


[PHOTO OMITTED]

CHRISTOPHER E. BAGGINI,
CFA, PORTFOLIO MANAGER

Christopher E. Baggini, CFA, is a Principal of Allied Investment Advisors, Inc. He is the portfolio manager of the Mid-Cap Equity Portfolio and the Capital Growth Portfolio. He has over 12 years of investment management experience.


REVIEW AND OUTLOOK

Mid-cap stocks staggered through a difficult 12 months. Although the ARK Mid-Cap Equity Portfolio Institutional Class advanced almost 9%, far below the results of the large-cap market, the results compared favorably to the S&P 400 Mid-Cap Index and similarly managed mid-cap funds. Disappointing earnings growth relative to initial expectations and the large-cap companies held back the advancement of mid-cap shares.
         During the year mid-cap stocks went on a wild ride, declining 26% from July 17 to October 8, only to rebound over 40% the remainder of the calendar year. Investments in America Online, Comverse Technology, Biogen, Lexmark, and Best Buy paid off handsomely, while losses in the energy sector, General Nutrition, Borders Group, and Keane mitigated those gains.
         The market's fear of an economic recession, caused by sharp declines in most Asian countries, has most recently given way to expectations that the U.S. economy is growing too quickly. Concerns that the Federal Reserve would take action to slow the growth of the money supply and/or raise interest rates caused growth stocks to languish in February and March, only to rally in April with the report of strong earnings growth. This type of short-term price volatility is likely to continue throughout the rest of the year as additional concerns, including the effects of Y2K, permeate the markets. We expect that our ability to define and locate long-term investments during times of market duress will be tested many times over the coming months.

ARK FUNDS ANNUAL REPORT APRIL 30, 1999

PERFORMANCE AS OF 4/30/99

Comparison of Change in the Value of a $100,000 Investment in the ARK Mid-Cap Equity Fund, Institutional Class, versus the S&P 400 Mid-Cap Index, and the Lipper Mid-Cap Funds Average


                                [GRAPHIC OMITTED]

     In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                 11/30/96    Apr. 97    Apr. 98    Apr. 99
          -----------------------                --------   --------   --------   --------
ARK Mid-Cap Equity Fund, Institutional Class     $100,000   $100,671   $147,906   $160,862
S&P 400 Mid-Cap Index                            $100,000   $101,178   $149,613   $159,248
Lipper Mid-Cap Funds Average                     $100,000   $ 94,945   $135,316   $142,082


                                 INSTITUTIONAL          S&P 400         LIPPER
                                     CLASS              MID-CAP         MID-CAP
--------------------------------------------------------------------------------
ONE YEAR
TOTAL RETURN                         8.76%               6.44%           5.00%
--------------------------------------------------------------------------------
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE                   22.00%                N/A             N/A


Past performance of the Portfolio is not predictive of future performance.

Institutional Class shares were offered beginning November 15, 1996. The performance reflected in the graph begins at November 30, 1996.

The performance shown in the table begins at the inception date.

The performance of the S&P 400 Mid-Cap Index does not include operating expenses that are incurred by the Portfolio.

EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


SMALL-CAP EQUITY PORTFOLIO


[PHOTO OMITTED]

H. GILES KNIGHT,
PORTFOLIO MANAGER

H. Giles Knight is a Principal of Allied Investment Advisors, Inc. He is the portfolio manager of the Small-Cap Equity Portfolio. He has more than 28 years of investment management experience.


REVIEW AND OUTLOOK

The ARK Small-Cap Equity Portfolio closed out the fiscal year with solid performance, gaining 9.89% for the Institutional Class, compared to a decline in the Russell 2000 Index of 9.25%. Small-company funds as a group, however, continued to lag behind the strong performance shown by larger-company stocks, particularly those involved in technology applications.

     Major drivers of the ARK Small-Cap Equity Portfolio's success were overweighted positions in telecommunications, technology, specialty retail, and some medical service shares. The telecommunications industry represents one of the most significant changes ever affecting global societies, and the Portfolio has participated in wireless telephony, Internet processing, and telecommunications equipment and software. Uniphase, Western Wireless, and Omnipoint have been strong wireless service and equipment performers, while Infoseek and U.S. Webb have provided Internet exposure.

     An important change in the market occurred in April, as the Russell 2000, a small-cap index, actually outperformed the S&P 500 Index. This means that the stock markets are broadening and investors are expected to return to smaller capitalization issues, which on a relative basis are historically undervalued. The Portfolio will continue to focus on the strongest growth industries and companies for the Millennium.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999

                           Performance as of 4/30/99

                                [GRAPHIC OMITTED]

Comparison of Change in the Value of a $100,000 Investment in the ARK Small-Cap Equity Fund, Institutional Class, versus the Frank Russell 2000 Index, and the Lipper Small Cap Funds Average


In the printed version of the document, a line graph appears which depicts the following plot points:

              INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                  7/31/95    Apr. 96    Apr. 97    Apr. 98   Apr. 99
                    -----------------------       -------   --------   --------   --------   --------
ARK Small-Cap Equity Fund, Institutional Class   $100,000   $137,992   $105,661   $156,304   $171,762
Frank Russell 2000 Growth Index                  $100,000   $119,379   $103,203   $148,313   $142,722
Frank Russell 2000 Index                         $100,000   $117,543   $117,614   $167,482   $151,990
Lipper Small Cap Funds Average                   $100,000   $122,048   $119,265   $173,841   $154,527

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                 RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                  5/31/96   Apr. 97    Apr. 98    Apr. 99
                    -----------------------       -------   -------    -------    -------
ARK Small-Cap Equity, Retail A Class             $10,000    $7,426     $10,958    $12,016
ARK Small-Cap Equity, Retail A, with load        $9,525     $7,073     $10,437    $11,446
Frank Russell 2000 Growth Index                  $10,000    $8,223     $11,817    $11,372
Frank Russell 2000 Index                         $10,000    $9,626     $13,707    $12,439
Lipper Small Cap Funds Average                   $10,000    $9,345     $13,622    $12,109


                                     [PHOTO]



                          INSTITUTIONAL      RETAIL       RUSSELL 2000    RUSSELL 2000      LIPPER
                              CLASS          CLASS A         GROWTH                        SMALL CAP
-----------------------------------------------------------------------------------------------------
 ONE YEAR
 TOTAL RETURN                  9.89%          9.66%          -3.77%          -9.25%         -11.11%
-----------------------------------------------------------------------------------------------------
 ONE YEAR
 TOTAL RETURN WITH LOAD         N/A           4.45%            N/A             N/A            N/A
-----------------------------------------------------------------------------------------------------
 ANNUALIZED 3 YEAR
 TOTAL RETURN                  7.57%           N/A            6.13%           8.94%          7.49%
-----------------------------------------------------------------------------------------------------
 ANNUALIZED 3 YEAR
 TOTAL RETURN WITH LOAD         N/A            N/A             N/A             N/A            N/A
-----------------------------------------------------------------------------------------------------
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE             17.57%         5.73%            N/A             N/A            N/A
-----------------------------------------------------------------------------------------------------
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE WITH LOAD    N/A           4.01%            N/A             N/A            N/A
-----------------------------------------------------------------------------------------------------

  Past performance of the Portfolio is not predictive of future performance.

  Institutional Class shares were offered beginning July 13, 1995. Retail Class A shares were offered beginning May 16, 1996. Performance for Retail Class A shares reflects the deduction of the 4.75% sales charge.

  The performance reflected in the graphs begins at July 31, 1995 for the Institutional Class shares and at May 31, 1996 for Retail Class A shares.

  The performance shown in the table begins at the inception dates for the Institutional Class and the Retail Class A shares.

  The performance of the Frank Russell 2000 Growth Index and the Frank Russell 2000 Index does not include operating expenses that are incurred by the Portfolio.

[PHOTO OMITTED]

BRETT A. HOFFACKER, CFP, PORTFOLIO MANAGER

Brett A. Hoffacker, CFP, is a Principal of Allied Investment Advisors, Inc. He is the portfolio manager of the International Equity Selection Portfolio. He has over 15 years of investment management experience.


              EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


                    INTERNATIONAL EQUITY SELECTION PORTFOLIO

REVIEW AND OUTLOOK

For the fiscal year ended April 30, 1999, activity in the foreign markets continued to be dominated by the consequences of the Asian crisis that began in the summer of 1997. First and foremost, we remember the period for the bouts of extreme market volatility that circled the globe. In Asia, we have seen riots, political leadership changes, as well as instances of government intervention into the securities and currency markets. In Japan, despite economic reforms and interest rates falling to near 0%, the economy has slipped into recession. Latin America has not gone unscathed, as Brazil was finally forced to abandon currency controls and let the Real float. The effects of devaluation quickly spread to neighboring South and Central American countries. Last but not least, we saw the Russian government default on its sovereign debt.
     European markets, which were the bastions of strength for most of calendar year 1998, began losing momentum as falling demand from Asia and Russia were projected to cut into corporate profits. In fact, in the last quarter of 1998, the German economy contracted for the first time in three years. Another significant development in Europe was the implementation of the "Euro" on January 1, 1999. The adoption of the Euro by the 11 member countries of the European Union also formally placed the responsibility for monetary and economic policy for the member nations under control of the European Central Bank (ECB). In an effort to promote growth among members, we have already seen the ECB institute its first interest-rate cut. Most recently, European markets are dealing with the military and political situation in Kosovo.
     From a market perspective, it is interesting to note the change in investor sentiment surrounding foreign markets. At the beginning of the year, feelings were positive toward the European markets, which existed in an environment of corporate restructuring and favorable interest rates. Later in the year, as Europe faced economic slowing, Japanese and Asian markets began to rebound as investors anticipated

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999

economic improvement in the region. Investors venturing into these markets have been rewarded as pockets of recovery have been recognized and reflected in strong returns since the beginning of 1999. For our fiscal year ended April 30, 1999, the European and Asian markets as measured by the MSCI Europe and Asia Pacific Indices gained 3.41% and 18.18%, respectively. Latin American markets, while also strong since the beginning of 1999, still posted negative returns at the end of our fiscal year.
     During this period, we increased the number of underlying funds from six to 15 in order to diversify the ARK International Equity Selection Portfolio. Prior to the addition of these funds, the Portfolio was composed primarily of funds pursuing a value-style investment approach. To widen the scope of the Portfolio, we added growth funds and growth at a reasonable price-style funds as well as a small capitalization fund and a single-country Japan fund. We eliminated our positions in the GAM International and Hotchkis and Wiley Funds.
     For the year, the MSCI World (Ex - U.S.) Value Index outperformed its counterpart the MSCI Growth Index by 2.11%. This was not an across-the-board phenomenon and was attributable to the fact that holdings in the stronger performing Japanese and Asian markets were found in value funds. In fact, both styles had winners and losers as sector selection, stock picking, and currency fluctuation all were important factors in determining underlying fund returns. Rotation among equities of different market capitalizations also had dramatic effects on returns. These trends, which made it difficult to exceed the benchmark indices, are evident in the Portfolio as the list of bottom and top performers included both value and growth funds. Underlying funds negatively affecting performance were the Hotchkis and Wiley International, Harbor International Growth, GAM International, and the BT International funds. Our top-performing fund holdings were


                                 [PHOTO OMITTED]


                                 [PHOTO OMITTED]

              EQUITY PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS the Artisan International, Federated International Small Company, Putnam International Growth, Europacific Growth, and Glenmede International funds.
     Going forward, while not ideal, foreign markets will provide ample opportunity for investors, especially if U.S. growth tapers off. Europe should benefit from continued corporate restructuring and the creation of "Euroland." In Japan, we search for signs that implementation of government reforms are translating into the early stages of recovery. The rest of Southeast Asia continues to improve as the effects of IMF loans and mandated reforms take hold. Latin American economies, which appear to be stabilizing, depend upon recovery in Brazil and strong fiscal management of the Mexican economy. The region has already been aided by the rise in the price of oil. Across the globe, a favorable interest rate environment, competition, consolidation and increased productivity will promote growth and limit inflation.
     As a fund of funds, we continue to manage the Portfolio by selecting funds with consistent patterns of outperformance that are appropriate with respect to foreign market conditions. Diversification and attention to fees and investment strategies are paramount to provide a complementary array of investment styles and risk/return profiles within the Portfolio's selection of funds.


                                 [PHOTO OMITTED]

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


                                [GRAPHIC OMITTED]

PERFORMANCE AS OF 4/30/99


Comparison of Change in the Value of a $100,000 Investment in the ARK International Equity Selection, Synthetic Institutional Class, versus the Morgan Stanley MSCI EAFE Index, and the Lipper International Funds Average


In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                      5/31/91    Apr. 92   Apr. 93   Apr. 94   Apr. 95   Apr. 96   Apr. 97   Apr. 98   Apr. 99
         -----------------------      -------   --------   -------   -------   -------   -------   -------   -------   -------
ARK International Equity Selection,
  Synthetic Institutional Class       $100,000  $102,478  $110,574  $134,945  $138,669  $162,132  $180,826  $215,815  $214,736
Morgan Stanley MSCI EAFE Index        $100,000  $ 90,553  $110,121  $128,434  $135,640  $151,103  $149,773  $178,110  $195,013
Lipper International Funds Average    $100,000  $103,169  $113,465  $137,974  $136,994  $159,379  $168,671  $204,412  $211,035

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                 RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                      5/31/91   Apr. 92   Apr. 93   Apr. 94   Apr. 95   Apr. 96   Apr. 97   Apr. 98   Apr. 99
         -----------------------      -------   -------   -------   -------   -------   -------   -------   -------   -------
ARK International Equity Selection
  Fund, Synthetic Retail A            $10,000   $10,248   $11,057   $13,494   $13,867   $16,213   $18,083   $21,582   $21,454
ARK International Equity Selection,
  Retail, with load                   $9,850    $10,094   $10,891   $13,292   $13,659   $15,970   $17,811   $21,258   $21,132
Morgan Stanley MSCI EAFE Index        $10,000   $9,055    $11,012   $12,843   $13,564   $15,110   $14,977   $17,811   $19,501
Lipper International Funds Average    $10,000   $10,317   $11,347   $13,797   $13,699   $15,938   $16,867   $20,441   $21,104


                              INSTITUTIONAL      RETAIL       MSCI EAFE        LIPPER
                                   CLASS        CLASS A*                   INTERNATIONAL
------------------------------------------------------------------------------------------
 ONE YEAR
 TOTAL RETURN                      -0.50%        -0.59%          9.49%          3.24%
------------------------------------------------------------------------------------------
 ONE YEAR
 TOTAL RETURN WITH LOAD              N/A         -2.12%           N/A            N/A
------------------------------------------------------------------------------------------
 ANNUALIZED 3 YEAR
 TOTAL RETURN                       9.82%         9.79%          8.88%          9.40%
------------------------------------------------------------------------------------------
 ANNUALIZED 3 YEAR
 TOTAL RETURN WITH LOAD              N/A          9.22%           N/A            N/A
------------------------------------------------------------------------------------------
 ANNUALIZED 5 YEAR
 TOTAL RETURN                       9.74%         9.72%          8.71%          8.29%
------------------------------------------------------------------------------------------
 ANNUALIZED 5 YEAR
 TOTAL RETURN WITH LOAD              N/A          9.40%           N/A            N/A
------------------------------------------------------------------------------------------
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE                 10.16%        10.15%           N/A            N/A
------------------------------------------------------------------------------------------
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE WITH LOAD         N/A          9.95%           N/A            N/A
------------------------------------------------------------------------------------------

  Past performance of the Portfolio is not predictive of future performance.

  Performance presented from inception to March 29, 1998 for the Institutional Class reflects the performance of the Marketvest International Equity Fund, which is the successor to a collective trust fund. The quoted performance data includes performance of the collective trust fund for the period from May 31, 1991 (inception date of the collective trust fund) to March 31, 1997, when the Fund's registration statement became effective. The collective trust fund was not registered under the Investment Company Act of 1940 ("1940 Act") and therefore was not subject to certain investment restrictions imposed by the 1940 Act. If the collective trust fund had been registered under the 1940 Act, the performance may have been adversely affected. Retail Class A shares were offered beginning April 1, 1998. Performance for Retail Class A shares reflects the deduction of the 1.50% sales charge.

  The performance reflected in the graphs begins at May 31, 1991 for Institutional Class and Retail Class A shares.

  Performance shown in the table begins at May 31, 1991 for both Institutional Class and Retail Class A shares.

* Performance shown prior to the inception date of the Retail Class A shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual annualized performance since inception for Retail Class A shares is 0.34% without load and -1.03% with load.

  The performance of the MSCI EAFE Index does not include operating expenses that are incurred by the Portfolio.


                                 [PHOTO OMITTED]

                                  [BLANK PAGE]

UNIVERSITY OF MARYLAND MEDICAL SYSTEM PENSION PLAN INVESTOR

                                 [PHOTO OMITTED]


Dotti LaForce and Art McCombs stand in the Homer Gudelsky Building at the University of Maryland Medical Center in Baltimore, the core component of the University of Maryland Medical System. This consumer friendly atrium features everything from a food court to a branch of Allfirst Bank (formerly known as the First National Bank of Maryland). The University of Maryland Medical Center is a pioneer in trauma care, organ transplant, cancer and AIDS research, stroke treatment, and women's and children's health. The Medical System invests in the ARK Funds for its employees' money purchase pension plan.

FIXED INCOME PORTFOLIOS

Our fixed income investment management philosophy centers on four core beliefs. We believe that over a full interest-rate cycle, a portfolio of fixed income investments should provide real returns that exceed any loss of purchasing power due to inflation, exceed the specified portfolio benchmark return such as the Lipper universe, be competitive versus portfolios of similar risk, and maintain low-to-moderate principal volatility.
  With the understanding of each Portfolio's constraints and tolerance for risk, we employ a value approach to fixed income investing involving over- or under-weighting market sectors, industries, or yield curve segments deemed to be relatively undervalued or expensive. We undertake rigorous analysis utilizing the following components to construct a portfolio: sector selection, duration management, credit analysis, industry and issue selection, and yield curve management.
  The fixed income process is an actively managed, bottom-up sector selection approach, wherein risk containment is paramount. Our objective is to position the Portfolios in such a way that our sector, interest rate, yield curve, and credit analysis can add value without assuming an inordinate risk of underperformance. As part of the construction and management process, we continually test portfolios to assess and control risk. This disciplined fixed income philosophy has been in place within our organization for over 15 years, has been consistently applied, and has generated excellent results.

FIXED INCOME PORTFOLIO MANAGEMENT DISCUSSION AND ANALYSIS
SHORT-TERM TREASURY PORTFOLIO

[PHOTO OMITTED]

JAMES M. HANNAN, PORTFOLIO MANAGER

James M. Hannan is a Principal of Allied Investment Advisors, Inc. He is portfolio manager of the Money Market Portfolios and the Short-Term Treasury Portfolio. He has over 10 years of investment management experience.




SHORT-TERM TREASURY PORTFOLIO

REVIEW AND OUTLOOK

The ARK Short-Term Treasury Portfolio continued to provide a rate of return that was greater than that available from investing in a money market fund, while providing lower price volatility than a long-term bond fund. For the one-year period ending April 30, 1999, the Institutional Class returned 5.24%, while the Retail Class A returned 5.04%. During this same period, the net asset value ranged between $10.28 and $10.01. To achieve these results, we actively managed the Portfolio utilizing a conservative and highly disciplined relative-value approach that emphasizes security selection.
     The short-term interest rate environment during 1998 was influenced by the Federal Reserve's easing of monetary policy by 25 basis points on three separate occasions during the fall of 1998. This was the first easing of monetary policy since January 1996. The cut in short-term interest rates was in response to growing fears of a global economic recession and to "cushion the effects of increasing weakness in foreign economies." In spite of the weak global economies, the U.S. economy continued its spectacular performance of the past three years. The unemployment rate fell to a 29-year low of 4.2%; consumer prices increased by less than 2% during 1998; economic growth surged as confident consumers pushed housing starts to a record high; and consumer spending remained robust. Two-year U.S. Treasury yields averaged 4.92% for our fiscal year. The high yield was 5.64% on May 11, 1998. The low yield of 3.82% on October 15, 1998 was in response to expectations for further Federal Reserve easing of monetary policy, and a flight to quality precipitated by concerns of the Asian contagion spreading to South America.
     Our approach is to actively manage the Portfolio. The average maturity of the Portfolio is lengthened when we anticipate a decline in short-term interest rates. Conversely, when we anticipate a rise in interest rates, we shorten the average maturity of the Portfolio. We also examine the shape and slope of the yield curve, implied forward interest rates, and anticipated monetary policy in determining the Portfolio's average maturity.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


     Currently, economic growth is too fast for the Federal Reserve to ease monetary policy and inflation is too low for it to tighten monetary policy. However, given the current strength of the economy and the improvement of foreign economies, the risk of a tightening of monetary policy has increased. Given our outlook, our strategy is to be cautious while selectively purchasing longer-dated, higher-yielding securities. As always, we will continue to utilize our conservative and disciplined active relative-value approach to managing the ARK Short-Term Treasury Portfolio.

PERFORMANCE AS OF 4/30/99

Comparison of Change in the Value of a $10,000 Investment in the ARK Short-Term Treasury Fund, Retail Class A Class, versus the Lehman 1-3 Year Government Bond Index, and the Lipper Short U.S. Treasury Funds Average

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:


               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                      3/31/96      Apr. 96      Apr. 97      Apr. 98      Apr. 99
          -----------------------                     --------     --------     --------     --------     --------
ARK Short-Term Treasury Fund, Institutional Class     $100,000     $100,110     $105,246     $112,066     $117,938
Lehman 1-3 Year Government Bond Index                 $100,000     $100,100     $106,236     $113,821     $120,548
Lipper Short U.S. Treasury Funds Average              $100,000     $ 99,960     $105,338     $112,543     $118,620


                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                   9/30/96      Apr. 97      Apr. 98      Apr. 99
          -----------------------                 --------     --------     --------     --------
ARK Short-Term Treasury Fund, Retail A Class       $10,000      $10,284      $10,925      $11,475
Lehman 1-3 Year Government Bond Index              $10,000      $10,339      $11,077      $11,732
Lipper Short U.S. Treasury Funds Average           $10,000      $10,294      $10,998      $11,592

                                 [PHOTO OMITTED]


                         INSTITUTIONAL    RETAIL    LEHMAN 1-3   LIPPER SHORT
                              CLASS       CLASS A   YEAR GOV'T.  U.S. TREASURY
 -----------------------------------------------------------------------------
 ONE YEAR
 TOTAL RETURN                 5.24%        5.04%       5.91%         5.40%
 -----------------------------------------------------------------------------
 ANNUALIZED 3 YEAR
 TOTAL RETURN                 5.62%         N/A        6.39%         5.91%
 -----------------------------------------------------------------------------
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE            5.46%        5.57%        N/A           N/A
 -----------------------------------------------------------------------------

 Past performance of the Portfolio is not predictive of future performance.

 Institutional Class shares were offered beginning March 20, 1996. Retail Class A shares were offered beginning September 9, 1996.

 The performance reflected in the graphs begins at March 31, 1996 for Institutional Class and at September 30, 1996 for Retail Class A shares.

 The performance shown in the table begins at the inception dates for the Institutional Class and Retail Class A shares.

 The performance of the Lehman 1-3 Year Government Bond Index does not include operating expenses that are incurred by the Portfolio.

           FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

[PHOTO OMITTED]

STEVEN M. GRADOW
CO-PORTFOLIO MANAGER

Steven M. Gradow is the Managing Director of Fixed Income Investments for Allied Investment Advisors, Inc. He is the portfolio manager of the Income Portfolio and co-portfolio manager of the U.S. Government Bond Portfolio and the Short-Term Bond Portfolio. He has over 15 years of investment management experience.

SHORT-TERM BOND PORTFOLIO

REVIEW AND OUTLOOK

The past year was a tumultuous one for the short-term bond market. Domestically, the U.S. economic record was almost flawless: robust growth, 29-year low unemployment, and a benign inflation rate. Globally, however, economic deterioration in Southeast Asia and Russia gave way to a massive liquidity crisis. Investors around the world sought safety in U.S. Treasuries. Between August and October 1998, due to this flight to quality, the yield on the two-year U.S. Treasury bond declined by an impressive 120 basis points to 3.80%.
     Elsewhere in the short-term bond market, liquidity concerns caused corporate, mortgage, and asset-backed securities to substantially underperform U.S. Treasuries. By November 1998, the Federal Reserve provided the needed market liquidity, lowering short-term interest rates by 25 basis points on three occasions. These actions were successful in restoring market confidence.
     Fundamentally, the credit issues surrounding the corporate and asset-backed sectors of the U.S. bond market did not change during the liquidity crisis. Corporate issuers were in sound financial condition and the collateral underlying asset-backed securities were performing well. Our analysis revealed that these sectors were significantly undervalued versus U.S. Treasuries. As a result, the ARK Short-Term Bond Portfolio increased its exposure to selective corporate and AAA-rated asset-backed securities. As the market's confidence was restored, the "flight to quality" was reversed, with investors selling U.S. Treasuries for higher-yielding securities such as corporate issues.
     The sectors of the bond market that had underperformed during the global liquidity crisis were now outperforming U.S. Treasuries. The Portfolio's return was enhanced because of its 19% allocation to AAA-rated home equity asset-backed securities, as well as its 31% weighting in medium-grade corporate securities. During 1999 we

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


intend to continue to add relative value through such active-sector allocation strategies.

     Within the corporate bond market, we determined that medium-grade corporate securities offered relative value versus high-grade corporates. The incremental yield offered by medium-grade securities over the course of the year made them more attractive from a total return perspective than more expensively priced high-grade corporate securities.

     Recently, U.S. interest rates have been hovering within a trading range bound by strong U.S. economic growth on the one hand and a tenuous global economic condition on the other. At its most recent Federal Open Market Committee meeting in May, the Federal Reserve changed to a "tightening bias" with regard to U.S. monetary policy. However, in light of the benign inflationary environment, we believe this trading range will continue. Given this interest rate forecast, incremental income and return will be realized in selective corporate bonds and well-structured asset-backed securities. Going forward, we will continue to employ our conservative and disciplined investment strategy of actively pursuing relative value in both sector allocation and security selection.


                                   [GRAPHIC OMITTED]

PERFORMANCE AS OF 4/30/99

Comparison of Change in the Value of a $100,000 Investment in the ARK Short-Term Bond Fund, Institutional Class, versus the Lehman 1-3 Year Government Bond Index, and the Lipper Short Investment-Grade Debt Average


In the printed version of the document, a line graph appears which depicts the following plot points:

              INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                   3/31/96      Apr. 96      Apr. 97      Apr. 98      Apr. 99
          -----------------------                 --------     --------     --------     --------     --------
ARK Short-Term Bond Fund, Institutional Class     $100,000     $ 99,970     $105,078     $111,656     $117,407
Lehman 1-3 Year Government Bond Index             $100,000     $100,100     $106,236     $113,821     $120,548
Lipper Short Investment-Grade Debt Average        $100,000     $100,010     $105,971     $113,081     $118,792


                       INSTITUTIONAL       LEHMAN 1-3    LIPPER SHORT
                           CLASS           YEAR GOV'T.    INV.-GRADE
   ------------------      -----           -----------    ----------
 ONE YEAR
 TOTAL RETURN                5.15%            5.91%          5.05%
                             ----             ----           ----
 ANNUALIZED 3 YEAR
 TOTAL RETURN                5.51%            6.39%          5.87%
                             ----             ----           ----
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE           5.34%             N/A            N/A

 Past performance of the Portfolio is not predictive of future performance.

 The performance presented from inception to March 22, 1998 reflects the performance of the Marketvest Short-Term Bond Fund shares, which were offered beginning March 31, 1996.

 The performance reflected in the graph and table begins at March 31, 1996.

 The performance of the Lehman 1-3 Year Government Bond Index does not include operating expenses that are incurred by the Portfolio.


                                 [PHOTO OMITTED]


Wilmer C. Stith, III
Co-Portfolio Manager

Wilmer C. Stith III is a Vice President of Allied Investment Advisors, Inc. He is co-portfolio manager of the Short-Term Bond Portfolio and overseas Fixed Income trading. He has over 8 years of investment management experience.

           FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

MARYLAND AND PENNSYLVANIA TAX-FREE PORTFOLIOS


                                 [PHOTO OMITTED]



Susan L. Schnaars; CFA, Portfolio Manager

Susan L. Schaars, CFA, is a Principal of Allied Investment Advisors, Inc. She is the portfolio manager of the Intermediate Fixed Income Portfolio, Maryland Tax-Free Portfolio, and Pennsylvania Tax-Free Portfolio. She has 10 years of investment management experience.


REVIEW AND OUTLOOK

The ARK Maryland Tax-Free Portfolio Institutional Class returned 5.86% for the year ended April 30, 1999, while the Portfolio's benchmark, the Lipper Maryland Municipal Debt Funds Average, returned 5.72% for the same period. The ARK Pennsylvania Tax-Free Portfolio Institutional Class returned 5.56% for the year ended April 30, 1999, while its benchmark, the Lipper Pennsylvania Intermediate Municipal Average, returned 5.53% for the same period.

     Municipal interest rates have remained relatively stable amidst the relative volatility we have experienced in the U.S. Treasury market. Yields on municipal securities hovered in a 40-basis-point range during the past year, averaging around 5%, while U.S. Treasury rates have been as high as 6% and as low as 4.75% during the liquidity crisis that took place in the second half of 1998. For most of the year, the ratio of municipal yields to U.S. Treasury yields (a measure of the tax advantage of tax-exempt securities) traded at the wider end of the historical range. The flight to quality that took place in the taxable market during fall and the ever-alluring equity market, coupled with the reluctance of municipal investors to buy securities with yields below 5%, and a greater supply of bonds due to lower interest rates, made municipals an extremely attractive opportunity for most bond investors. As the flight to quality has abated and as the possibilities for a stronger economy have become more realistic, the yield ratio has fallen, resulting in outperformance by municipal securities over the past six months.

        During 1998, we began to lengthen the maturity of the ARK Maryland Tax-Free and the ARK Pennsylvania Tax-Free Portfolios as the yield ratio of longer maturity municipals approached, moved into, and continued to exceed the 90% of treasuries range. The municipal yield curve continues to remain steep relative to the treasury yield curve, and provides very attractive after-tax yields in longer dated securities. Supply

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


should slow down as interest rates rise; however, the equity market still appears to be distracting investors who would otherwise be focused on municipals. We expect that the municipal market will continue to trade in a very narrow range until the yield ratio of municipals to treasuries declines to more normal levels. After that, municipals should trade in sympathy with the treasury market. We continue to focus new purchases in the Portfolios in securities with maturities greater than ten years. The narrow spread between AAA-rated and BBB-rated securities still exists, although it is slightly wider than several months ago, as the result of continued weak hospital profitability and concerns over credit deterioration. Where opportunities present themselves, we will take advantage of the narrow spreads and upgrade quality.

     We continue to have a long to intermediate term bias in the Portfolios, focusing new purchases in the 15-to-20-year sector of the yield curve. Changes to the Portfolios reflect the bias to maximize after-tax total return, while providing current income. Moderate fluctuations in principal should be expected as interest rates change. As of April 30, 1999, the effective duration of the Portfolios was 7.4 years. Effective duration is a measurement of the sensitivity of the Portfolios to changes in interest rates. As noted previously, we remain focused on maintaining a high-credit-quality profile, insulating performance if quality spreads begin to widen.


                                 [PHOTO OMITTED]


                                 [PHOTO OMITTED]

FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

MARYLAND AND PENNSYLVANIA TAX-FREE PORTFOLIOS CONTINUED

Maryland Tax-Free Performance as of 4/30/99


                                [GRAPHIC OMITTED]


Comparison of Change in the Value of a $100,000 Investment in the ARK Maryland Tax-Free Fund, Institutional Class, versus the Lehman 7 Year Municipal Bond Index, and the Lipper Short Maryland Debt Funds Average


In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                   11/30/96      Apr. 97      Apr. 98      Apr. 99
          -----------------------                  --------      -------      -------      -------
ARK Maryland Tax-Free Fund, Institutional Class    $100,000     $100,104     $108,263     $114,607
Lehman 7 Year Municipal Bond Index                 $100,000     $100,106     $107,964     $115,306
Lehman 10 Year Municipal Bond Index                $100,000     $100,262     $109,256     $117,068
Lipper Maryland Municipal Debt Funds Average       $100,000     $ 99,896     $108,337     $114,534

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                 RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                    1/31/97      Apr. 97      Apr. 98     Apr. 99
          -----------------------                   -------      -------      -------     -------
ARK Maryland Tax-Free Fund, Retail A Class          $10,000      $10,022      $10,814     $11,430
ARK Maryland Tax-Free Fund, Retail A, with load     $ 9,550      $ 9,571      $10,328     $11,915
Lehman 7 Year Municipal Bond Index                  $10,000      $10,005      $10,790     $11,524
Lehman 10 Year Municipal Bond Index                 $10,000      $10,032      $10,932     $11,714
Lipper maryland Municipal Debt Funds Average        $10,000      $10,033      $10,880     $11,503

                                 [PHOTO OMITTED]

                           INSTITUTIONAL    RETAIL            LEHMAN        LEHMAN           LIPPER
                               CLASS       CLASS A         7 YEAR MUNI    10 YEAR MUNI      MD MUNI
    -------------------        -----       -------         -----------    ------------      -------
 ONE YEAR
 TOTAL RETURN                  5.86%         5.69%            6.80%           7.15%           5.72%
                               ----          ----             ----            ----            ----
 ONE YEAR
 TOTAL RETURN WITH LOAD         N/A          0.92%             N/A             N/A             N/A
                               ----          ----             ----            ----            ----
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE             6.05%         6.11%             N/A             N/A             N/A
                               ----          ----             ----            ----            ----
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE WITH LOAD    N/A          4.03%             N/A             N/A             N/A
                               ----          ----             ----            ----            ----

 Past performance of the Portfolio is not predictive of future performance.

 Institutional Class shares were offered beginning November 15, 1996. Retail Class A shares were offered beginning January 2, 1997. Performance for Retail Class A reflects the deduction of the 4.50% sales charge.

 The performance reflected in the graphs begins at November 30, 1996 for Institutional Class shares and at January 31, 1997 for Retail Class A shares.

 The performance shown in the table begins at the inception dates for the Institutional Class and Retail Class A shares.

 The performance of the Lehman 7 Year Municipal Bond Index and the Lehman 10 Year Municipal Bond Index does not include operating expenses that are incurred by the Portfolio.

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999


PENNSYLVANIA TAX-FREE PERFORMANCE AS OF 4/30/99

Comparison of Change in the Value of a $100,000 Investment in the ARK Pennsylvania Tax-Free Fund, Institutional Class, versus the Lehman 5 Year Municipal Bond Index, the Lehman 7 Year Municipal Bond Index, the Lehman 10 Year Municipal Bond Index, and the Lipper PA Intermediate Municipal Average


                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

              INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                        3/31/96      Apr. 96      Apr. 97      Apr. 98      Apr. 99
          -----------------------                      --------     --------     --------     --------     --------
ARK Pennsylvania Tax-Free Fund, Institutional Class    $100,000     $100,340     $104,253     $111,311     $117,500
Lehman 5 Year Municipal Bond Index                     $100,000     $ 99,990     $104,640     $111,692     $118,941
Lehman 7 Year Municipal Bond Index                     $100,000     $ 99,820     $105,170     $113,426     $121,139
Lehman 10 Year Municipal Bond Index                    $100,000     $ 99,650     $105,978     $115,484     $123,741
Lipper PA Intermediate Municipal Average               $100,000     $ 99,620     $104,462     $112,077     $118,275

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT


                                                    3/31/96      Apr. 96      Apr. 97      Apr. 98      Apr. 99
        -----------------------                     -------      -------      -------      -------      -------
ARK Pennsylvania Tax-Free Retail A Class            $10,000      $10,034      $10,425      $11,118      $11,717
ARK Pennsylvania Tax-Free A, with load              $ 9,550      $ 9,582      $ 9,956      $10,617      $11,190
Lehman 5 Year Municipal Bond Index                  $10,000      $ 9,999      $10,464      $11,169      $11,894
Lehman 7 Year Municipal Bond Index                  $10,000      $ 9,982      $10,517      $11,343      $12,114
Lehman 10 Year Municipal Bond Index                 $10,000      $ 9,965      $10,598      $11,548      $12,374
Lipper PA Intermediate Municipal Average            $10,000      $ 9,962      $10,446      $11,208      $11,827

                                                                                                           LIPPER
                           INSTITUTIONAL    RETAIL            LEHMAN        LEHMAN           LEHMAN     INTERMEDIATE
                               CLASS       CLASS A*        5 YEAR MUNI    7 YEAR MUNI     10 YEAR MUNI      MUNI
                               -----       --------        -----------    -----------     ------------      ----
 One Year
 TOTAL Return                  5.56%          5.39%           6.49%         6.80%             7.15%         5.53%
                               ----           ----            ----          ----              ----          ----
 One Year
 TOTAL Return with Load         N/A           0.63%            N/A           N/A               N/A          N/A
                               ----           ----            ----          ----              ----          ----
 Annualized 3 Year
 TOTAL Return                  5.40%          5.31%           5.96%         6.67%             7.48%         5.84%
                               ----           ----            ----          ----              ----          ----
 Annualized 3 Year
 TOTAL Return WITH Load         N/A           3.71%            N/A           N/A               N/A          N/A
                               ----           ----            ----          ----              ----          ----
 Annualized TOTAL Return
 Inception to Date             5.37%          5.28%            N/A           N/A               N/A          N/A
                               ----           ----            ----          ----              ----          ----
 Annualized TOTAL Return
 Inception to Date WITH Load    N/A           3.72%            N/A           N/A               N/A          N/A
                               ----           ----            ----          ----              ----          ----

  Past performance of the Portfolio is not predictive of future performance.

  Performance presented from inception to March 22, 1998, reflects the performance of the Marketvest Pennsylvania Intermediate Municipal Bond Fund shares, which were offered beginning March 31, 1996. Retail Class A shares were offered beginning March 23, 1998. Performance for Retail Class A shares reflects the deduction of the 4.50% sales charge.

  The performance reflected in the graphs begins at March 31, 1996 for the Institutional Class and Retail Class A shares.

  Performance shown in the table begins at March 31, 1996 for Institutional Class and Retail Class A shares.

* Performance shown prior to the inception date of the Retail Class A shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual annualized performance since inception for Class A shares is 4.25% without load and 0.01% with load.

  The performance of the Lehman 5 Year Municipal Bond Index, Lehman 7 Year Municipal Bond Index, and Lehman 10 Year Municipal Bond Index does not include operating expenses that are incurred by the Portfolio.

FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


                                 [PHOTO OMITTED]

SUSAN L. SCHNAARS, CFA,
PORTFOLIO MANAGER

Susan L.Schnaars, CFA, is a principal of Allied Investment Advisors, Inc. She is the portfolio manager of the Intermediate Fixed Income Portfolio, Maryland Tax-Free Portfolio, and Pennsylvania Tax-Free Portfolio. She has 10 years of investment management experience.

INTERMEDIATE FIXED INCOME PORTFOLIO

REVIEW AND OUTLOOK

The ARK Intermediate Fixed Income Portfolio Institutional Class returned 5.40% for the year, versus the Lehman Intermediate Government/Corporate Bond Index with a 6.36% return and the Lipper Intermediate Investment Grade Debt Funds Average with a 5.12% return.

     Based on our continued outlook for moderate growth and subdued inflation for most of last year, we maintained our overweightings in the spread sectors, emphasizing corporates, mortgages and asset-backed securities throughout the year.

     Mid-year, we had a somewhat cautious estimate for corporate profitability and domestic G.D.P., as we expected global weakness to spread to the United States. We expected that weakness abroad would begin to place pressures on our economy in the form of competition from lower-priced imports and weaker earnings for domestic companies doing business abroad. However, as interest rates fell, we continued to experience stronger-than-expected economic growth as mortgage refinancings, the wealth effect of the stock market, and lower-priced imports boosted consumer spending. The strong growth story, coupled with heightened inflation fears caused by the rise in oil prices and a very tight labor market, has provoked a negative reaction from the bond market during the first part of 1999, with interest rates headed upward. Although the Federal Reserve has confirmed that they have a neutral stance toward monetary policy, we feel that pressures may be mounting. We anticipate that growth will slow from the fast pace we have seen over the past two quarters, as higher interest rates begin to have an effect on the economy.

     After the dismal performance of corporates and mortgages during the second half of 1998, spreads have tightened as these sectors have rebounded from the liquidity crisis and as prepayment assumptions have slowed. The BBB-rated quality sector and the industrial and Yankee sectors were the worst performing intermediate categories for the year, while AAA-rated and utility issuers were the strongest performers. The Portfolio's weighting in lower-quality assets hurt performance, while over-exposure to the asset-backed sector boosted performance. Early in the third quarter of 1998, we purchased municipal securities for the Portfolio with the expectation that the yield ratio between

ARK FUNDS ANNUAL REPORT  APRIL 30, 1999


tax-exempt municipal securities and their treasury counterparts would contract to a more normal level. Despite the volatility in the treasury market and the rise in interest rates, municipal yields have remained relatively stable, with the yield ratio returning to historical norms. This finally resulted in dramatic outperformance of the municipal sector and we took the opportunity to reverse our position.

     As of April 30, 1999, the effective duration of the ARK Intermediate Fixed Income Portfolio was 3.55 years. Effective duration is a tax-exempt municipal securities and their treasury counterparts would contract to a more normal level. Despite the volatility in the treasury market and the rise in interest rates, municipal yields have remained relatively stable, with the yield ratio returning to historical norms. This finally resulted in dramatic outperformance of the municipal sector and we took the opportunity to reverse our position. As of April 30, 1999, the effective duration of the ARK Intermediate Fixed Income Portfolio was 3.55 years. Effective duration is a measurement of the sensitivity of the Portfolio to changes in interest rates. We will continue to follow our core strategy and take advantage of the excess spread and value offered by the corporate, mortgage- and asset-backed sectors.

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

PERFORMANCE AS OF 4/30/99

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                    Initial Investment Date      11/31/96   Apr. 97    Apr. 98    Apr. 99
                    -----------------------      --------   -------    -------    -------
ARK Intermediate Fixed Income Fund,
  Institutional                                  $100,000   $100,267   $108,941   $114,823
Lehman Intermediate Gov't./Corp. Bond Index      $100,000   $100,419   $109,386   $116,343
Lehman Intermediate Government Bond Index        $100,000   $100,551   $109,279   $116,218
Lipper Intmdt. Investment Grade Debt
  Funds Average                                  $100,000   $ 99,941   $109,885   $115,511

                                                          LEHMAN        LEHMAN           LIPPER
                                     INSTITUTIONAL     INTERMEDIATE   INTERMEDIATE    INTERMEDIATE
                                         CLASS         GOV'T./CORP.      GOV'T.        INV.-GRADE
                                         -----         ------------      ------        ----------
ONE YEAR
TOTAL RETURN                              5.40%            6.36%          6.35%           5.12%
                                          ----             ----           ----            ----
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE                         6.01%             N/A            N/A             N/A
                                          ----             ----           ----            ----

Past performance of the Portfolio is not predictive of future performance.

Institutional Class shares were offered beginning November 15, 1996.

The performance reflected in the graphs begins at November 30, 1996 for the Institutional Class.

Performance shown in the table begins at the inception date.

The performance of the Lehman Intermediate Government Bond Index and the Lehman Intermediate Government/Corporate Bond Index does not include operating expenses that are incurred by the Portfolio.

FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS


[PHOTO OMITTED]

STEVEN M. GRADOW
CO-PORTFOLIO MANAGER

Steven M. Gradow is the Managing Director of Fixed Income Investments for Allied Investment Advisors, Inc. He is the portfolio manager of the Income Portfolio and co-portfolio manager of the U.S. Government Bond Portfolio and the Short-Term Bond Portfolio. He has over 15 years of investment management experience.

U.S. GOVERNMENT BOND PORTFOLIO


REVIEW AND OUTLOOK

Following the pattern of the past few years, the U.S. economy has remained strong and healthy despite the contagion-caused dislocations in other parts of the world, notably Asia and more recently Latin America, and the related pause in growth on the European continent. Inflation has been notably tame throughout the period. Had it not been for the third quarter of 1998's sharp change in sentiment, followed by three successive easings by the Federal Reserve and other global monetary authorities, and subsequent improvement in investor sentiment, it might seem that the economic landscape is not much different from that of the beginning of the ARK U.S. Government Bond Portfolio's fiscal year. In fact, the United States remains "the oasis" in a world constrained by overcapacity and general economic slowdown. The U.S. bond market has increasingly adopted a domestic focus, watching the volatility of oil prices, the otherwise benign inflation outlook, strong money growth, and a neutral-biased, although perhaps less accommodating monetary policy. Accordingly, we believe that the bond market will trade in a self-correcting, narrow range over the next few months.

     Throughout the year, the flat shape of the yield curve has given us little incentive to extend the average maturity or duration more than slightly longer than our benchmark. At the end of April 1999, the U.S. Government Bond Portfolio's duration was 4.1 years. Returns in such narrowly traded market environments benefit from increased weightings to sectors that offer higher yields. Accordingly, throughout the year, we have maintained our relative weightings in higher-yielding corporates and AAA-rated asset-backed securities. More recently, in a tactical move, we reduced the duration profile of our corporate holdings by selling a long-term obligation and subsequently buying a medium-term obligation of the same obligor. At the same time, we increased our weighting in the mortgage-backed sector since we feel that the volatility in prepayments expectations has subsided; currently we have nearly twice the exposure to this sector compared to our benchmark. These two actions increased our overall weighting in 3-to-4-year duration instruments, maintained the Portfolio's quality at a strong AA1, and enhanced yield and return prospects. Over the next quarter, we anticipate holding duration modestly longer than our benchmark. With interest rates stabilizing over the coming months, we foresee adding modestly to our mortgage positions.

ARK FUNDS ANNUAL REPORT  APRIL 30, 1999


                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                  3/31/96   Apr. 96    Apr. 97    Apr. 98    Apr. 99
            -----------------------               -------   -------    -------    -------    -------
ARK U.S. Government Bond Fund,
  Institutional Class                            $100,000   $99,480    $103,967   $113,022   $118,470
Lehman Intermediate Government/
  Corporate Index                                $100,000   $99,650    $106,048   $115,518   $122,864
Lipper Intermediate U.S. Government
  Funds Average                                  $100,000   $99,400    $105,255   $114,885   $120,940

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                  3/31/96   Apr. 96    Apr. 97    Apr. 98    Apr. 99
            -----------------------               -------   -------    -------    -------    -------
ARK U.S. Government Bond,
  Retail A Class                                 $10,000    $9,948     $10,397    $11,274    $11,830
ARK U.S. Government Bond,
  Retail A, with load                            $ 9,550    $9,500     $ 9,929    $10,767    $11,298
Lehman Intermediate Government/
  Corporate Index                                $10,000    $9,965     $10,605    $11,552    $12,286
Lipper Intermediate U.S. Government
  Funds Average                                  $10,000    $9,940     $10,525    $11,489    $12,094

                                                                 LEHMAN        LIPPER
                                     INSTITUTIONAL   RETAIL   INTERMEDIATE  INTERMEDIATE
                                         CLASS      CLASS A*  GOV'T./CORP.   U.S. GOV'T.
                                         -----      --------  ------------   -----------
ONE YEAR
TOTAL RETURN                                4.82%      4.93%      6.36%         5.27%
                                            ----       ----       ----          ----
ONE YEAR
TOTAL RETURN WITH LOAD                       N/A       0.25%       N/A           N/A
                                            ----       ----       ----          ----
ANNUALIZED 3 YEAR
TOTAL RETURN                                6.00%      8.68%      7.23%         6.81%
                                            ----       ----       ----          ----
ANNUALIZED 3 YEAR
TOTAL RETURN WITH LOAD                       N/A       7.01%       N/A           N/A
                                            ----       ----       ----          ----
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE                           5.65%      8.26%       N/A           N/A
                                            ----       ----       ----          ----
ANNUALIZED TOTAL RETURN
INCEPTION TO DATE WITH LOAD                  N/A       6.65%       N/A           N/A
                                            ----       ----       ----          ----

  Past performance of the Portfolio is not predictive of future performance.

  Performance presented from inception to March 22, 1998 reflects the performance of the Marketvest Intermediate U.S. Government Bond Fund shares, which were offered beginning March 31, 1996. Retail Class A shares were offered beginning April 1, 1998 and performance shown for the periods indicated is higher than normally expected due to the impact of the opening of this class. Performance for Retail Class A shares reflects the deduction of the 4.50% sales charge.

  The performance reflected in the graphs and in the table begins at March 31, 1996 for the Institutional Class and Retail Class A shares.

* Performance shown prior to the inception date of the Retail Class A shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual annualized performance since inception for Retail Class A shares is 12.15% without load and 7.42% with load.

  The performance of the Lehman Intermediate Government/Corporate Index does not include operating expenses that are incurred by the Portfolio.


[PHOTO OMITTED]

N. BETH VOLK, CFA
CO-PORTFOLIO MANAGER

N. Beth Volk, is a Principal of Allied Investment Advisors, Inc. She is the co-portfolio manager of the U.S. Government Bond Portfolio and oversees credit research for the fixed income group. She has over 18 years of investment research and management experience.

FIXED INCOME PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

INCOME PORTFOLIO

[PHOTO OMITTED]

STEVEN M. GRADOW
PORTFOLIO MANAGER

Steven M. Gradow is the Managing Director of Fixed Income Investments for Allied Investment Advisors, Inc. He is the portfolio manager of the Income Portfolio and co-portfolio manager of the U.S. Government Bond Portfolio and the Short-Term Bond Portfolio. He has over 15 years of investment management experience.


REVIEW AND OUTLOOK

The U.S. economy continues to experience significant growth with modest inflationary prospects. Despite the volatile dislocations witnessed in Asia and Latin America, the United States continues to be the engine of growth for the remaining world economies. With low inflation and the prospects for a slowdown of domestic activity, the financial markets should settle into a trading range with 30-year interest rates between 5.25% and 6.00%. The recent rise in oil prices and the perception of a recovery in the Asian markets should lead to further volatility. We expect Japan to have very little influence in terms of growth in 1999, as the world's second-largest economy is projected to have negative G.D.P. results for the year. Europe's growth prospects are also expected to be anemic, and therefore the U.S. trade balance is unlikely to appreciably improve. The concern for a reacceleration of inflation may weigh heavily on the market in the near term but it is unlikely, given the global backdrop, that rates have much more room to move higher. With consumer spending continuing to grow at record levels and the lowest

                            PERFORMANCE AS OF 4/30/99

                                [GRAPHIC OMITTED]

Comparison of Change in the Value of a $100,000 Investment in the ARK Income Fund, Retail Class A Class, versus the Lehman 1-3 Year Government Bond Index, and the Lipper Short U.S. Treasury Funds Average


In the printed version of the document, a line graph appears which depicts the following plot points:

               INSTITUTIONAL CLASS: VALUE OF A $100,000 INVESTMENT

                                                  7/31/93   Apr. 94    Apr. 95    Apr. 96    Apr. 97     Apr. 98    Apr. 99
            -----------------------               -------   -------    -------    -------    -------     -------    -------
ARK Income Fund, Institutional Class             $100,000   $99,836    $106,355   $115,353   $122,862    $136,181   $141,928
Lehman Aggregate Bond Index                      $100,000   $98,354    $105,563   $114,673   $122,792    $136,201   $144,741
Lipper Corporate Debt A Rated Funds Average      $100,000   $97,962    $103,948   $112,170   $119,450    $132,219   $138,539

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                  RETAIL CLASS A: VALUE OF A $10,000 INVESTMENT

                                                  4/30/94   Apr. 95    Apr. 96    Apr. 97    Apr. 98     Apr. 99
            -----------------------               -------   -------    -------    -------    -------     -------
ARK Income Fund, Retail A Class                  $10,000    $10,623    $11,488    $12,214    $13,493     $14,043
ARK Income Fund, Retail A Class                  $ 9,550    $10,145    $10,971    $11,664    $12,885     $13,411
Lehman Aggregate Bond Index                      $10,000    $10,733    $11,659    $12,485    $13,848     $14,716
Lipper Corporate Debt A Rated Funds Average      $10,000    $10,611    $11,450    $12,193    $13,497     $14,142

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999

unemployment rate in 29 years, the outlook for U.S. financial assets remains strong.

     Throughout the year, we have continued to maintain an overweighting in the intermediate part of the curve, particularly in corporate securities, as we expect the curve to steepen; therefore longer-dated securities should underperform. Asset-backed securities and mortgages have been added selectively in the past few months as the dynamics of the mortgage market have improved. The Portfolio has emphasized BBB-quality corporate bonds, particularly in the telecommunication, energy and retail sectors. We expect both the corporate and mortgage sectors to outperform in 1999 as the re-valuation of risk premium in the market continues, after the severe underperformance of spread sectors in 1998. We continue to hold a modestly long interest rate exposure with the anticipation of an economic slowdown to occur early into next year.

                                   INSTITUTIONAL   RETAIL  RETAIL    LEHMAN     LIPPER CORP.
                                       CLASS      CLASS A  CLASS B*  AGGREGATE  DEBT A-RATED
                                       -----      -------  --------  ---------  ------------
 ONE YEAR
 TOTAL RETURN                            4.22%     4.08%    4.07%      6.27%      4.78%
                                         ----      ----     ----       ----       ----
 ONE YEAR
 TOTAL RETURN WITH LOAD                   N/A      -0.61%   -0.85%      N/A        N/A
                                         ----      ----     ----       ----       ----
 ANNUALIZED 3 YEAR
 TOTAL RETURN                            7.16%     6.92%    7.10%      8.07%      7.33%
                                         ----      ----     ----       ----       ----
 ANNUALIZED 3 YEAR
 TOTAL RETURN WITH LOAD                   N/A      5.29%    6.22%       N/A        N/A
                                         ----      ----     ----       ----       ----
 ANNUALIZED 5 YEAR
 TOTAL RETURN                            7.29%     7.03%    7.26%      8.03%      7.31%
                                         ----      ----     ----       ----       ----
 ANNUALIZED 5 YEAR
 TOTAL RETURN WITH LOAD                   N/A      6.06%    6.96%       N/A        N/A
                                         ----      ----     ----       ----       ----
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE                       6.25%     6.91%    6.22%       N/A        N/A
                                         ----      ----     ----       ----       ----
 ANNUALIZED TOTAL RETURN
 INCEPTION TO DATE WITH LOAD              N/A      5.93%    6.09%       N/A        N/A
                                         ----      ----     ----       ----       ----


  Past performance of the Portfolio is not predictive of future performance.

  Institutional Class shares were offered beginning July 16, 1993. Retail Class A shares were offered beginning April 12, 1994. Performance for Retail Class A shares reflects the deduction of the 4.50% sales charge. Retail Class B shares were offered beginning September 14, 1998.

  The performance reflected in the graphs begins at July 31, 1993 for the Institutional Class and Retail Class B shares, and at April 30, 1994 for Retail Class A shares. Performance in the graph for Retail Class B shares reflects the deduction of the 1.00% contingent deferred sales charge applied in year six.

  Performance shown in the table begins at July 16, 1993 for Institutional Class and Retail Class B shares, and at April 12, 1994 for Retail Class A shares. Performance in the table for Retail Class B shares with load reflects the deduction of the applicable contingent deferred sales charge.

* Performance shown prior to the inception date of the Retail Class B shares represents that of the Institutional Class adjusted for the sales charge only. No adjustments have been made for Retail Class 12b-1 fees and expenses. With such adjustments, performance would be lower than shown. Actual cumulative performance since inception for Retail Class B shares is 0.35% without CDSC and -4.50% with CDSC.

  The performance of the Lehman Aggregate Bond Index does not include operating expenses that are incurred by the Portfolio.

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

Comparison of Change in the Value of a $10,000 Investment in the ARK Income Fund, Retail Class A Class, versus the Lehman 1-3 Year Government Bond Index, and the Lipper Short U.S. Treasury Funds Average


                  RETAIL CLASS B: VALUE OF A $10,000 INVESTMENT

                                                 7/31/93    Apr. 94    Apr. 95    Apr. 96    Apr. 97     Apr. 98    Apr. 99
            -----------------------              -------    -------    -------    -------    -------     -------    -------
ARK Income Fund, Retail B Class with CDSC        $10,000    $9,984     $10,636    $11,535    $12,286     $13,618    $14,072
Lehman Aggregate Bond Index                      $10,000    $9,835     $10,556    $11,467    $12,279     $13,620    $14,474
Lipper Corporate Debt A Rated Funds Average      $10,000    $9,796     $10,395    $11,217    $11,945     $13,222    $13,854

CMD INVESTMENT GROUP, INC: RETAIL CLASS INVESTOR


                                 [PHOTO OMITTED]

Vicky McAndrews, Russ Causey and Don Dolan are shown in the brand new offices of CMD Investment Group located in Baltimore. CMD provides customer support and receivables management services to the healthcare and education industries. They use the ARK Money Market Portfolio to hold their excess cash. As their business grows, they can move to a sweep account.

MONEY MARKET PORTFOLIOS

Our Money Market investment management philosophy is defined by three objectives: to provide preservation of principal, to maintain daily liquidity, and to maximize current income. To achieve these objectives, we actively manage the Money Market Portfolios utilizing our conservative and highly disciplined relative-value approach, which is constantly monitored and reviewed to ensure that our shareholders' goals are realized.

     To provide preservation of principal, we include on our approved list only those issuers that pass our stringent credit evaluation process. The goal of the credit evaluation process is to select high-quality issuers that present minimal credit risk. The evaluation process is based on both quantitative and qualitative factors that highlight the issuer's ability to maintain its credit rating and leading industry position. Issuers are monitored and reviewed by the Allied Investment Advisors Investment Policy Committee, which is comprised of senior trust investment personnel.

     To provide daily liquidity, we manage our maturities and engage in overnight repurchase agreements with approved broker/dealers that have obtained the highest short-term ratings. Each repurchase agreement is collateralized by U.S. Treasury or U.S. government agency collateral.

     To provide high current income, we actively manage the Portfolios. We seek to take advantage of short-lived trading opportunities and market inefficiencies by employing a relative-value approach that emphasizes security selection.

     Each Portfolio's strategy starts with an average maturity decision. This decision is determined by a number of factors, such as analysis of our shareholders' liquidity needs, expected Federal Reserve monetary policy and yield curve, and implied forward interest-rate analysis.

     Upon determining the Portfolio's average maturity, we analyze each market sector to determine which sectors are cheap, thus providing value, and which sectors are expensive. Individual securities are then selected from our approved list. This in-depth analysis allows us to identify market inefficiencies and trading opportunities.

MONEY MARKET PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

MONEY MARKET PORTFOLIOS

JAMES M. HANNAN, PORTFOLIO MANAGER

James M. Hannan, is a Principal of Allied Investment Advisors, Inc. He is portfolio manager of the Money Market Portfolios and the Short-Term Treasury Portfolio. He has over 10 years of investment management experience.

REVIEW AND OUTLOOK

This past year was another successful year for the Money Market Portfolios as each Portfolio continued to meet the investment objectives of providing preservation of principal, daily liquidity and competitive current income. Each of the Portfolios continued to grow, with the ARK Money Market Portfolio becoming our second billion-dollar portfolio. The ARK U.S. Government Money Market Portfolio, which is rated AAA by Standard & Poor's Rating Group and Aaa by Moody's Investors Service, Inc., topped the $2 billion mark during the first quarter of 1999. Total assets for the four ARK Money Market Portfolios exceeded $3.2 billion at fiscal year end.

     The money market interest rate environment during 1998 was influenced by the Federal Reserve's easing of monetary policy by 25 basis points on three separate occasions during the fall of 1998. This was the first easing of monetary policy since January 1996. The cut in short-term interest rates was in response to growing fears of a global economic recession and to "cushion the effects of increasing weakness in foreign economies." In spite of the weak global economies, the U.S. economy continued its spectacular performance of the past three years. The unemployment rate fell to a 29-year low of 4.2%. Consumer prices increased by less than 2% during 1998 and economic growth surged as confident consumers pushed housing starts to a record high and consumer spending remained robust.

     Our investment approach, which we have been utilizing since the inception of the ARK Funds in June of 1993, is to actively manage the Portfolios. We utilize a conservative and highly disciplined relative-value process. The appropriate average maturity for each Portfolio is determined by considering our shareholders' liquidity needs, expected monetary policy, the shape of the yield curve, and implied forward interest rate analysis. Commercial paper and corporate securities are purchased from only those issuers that meet our stringent credit evaluation standards. The credit quality of each

ARK FUNDS ANNUAL REPORT   APRIL 30, 1999

issuer on our approved list is monitored to ensure that high credit quality is maintained. We then select individual securities after completing a relative-value analysis. We also seek to take advantage of short-lived market inefficiencies and trading opportunities.

     An example of our active management style with respect to average maturity decisions is apparent when reviewing the ARK U.S. Government Money Market Portfolio. This Portfolio's average maturity was increased from 44 days to 54 days during the week of October 16, 1998, as we correctly anticipated the Federal Reserve lowering short-term interest rates. This strategy enhanced the Portfolio's yield as we purchased longer-dated securities at higher yields than were available after the Federal Reserve eased monetary policy in October and November.

     Currently, economic growth is too fast for the Federal Reserve to ease monetary policy, and inflation is too low for it to tighten monetary policy. However, given the current strength of the economy and the improvement of foreign economies, the risk of a tightening of monetary policy has increased. Given our outlook, our strategy is to be cautious while selectively purchasing longer-dated, higher-yielding securities while maintaining our exposure to floating and variable-rate securities. As always we will continue to utilize our conservative and disciplined active relative-value approach to managing the ARK Money Market Portfolios.

MONEY MARKET PORTFOLIOS MANAGEMENT DISCUSSION AND ANALYSIS

MONEY MARKET PORTFOLIOS continued

                                 [PHOTO OMITTED]

                Money Market Portfolio Performance as of 4/30/99

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                           THIRTY-DAY YIELD COMPARISON

                                                     5/31/98  6/30/98  7/31/98  8/31/98  9/30/98  10/31/98
                                                     -------  -------  -------  -------  -------  --------
ARK Funds Money Market, Institutional                  5.31     5.33     5.30     5.32     5.30      5.10
IBC/Financial Data First Tier Institutions Only        5.27     5.28     5.28     5.27     5.25      5.04
ARK Funds Money Market, Retail                         5.06     5.07     5.05     5.07     5.05      4.85
IBC/Financial Data First Tier                          4.91     4.92     4.92     4.91     4.90      4.70
ARK Funds Money Market, Institutional II               5.27     5.28     5.26     5.28     5.25      5.06

                                                     11/30/98  12/31/98  1/31/99  2/28/99  3/31/99  4/30/99
                                                     --------  --------  -------  -------  -------  -------
ARK Funds Money Market, Institutional                  5.01      5.01     4.90     4.67     4.66     4.66
IBC/Financial Data First Tier Institutions Only        4.93      4.87     4.76     4.66     4.62     4.60
ARK Funds Money Market, Retail                         4.76      4.76     4.67     4.44     4.43     4.43
IBC/Financial Data First Tier                          4.59      4.53     4.41     4.28     4.23     4.21
ARK Funds Money Market, Institutional II               4.97      4.97     4.83     4.60     4.59     4.59

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

           Tax-Free Money Market Portfolio Performance as of 4/30/99

                           THIRTY-DAY YIELD COMPARISON

                                                           5/31/98  6/30/98  7/31/98  8/31/98  9/30/98  10/31/98
                                                           -------  -------  -------  -------  -------  --------
ARK Tax-Free Money Market, Institutional                    3.42     3.24     3.02     3.02     3.19      3.01
IBC/Financial Data Tax-Free Institutions Only               3.45     3.28     3.12     3.06     3.17      3.00
ARK Tax-Free Money Market, Retail                           3.17     2.99     2.77     2.77     2.94      2.76
IBC/Financial Data Tax-Free Stockbroker & General Purpose   3.18     3.02     2.86     2.81     2.91      2.75
ARK Tax-Free Money Market, Institutional II                 3.38     3.20     2.98     2.98     3.15      2.97

                                                          11/30/98  12/31/98  1/31/99  2/28/99  3/31/99  4/30/99
                                                          --------  --------  -------  -------  -------  -------
ARK Tax-Free Money Market, Institutional                    2.92      2.98     2.74     2.30     2.64     2.84
IBC/Financial Data Tax-Free Institutions Only               2.94      2.94     2.74     2.41     2.68     2.75
ARK Tax-Free Money Market, Retail                           2.67      2.73     2.51     2.07     2.41     2.61
IBC/Financial Data Tax-Free Stockbroker & General Purpose   2.68      2.68     2.49     2.19     2.41     2.48
ARK Tax-Free Money Market, Institutional II                 2.88      2.94     2.67     2.23     2.57     2.77

ARK FUNDS ANNUAL REPORT  APRIL 30, 1999


        U.S. Government Money Market Portfolio Performance as of 4/30/99

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

                           THIRTY-DAY YIELD COMPARISON

                                                       5/31/98  6/30/98  7/31/98  8/31/98  9/30/98  10/31/98
                                                       -------  -------  -------  -------  -------  --------
ARK U.S. Government Money Market, Institutional         5.15     5.19     5.20     5.25     5.19      4.87
IBC/Financial Data Government Only Institutions Only    5.09     5.10     5.11     5.10     5.07      4.70
ARK U.S. Government Money Market, Retail                4.90     4.94     4.95     5.00     4.94      4.62
IBC/Financial Data U.S. Government & Agencies           4.88     4.89     4.89     4.89     4.86      4.57
ARK U.S. Government Money Market, Institutional II      5.11     5.15     5.16     5.21     5.15      4.83

                                                      11/30/98  12/31/98  1/31/99  2/28/99  3/31/99  4/30/99
                                                      --------  --------  -------  -------  -------  -------
ARK U.S. Government Money Market, Institutional         4.78      4.72     4.63     4.58     4.56     4.53
IBC/Financial Data Government Only Institutions Only    4.58      4.52     4.46     4.42     4.44     4.41
ARK U.S. Government Money Market, Retail                4.53      4.47     4.40     4.35     4.33     4.30
IBC/Financial Data U.S. Government & Agencies           4.47      4.41     4.32     4.26     4.24     4.20
ARK U.S. Government Money Market, Institutional II      4.74      4.68     4.56     4.51     4.49     4.46

                                [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:

         U.S. Treasury Money Market Portfolio Performance as of 4/30/99

                           THIRTY-DAY YIELD COMPARISON

                                                       5/31/98  6/30/98  7/31/98  8/31/98  9/30/98  10/31/98
                                                       -------  -------  -------  -------  -------  --------
ARK U.S. Treasury Money Market, Institutional           4.82     4.87     4.79     4.76     4.78      4.38
IBC/Financial Data 100% U.S. Treasury                   4.63     4.64     4.62     4.61     4.59      4.24
ARK U.S. Treasury Money Market, Retail                  4.57     4.62     4.54     4.51     4.53      4.13
ARK U.S. Treasury Money Market, Institutional II        4.78     4.83     4.75     4.72     4.74      4.34

                                                      11/30/98  12/31/98  1/31/99  2/28/99  3/31/99  4/30/99
                                                      --------  --------  -------  -------  -------  -------
ARK U.S. Treasury Money Market, Institutional           4.31      4.33     4.25     4.13     4.21     4.18
IBC/Financial Data 100% U.S. Treasury                   4.08      4.03     3.99     3.96     4.00     3.99
ARK U.S. Treasury Money Market, Retail                  4.06      4.08     4.02     3.90     3.98     3.95
ARK U.S. Treasury Money Market, Institutional II        4.27      4.29     4.18     4.06     4.14     4.11

INDEPENDENT AUDITOR'S REPORT


The Trustees and Shareholders -- ARK Funds:

We have audited the accompanying statements of net assets (in the case of Small-Cap Equity Portfolio, Statement of Assets and Liabilities and Schedule of Investments) of the Money Market Portfolio, Tax-Free Money Market Portfolio, U.S. Government Money Market Portfolio, U.S. Treasury Money Market Portfolio (collectively "Money Market Portfolios"), Short-Term Treasury Portfolio, Short-Term Bond Portfolio, Maryland Tax-Free Portfolio, Pennsylvania Tax-Free Portfolio, Income Portfolio, Intermediate Fixed Income Portfolio, U.S. Government Bond Portfolio, Balanced Portfolio, Equity Income Portfolio, Value Equity Portfolio, Equity Index Portfolio, Blue Chip Equity Portfolio, Capital Growth Portfolio, Mid-Cap Equity Portfolio, and International Equity Selection Portfolio, portfolios of ARK Funds, (the "Portfolios"), as of April 30, 1999 and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented below:

     Money Market Portfolios, Short-Term Treasury Portfolio, Maryland Tax-Free Portfolio, Income Portfolio, Intermediate Fixed Income Portfolio, Balanced Portfolio, Equity Income Portfolio, Equity Index Portfolio, Blue Chip Equity Portfolio, Capital Growth Portfolio, Mid-Cap Equity Portfolio and Small-Cap Equity Portfolio -- statements of operations for the year ended April 30, 1999, statements of changes in net assets for each of the years or periods in the two-year period ended April 30, 1999, and the financial highlights for each of the periods presented for these Portfolios, on pages 118 through 121.

     Short-Term Bond Portfolio, Pennsylvania Tax-Free Portfolio, U.S. Government Bond Portfolio, Value Equity Portfolio and International Equity Selection Portfolio -- statements of operations for the year ended April 30, 1999, and statements of changes in net assets and financial highlights for the year ended April 30, 1999 and the period from March 1, 1998 to April 30, 1998. The statements of changes in net assets and financial highlights of these Portfolios for the periods ended prior to April 30, 1998 were audited by other auditors whose report dated April 16, 1998, expressed an unqualified opinion thereon.

These financial statements and financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of April 30, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Money Market Portfolio, Tax-Free Money Market Portfolio, U.S. Government Money Market Portfolio, U.S. Treasury Money Market Portfolio, Short-Term Treasury Portfolio, Short-Term Bond Portfolio, Maryland Tax-Free Portfolio, Pennsylvania Tax-Free Portfolio, Income Portfolio, Intermediate Fixed Income Portfolio, U.S. Government Bond Portfolio, Balanced Portfolio, Equity Income Portfolio, Value Equity Portfolio, Equity Index Portfolio, Blue Chip Portfolio, Capital Growth Portfolio, Mid-Cap Equity Portfolio, Small-Cap Equity Portfolio and International Equity Selection Portfolio as of April 30, 1999, the results of their operations, the changes in their net assets and the financial highlights for each of the years or periods specified in the first paragraph above (except for the Portfolios and periods audited and reported on by others as specified above), in conformity with generally accepted accounting principles.


                                 [LOGO OMITTED]

Boston, Massachusetts
May 28, 1999

--------------------------------------------------------------------------------
     This report and the financial statements contained herein are submitted for the general information of the shareholders of the ARK Funds. The report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus for each of the portfolios included. Shares of the portfolios are not deposits or obligations of, or guaranteed or endorsed by FMB Trust Company, N.A., any of its affiliates, or any depository institution, are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. Investing in the shares involves investment risks including the possible loss of principal amount invested.
--------------------------------------------------------------------------------

Investment Advisers
--------------------------------------------------------------------------------
Allied Investment Advisors, Inc.
Baltimore, Maryland


Trustees
--------------------------------------------------------------------------------
William H. Cowie, Jr.
David D. Downes
Charlotte R. Kerr
George K. Reynolds III
Thomas Schweizer
Richard B. Seidel


Administrator
--------------------------------------------------------------------------------
SEI Investments Mutual Funds Services
Oaks, Pennsylvania


Distributor
--------------------------------------------------------------------------------
SEI Investments Distribution Co.
Oaks, Pennsylvania


Legal Counsel
--------------------------------------------------------------------------------
Piper & Marbury L.L.P.
Baltimore, Maryland


Independent Auditors
--------------------------------------------------------------------------------
KPMG LLP
Boston, Massachusetts


Custodian
--------------------------------------------------------------------------------
FMB Trust Company, N.A.
Baltimore, Maryland


     This material must be preceded or accompanied by a current prospectus.

                                  AK0430(99/06)




                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999
[ARROW]ARK FUNDS: MONEY MARKET PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase Agreements --       4%
Taxable Municipal Bonds --     6%
Certificates of Deposit --    13%
Commercial Paper --           31%
Asset-Backed Securities --     2%
Corporate Obligations --      44%


% of Total Portfolio Investments

                                                              PRINCIPAL        MARKET
DESCRIPTION                                                  AMOUNT (000)    VALUE (000)
-----------                                                  ------------    -----------
CORPORATE OBLIGATIONS -- 43.5%
    BANKS -- 9.5%
    Chase Manhattan
       9.750%, 06/15/99                                       $   1,250       $   1,256
    First National Bank
     Chicago (A)
       4.880%, 05/01/99                                          28,000          27,984
    First Union National Bank (A)
       5.020%, 05/16/99                                          15,000          15,000
    Huntington National Bank (A)
       4.900%, 05/01/99                                          20,000          19,992
    PNC Bank (A)
       4.790%, 05/01/99                                           5,000           5,000
       4.800%, 05/01/99                                          15,000          14,999
       4.926%, 05/13/99                                          11,000          10,999

                                                                              ---------
    Total Banks                                                               $  95,230
                                                                              ---------

    FINANCIAL SERVICES -- 13.9%
    Abbey National Treasury (B)
       5.720%, 06/11/99                                           5,000           5,000
    Abbey National Treasury,
     MTN (B)
       5.640%, 07/15/99                                          15,000          14,998
    American Express Centurion (A)
       4.950%, 05/01/99                                          25,000          25,000
    Beta Finance, MTN
       5.160%, 04/17/00                                          10,000          10,000
    Beta Finance, MTN (A) (B)
       4.975%, 05/01/99                                          10,000          10,000
    Beta Finance, MTN (B)
       5.150%, 01/13/00                                          10,000          10,000
    Capital One Funding (A) (B)
       4.890%, 05/06/99                                           4,000           4,000
       4.890%, 05/06/99                                           4,100           4,100
    CIT Group, MTN (A)
       4.800%, 05/01/99                                          25,000          24,996
       4.950%, 05/01/99                                           5,000           5,000
    General Electric Engine
     Receivables (A)
       4.908%, 05/03/99                                           1,140           1,140

                                                              PRINCIPAL        MARKET
DESCRIPTION                                                  AMOUNT (000)    VALUE (000)
-----------                                                  ------------    -----------
Norwest
   6.000%, 08/01/99                                           $  25,500       $  25,554

                                                                              ---------
Total Financial Services                                                      $ 139,788
                                                                              ---------
Bob Sumerel Tire, LOC (A) (B)
   4.920%, 05/05/99                                               5,250           5,250
Elsinore Properties, LOC (A)
   4.920%, 05/07/99                                              10,000          10,000
Reynolds Road Fitness Center,
 Series 1998, LOC (A) (B)
   4.920%, 05/06/99                                               6,000           6,000
Trap Rock Industry,
 Demand RB, LOC (A)
   5.000%, 05/05/99                                               1,600           1,600

                                                                              ---------
Total Miscellaneous Business Services                                         $  22,850
                                                                              ---------
PERSONAL CREDIT INSTITUTIONS -- 8.5%
Chrysler Finance
  12.750%, 11/01/99                                               5,000           5,186
Chrysler Finance, Series P, MTN
   6.440%, 06/23/99                                               3,000           3,003
Chrysler Finance, Series Q, MTN
   6.670%, 06/21/99                                               5,000           5,004
General Electric Capital, MTN (A)
   4.950%, 07/13/99                                              28,000          28,000
General Motors Acceptance
   8.625%, 06/15/99                                               5,305           5,323
   6.050%, 10/04/99                                               3,000           3,010
General Motors Acceptance, MTN
   7.375%, 06/09/99                                              10,000          10,018
   5.850%, 04/06/00                                              13,500          13,556
Xerox Credit
   6.500%, 06/11/99                                              12,000          12,007

                                                                              ---------
Total Personal Credit Institutions                                            $  85,107
                                                                              ---------
SECURITY BROKERS & DEALERS -- 9.3%
Bear Stearns (A)
   5.030%, 05/01/99                                               5,000           5,000
Bear Stearns, MTN
   6.075%, 09/24/99                                               7,000           7,027
Goldman Sachs Group, MTN (A)
   5.000%, 05/11/99                                              10,000          10,000
Goldman Sachs Group, MTN (B)
   5.310%, 02/25/00                                              12,000          12,000
Lehman Brothers Holdings,
 Series E, MTN
   6.900%, 07/15/99                                               2,000           2,004
Merrill Lynch & Company, MTN (A)
   5.410%, 06/07/99                                               3,000           3,011
Morgan Stanley, Dean Witter,
 Discover, MTN, Series I (A)
   5.300%, 07/13/99                                              10,000          10,007
Salomon Brothers
   7.125%, 08/01/99                                              15,000          15,048

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999
[ARROW]MONEY MARKET PORTFOLIO (CONCLUDED)


                                                              PRINCIPAL        MARKET
DESCRIPTION                                                  AMOUNT (000)    VALUE (000)
-----------                                                  ------------    -----------
    Salomon Brothers, MTN
       7.000%, 05/15/99                                       $   1,070       $   1,070
    Salomon Smith Barney
     Holdings
       6.500%, 03/01/00                                           5,900           5,951
    Salomon Smith Barney
     Holdings, Series D, MTN
       7.650%, 05/18/99                                          12,000          12,012
    Shearson Lehman Hutton
     Holdings
       8.950%, 01/10/00                                          10,000          10,204
                                                                              ---------
    Total Security Brokers & Dealers                                          $  93,334
                                                                              ---------
Total Corporate Obligations
    (Cost $436,309)                                                           $ 436,309
                                                                              ---------
    BANKS -- 2.6%
    Bankers Trust (A)
       4.840%, 05/01/99                                          10,000           9,999
    NationsBank (A)
       4.830%, 05/01/99                                           9,000           8,999
    Security Pacific
       9.750%, 05/15/99                                           7,010           7,022
                                                                              ---------
    Total Banks                                                               $  26,020
                                                                              ---------
    FOREIGN BANKS -- 10.0%
    Bayerische Hypo-Vereinsbank
       5.150%, 04/20/00                                          20,000          19,991
    Canadian Imperial Bank of
     Commerce NY
       5.110%, 02/22/00                                          15,000          14,996
    Royal Bank of Canada
       5.120%, 03/21/00                                           5,000           4,999
    Royal Bank of Canada (A)
       4.805%, 05/01/99                                          25,000          24,997
    Societe Generale
       5.690%, 07/16/99                                          10,000           9,999
    Toronto Dominion Bank NY (A)
       4.790%, 05/01/99                                          25,000          24,994
                                                                              ---------
    Total Foreign Banks                                                       $  99,976
                                                                              ---------
Total Certificates of Deposit
    (Cost $125,996)                                                           $ 125,996
                                                                              ---------
COMMERCIAL PAPER (C) -- 31.3%
    Associates Financial Services
       4.886%, 05/13/99                                          15,000          14,976
       4.889%, 05/18/99                                          15,000          14,966
    Atlantis One Funding
       4.892%, 05/17/99                                          25,000          24,946
    Ciesco LP (B)
       4.902%, 05/03/99                                          30,000          29,992
    Conagra
       4.944%, 05/25/99                                           5,000           4,984
    Corporate Asset Funding (B)
       4.842%, 06/24/99                                          31,011          30,788

                                                              PRINCIPAL        MARKET
DESCRIPTION                                                  AMOUNT (000)    VALUE (000)
-----------                                                  ------------    -----------
    Dayton Hudson
       4.962%, 05/21/99                                       $   5,000      $   4,986
    Delaware Funding (B)
       4.839%, 05/18/99                                          12,060         12,032
       4.869%, 07/20/99                                          17,067         16,885
    First Data
       4.863%, 05/04/99                                          35,000         34,986
    Ford Motor Credit
       4.912%, 05/03/99                                          35,000         34,990
    Household Finance
       4.922%, 05/03/99                                          30,000         29,992
    MCI Worldcom (B)
       5.078%, 05/10/99                                           5,000          4,994
    Norfolk Southern
       5.047%, 05/03/99                                           5,000          4,999
    Standard Credit Card
     Master Trust
       4.879%, 06/07/99                                          15,000         14,925
       4.898%, 07/21/99                                          15,000         14,837
    Standard Credit Card
     Master Trust (B)
       4.879%, 07/20/99                                          10,000          9,893
    Texas Utilities (B)
       5.063%, 07/07/99                                           5,000          4,953
    Textron Financial
       4.995%, 05/20/99                                           5,000          4,987
                                                                              ---------
Total Commercial Paper
    (Cost $314,111)                                                           $ 314,111
                                                                              ---------
TAXABLE MUNICIPAL BONDS -- 6.1%
    CALIFORNIA -- 2.2%
    Oakland-Alameda
     County CP, LOC
       4.900%, 05/03/99                                          14,350         14,350
    Riverside County COP,
     LOC (A)
       4.900%, 05/05/99                                           7,900          7,900
                                                                              ---------
    Total California                                                          $  22,250
                                                                              ---------
    ILLINOIS -- 1.0%
    Illinois State Health Facilities RB,
     MBIA (A)
       4.900%, 05/05/99                                           9,800          9,800
                                                                              ---------
    Total Illinois                                                            $   9,800
                                                                              ---------
    Maryland State Health & Higher
     Education Facilities RB,
     Series A, LOC (A)
       5.050%, 05/05/99                                           5,000          5,000
                                                                              ---------
    Total Maryland                                                            $   5,000
                                                                              ---------
    NEW JERSEY -- 0.5%
    New Jersey State Economic Development
     Authority RB, LOC (A)
       5.000%, 05/05/99                                           4,600          4,600
                                                                              ---------
    Total New Jersey                                                          $   4,600
                                                                              ---------

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999

                                                              PRINCIPAL        MARKET
DESCRIPTION                                                  AMOUNT (000)    VALUE (000)
-----------                                                  ------------    -----------
    NEW YORK -- 1.2%
    New York CP, FGIC
       5.049%, 05/21/99                                       $  12,000     $  12,000
                                                              ---------     ---------
    Total New York                                                          $  12,000
                                                                            ---------
    NORTH CAROLINA -- 0.6%
    Durham COP, Series B (A)
       4.810%, 05/05/99                                           1,500         1,500
    Winston-Salem COP, LOC
       4.940%, 05/10/99                                           5,000         5,000

                                                              ---------     ---------
    Total North Carolina                                                    $   6,500
                                                                            ---------
    PENNSYLVANIA -- 0.1%
    Pennsylvania State Economic
     Development Finance
     Authority RB, LOC (A)
       5.000%, 05/06/99                                             525           525
                                                              ---------     ---------
    Total Pennsylvania                                                      $     525
                                                                            ---------
Total Taxable Municipal Bonds
    (Cost $60,675)                                                          $  60,675
                                                                            ---------
ASSET-BACKED SECURITIES -- 2.2%
    Asset Backed Trust MRL 1996,
     Series A-5 (A)
       4.929%, 05/15/99                                           9,000         9,000
    Ford Credit Auto Owner Trust,
     Series 1999-A, Class A1
       5.010%, 07/15/99                                           1,520         1,520
    Structured Enhanced Return
     Trust, Series A-39, MBIA
     (A) (B)4.963%, 05/25                                         4,087         4,088
    Structured Enhanced Return
     Trust, Series A-42, MTN (A)
       4.933%, 05/25/99                                           7,145         7,146
                                                              ---------     ---------
Total Asset-Backed Securities
    (Cost $21,754)                                                          $  21,754
                                                                            ---------
REPURCHASE AGREEMENTS -- 4.0%
    Goldman Sachs
     4.800%, dated 04/30/99, matures
     05/03/99, repurchase price
     $616,845 (collateralized by
     U.S. Treasury Bond: total
     market value $629,726)                                         617           617
     4.890%, dated 04/30/99, matures
     05/03/99, repurchase price
     $40,016,300 (collateralized by
     U.S. Treasury Bond: total
     market value $40,799,611)                                   40,000        40,000
                                                              ---------     ---------
TOTAL REPURCHASE AGREEMENTS
     (Cost $40,617)                                                         $  40,617
                                                              ---------     ---------

                                                         MARKET
DESCRIPTION                                            VALUE (000)
-----------                                            -----------
Total Investments -- 99.7%
    (Cost $999,462)                                    $   999,462
                                                       ===========
Other Assets and Liabilities, Net -- 0.3%              $     3,234
                                                       ===========
NET ASSETS:
Portfolio  Shares of  Institutional  Class
  (unlimited  authorization  -- no par
   value) based on 527,107,454 outstanding
   shares of beneficial interest                           527,091
Portfolio  Shares of Retail  Class
   A (unlimited  authorization  -- no par value)
   based on 246,490,103 outstanding shares
   of beneficial interest                                  246,480
Portfolio  Shares of Retail  Class B (unlimited
   authorization  -- no par value)
   based on 22,052 outstanding shares of
   beneficial interest                                          22
Portfolio Shares of Institutional  II Class
  (unlimited  authorization -- no par
   value) based on 229,048,626 outstanding
   shares of beneficial interest                           229,046
Undistributed net investment income                             64
Distributions in excess of net realized gain
   on investments                                               (7)
                                                       -----------
Total Net Assets -- 100.0%                             $ 1,002,696
                                                       ===========

Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class             $      1.00
                                                       ===========
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class A                  $      1.00
                                                       ===========
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B                  $      1.00
                                                       ===========
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional II Class          $      1.00
                                                       ===========

(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999. The date shown is the next scheduled reset date.

(B) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.

(C) The annualized discount yield at time of purchase is shown as the rate on the Statement of Net Assets.

COP--Certificate of Participation

CP--Commercial Paper

LOC--Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

MTN--Medium Term Note

RB--Revenue Bond The following organizations have provided underlying credit support for securities listed above, as indicated.

FGIC--Financial Guaranty Insurance Corporation

MBIA--Municipal Bond Insurance Association

The accompanying notes are an integral part of the financial statements.

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999
[ARROW]ARK FUNDS: TAX-FREE MONEY MARKET PORTFOLIO

[PIE CHART OMITTED]

[PLOT POINT FOLLOWS]

Anticipation Notes --                7%
General Obligation --                8%
Tax-Exempt Commercial Paper --      10%
Revenue Bonds --                    75%

% of Total Portfolio Investments

                                      PRINCIPAL            MARKET
DESCRIPTION                          AMOUNT (000)         VALUE (000)
-----------                          ------------         -----------
MUNICIPAL BONDS & NOTES -- 99.4%
    ALASKA -- 0.4%
    Valdez, Industrial Development
     Authority RB, Exxon Pipeline
     Company Project (A)
       4.200%,  05/01/99               $   700            $   700
                                                          -------
    Total Alaska                                          $   700
                                                          -------
    ARIZONA -- 3.9%
    Arizona State School District
     COP 4.200%,  07/30/99               1,500              1,505
    Arizona State School District
     COP, Series A
       4.100%,  07/30/99                 4,500              4,507
                                                          -------
    Total Arizona                                         $ 6,012
                                                          -------
    CALIFORNIA -- 6.1%
    California Community College
     Financing Authority RB,
     Series 1998-A24, LOC (A)
       3.650%,  05/05/99                 5,000              5,000
    Los Angeles County,
     Metropolitan Transit
     Authority RB, AMBAC (A)
       4.100%,  05/05/99                 3,000              3,000
    Oakland, Joint Powers
     Financing Authority RB,
     Series A-1, FSA (A)
       3.900%,  05/06/99                 1,400              1,400
                                                          -------
    Total California                                      $ 9,400
                                                          -------
    COLORADO -- 0.8%
    Colorado State Educational
     Facilities Authority RB,
     Pro Rodeo Hall of Fame
     Project, LOC (A)
       4.050%,  05/06/99                 1,285              1,285
                                                          -------
    Total Colorado                                        $ 1,285
                                                          -------
    DISTRICT OF COLUMBIA -- 5.0%
    District of Columbia GO,
     Series 1992 A-1, LOC (A)
       4.300%,  05/01/99             400                400

                                            PRINCIPAL           MARKET
DESCRIPTION                                AMOUNT (000)       VALUE (000)
-----------                                ------------       -----------
    District of Columbia GO,
     Series 1992 A-2, LOC (A)
       4.300%,  05/01/99                     $   200            $   200
    District of Columbia GO,
     Series 1992 A-3, LOC (A)
       4.300%,  05/01/99                         700                700
    District of Columbia GO,
     Series 1992 A-5, LOC (A)
       4.300%,  05/01/99                         800                800
    District of Columbia RB,
     National Rehabilitation Hospital,
     MBIA, Pre-refunded @ 102 (B)
       7.100%,  11/01/99                       2,500              2,596
    District of Columbia TECP,
     National Academy of Sciences
     Project, AMBAC
       2.950%,  09/07/99                       3,000              3,000
                                                                -------
    Total District of Columbia                                  $ 7,696
                                                                -------

    FLORIDA -- 7.9%
    Florida State Financing
     Commission TECP,
     Series A , LOC
       3.050%,  08/11/99                       5,050              5,050
    Florida State Housing Finance
     Authority RB, FNMA (A)
       4.000%,  05/05/99                       5,235              5,235
    Lee County, Housing Finance
     Authority RB, FNMA (A)
       4.000%,  05/05/99                       1,985              1,985
                                                                -------
    Total Florida                                               $12,270
                                                                -------
    ILLINOIS -- 2.7%
    Illinois State Health Facility
     Authority RB, Swedish
     Covenant Hospital Project,
     AMBAC (A)
       4.000%,  05/05/99                       1,400              1,400
    Illinois State Health Facility
     Authority RB, Swedish
     Covenant Hospital Project,
     Series 1995, AMBAC (A)
       4.000%,  05/05/99                       2,100              2,100
    Illinois State Pollution
     Control RB, Amoco Oil
     Company Project (A)
       4.200%,  05/01/99                         710                710
                                                                -------
    Total Illinois                                              $ 4,210
                                                                -------
    INDIANA -- 3.0%
    Allen County, Economic
     Development RB, Golden
     Years Homestead Project,
     LOC (A)
       4.050%,  05/06/99                       4,255              4,255
    Hammond, Pollution Control RB,
     Amoco Oil Project (A)
       4.200%,  05/01/99                         400                400
                                                                -------
    Total Indiana                                               $ 4,655
                                                                -------

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999

                                              PRINCIPAL           MARKET
DESCRIPTION                                  AMOUNT (000)        VALUE (000)
-----------                                  ------------        -----------
    IOWA -- 3.0%
    Iowa State Higher Education
     Authority RB, St. Ambrose
     University Project, LOC (A)
       4.150%,  05/06/99                        $1,200            $ 1,200
    Iowa State Schools Cash
     Anticipation Note, FSA
       3.500%,  01/28/00                         3,000              3,011
    Storm Lake, Private College RB,
     Buena Vista College Project,
     LOC (A)
       4.150%,  05/06/99                           500                500
                                                                  -------
    Total Iowa                                                    $ 4,711
                                                                  -------
    LOUISIANA -- 0.4%
    East Baton Rouge, Pollution
     Control RB, Exxon Project (A)
       4.250%,  05/01/99                           550                550
                                                                  -------
    Total Louisiana                                               $   550
                                                                  -------
    MARYLAND -- 14.7%
    Baltimore County, Garrison
     Forest School Project RB,
     LOC (A) 4.000%,  05/06/99                   3,000              3,000
    Gaithersburg RB, Asbury
     Methodist Hospital,
     Pre-refunded @ 102 (B)
       7.850%,  01/01/00                         2,000              2,100
    Howard County BAN, Series A
       3.070%,  04/14/00                         1,300              1,300
    Maryland State Department of
     Transportation RB,
     Pre-refunded @ 102 (B)
       6.700%,  08/15/99                         2,625              2,700
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Hospital &
     University Improvements,
     LOC (A)
       3.950%,  05/05/99                         1,100              1,100
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Pooled Loan
     Project, Series D, LOC (A)
       3.950%,  05/06/99                         5,533              5,533
    Maryland State Health & Higher
     Education Facilities Authority RB,
     Series 1998-A, LOC (A)
       3.850%,  05/05/99                         5,000              5,000
    North East Maryland Waste
     Disposal Authority RB,
     AMBAC (A)
       3.750%,  05/05/99                         1,060              1,060
    Suburban Washington D.C.
     Sewer Disposal Service RB,
     Pre-refunded @ 102 (B)
       6.700%,  07/01/99                         1,000              1,025
                                                                  -------
    Total Maryland                                                $22,818
                                                                  -------

                                           PRINCIPAL            MARKET
DESCRIPTION                               AMOUNT (000)        VALUE (000)
-----------                               ------------        -----------
    MINNESOTA -- 4.2%
    Minnesota State School Districts
     COP, Series A, LOC
       3.670%,  08/20/99                     $1,500            $ 1,500
    University of Minnesota,
     DC Trust RB, Series 1997A,
     LOC (A)
       4.100%,  05/05/99                      5,000              5,000
                                                               -------
    Total Minnesota                                            $ 6,500
                                                               -------
    MISSISSIPPI -- 0.1%
    Jackson County RB, Chevron
     USA Project, Series 93 (A)
       4.250%,  05/01/99                        100                100
                                                               -------
    Total Mississippi                                          $   100
                                                               -------
    MISSOURI -- 3.4%
    Columbia RB, Series A, LOC (A)
       3.900%,  05/05/99                      1,000              1,000
    Missouri State Development
     Finance Authority RB, LOC (A)
       4.400%,  05/01/99                      1,000              1,000
    Missouri State Development
     Finance Authority RB, Science
     City Union Station,
     Series C, LOC (A)
       4.400%,  05/01/99                        300               300
    Missouri State Health &
     Educational Facilities
     Authority RAN, Series G
       3.500%,  04/29/00                      2,000             2,005
    Missouri State Health &
     Educational Facilities
     Authority RB, Washington
     University Project, Series B,
     LOC (A)
       4.250%,  05/01/99                        900                900
                                                               -------
    Total Missouri                                             $ 5,205
                                                               -------
    MONTANA -- 0.6%
    Montana State Health Facilities
     Authority RB, FGIC (A)
       4.050%,  05/06/99                      1,000              1,000
                                                               -------
    Total Montana                                              $ 1,000
                                                               -------
    NEVADA -- 0.6%
    Clark County, Airport
     Improvement Authority RB,
     Series A, MBIA (A)
       3.850%,  05/05/99                        900                900
                                                               -------
    Total Nevada                                               $   900
                                                               -------
    NEW YORK -- 7.2%
    New York City GO, MBIA (A)
       4.250%,  05/01/99                        400                400
    New York City GO, Series B-2,
     LOC (A)
       4.400%,  05/01/99                        500                500

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999
[ARROW]TAX-FREE MONEY MARKET PORTFOLIO (CONCLUDED)

                                               PRINCIPAL             MARKET
DESCRIPTION                                    AMOUNT (000)         VALUE (000)
-----------                                    ------------         -----------
    New York City, Mass Transit Authority
     Demand Certificate Trust,
     Series 1993C, FGIC (A)
       4.050%,  05/05/99                            $4,000            $ 4,000
    New York City, Municipal Water
     Finance Authority RB,
     Series A, FGIC (A)
       4.400%,  05/01/99                               300               300
    New York City, Transitional
     Finance Authority RB,
     Series A-1, SPA (A)
       4.000%,  05/05/99                             5,000              5,000
    New York City, Water & Sewer
     Authority RB, Series C, FGIC
    (A) 4.250%,  05/01/99                            1,000              1,000
                                                                      -------
    Total New York                                                    $11,200
                                                                      -------
    NORTH CAROLINA -- 9.3%
    Charlotte, Airport Development
     Authority RB, Series A,
     MBIA (A)
       3.850%,  05/05/99                             6,900              6,900
    City of Greensboro, Public
     Improvement RB, Series 94-B,
     LOC (A)
       3.900%,  05/05/99                             1,000              1,000
    Durham, Water & Sewer
     System RB (A)
       4.050%,  05/05/99                             2,000              2,000
    University of North Carolina
     RB, Chapel Hill Project,SPA (A)
       3.850%,  05/05/99                             1,500              1,500
    Winston Salem COP, LOC (A)
       3.950%,  05/06/99                             3,000              3,000
                                                                      -------
    Total North Carolina                                              $14,400
                                                                      -------
    PENNSYLVANIA -- 8.1%
    Bucks County, Industrial Development
     Authority RB, LOC (A)
       3.450%,  05/05/99                             2,200              2,200
    Cumberland County, Municipal
     Authority RB, United Methodist
     Homes for the Aging Project,
     Mandatory Put @ 100,
     LOC (A) (C)
       3.750%,  06/01/99                             3,000              3,000
    Lehigh County, Industrial
     Development Authority RB,
     Series A, LOC (A)
       3.450%,  05/05/99                             1,500              1,500
    Pennsylvania State GO, Series A,
     Pre-refunded @ 101.5 (B)
       7.000%,  05/01/00                               950                999
    Pennsylvania State Higher
     Education Facilities Authority
     RB, Council of Independent
     Colleges, Series 97-A1, LOC,
     Mandatory Put @ 100 (C)
       3.125%,  03/01/00                             2,400              2,400

                                                 PRINCIPAL            MARKET
DESCRIPTION                                      AMOUNT (000)         VALUE (000)
-----------                                      ------------         -----------
    Pennsylvania State Higher
     Education Facilities Authority
     RB, Council of Independent
     Colleges, Series 97-A3, LOC,
     Mandatory Put @ 100 (C)
       3.125%,  03/01/00                              $2,500            $ 2,500
                                                                        -------
    Total Pennsylvania                                                  $12,599
                                                                        -------
    Berkeley County, South Carolina
     Pollution Control RB,
     Amoco Chemical Project (A)
       4.200%,  05/01/99                               1,850              1,850
    South Carolina State TECP
       2.900%,  05/11/99                               7,000              7,000
                                                                        -------
     Total South Carolina                                               $ 8,850
                                                                        -------
    TEXAS -- 6.1%
    Georgetown, Higher Education
     Financing Authority RB,
     Southwestern University Project,
     Series 1984, LOC (A)
       3.950%,  05/05/99                               3,000              3,000
    Northern Central Texas RB,
     Dallas Methodist Hospital,
     MBIA (A)
       4.250%,  05/01/99                                 200                200
    Texas Municipal Gas
     Corporation RB, FSA (A)
       4.000%,  05/05/99                               4,000              4,000
    Texas State Higher Education
     Authority RB, Series B,
     FGIC (A)
       4.000%,  05/05/99                               2,315              2,315

                                                                        -------
    Total Texas                                                         $ 9,515
                                                                        -------
    UTAH -- 1.3%
    Utah State Highway GO,
     Series 97-A, LOC
       3.100%,  08/16/99                               2,000              2,000

                                                                        -------
    Total Utah                                                          $ 2,000
                                                                        -------
    VERMONT -- 1.4%
    Vermont State Educational &
     Health Buildings RB, Capital
     Asset Financing Program,
     Series 1, LOC (A)
       4.000%,  05/06/99                               2,100              2,100
                                                                        -------
    Total Vermont                                                       $ 2,100
                                                                        -------
    Wisconsin State GO, Series G,
     Pre-refunded @ 101 (B)
       6.750%,  05/01/99                               3,465              3,500
                                                                        -------
    Total Wisconsin                                                     $ 3,500
                                                                        -------
    WYOMING -- 1.2%
    Lincoln County, Pollution
     Control RB, Exxon Project (A)
       4.200%,  05/01/99                               1,000              1,000

                                                       STATEMENTS OF NET ASSETS
                                                            APRIL 30, 1999

                                             PRINCIPAL           MARKET
DESCRIPTION                                  AMOUNT (000)        VALUE (000)
-----------                                  ------------        -----------
    Sublette County, Pollution
     Control RB, Exxon Project (A)
       4.200%,  05/01/99                            $800           $    800
                                                                   --------
    Total Wyoming                                                  $  1,800
                                                                   --------
    (Cost $153,976)                                                $153,976
                                                                   --------
Total Investments -- 99.4%
    (Cost $153,976)                                                $153,976
                                                                   ========
Other Assets and Liabilities, Net -- 0.6%                          $  1,004
                                                                   ========
NET ASSETS:
Portfolio  Shares of  Institutional  Class
   (unlimited  authorization  -- no par value)
   based on 77,897,665 outstanding shares of
   beneficial interest                                               77,889
Portfolio  Shares of Retail  Class A (unlimited
   authorization  -- no par value) based on
   33,506,911 outstanding shares of beneficial
   interest                                                          33,505
Portfolio Shares of Institutional  II Class
   (unlimited  authorization -- no par value)
   based on 43,574,868 outstanding shares
   of beneficial interest                                            43,573
Undistributed net investment income                                      13
                                                                   ========
Total Net Assets -- 100.0%                                         $154,980
                                                                   ========
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                         $   1.00
                                                                   ========
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class A                              $   1.00
                                                                   ========
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional II Class                      $   1.00
                                                                   ========

(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999. The date shown is the next scheduled reset date.

(B) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Statement of Net Assets.

(C) Mandatory Put Security. The mandatory put date is shown as the maturity date on the Statement of Net Assets.

BAN--Bond Anticipation Note

COP--Certificate of Participation

GO--General Obligation

LOC--Securities are held in connection with a letter of credit issued by a major bank or other financial institution.

RAN--Revenue Anticipation Note

RB--Revenue Bond

SPA--Standby Purchase Agreement

TECP--Tax-Exempt Commercial Paper

The following organizations have provided underlying credit support for securities listed above, as indicated.

AMBAC--American Municipal Bond Assurance Corporation

FGIC--Financial Guaranty Insurance Corporation

FNMA--Federal National Mortgage Association

FSA--Financial Security Assurance

MBIA--Municipal Bond Insurance Association

The accompanying notes are an integral part of the financial statements.

[ARROW]ARK FUNDS: U.S. GOVERNMENT MONEY MARKET PORTFOLIO

[PIE CHART OMITTED]

[PLOT POINT FOLLOWS]

Repurchase  Agreements --             36%
U.S. Government Agency Obligations -- 64%

% of Total Portfolio Investments

                                                PRINCIPAL            MARKET
DESCRIPTION                                    AMOUNT (000)         VALUE (000)
-----------                                    ------------         -----------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 64.9%
    Federal Farm Credit Bank
       5.550%,  06/01/99                         $25,000           $ 24,998
       4.760%,  01/18/00                          20,000             19,994
    Federal Home Loan Bank
       5.723%,  05/05/99                          15,000             15,000
       5.540%,  07/15/99                          25,000             24,997
       4.900%,  12/01/99                          30,000             30,000
       4.915%,  01/13/00                          25,000             25,003
       4.900%,  02/11/00                          30,500             30,469
       4.950%,  02/17/00                           8,000              7,985
       5.150%,  03/08/00                          10,000              9,994
    Federal Home Loan Bank (A)
       4.820%,  05/01/99                          39,000             38,992
       4.840%,  05/01/99                          25,000             25,000
       4.850%,  05/01/99                          25,000             25,000
 4.910%,  05/01/99                                30,000             29,991
       4.955%,  05/01/99                          50,000             49,976
       4.855%,  05/05/99                          25,000             24,999
    Federal Home Loan Bank
     Discount Notes (B)
       4.792%,  05/21/99                          60,000             59,842
       5.290%,  06/04/99                          15,000             14,928
       4.719%,  06/23/99                          50,000             49,656
    Federal Home Loan Mortgage
     Corporation (A)
       4.885%,  05/04/99                          25,000             25,000
    Federal Home Loan Mortgage
     Corporation Discount
     Notes (B)
       4.841%,  05/06/99                          40,000             39,973
       4.860%,  05/20/99                          19,000             18,952
       4.823%,  06/17/99                          75,000             74,533
       4.747%,  07/14/99                          70,000             69,324
       4.861%,  08/06/99                          15,000             14,807
    Federal National Mortgage
     Association (A)
       4.585%,  05/04/99                          18,000             17,988

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]U.S. GOVERNMENT MONEY MARKET PORTFOLIO (CONCLUDED)


                                                PRINCIPAL            MARKET
DESCRIPTION                                    AMOUNT (000)        VALUE (000)
--------------------------------------------------------------------------------
    Federal National Mortgage
     Association Discount
     Notes (B)
       4.819%,  06/18/99                         $35,000         $   34,778
       4.813%,  06/25/99                          50,000             49,637
       4.812%,  10/15/99                          50,000             48,910
       4.817%,  10/15/99                          20,000             19,564
    Federal National Mortgage
     Association, MTN
       5.560%,  05/21/99                          25,000             24,998
       5.180%,  03/10/00                          15,000             14,989
    Federal National Mortgage
     Association, MTN (A)
       4.795%,  06/23/99                           7,000              6,997
    Federal National Mortgage
     Association, MTN (C)
       5.000%,  05/05/00                          25,000             24,971
    Student Loan Marketing
     Association (A)
       4.910%,  05/01/99                          25,000             24,999
       5.107%,  05/04/99                          20,000             19,994
       5.107%,  05/04/99                          25,000             24,995
       5.207%,  05/04/99                          25,000             24,992
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligations
    (Cost $1,087,225)                                            $1,087,225
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 36.6%
    Goldman Sachs
     4.800%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $2,535,949 (collateralized
     by U.S. Treasury Instruments:
     total market value
     $2,585,634)                                   2,535             2,535
     4.890%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $310,126,325 (collateralized
     by U.S. Treasury Instruments:
     total market value
     $316,200,597)                               310,000            310,000
    Morgan Stanley
     4.890%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $300,122,250 (collateralized
     by U.S. Treasury Instruments:
     total market value
     $308,155,808)                               300,000            300,000
--------------------------------------------------------------------------------
Total Repurchase Agreements
    (Cost $612,535)                                              $  612,535
--------------------------------------------------------------------------------

                                                                     MARKET
DESCRIPTION                                                        VALUE (000)
--------------------------------------------------------------------------------
Total Investments -- 101.5%
    (Cost $1,699,760)                                              $1,699,760
================================================================================
Other Assets and Liabilities, Net -- (1.5%)                        $  (25,515)
================================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
   (unlimited authorization -- no par value)
   based on 1,428,043,550 outstanding
   shares of beneficial interest                                    1,427,946
Portfolio  Shares of Retail  Class A
   (unlimited  authorization  -- no par value)
   based on 104,036,003 outstanding shares
   of beneficial interest                                             104,032
Portfolio Shares of Institutional  II Class
   (unlimited  authorization -- no par
   value) based on 142,145,105 outstanding shares
   of beneficial interest                                             142,138
Undistributed net investment income                                       161
Distributions in excess of net realized gain
   on investments                                                         (32)
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                                         $1,674,245
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                         $     1.00
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class A                              $     1.00
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional II Clas                       $    1.00
================================================================================

(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999. The date shown is the next scheduled reset date.

(B) The annualized discount yield at time of purchase is shown as the rate on the Statement of Net Assets.

(C) When Issued Security (total cost $24,971,000)

MTN--Medium Term Note


The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: U.S. TREASURY MONEY MARKET PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINT FOLLOWS]

U.S. Treasury Notes -- 44%
U.S. Treasury Bills -- 56%
% of Total Portfolio Investments

                                                 PRINCIPAL          MARKET
DESCRIPTION                                      AMOUNT (000)       VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 99.4%
    U.S. Treasury Bills (A)
       4.444%,  05/27/99                          $   3,837          $  3,825
       4.469%,  05/27/99                             28,453            28,363
       4.477%,  05/27/99                              2,224             2,217
       4.495%,  05/27/99                             75,000            74,757
       4.499%,  05/27/99                              1,589             1,584
       4.517%,  05/27/99                              1,804             1,798
       4.565%,  05/27/99                              2,527             2,519
       4.583%,  05/27/99                              2,010             2,003
       4.450%,  06/10/99                             14,102            14,034
       4.407%,  06/17/99                             11,144            11,080
       4.369%,  07/22/99                              8,555             8,472
       4.428%,  08/12/99                              3,654             3,608
       4.437%,  10/07/99                              7,787             7,638
       4.432%,  10/14/99                             10,644            10,431
       4.471%,  10/14/99                              6,322             6,195
       4.496%,  10/21/99                              4,250             4,160
       4.509%,  10/21/99                             61,206            59,909
       4.584%,  11/12/99                              7,649             7,466
    U.S. Treasury Notes
       6.375%,  05/15/99                             50,000            50,030
       6.875%,  07/31/99                            120,000           120,629
       7.875%,  11/15/99                             25,000            25,427
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $446,145)                                                  $446,145
--------------------------------------------------------------------------------
Total Investments -- 99.4%
    (Cost $446,145)                                                  $446,145
================================================================================
Other Assets and Liabilities, Net -- 0.6%                            $  2,670
================================================================================

                                                                     MARKET
DESCRIPTION                                                        VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio Shares of Institutional
  Class (unlimited authorization -- no par
  value) based on 289,937,708 outstanding
  share of beneficial interest                                       $289,914
Portfolio Shares of Retail Class A (unlimited
  authorization -- no par value)based on
  19,632,288 outstanding shares of
  beneficial interest                                                 19,631
Portfolio Shares of Institutional II Class
  (unlimited authorization -- no par
  value) based on 139,264,960 outstanding
  shares of beneficial interest                                      139,257
Undistributed net investment income                                       45
Distributions in excess of net realized
  gain on investments                                                    (32)
================================================================================
Total Net Assets -- 100.0%                                          $448,815
================================================================================
Net Asset Value, Offering and Redemption
Price Per Share -- Institutional Class                              $   1.00
================================================================================
Net Asset Value, Offering and Redemption
Price Per Share -- Retail Class A                                   $   1.00
Net Asset Value, Offering and Redemption
Price Per Share -- Institutional II Class                           $   1.00

(A) The annualized discount yield at time of purchase is shown as the rate on the Statement of Net Assets.


The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: SHORT-TERM TREASURY PORTFOLIO

U.S. Treasury Bills -- 5%
U.S. Treasury Notes -- 95%
% of Total Portfolio Investments

                                                  PRINCIPAL          MARKET
DESCRIPTION                                       AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 99.0%
    U.S. Treasury Bills
       4.507%,  10/21/99                             $11,442          $ 11,411
       4.509%,  10/21/99                                915               896
    U.S. Treasury Notes
       6.000%,  08/15/99                                729               732
       5.875%,  08/31/99                                 60                60
       5.875%,  11/15/99                                154               155
       4.710%,  12/31/99                              2,186             2,227
       5.500%,  02/29/00                              2,000             2,010
       6.375%,  05/15/00                              4,000             4,057
       8.750%,  08/15/00                              4,000             4,183
       5.750%,  11/15/00                              1,000             1,010
       4.625%,  11/30/00                              1,025             1,018
       4.625%,  12/31/00                              2,549             2,531
       4.500%,  01/31/01                              6,000             5,942
       5.375%,  02/15/01                              8,000             8,039
       5.000%,  02/28/01                              2,000             1,997
       6.500%,  08/31/01                             11,000            11,325
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $47,575)                                                   $ 47,593
--------------------------------------------------------------------------------
Total Investments -- 99.0%
    (Cost $47,575)                                                   $ 47,593
================================================================================
Other Assets and Liabilities, Net -- 1.0%                            $    501
================================================================================

                                                                     MARKET
DESCRIPTION                                                          VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio  Shares of  Institutional  Class
   (unlimited  authorization  -- no par
   value) based on 3,398,269 outstanding shares
   of beneficial interest                                            $ 34,064
Portfolio  Shares of Retail  Class A (unlimited
   authorization  -- no par value)
   based on 1,396,715 outstanding shares
   of beneficial interest                                              13,986
Accumulated net realized gain on investments                               26
Net unrealized appreciation on investments                                 18
================================================================================
Total Net Asset -- 100.0%                                            $ 48,094
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                             $10.03
================================================================================
Net Asset Value, Offering and Redemption
    Price Per  Share --  Retail  Class A                               $10.03
================================================================================


The  accompanying  notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: SHORT-TERM BOND PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINT FOLLOWS]

U.S. Government Agency Obligations -- 5%
Repurchase Agreements -- 5%
Non-Agency Mortgage- Backed Obligations -- 9%
U.S. Treasury  Obligations -- 14%
Asset-Backed Securities -- 20%
Corporate  Obligations -- 46%
% of Total Portfolio Investments

                                                   PRINCIPAL          MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 13.6%
    U.S. Treasury Notes
       6.000%,  06/30/99                              $3,245           $ 3,253
       6.250%,  04/30/01                               2,000             2,043
       7.875%,  08/15/01                               1,000             1,058
       6.500%,  08/31/01                               3,550             3,655
       6.250%,  10/31/01                               3,000             3,077
       6.000%,  07/31/02                               2,000             2,045
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $15,201)                                                     $15,131
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 5.3%
    Federal Home Loan Mortgage
     Corporation
       4.750%,  12/14/01                               3,000             2,958
    Federal National Mortgage
     Association
       4.450%,  10/16/00                               3,000             2,969
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligations
    (Cost $5,972)                                                        5,927
--------------------------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-
  BACKED OBLIGATIONS -- 0.5%
    Federal Home Loan Mortgage
     Corporation, REMIC
       6.500%,  10/15/00                                 298               299
    Federal National Mortgage
     Association (A)
       7.076%,  09/01/27                                   2                 3
    Federal National Mortgage
     Association, REMIC
       8.000%,  07/25/18                                 235               236
-------------------------------------------------------------------------------
Total U.S. Government Mortgage-
    Backed Obligations
    (Cost $537)                                                        $   538
-------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 45.6%
    BANKS -- 1.0%
    Mellon Financial
       9.250%,  08/15/01                               1,000             1,071
--------------------------------------------------------------------------------
    Total Banks                                                        $  ,071
--------------------------------------------------------------------------------


                                                    PRINCIPAL          MARKET
DESCRIPTION                                         AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 4.1%
    Time Warner (B)
       6.100%,  12/30/01                              $2,000           $ 2,010
    Time Warner, PAT (B)
       4.900%,  07/29/99                               1,000               997
    Viacom
       6.750%,  01/15/03                               1,500             1,521
--------------------------------------------------------------------------------
    Total Entertainment                                                $ 4,528
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 21.6%
    Associates of North America
       7.500%,  05/15/99                               1,000             1,001
    Conseco
       6.400%,  02/10/03                               2,000             1,942
    Conseco, Mandatory
     Put @ 100 (C)
       6.400%,  06/15/01                               2,000             1,972
    Ford Motor Credit
       9.500%,  04/15/00                               1,500             1,558
    Ford Motor Credit Global Bond
       5.750%,  02/23/04                               1,000               987
    General Motors Acceptance, MTN
       6.650%,  05/24/00                               2,000             2,027
    Goldman Sachs (A) (B)
       5.150%,  12/22/00                               3,000             3,001
    Goldman Sachs, MTN (A) (B)
       5.100%,  02/23/00                               2,000             2,000
    Lehman Brothers Holdings
       6.625%,  11/15/00                               2,000             2,012
       6.500%,  10/01/02                               2,000             2,000
    Lehman Brothers Holdings, MTN
       6.400%,  12/27/99                               1,500             1,506
    Newcourt Credit
       6.875%,  02/16/05                               1,000             1,021
    Rouse, MTN (A)
       5.750%,  03/22/00                               1,000               991
    Spieker Properties
       6.875%,  02/01/05                              $2,000             1,960
--------------------------------------------------------------------------------
    Total Financial Services                                           $23,978
--------------------------------------------------------------------------------
    INDUSTRIAL -- 17.5%
    AT&T
       5.625%,  03/15/04                               1,000               989
    Cable & Wireless
     Communications
       6.375%,  03/06/03                               3,500             3,513
    Coca-Cola, PAT (B)
       6.000%,  03/15/01                               2,000             2,008
    Husky Oil, YB
       6.875%,  11/15/03                               3,000             2,954
    Nabisco, PAT (B)
       6.300%,  08/26/99                               2,000             2,003
    Oryx Energy
      10.000%,  04/01/01                               1,000             1,066
    Puget Sound Energy, MTN
       7.250%,  12/10/99                               2,000             2,020

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]SHORT-TERM BOND PORTFOLIO (CONCLUDED)


                                                   PRINCIPAL          MARKET
DESCRIPTION                                       AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
    Sprint Capital
       5.700%,  11/15/03                              1,000           $   984
    Williams
       6.500%,  11/15/02                              2,000             1,985
    Worldcom
       6.250%,  08/15/03                              2,000             2,008

--------------------------------------------------------------------------------
    Total Industrial                                                  $19,530
--------------------------------------------------------------------------------
    RETAIL -- 1.4%
    Fred Meyer
       7.375%,  03/01/05                              1,500             1,547
--------------------------------------------------------------------------------
    Total Retail                                                      $ 1,547
--------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $50,807)                                                    $50,654
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 20.2%
    AFG Receivables Trust,
     Series 1996-C, Class B
       6.950%,  07/15/01                                587               596
    AFG Receivables Trust,
     Series 1996-D, Class B
       6.650%,  10/15/01                                951               956
    Contimortgage Home Equity
     Loan Trust, Series 1997-2,
     Class A4
       6.770%,  01/15/12                              1,616             1,636
    EQCC Home Equity Loan Trust,
     Series 1998-1, Class A4F
       6.459%,  03/15/21                              1,000             1,009
    EQCC Home Equity Loan Trust,
     Series 1999-1, Class A3F
       5.915%,  03/20/29                              1,000               996
    Equicredit Funding Trust,
     Series 1996-A, Class A3
       7.350%,  11/15/19                              2,000             2,095
    First Plus Home Loan Trust,
     Series 1996-4, Class A4
       6.450%,  03/10/10                              2,500             2,506
    Greenpoint Manufactured
     Housing Trust,
     Series 1999-1, Class A2
       6.010%,  08/15/15                                500               500
    IMC Home Equity Loan Trust,
     Series 1997-1, Class A3
       6.820%,  10/25/11                              1,475             1,493
    Key Auto Finance Trust,
     Series 1997-1, Class B
       6.400%,  04/15/04                                625               633
    Key Auto Finance Trust,
     Series 1999-1, Class A3
       5.630%,  07/15/03                              1,000             1,001


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Premier Auto Trust,
     Series 1998-4, Class A3
       5.690%,  06/08/02                             $1,000           $ 1,003
    The Money Store Home Equity
     Trust, Series 1996-C, Class A4
       7.400%,  06/15/21                              3,000             3,081
    The Money Store Home Equity
     Trust, Series 1997-D,
     Class AF3
       6.345%,  11/15/21                              2,919             2,937
    The Money Store Home Equity
     Trust, Series 1998-B,
     Class AF2
       6.115%,  06/15/10                              1,000             1,000
    The Money Store Home Equity
     Trust, Series 1998-B,
     Class AF4
       6.115%,  06/15/21                              1,000               993
--------------------------------------------------------------------------------
Total Asset-Backed Securities
    (Cost $22,283)                                                    $22,435
--------------------------------------------------------------------------------
NON-AGENCY MORTGAGE-BACKED OBLIGATIONS -- 9.2%
    Advanta Mortgage Loan Trust,
     Series 1997-1, Class A2
       7.100%,  04/25/20                              1,718             1,723
    Amresco Residential Securities
     Mortgage Loan Trust,
     Series 1997-3, Class A3
       6.600%,  01/25/18                              1,045             1,046
    Green Tree Home Improvement
     Loan Trust, Series 1995-B,
     Class A
       8.150%,  03/15/15                              1,416             1,452
    Green Tree Home Improvement
     Loan Trust, Series 1995-F,
     Class B1
       6.750%,  01/15/21                              2,000             1,975
    Green Tree Home Improvement
     Loan Trust, Series 1996-F,
     Class HIB1
       7.250%,  11/15/27                              2,000             2,008
    Prudential Home Mortgage
     Securities Trust,
     Series 1992-45, Class A4
       6.500%,  01/25/00                                735               734
    Prudential Home Mortgage
     Securities Trust,
     Series 1994-5, Class A1
       7.000%,  02/25/24                                279               279
    Prudential Home Mortgage
     Securities Trust,
     Series 1994-25, Class A7
       7.500%,  08/25/24                              1,000             1,024
--------------------------------------------------------------------------------
Total Non-Agency Mortgage-Backed Obligations
    (Cost $10,267)                                                    $10,241
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 4.8%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $5,372,082 (collateralized
     by U.S. Government Agency
     Instruments: total market
     value $5,515,053)                               $5,370          $  5,370
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $5,370)                                                    $  5,370
--------------------------------------------------------------------------------
Total Investments -- 99.2%
    (Cost $110,437)                                                  $110,296
================================================================================
Other Assets and Liabilities, Net -- 0.8% (D)                        $    831
===============================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
(unlimited authorization -- no par
value) based on 11,176,885 outstanding shares
   of beneficial interest                                             111,173
Undistributed net investment income                                        62
Accumulated net realized gain on investments                               33
Net unrealized depreciation on investments                               (141)
================================================================================
Total Net Assets-- 100.0%                                            $111,127
================================================================================
Net Asset Value, Offering and Redemption
Price Per Share-- Institutional Class                                $   9.94
================================================================================

(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999.

(B) Security exempt from registration under Rule 144A of the Securites Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.

(C) Mandatory Put Security. The mandatory put date is shown as the maturity date on the Statement of Net Assets.

(D) Other Assets and Liabilities representing greater than five percent of total net assets include the following (000):
    Collateral received for securities on loan $9,926
    Payable upon return of securities on loan $9,926

MTN--Medium Term Note

PAT--Putable Asset Trust

REMIC--Real Estate Mortgage Investment Conduit

YB--Yankee Bond


The accompanying notes are an integral part of the financial statements.


[ARROW] ARK FUNDS: MARYLAND TAX-FREE PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

General Obligations -- 41%
% of Total Portfolio Investments
Revenue Bonds -- 59%


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
MUNICIPAL BONDS & NOTES -- 98.4%
    MARYLAND -- 93.5%
    Allegany County, Public
     Improvements GO, AMBAC
       5.300%,  03/01/12                             $1,190          $  1,248
    Anne Arundel County GO
       5.000%,  09/01/10                              1,500             1,566
    Anne Arundel County, Public
     Improvements GO
       6.000%,  09/01/06                              2,560             2,864
    Baltimore County, Public
     Improvements GO
      5.000%,  08/01/11                               2,500             2,609
       5.500%,  06/01/16                              2,000             2,100
    Baltimore GO, Series B, MBIA
       7.000%,  10/15/03                              1,000             1,127
    Baltimore, Auto Parking RB,
     FGIC
       5.250%,  07/01/17                              1,000             1,041
    Baltimore, Convention
     Center RB, MBIA
       5.000%,  09/01/09                              2,000             2,097
    Baltimore, Port Facilities RB,
     DuPont Project
       6.500%,  10/01/11                              1,000             1,092
    Baltimore, Wastewater
     Project RB, Series B, FGIC
       5.000%,  07/01/18                              1,000               996
    Baltimore, Water Project RB,
     Series A, FGIC
       5.500%,  07/01/26                              1,500             1,558
    Calvert County, Pollution
     Control RB, Baltimore Gas &
     Electric Company Project
       5.550%,  07/15/14                              2,500             2,612
    Calvert County, Public & School
     Improvements GO
       5.750%,  01/01/11                              1,900             2,050

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] MARYLAND TAX-FREE PORTFOLIO (CONTINUED)


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Charles County, GO
       5.700%,  03/01/10                             $  750            $  809
    Cumberland RB,
     Series A, FGIC
       5.125%,  05/01/13                              1,000             1,029
    Frederick County GO, Series B
       6.300%,  07/01/08                              2,000             2,167
    Frederick County, Retirement
     Community RB,
     Buckinghams Choice
       5.900%,  01/01/17                              1,000               997
    Frederick GO, FGIC
       6.125%,  12/01/06                              1,000             1,084
       6.125%,  12/01/07                                500               540
    Gaithersburg, Hospital &
     Nursing Home Improvements
     RB, Shady Grove, FSA
       6.000%,  09/01/22                              1,000             1,075
    Howard County, GO
       5.000%,  02/15/09                              3,500             3,675
    Howard County, Public
     Improvements GO, Series A
       5.200%,  02/15/04                              1,000             1,055
    Laurel GO, FGIC
       5.000%,  10/01/07                              1,000             1,057
    Maryland National Parks &
     Planning Commission RB
       5.375%,  01/15/14                              1,950             2,050
    Maryland State & Local
     Facilities Authority GO
       5.000%,  08/01/09                              1,000             1,054
    Maryland State & Local
     Facilities Authority GO,
     Second Series AA
       5.500%,  06/01/08                              1,500             1,612
    Maryland State & Local
     Facilities Authority RB
       5.000%,  08/01/10                              1,200             1,251
    Maryland State Community
     Development Administration
     RB, Housing & Community
     Development
       5.050%,  04/01/08                              1,000             1,031
       5.600%,  03/01/17                              1,000             1,041
    Maryland State Department
     of Transportation RB,
     Public Improvements,
     Pre-refunded @ 100.75 (A)
       6.100%,  09/01/00                              2,000             2,085
    Maryland State Economic
     Development Corporation RB,
     Health Care Facilities, GNMA
       4.650%,  12/20/08                                905               914


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Maryland State GO
       6.100%,  10/15/06                             $1,500            $1,609
    Maryland State Health &
     Higher Education Facilities
     Authority RB
       4.750%,  11/01/14                              1,600             1,588
       5.125%,  07/01/20                              2,000             2,017
       4.750%,  05/15/33                              2,000             1,862
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Broadmead
       5.500%,  07/01/17                              2,505             2,518
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Calvert
     Memorial Hospital
       5.000%,  07/01/19                              2,000             1,932
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Doctors
     Community Hospital
       5.500%,  07/01/24                              2,500             2,494
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Helix Health
     Issue, RB, AMBAC, ETM
       5.000%,  07/01/27                              2,500             2,526
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Howard
     County General Hospital
     Project
       5.500%,  07/01/13                              1,000             1,055
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Johns Hopkins
     Medicine, MBIA
       5.000%,  07/01/19                              1,500             1,492
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Johns Hopkins
     University
       5.250%,  07/01/17                              2,000             2,047
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Kennedy Krieger
       5.125%,  07/01/22                              2,000             1,910
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Loyola College
     Project, Series A, MBIA
       5.375%,  10/01/11                                950             1,008
       5.375%,  10/01/26                              1,500             1,534

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
     Higher Education Facilities
     Authority RB, MBIA
       5.300%,  10/01/18                            $   460           $   472
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Medlantic/
     Helix, Series A
       5.250%,  08/15/12                              1,175             1,225
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Mercy Medical
     Center Project, AMBAC
       5.750%,  07/01/15                              2,000             2,133
    Maryland State Health &
     Higher Education Facilities
     Authority RB, North Arundel
     Project, MBIA
       6.000%,  07/01/12                                500               540
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Peninsula
     Regional Medical Center
     Project
       5.000%,  07/01/08                              1,000             1,018
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Pickersgill
     Project, Series A
       6.000%,  01/01/15                              1,500             1,586
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Series A
       5.250%,  08/15/11                              2,000             2,098
    Maryland State Health &
     Higher Education Facilities
     Authority RB, University of
     Maryland Medical Systems
     Project, Series A,
     Pre-refunded @ 102, FGIC (A)
       7.000%,  07/01/01                              1,000             1,089
    Maryland State Health &
     Higher Education Facilities
     Authority RB, Upper
     Chesapeake Health, FSA
       5.375%,  01/01/28                              1,500             1,530
    Maryland State Housing RB,
     Second Series
       5.000%,  04/01/17                              1,000               994
    Maryland State Stadium
     Authority RB, AMBAC
       5.500%,  03/01/12                              1,000             1,065

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Maryland State Transportation
     Authority RB
       5.750%,  07/01/15                             $3,000          $  3,071
    Maryland State Transportation
     Authority RB, Baltimore/
     Washington International
     Airport Project, FGIC
       6.000%,  07/01/07                              1,000             1,099
    Maryland State Water Quality
     Financing Administration RB,
     Revolving Loan Fund, Series A
       5.500%,  09/01/12                              1,250             1,302
       6.550%,  09/01/14                                945             1,015
    Montgomery County, Parking
     Authority RB, Silver Spring
     Parking Lot Project,
     Series A, FGIC
       6.250%,  06/01/09                                500               540
    Montgomery County, Public
     Improvements GO, Series A
       5.500%,  10/01/06                              1,000             1,065
       5.800%,  07/01/07                              1,000             1,113
       4.875%,  05/01/12                              2,000             2,048
    Montgomery County, Public
     Improvements GO, Series A,
     Pre-refunded @ 102 (A)
       6.000%,  10/01/04                              2,000             2,238
    Prince Georges County, Public
     Improvements GO, MBIA
       5.500%,  03/15/16                              1,000             1,051
    Prince Georges County, Public
     Improvements GO,
     Series A, MBIA
       6.000%,  03/01/07                              1,450             1,544
    Prince Georges County,
     Solid Waste Management
     System RB, FSA
       5.000%,  06/15/04                              1,000             1,045
    Prince Georges County, Water
     Utility Improvements GO,
     Stormwater Management Project
       5.500%,  03/15/13                              2,575             2,691
    Queen Annes County,
     Public Facilities GO, FGIC
       5.400%,  11/15/11                              1,000             1,066
    Queen Annes County,
     School & Recreational
     Facilities Improvements
     GO, FGIC
       6.000%,  11/15/08                              1,000             1,133
    St. Mary's County, Academic &
     Auxiliary Facilities RB, MBIA
       5.250%,  09/01/27                              2,000             2,020

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]MARYLAND TAX-FREE PORTFOLIO (CONCLUDED)


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
     Auxiliary Facility &
     Tuition RB, Series A
       5.000%,  04/01/10                             $2,000          $  2,083
    University of Maryland, Loan
     Program RB, Second Series
       6.000%,  06/01/05                                500               538
    University of Maryland, Medical
     Systems Project RB, Series A
       5.500%,  04/01/10                              2,000             2,140
    Washington County, Public
     Improvements GO, MBIA
       5.800%,  01/01/15                              1,250             1,356
    Washington, Suburban
     Sanitation District GO, Sewer
     Improvements
       5.300%,  06/01/08                              1,000             1,058
       5.600%,  06/01/18                              1,000             1,051
--------------------------------------------------------------------------------
    Total Maryland                                                   $119,095
--------------------------------------------------------------------------------
    PUERTO RICO -- 4.5%
    Commonwealth of Puerto Rico,
     Public Improvements
     GO, MBIA
       6.250%,  07/01/12                              1,000             1,169
       4.875%,  07/01/23                              2,000             1,965
    Puerto Rico Electric Power
     Authority RB, MBIA
       5.250%,  07/01/15                              1,000             1,044
    Puerto Rico Public Finance
     Authority RB, AMBAC
       5.375%,  06/01/19                              1,500             1,592
--------------------------------------------------------------------------------
    Total Puerto Rico                                                $  5,770
--------------------------------------------------------------------------------
    TEXAS -- 0.4%
    Austin, Utility Systems RB,
     Series A
       9.100%,  05/15/00                                310               328
    Austin, Utility Systems RB,
     Series A, ETM
       9.100%,  05/15/00                                190               201
--------------------------------------------------------------------------------
    Total Texas                                                      $    529
--------------------------------------------------------------------------------
Total Municipal Bonds & Notes
    (Cost $120,725)                                                  $125,394
--------------------------------------------------------------------------------
CASH EQUIVALENT -- 0.0%
    Dreyfus Tax-Exempt Cash
     Management Fund                                     24                24
--------------------------------------------------------------------------------
Total Cash Equivalent
    (Cost $24)                                                       $     24
--------------------------------------------------------------------------------
Total Investments -- 98.4%
    (Cost $120,749)                                                  $125,418
================================================================================

                                                                    MARKET
DESCRIPTION                                                         VALUE (000)
--------------------------------------------------------------------------------
Other Assets and Liabilities, Net -- 1.6%                               2,023
================================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par value)
  based on 9,306,557 outstanding shares
  of beneficial interest                                               90,106
Portfolio Shares of Retail Class A
  (unlimited authorization -- no par value)
  based on 3,172,691 outstanding shares
  of beneficial interest                                              32,133
Accumulated net realized gain on investments                              533
Net unrealized appreciation on investments                              4,669
================================================================================
Total Net Assets -- 100.0%                                           $127,441
================================================================================
Net Asset Value, Offering and Redemption
Price Per Share-- Institutional Class                                $  10.21
================================================================================
Net Asset Value and Redemption
Price Per Share -- Retail Class A                                    $  10.21
================================================================================
Maximum Offering Price Per Share --
Retail Class A (10.21 / 95.50%)                                      $  10.69
================================================================================

(A) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Statement of Net Assets.

ETM--Escrowed to Maturity GO--General Obligation

RB--Revenue Bond

The following organizations have provided underlying credit support for securities listed above, as indicated.

AMBAC--American  Municipal Bond  Assurance  Corporation

FGIC--Financial  Guaranty  Insurance  Corporation

FSA--Financial Security Assurance

GNMA--Government National Mortgage Association

MBIA--Municipal  Bond  Insurance  Association


The  accompanying  notes  are  an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] ARK FUNDS: PENNSYLVANIA TAX-FREE PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]
General Obligatories -- 26%
Revenue Bonds -- 74%
% of Total Portfolio Investments

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
MUNICIPAL BONDS & NOTES -- 98.2%
    PENNSYLVANIA -- 96.2%
    Allegheny County GO,
     Series C-45, FGIC
       5.100%,  10/01/07                             $5,000         $   5,256
    Allegheny County, Industrial
     Development Authority RB,
     MBIA
       6.800%,  03/01/15                              3,500             3,811
    Allegheny County, Industrial
     Development Authority RB,
     USX Project
       6.100%,  01/15/18                              5,255             5,524
    Allegheny County, Pittsburgh
     International Airport RB,
     MBIA
       5.000%,  01/01/19                              5,000             4,931
    Allentown, Sacred Heart
     Hospital RB, Series A
       6.500%,  11/15/08                              2,665             2,888
    Bedford, Area School District
     GO, FSA
       4.750%,  04/15/24                              5,000             4,719
    Bensalem Township,
     Recreational Facilities
     Improvement RB, FGIC
       5.550%,  12/01/10                              1,390             1,473
    Bethlehem Area School
     Improvements RB, FGIC
       5.500%,  09/01/08                              3,000             3,244
    Bethlehem Area School
     Improvements RB,
     Pre-refunded @ 100,
     MBIA (A)
       5.750%,  03/01/06                              1,000             1,095
       5.850%,  03/01/06                              1,635             1,800
    Bucks County, Industrial
     Development Authority RB, ETM
      10.000%,  05/15/19                              4,775             7,724

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Burrell, School District
     GO, FGIC
       5.250%,  11/15/10                             $4,000          $  4,270
    Chester County, Community
     Hospital Health & Education
     Authority RB, MBIA
       5.625%,  07/01/10                              1,675             1,796
    Chester County, Health &
     Education Facilities Authority
     RB, Chester County
     Hospital, MBIA
       5.500%,  07/01/07                                965             1,040
       5.625%,  07/01/09                              1,985             2,119
    Chester County, Health &
     Education Facilities Authority
     RB, Immaculata College
       5.600%,  10/15/18                              1,000             1,001
       5.625%,  10/15/27                              1,000             1,000
    Chester County, Health &
     Education Facilities Authority
     RB, Main Line Health
     Systems, MBIA
       5.300%,  05/15/07                              3,045             3,228
    Cumberland County, Messiah
     College Project RB, AMBAC
       5.125%,  10/01/15                              2,800             2,852
    Dauphin County, Pinnacle
     Health System Project
     RB, MBIA
       5.100%,  05/15/08                                830               873
       5.200%,  05/15/09                                910               948
    Delaware County, Catholic
     Health Systems East RB,
     Series A, AMBAC
       4.875%,  11/15/14                              3,910             3,915
    Delaware County, Community
     Hospital Authority RB,
     AMBAC
       6.000%,  12/15/20                              4,000             4,135
    Delaware County, Dunwoody
     Village Project RB
       5.550%,  04/01/06                                300               309
    Delaware Valley, Regional
     Finance Authority RB, Series A
       5.900%,  04/15/16                              2,000             2,127
    Hazleton, School District
     Authority RB, Series C, FGIC
       5.250%,  03/01/10                              3,550             3,763
    Lancaster County, Hospital
     Authority RB, Masonic
     Homes Project
       4.750%,  11/15/02                              1,000             1,027

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]PENNSYLVANIA TAX-FREE PORTFOLIO (CONCLUDED)


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Lehigh County, Muhlenberg
     Hospital Center Project RB,
     ETM, GOH
       5.750%,  07/15/10                             $1,270         $   1,391
       5.750%,  07/15/10                              1,730             1,894
    Lehigh County, Public
     Improvements Project GO,
     Series A, CNTY GTD
       5.500%,  11/15/11                              2,000             2,122
       5.550%,  11/15/12                              2,100             2,229
    Montgomery County, Health &
     Higher Education
     Authority RB, AMBAC
       5.250%,  10/01/04                              2,070             2,194
       5.500%,  10/01/08                              1,275             1,380
    Montgomery County, Health &
     Higher Education Authority
     RB, Beaver College Project,
     CONLEE
       5.700%,  04/01/10                                500               541
    Norristown, School District
     Authority GO, FGIC
       5.500%,  09/01/14                                500               528
    Northampton County, Higher
     Education Authority RB,
     Lehigh University, MBIA
       5.750%,  08/15/03                              2,710             2,917
    Parkland, School District
     GO, FGIC
       5.000%,  09/01/18                              5,000             4,956
    Pennsylvania Convention Center
     Authority RB, ETM, FGIC
       6.000%,  09/01/19                              4,100             4,623
    Pennsylvania Intergovernmental
     Cooperative Authority
     RB, FGIC
       5.500%,  06/15/11                              3,300             3,486
    Pennsylvania Intergovernmental
     Cooperative Authority RB,
     Philadelphia Funding
     Program, FGIC
       5.400%,  06/15/09                              4,845             5,081
    Pennsylvania State Economic
     Development Authority RB,
     AMBAC
       6.000%,  07/01/06                              3,000             3,326
       6.000%,  07/01/07                              5,000             5,569
    Pennsylvania State Higher
     Education Facilities
     Authority RB, AMBAC
       5.000%,  06/15/19                              5,000             4,962

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Pennsylvania State Higher
     Education Facilities
     Authority RB, Drexel
     University, MBIA
       5.750%,  05/01/03                             $3,535         $   3,782
    Pennsylvania State Higher
     Education Facilities
     Authority RB, Series B
       5.350%,  01/01/08                              3,750             3,923
    Pennsylvania State Higher
     Education Facilities
     Authority RB, Temple
     University, First Series, MBIA
       5.000%,  04/01/19                              3,500             3,474
    Pennsylvania State Higher
     Education Facilities
     Authority RB, University
     of Pennsylvania Health
     Services Project, Series A
       5.500%,  01/01/09                              3,000             3,150
    Pennsylvania State Higher
     Education Facilities
     Authority RB, University
     of Pennsylvania Project
       5.600%,  01/01/10                                500               527
    Pennsylvania State Hospital RB,
     Geisinger Health Systems
       5.000%,  08/15/28                              4,990             4,747
    Pennsylvania State Housing
     Finance Agency RB, Series A
       6.000%,  10/01/13                              1,500             1,581
    Pennsylvania State Infrastructure
     Investment Authority RB,
     Water Utility Improvements,
     MBIA
       5.250%,  09/01/07                              2,720             2,900
    Pennsylvania State Public
     Improvements GO,
     Second Series
       6.000%,  07/01/09                              4,375             4,927
    Pennsylvania State Public
     Improvements GO,
     Second Series, FGIC
       5.375%,  11/15/07                              5,000             5,400
    Pennsylvania State Turnpike
     Commission RB, AMBAC
       4.750%,  12/01/27                              6,000             5,670
    Pennsylvania State
     University RB, GOI
       5.300%,  08/15/03                              5,000             5,281
    Philadelphia GO, FSA
       5.000%,  03/15/28                              5,000             4,869
    Philadelphia, Industrial
     Development Authority RB
       5.250%,  07/01/17                              1,000             1,014

                             (This page left blank)

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Philadelphia, Industrial
     Development Authority RB,
     Franklin Institute Project
       5.200%,  06/15/18                             $2,100          $  2,061
       5.200%,  06/15/26                              3,100             3,019
    Philadelphia, Industrial
     Development Authority RB,
     Girard Estate Coal
     Mining Project
       5.500%,  11/15/16                              3,590             3,725
    Philadelphia, Industrial
     Development Authority RB,
     Series A, MBIA
       6.000%,  02/15/07                              1,365             1,519
    Philadelphia, Jefferson Health
     Systems RB, MBIA
       5.500%,  05/15/05                              1,000             1,065
    Philadelphia, Justice Lease
     Authority RB, Series A, MBIA
       7.100%,  11/15/06                              4,095             4,464
    Philadelphia, School
     District GO, Series A, MBIA
       5.350%,  07/01/03                              5,000             5,294
       5.300%,  07/01/04                              3,500             3,719
    Philadelphia, Temple University
     Hospital RB, Series A
       6.625%,  11/15/23                              5,100             5,412
    Philadelphia, Water &
     Waste RB, MBIA
       6.250%,  08/01/07                              3,000             3,409
       6.250%,  08/01/08                              2,150             2,462
    Ridley Park, Taylor Hospital RB,
     Series A, ETM
       6.000%,  12/01/05                                755               809
    Scranton-Lackawanna,
     Mercy Health Hospital
     Facilities RB, Series B, MBIA
       5.625%,  01/01/16                              2,000             2,107
    Southeastern Pennsylvania
     Transit Authority RB,
     Series A, FGIC
       4.750%,  03/01/29                              5,000             4,706
    West Shore, Holy Spirit
     Hospital Project RB, MBIA
       5.600%,  01/01/13                                500               527

--------------------------------------------------------------------------------
    Total Pennsylvania                                               $219,610
--------------------------------------------------------------------------------
    PUERTO RICO -- 2.0%
    Puerto Rico Electric Power
     Authority RB, MBIA
       6.000%,  07/01/11                              4,000             4,565

--------------------------------------------------------------------------------
    Total Puerto Rico                                                $  4,565
--------------------------------------------------------------------------------
Total Municipal Bonds & Notes
    (Cost $218,038)                                                  $224,175
--------------------------------------------------------------------------------

                                                                     MARKET
DESCRIPTION                                           SHARES         VALUE (000)
--------------------------------------------------------------------------------
CASH EQUIVALENT -- 0.5%
    Blackrock Pennsylvania
     Municipal Money Market                           1,244          $  1,244
--------------------------------------------------------------------------------
Total Cash Equivalent
    (Cost $1,244)                                                    $  1,244
--------------------------------------------------------------------------------
Total Investments -- 98.7%
    (Cost $219,282)                                                  $225,419
================================================================================
Other Assets and Liabilities, Net-- 1.3%                             $  2,881
================================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par
  value) based on 21,943,390 outstanding
  shares of beneficial interest                                       217,691
Portfolio Shares of Retail Class A
  (unlimited authorization -- no par value)
  based on 373,591 outstanding shares
  of beneficial interest                                                3,809
Accumulated net realized gain on investments                              663
Net unrealized appreciation on investments                              6,137
================================================================================
Total Net Asset -- 100.0%                                            $228,300
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                           $  10.23
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                $  10.22
================================================================================
Maximum Offering Price Per Share --
    Retail Class A (10.22 / 95.50%)                                  $  10.70
================================================================================


(A) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Statement of Net Assets.

ETM--Escrowed to Maturity

GO--General Obligation

RB--Revenue Bond The following organizations have provided underlying credit support for securities listed above, as indicated.

AMBAC--American Municipal Bond Assurance Corporation

CNTY GTD--County Guaranteed

CONLEE--College Construction Loan Insurance Association

FGIC--Financial Guaranty Insurance Corporation

FSA--Financial Security Assurance

GOH--General Obligation of Hospital

GOI--General Obligation of Institution

MBIA--Municipal Bond Insurance Association


The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: INTERMEDIATE FIXED INCOME PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Preferred Stock -- 1%
Repurchase Agreements -- 2%
U.S. Government Agency
  Obligations -- 6%
U.S. Government
  Mortgage-Backed
  Obligations -- 11%
Asset-Backed
  Securities -- 11%
Yankee Bonds -- 1%
U.S. Treasury
  Obligations -- 38%
Corporate
  Obligations -- 30%
% of Total Portfolio Investments

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 37.5%
    U.S. Treasury Notes
       7.500%,  10/31/99                             $7,000           $ 7,091
       7.500%,  11/15/01                              3,000             3,165
       6.250%,  02/28/02                              7,500             7,706
       5.375%,  06/30/03                              1,000             1,004
       7.875%,  11/15/04                              7,500             8,403
       6.500%,  05/15/05                              2,000             2,115
       5.625%,  02/15/06                              1,885             1,908
       6.250%,  02/15/07                              6,000             6,308
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $37,256)                                                    $37,700
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 5.8%
    Federal National Mortgage
     Association
       6.270%,  09/20/00                              2,500             2,512
       6.000%,  05/15/08                              3,260             3,285
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligations
    (Cost $5,824)                                                     $ 5,797
--------------------------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-
  BACKED OBLIGATIONS -- 10.9%
    Federal Home Loan Bank
       6.634%,  02/20/04                                709               709
    Federal National Mortgage
     Association
       6.500%,  05/01/08                                634               640
       6.500%,  10/01/08                              2,342             2,362
       6.000%,  04/01/11                              1,999             1,981
       5.500%,  04/01/18                              1,128             1,063
    Federal National Mortgage
     Association, REMIC
       6.250%,  07/25/08                              1,590             1,598
       7.000%,  07/18/18                              1,223             1,225
       6.000%,  11/25/28                              1,368             1,369
--------------------------------------------------------------------------------
Total U.S. Government Mortgage-
    Backed Obligations
    (Cost $10,979)                                                    $10,947
--------------------------------------------------------------------------------

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 31.2%
    AT&T, MTN
       6.000%,  03/15/09                             $1,500           $ 1,464
    Bank of New York
       6.625%,  06/15/03                              1,500             1,532
    Cable & Wireless
     Communications
       6.375%,  03/06/03                              1,000             1,004
    Columbus Southern
     Power, MTN
       6.510%,  02/01/08                              1,250             1,256
    Comcast Cablevision, MTN
       8.375%,  05/01/07                              1,000             1,120
    Conseco
       6.400%,  02/10/03                              1,000               971
    Dillard's
       6.690%,  08/01/07                              1,370             1,353
    Federal-Mogul
       7.750%,  07/01/06                                750               750
    First Union
       8.770%,  11/15/04                              1,350             1,374
    Fred Meyer
       7.375%,  03/01/05                              1,000             1,031
    H.F. Ahmanson, Washington
     Mutual
       9.875%,  11/15/99                              1,500             1,533
    Lucent Technologies
       7.250%,  07/15/06                              1,505             1,605
    Merita Bank, YB
       6.500%,  01/15/06                              1,350             1,347
    Merrill Lynch
       7.200%,  10/15/12                              1,500             1,534
    National Rural Utilities, MTN
       7.300%,  09/15/06                              1,250             1,344
    Norwest Financial
       6.375%,  09/15/02                              1,370             1,389
    Oryx Energy
       8.375%,  07/15/04                              1,000             1,075
    Progressive
       6.600%,  01/15/04                                550               562
    Sara Lee, MTN
       6.150%,  06/19/08                              1,700             1,696
    Sprint Capital
       6.125%,  11/15/08                              1,500             1,446
    Star Bank NA-Cincinnati
       6.375%,  03/01/04                              1,425             1,430
    Storage USA
       7.125%,  11/01/03                              1,000               985
    Time Warner
       9.125%,  01/15/13                              1,225             1,488
    Time Warner, PAT (A)
       4.900%,  07/29/99                              1,000               997

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Worldcom
       7.750%,  04/01/07                            $ 1,000          $  1,077
-------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $31,305)                                                   $ 31,363
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 10.6%
    EQCC Home Equity Loan
     Trust, Series 1999-1,
     Class A3F
       5.915%,  03/20/29                              1,525             1,519
    IMC Home Equity Loan
     Trust, Series 1997-3,
     Class A4
       6.840%,  10/20/13                              1,000             1,006
    Key Auto Finance Trust,
     Series 1999-1, Class A3
       5.630%,  07/15/03                              1,915             1,916
    Premier Auto Trust,
     Series 1996-2, Class A4
       6.575%,  10/06/00                              1,154             1,161
    Premier Auto Trust,
     Series 1998-4, Class A3
       5.690%,  06/08/02                                605               607
    The Money Store Home
     Equity Trust,
     Series 1996-C, Class A4
       7.400%,  06/15/21                              1,513             1,554
    The Money Store Home
     Equity Trust,
     Series 1997-D, Class A5
       6.555%,  12/15/38                              1,620             1,629
    The Money Store Home
     Equity Trust,
     Series 1998-B, Class AF4
       6.115%,  06/15/21                              1,265             1,256
--------------------------------------------------------------------------------
Total Asset-Backed Securities
    (Cost $10,623)                                                   $ 10,648
--------------------------------------------------------------------------------
PREFERRED CONVERTIBLE STOCK -- 0.9%
    SPG Properties                                   20,000               906
--------------------------------------------------------------------------------
Total Preferred Convertible Stock
    (Cost $1,012)                                                    $    906
-------------------------------------------------------------------------------

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 2.0%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $1,973,734 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $2,041,358)                              $ 1,973          $  1,973
--------------------------------------------------------------------------------
    (Cost $1,973)                                                    $  1,973
--------------------------------------------------------------------------------
Total Investments -- 98.9%
    (Cost $98,972)                                                   $ 99,334
================================================================================
Other Assets and Liabilities, Net -- 1.1% (B)                        $  1,085
================================================================================
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par
  value) based on 10,116,471 outstanding shares
  of beneficial interest                                               99,843
Undistributed net investment income                                         8
Accumulated net realized gain on investments                              206
Net unrealized appreciation on investments                                362
================================================================================


Total Net Assets -- 100.0%                                           $100,419
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                           $   9.93
================================================================================

(A) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.

(B) Other Assets and Liabilities representing greater than five percent of total net assets include the following (000):
    Collateral received for securities on loan     $11,205
    Payable upon return of securities on loan      $11,205

MTN--Medium Term Note

PAT--Putable Asset Trust

REMIC--Real Estate Mortgage Investment Conduit

YB--Yankee Bond


The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: U.S. GOVERNMENT BOND PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase Agreements -- 2%
Asset-Backed
  Obligations -- 5%
Corporate
  Obligations -- 20%
U.S. Treasury
  Obligations -- 21%
Preferred Stock -- 2%
U.S. Government
  Mortgage-Backed
  Obligations -- 28%
U.S. Government
  Agency
  Obligations -- 22%
% of Total Portfolio Investments

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 21.5%
    U.S. Treasury Bonds
       7.500%,  11/15/16                            $ 5,000           $ 5,857
       5.250%,  11/15/28                              1,500             1,387
    U.S. Treasury Notes
       5.375%,  02/15/01                             21,700            21,806
       5.500%,  01/31/03                              5,000             5,038
       5.500%,  03/31/03                             18,000            18,144
       5.625%,  05/15/08                              3,000             3,042
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $55,422)                                                    $55,274
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 21.7%
    Federal Home Loan Bank
       5.540%,  07/15/99                             15,000            15,016
       5.375%,  03/02/01                             10,000            10,000
    Federal Home Loan Mortgage
     Corporation
       5.750%,  04/15/08                              3,000             2,973
    Federal National Mortgage
     Association
       6.000%,  05/15/08                             10,000            10,076
    Federal National Mortgage
     Association, MTN
       6.030%,  07/07/99                             10,000            10,020
       6.470%,  09/25/12                              7,500             7,731
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligations
    (Cost $55,943)                                                    $55,816
--------------------------------------------------------------------------------

U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 28.4%
    Federal Home Loan Mortgage
     Corporation
       6.000%,  03/01/13                             18,536            18,391
       6.250%,  01/15/20                              3,000             2,988
    Federal Home Loan Mortgage
     Corporation, REMIC
       6.000%,  04/15/21                              5,000             4,957
       6.250%,  09/15/23                              5,000             5,030


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Federal National Mortgage Association
       7.000%,  09/01/27                            $ 3,420           $ 3,482
       6.500%,  08/01/28                              4,677             4,652
       6.500%,  08/01/28                              5,323             5,293
       6.500%,  08/01/28                              2,819             2,803
       6.500%,  08/01/28                              5,887             5,854
       6.500%,  03/01/29                              5,039             5,008
       6.500%,  03/01/29                              3,996             3,971
       7.000%,  03/01/29                              3,133             3,175
       6.500%,  05/01/29                              3,000             2,981
    Federal National Mortgage Association, REMIC
       6.500%,  10/25/23                              4,671             4,696
--------------------------------------------------------------------------------
Total U.S. Government Mortgage-
    Backed Obligations
    (Cost $73,294)                                                    $73,281
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 19.7%
    ENTERTAINMENT -- 1.2%
    Royal Caribbean Cruises, YB
       8.250%,  04/01/05                              3,000             3,161
--------------------------------------------------------------------------------
    Total Entertainment                                               $ 3,161
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 5.6%
    Amvescap PLC, YB
       6.375%,  05/15/03                              2,500             2,455
    Conseco
       6.400%,  02/10/03                              3,000             2,914
    Golden State Escrow
       7.000%,  08/01/03                              2,000             1,998
    Green Tree Financial
      10.250%,  06/01/02                              2,000             2,088
    Newcourt Credit
       6.875%,  02/16/05                              2,000             2,042
    Spieker Properties LP
       6.750%,  01/15/08                              3,000             2,869

--------------------------------------------------------------------------------
    Total Financial Services                                          $14,366
--------------------------------------------------------------------------------
    INDUSTRIAL -- 7.0%
    B.F. Goodrich
       7.000%,  04/15/38                              2,000             1,883
    Conagra
       7.375%,  02/01/05                              1,000             1,034
    Federal-Mogul
       7.750%,  07/01/06                              1,500             1,500
    Husky Oil, YB
       7.550%,  11/15/16                              2,000             1,888
    Pepsi Bottling Group (A)
       7.000%,  03/01/29                              2,500             2,481
    Qwest Communications
     International (A)
       7.250%,  11/01/08                              1,000             1,031
    Saga Petroleum A.S., YB
       9.125%,  07/15/14                              4,000             4,460
    Tennessee Gas Pipeline
       7.000%,  10/15/28                              1,600             1,580

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                  PRINCIPAL           MARKET
DESCRIPTION                                   AMOUNT/SHARES(000)    VALUE (000)
--------------------------------------------------------------------------------
    Union Electric
       8.750%,  12/01/21                            $ 2,000          $  2,133
--------------------------------------------------------------------------------
    Total Industrial                                                 $ 17,990
--------------------------------------------------------------------------------
    RETAIL -- 1.3%
    Fred Meyer
       7.375%,  03/01/05                              3,200             3,300
--------------------------------------------------------------------------------
    Total Retail                                                     $  3,300
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 4.6%
    360 Communications
       7.600%,  04/01/09                              3,000             3,266
    New York Telephone
       9.375%,  07/15/31                              3,850             4,264
    Sprint Capital
       6.125%,  11/15/08                              2,500             2,409
       6.900%,  05/01/19                              2,000             1,994
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                            $ 11,933
--------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $52,102)                                                   $ 50,750
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 5.0%
    Contimortgage Home Equity
     Loan Trust, Series 1998-2,
     Class A6
       6.360%,  11/15/19                              2,500             2,497
    Contimortgage Home Equity
     Loan Trust, Series 1998-1,
     Class A6
       6.250%,  12/15/18                              3,000             3,042
    The Money Store Home
     Equity Trust, Series 1996-C,
     Class A4
       7.400%,  06/15/21                              4,000             4,108
    The Money Store Home Equity
     Trust, Series 1997-D,
     Class AF3
       6.345%,  11/15/21                              3,336             3,356
--------------------------------------------------------------------------------
Total Asset-Backed Securities
    (Cost $12,915)                                                   $ 13,003
--------------------------------------------------------------------------------
PREFERRED STOCK -- 1.4%
    SPG Properties                                   80,000             3,625
--------------------------------------------------------------------------------
    (Cost $4,032)                                                    $  3,625
--------------------------------------------------------------------------------


                                                PRINCIPAL            MARKET
DESCRIPTION                                     AMOUNT (000)         VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 2.4%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $6,194,285 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $6,381,988)                             $ 6,192          $  6,192
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $6,192)                                                    $  6,192
--------------------------------------------------------------------------------
Total Investments -- 100.1%
    (Cost $259,900)                                                  $257,941
================================================================================
Other Assets and Liabilities, Net -- (0.1%) (B)                      $   (372)
================================================================================
NET ASSETS:
Portfolio  Shares of  Institutional  Class
   (unlimited  authorization  -- no par value)
   based on 26,099,821 outstanding shares
   of beneficial interest                                             259,278
Portfolio  Shares of Retail  Class A (unlimited
   authorization  -- no par value) based on
   228,773 outstanding shares of beneficial
   interest                                                             2,275
Undistributed net investment income                                         3
Accumulated net realized loss on investments                           (2,028)
Net unrealized depreciation on investments                             (1,959)
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                                           $257,569
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                           $   9.78
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                $   9.79
================================================================================
Maximum Offering Price Per Share --
    Retail Class A (9.79 / 95.50%)                                   $  10.25
================================================================================


(A) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.

(B) Other Assets and Liabilities representing greater than five percent of total net assets include the following (000):

      Collateral received for securities on loan  $ 39,250

      Payable upon return of securities on loan   $ 39,250

MTN--Medium Term Note

REMIC--Real Estate Mortgage Investment Conduit

PLC--Public Limited Company

YB--Yankee Bond


The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: INCOME PORTFOLIO

[PIE CHART OMITTED]

[PLOT POINT ARE AS FOLLOWS]

Non-Agency Mortgage-Backed Obligations -- 1%
U.S. Government Agency Obligations -- 2%
Repurchase Agreements -- 4%
Yankee Bonds -- 5%
Asset-Backed Securities -- 7%
U.S. Treasury
  Obligations -- 19%
Preferred Stock -- 1%
Corporate
  Obligations -- 36%
U.S. Government
  Mortgage-Backed
  Obligations -- 25%
% of Total Portfolio Investments

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 23.2%
    U.S. Treasury Bonds
      10.750%,  08/15/05                            $15,000         $  19,209
       6.125%,  11/15/27                                600               621
       5.500%,  08/15/28                              1,950             1,856
    U.S. Treasury Notes
       6.375%,  09/30/01                              5,000             5,138
       7.500%,  11/15/01                              5,000             5,274
       6.250%,  06/30/02                             20,000            20,568
       5.750%,  08/15/03                              5,000             5,091
       7.875%,  11/15/04                             20,000            22,408
       7.500%,  02/15/05                              2,500             2,764
       4.750%,  11/15/08                              2,000             1,910
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $83,030)                                                   $ 84,839
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 1.9%
    Federal National Mortgage
     Association
       8.625%,  11/10/04                                400               407
       6.000%,  05/15/08                              5,000             5,038
    Federal National Mortgage
     Association, MTN
       7.840%,  06/09/06                              1,500             1,503
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligations
    (Cost $7,004)                                                    $  6,948
--------------------------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 29.5%
    Federal Home Loan Mortgage
     Corporation
       8.500%,  11/01/01                                 32                33
       9.000%,  01/01/02                                 21                23
       8.000%,  01/01/08                                 80                85
      14.750%,  03/01/10                                 28                34
       8.500%,  09/01/26                                948               998
    Federal Home Loan Mortgage
     Corporation, GTD
       9.000%,  09/15/08                                 28                30
      12.450%,  09/15/09                                  9                11


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Federal National Mortgage
     Association
       7.000%,  02/01/26                            $ 2,247          $  2,277
       7.000%,  03/01/29                              1,955             1,982
    Federal National Mortgage
     Association (A)
       6.000%,  05/01/14                             15,000            14,864
       6.500%,  05/01/29                             55,000            54,656
    Federal National Mortgage
     Association, REMIC
       9.750%,  09/25/18                                356               382
       6.000%,  07/18/26                             10,731            10,259
    Government National
     Mortgage Association
       7.500%,  05/15/22                                628               647
       7.500%,  10/15/23                              2,782             2,868
       7.500%,  12/15/23                              1,250             1,289
       7.000%,  02/15/24                              3,357             3,408
       7.000%,  05/15/24                              3,269             3,319
       7.000%,  05/15/24                              3,364             3,416
       7.500%,  05/15/24                              2,537             2,615
       7.500%,  10/15/24                              2,084             2,148
       7.000%,  09/20/25                              1,332             1,347
    Government National Mortgage
     Association, REMIC
       7.750%,  06/16/20                              1,000             1,034
--------------------------------------------------------------------------------
Total U.S. Government Mortgage-
    Backed Obligations
    (Cost $107,094)                                                  $107,725
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 43.2%
    BANKS -- 11.1%
    Bank of New York (B)
       7.780%,  12/01/26                              1,500             1,530
    BankAmerica, Series A (B)
       8.070%,  12/31/26                              2,500             2,588
    Crestar Financial
       8.160%,  12/15/26                              3,500             3,723
    First National Bank Chicago (C)
       4.880%,  04/13/00                             10,000             9,994
    First Union National Bank (C)
       5.090%,  05/16/00                             10,000            10,000
    Mellon Capital I
       7.720%,  12/01/26                              2,500             2,534
    NationsBank (C)
       4.830%,  08/03/99                              5,000             4,999
       4.905%,  04/05/00                              5,000             4,986
--------------------------------------------------------------------------------
    Total Banks                                                      $ 40,354
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 3.6%
    Comcast Cablevision
       8.875%,  05/01/17                              2,000             2,393
    Comcast Cablevision, MTN
       8.375%,  05/01/07                              2,725             3,052
    CSC Holdings
       7.875%,  02/15/18                              2,500             2,562

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Time Warner
       7.250%,  10/15/17                            $ 2,000          $  2,060
    Time Warner, PAT (B)
       4.900%,  07/29/99                              3,000             2,993
--------------------------------------------------------------------------------
    Total Entertainment                                              $ 13,060
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 11.9%
    American Express Centurion (C)
       4.950%,  04/24/00                              5,000             5,000
    Golden State Escrow
       7.000%,  08/01/03                              2,000             1,998
       7.125%,  08/01/05                              2,000             1,998
    Household Finance
       5.875%,  02/01/09                              5,000             4,762
    Merrill Lynch, MTN,
     Series B (C)
       5.040%,  03/09/00                             10,000             9,991
    Morgan Stanley, Dean Witter,
     Discover, Euro MTN,
     Series D (C)
       5.150%,  12/19/01                              7,380             7,374
    Newcourt Credit
       6.875%,  02/16/05                              7,500             7,659
    Spieker Properties LP
       6.750%,  01/15/08                              3,000             2,869
    Storage USA
       7.125%,  11/01/03                              2,000             1,970
--------------------------------------------------------------------------------
    Total Financial Services                                         $ 43,621
--------------------------------------------------------------------------------
    INDUSTRIAL -- 7.1%
    B.F. Goodrich
       7.000%,  04/15/38                              2,500             2,353
    Canadian National Railway
       6.450%,  07/15/06                              2,000             1,995
    Federal-Mogul
       7.750%,  07/01/06                              3,400             3,400
    J Seagram & Sons
       7.500%,  12/15/18                              4,000             4,060
    James River
       6.750%,  10/01/99                              2,000             2,010
    Nabisco, PAT (B)
       6.300%,  08/26/99                              1,500             1,502
    Oryx Energy
       9.500%,  11/01/99                              1,000             1,016
      10.000%,  04/01/01                              1,500             1,599
       8.375%,  07/15/04                              1,000             1,075
    Pepsi
       7.000%,  03/01/29                              5,000             4,962
    Tennessee Gas Pipeline
       7.000%,  10/15/28                              2,000             1,975
--------------------------------------------------------------------------------
    Total Industrial                                                 $ 25,947
--------------------------------------------------------------------------------
    RETAIL -- 3.6%
    Dillard's
       5.790%,  11/15/01                              2,000             1,963
       7.000%,  12/01/28                              3,000             2,891


                                                    PRINCIPAL         MARKET
DESCRIPTION                                        AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
    Fred Meyer
       7.375%,  03/01/05                            $ 5,000          $  5,156
    Great Atlantic & Pacific Tea
       7.750%,  04/15/07                              1,000             1,004
    Kroger
       7.650%,  04/15/07                              2,000             2,148
--------------------------------------------------------------------------------
    Total Retail                                                     $ 13,162
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 4.5%
    360 Communications
       7.600%,  04/01/09                              1,500             1,633
    GTE South
       6.125%,  06/15/07                              2,000             1,990
    New York Telephone
       9.375%,  07/15/31                              3,000             3,323
    Qwest Communications
     International (B)
       7.250%,  11/01/08                              5,000             5,156
    Sprint Capital
       6.900%,  05/01/19                              2,500             2,493
       6.875%,  11/15/28                              2,000             1,940
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                            $ 16,535
--------------------------------------------------------------------------------
    UTILITIES -- 1.4%
    Puget Sound Energy, MTN
       7.250%,  12/10/99                              5,000             5,050
--------------------------------------------------------------------------------
    Total Utilities                                                  $  5,050
--------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $156,969)                                                  $157,729
--------------------------------------------------------------------------------
YANKEE BONDS -- 5.5%
    Amvescap PLC, Series REGS
       6.375%,  05/15/03                              2,000             1,964
    Bank of Montreal Chicago (C)
       4.895%,  03/30/00                             10,000             9,997
    Gulf Canada Resources
       8.250%,  03/15/17                              2,000             1,900
    Husky Oil (B)
       7.550%,  11/15/16                              2,100             1,982
    Royal Caribbean Cruises
       7.250%,  08/15/06                              3,000             3,026
    Saga Petroleum A.S. (B)
       9.125%,  07/15/14                              1,000             1,115
--------------------------------------------------------------------------------
Total Yankee Bonds
    (Cost $20,375)                                                   $ 19,984
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 8.3%
    Citibank Credit Card Master
     Trust I, Series 1998-9, Class A
       5.300%,  01/09/06                              2,000             1,938
    Continental Home Equity Trust,
     Series 1998-1, Class A6
       6.580%,  12/15/18                              3,000             3,042
    IMC Home Equity Loan Trust,
     Series 1997-2, Class A3
       6.940%,  11/20/11                              3,408             3,432

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]Income Portfolio (Concluded)


                                                    PRINCIPAL AMOUNT    MARKET
DESCRIPTION                                         (000)/SHARES        VALUE (000)
--------------------------------------------------------------------------------
    IMC Home Equity Loan Trust,
     Series 1997-3, Class A4
       6.840%, 10/20/13                                $ 3,000          $  3,019
    L.A. Arena Funding,
     Series 99-1, Class A
       7.656%, 12/15/26                                  2,000             2,000
    Premier Auto Trust,
     Series 1996-2, Class A4
       6.575%, 10/06/00                                  3,370             3,390
    Premier Auto Trust,
     Series 1998-3, Class A3
       5.880%, 12/08/01                                  2,800             2,819
    The Money Store Home Equity
     Trust, Series 1996-C,
     Class A4
       7.400%, 06/15/21                                  3,000             3,081
    The Money Store Home Equity
     Trust, Series 1997-D,
     Class AF3
       6.345%, 11/15/21                                  3,336             3,356
    The Money Store Home Equity
     Trust, Series 1997-D,
     Class AF5
       6.555%, 12/15/38                                  4,350             4,375
--------------------------------------------------------------------------------
Total Asset-Backed Securities
    (Cost $30,319)                                                      $ 30,452
--------------------------------------------------------------------------------
Non-Agency Mortgage-Backed Obligations -- 1.5%
    Countrywide Funding,
     Series 1994-4, Class A12
       6.950%, 04/25/24                                  5,452             5,311
    Residential Asset Securitization,
     Series 1996-A8, Class A1
       8.000%, 12/25/26                                     85                85
--------------------------------------------------------------------------------
Total Non-Agency Mortgage-Backed
    Obligations
    (Cost $5,204)                                                       $  5,396
--------------------------------------------------------------------------------

Preferred Stock -- 1.1%
    SPG Properties                                      90,000             4,078
--------------------------------------------------------------------------------
Total Preferred Stock
    (Cost $4,573)                                                       $  4,078
--------------------------------------------------------------------------------

Repurchase Agreement -- 5.0%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $18,164,320 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $18,707,468)                                $18,157          $ 18,157
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $18,157)                                                      $ 18,157
--------------------------------------------------------------------------------

                                                                      MARKET
DESCRIPTION                                                           VALUE (000)
--------------------------------------------------------------------------------
Total Investments -- 119.2%
    (Cost $432,725)                                                   $435,308
================================================================================
Other Assets and Liabilities, Net -- (19.2%) (D)                      $(69,973)
================================================================================

Net Assets:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par
  value) based on 35,351,972 outstanding
  shares of beneficial interest                                        355,866
Portfolio Shares of Retail Class A
   (unlimited authorization -- no par value)
   based on 840,879 outstanding shares
   of beneficial interest                                                8,631
Portfolio Shares of Retail Class B
   (unlimited authorization -- no par value)
   based on 27,747 outstanding shares
   of beneficial interest                                                  284
Distribution in excess of net investment income                            (16)
Accumulated net realized loss on investments                            (2,013)
Net unrealized appreciation on investments                               2,583
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                                            $365,335
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share-- Institutional Class                             $  10.08
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                 $  10.20
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($10.20 / 95.50%)                                  $  10.68
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B                                 $  10.08
================================================================================
(A) When Issued Security (total cost $69,725,781)
(B) Security exempt from registration under Rule 144A of the Securities Act of
    1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.
(C) Variable Rate Security. The rate reported onthe Statement of Net Assets is the rate in effect on April 30, 1999.
(D) Other Assets and Liabilities representing greater than five percent of total net assets include the following (000):
      Collateral received for securities on loan                      $ 66,927
      Payable upon return of securities on loan                       $ 66,927
GTD--Guaranteed Mortgage Certificate
MTN--Medium Term Note
PAT--Putable Asset Trust
REMIC--Real Estate Mortgage Investment Conduit
The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]ARK FUNDS: BALANCED PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

U.S. Government Agency Obligations -- 1%
Asset-Backed Securities -- 2%
Repurchase Agreements -- 5%
U.S. Treasury Obligations -- 6%
U.S. Government Mortgage -- Backed Obligations -- 9%
Corporate Obligations -- 10%
Non-Agency Mortgage-Backed Obligations -- 1%
Common Stocks -- 66%
% of Total Portfolio Investments

                                                                       MARKET
DESCRIPTION                                          SHARES            VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 66.1%
    AUTOMOTIVE -- 1.0%
    Borg-Warner Automotive                            25,000           $ 1,419
--------------------------------------------------------------------------------
    Total Automotive                                                   $ 1,419
--------------------------------------------------------------------------------
    AEROSPACE & DEFENSE -- 0.7%
    Lockheed Martin                                   24,000             1,034
--------------------------------------------------------------------------------
    Total Aerospace & Defense                                          $ 1,034
--------------------------------------------------------------------------------
    BANKS -- 3.8%
    Bank One                                          24,200             1,428
    Chase Manhattan                                   20,000             1,655
    Washington Mutual                                 30,000             1,234
    Wells Fargo                                       29,000             1,252
--------------------------------------------------------------------------------
    Total Banks                                                        $ 5,569
--------------------------------------------------------------------------------
    BROADCASTING, NEWSPAPERS & ADVERTISING -- 3.6%
    Adelphia Communications,
     Cl A*                                             5,000               341
    Chancellor Media, Cl A*                           25,000             1,372
    MediaOne Group*                                   20,000             1,631
    Young & Rubicam*                                  49,375             1,966
--------------------------------------------------------------------------------
    Total Broadcasting, Newspapers & Advertising                       $ 5,310
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT -- 5.6%
    Ascend Communications*                            10,000               966
    Cisco Systems*                                    17,000             1,939
    Comverse Technology*                              37,500             2,405
    Motorola                                          20,000             1,603
    Nokia, Cl A, ADR                                  18,000             1,335
--------------------------------------------------------------------------------
    Total Communications Equipment                                     $ 8,248
--------------------------------------------------------------------------------
    Microsoft*                                        15,000             1,220
    Networks Associates*                              30,000               397
--------------------------------------------------------------------------------
    Total Computer Software                                            $ 1,617
-------------------------------------------------------------------------------
    COMPUTERS & SERVICES -- 4.9%
    Compaq Computer                                   46,668             1,041
    Electronics for Imaging*                          50,000             2,366
    EMC*                                              18,000             1,961
    Jabil Circuit*                                    40,000             1,863
--------------------------------------------------------------------------------
    Total Computers & Services                                         $ 7,231
--------------------------------------------------------------------------------

                                                                       MARKET
DESCRIPTION                                           SHARES           VALUE (000)
--------------------------------------------------------------------------------
    CONGLOMERATE -- 0.8%
    Tyco International Limited                        15,000           $ 1,219
--------------------------------------------------------------------------------
    Total Conglomerate                                                 $ 1,219
--------------------------------------------------------------------------------
    Abbott Laboratories                               25,000             1,211
    American Home Products                            25,000             1,525
    Amgen*                                            35,000             2,150
    Bristol-Myers Squibb                              30,000             1,907
    Schering Plough                                   20,000               966
    Warner Lambert                                    30,000             2,038
    Watson Pharmaceuticals*                           30,000             1,215
--------------------------------------------------------------------------------
    Total Drugs                                                        $11,012
--------------------------------------------------------------------------------
    ELECTRICAL EQUIPMENT -- 0.9%
    General Electric                                  13,000             1,372
--------------------------------------------------------------------------------
    Total Electrical Equipment                                         $  ,372
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 5.5%
    AT&T-Liberty Media, Cl A*                         18,917             1,208
    Carnival, Cl A                                    35,000             1,444
    CBS                                               20,000               911
    Mirage Resorts*                                   40,000               897
    Time Warner                                       25,000             1,750
    Viacom, Cl B*                                     25,000             1,022
    Walt Disney                                       28,000               889
--------------------------------------------------------------------------------
    Total Entertainment                                                $ 8,121
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 5.0%
    Citigroup                                         35,000             2,634
    Freddie Mac                                       30,000             1,882
    Morgan Stanley,
     Dean Witter, Discover                            20,000             1,984
    Waddell & Reed
     Financial, Cl A                                  40,000               902
--------------------------------------------------------------------------------
    Total Financial Services                                           $ 7,402
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 3.6%
    Interstate Bakeries                               40,000               890
    PepsiCo                                           40,000             1,477
    Ralston Purina Group                              60,000             1,830
    Seagram                                           20,000             1,147
--------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                                     $ 5,344
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS & APPLIANCES -- 3.4%
    Colgate-Palmolive                                 15,000             1,537
    Dial                                              55,000             1,870
    Gillette                                          10,000               522
    Windmere-Durable Holdings                         90,000             1,035
--------------------------------------------------------------------------------
    Total Household Products & Appliances                              $ 4,964
--------------------------------------------------------------------------------
    INSURANCE -- 1.0%
    American International Group                      12,375             1,453
--------------------------------------------------------------------------------
    Total Insurance                                                    $ 1,453
--------------------------------------------------------------------------------
    Callaway Golf                                     50,000               753
    Mattel                                            40,000             1,035
--------------------------------------------------------------------------------
    Total Leisure Products                                             $ 1,788
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]BALANCED PORTFOLIO (CONTINUED)


                                                                       MARKET
DESCRIPTION                                          SHARES            VALUE (000)
--------------------------------------------------------------------------------
    MACHINERY -- 0.8%
    Black & Decker                                    20,000           $ 1,135
--------------------------------------------------------------------------------
    Total Machinery                                                    $ 1,135
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS & SERVICES -- 0.8%
    Johnson & Johnson                                 11,600             1,131
--------------------------------------------------------------------------------
    Total Medical Products & Services                                  $ 1,131
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS SERVICES -- 3.5%
    Cendant*                                         125,000             2,250
    First Data                                        30,000             1,273
    Nielson Media Research*                           40,000             1,095
    USWeb*                                            25,000               561
--------------------------------------------------------------------------------
    Total Miscellaneous Business Services                              $ 5,179
--------------------------------------------------------------------------------
    OIL SERVICE -- 1.1%
    Halliburton                                       40,000             1,705
--------------------------------------------------------------------------------
    Total Oil Service                                                  $ 1,705
--------------------------------------------------------------------------------
    PAPER & PAPER PRODUCTS -- 0.6%
    Kimberly-Clark                                    15,000               920
--------------------------------------------------------------------------------
    Total Paper & Paper Products                                       $   920
--------------------------------------------------------------------------------
    PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 0.7%
    Xerox                                             18,000             1,057
--------------------------------------------------------------------------------
    Total Photographic Equipment & Supplies                            $ 1,057
--------------------------------------------------------------------------------
    PROFESSIONAL SERVICES -- 0.4%
    Sylvan Learning Systems*                          25,000               628
--------------------------------------------------------------------------------
    Total Professional Services                                         $  628
--------------------------------------------------------------------------------
    RETAIL -- 3.9%
    Dayton Hudson                                     17,000             1,144
    Home Depot                                        20,000             1,199
    Linens 'N Things*                                 33,000             1,510
    Rite Aid                                          40,000               933
    Wal-Mart Stores                                   22,000             1,012
--------------------------------------------------------------------------------
    Total Retail                                                       $ 5,798
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/INSTRUMENTS -- 1.2%
    Intel                                             30,000             1,836
--------------------------------------------------------------------------------
    Total Semi-Conductors/Instruments                                  $ 1,836
--------------------------------------------------------------------------------
    TECHNOLOGY -- 0.7%
    American Power Conversion*                        30,000               990
--------------------------------------------------------------------------------
    Total Technology                                                   $   990
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS-- 2.8%
    Alltel                                            15,000             1,012
    MCI WorldCom*                                     23,000             1,890
    Sprint PCS Group*                                 30,000             1,271
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                              $ 4,173
--------------------------------------------------------------------------------
    (Cost $63,464)                                                     $97,655
--------------------------------------------------------------------------------
PREFERRED STOCK -- 0.3%
    SPG Properties                                     8,000               363
--------------------------------------------------------------------------------
Total Preferred Stock
    (Cost $408)                                                        $   363
--------------------------------------------------------------------------------

                                                     PRINCIPAL         MARKET
DESCRIPTION                                          AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 6.2%
    U.S. Treasury Bonds
       8.000%,  11/15/21                             $   500           $   627
       6.125%,  11/15/27                                  60                62
       5.500%,  08/15/28                                  60                57
       5.250%,  11/15/28                                 500               462
    U.S. Treasury Notes
       7.500%,  10/31/99                               2,500             2,533
       7.750%,  02/15/01                               1,100             1,149
       7.500%,  11/15/01                               1,000             1,055
       7.500%,  02/15/05                                 500               553
       6.625%,  05/15/07                               2,500             2,691
--------------------------------------------------------------------------------
Total U.S. Treasury Obligations
    (Cost $9,277)                                                      $ 9,189
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATION -- 1.2%
    Federal National Mortgage
     Association
       6.000%,  05/15/08                               1,750             1,763
--------------------------------------------------------------------------------
Total U.S. Government Agency Obligation
    (Cost $1,783)                                                      $ 1,763
--------------------------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 8.5%
    Federal Home Loan Mortgage
     Corporation
       8.500%,  11/01/01                                  17                17
       9.000%,  01/01/02                                  25                25
       9.500%,  07/01/02                                   4                 4
       6.500%,  04/01/08                                 736               744
       8.500%,  09/01/26                                 105               111
    Federal National Mortgage
     Association
      10.500%,  12/01/00                                   2                 2
       7.000%,  02/01/07                                 234               240
       7.000%,  12/01/25                                 794               805
       7.000%,  02/01/26                                 479               486
       6.500%,  04/01/28                                 545               542
       6.500%,  10/01/28                                 508               505
       6.500%,  02/11/29                               1,939             1,927
       6.500%,  04/01/29                               2,000             1,987
    Federal National Mortgage
     Association, REMIC
       9.750%,  09/25/18                                 119               127
    Government National
     Mortgage Association
       7.500%,  10/15/23                                 821               847
       7.500%,  12/15/23                                 833               858
       7.000%,  02/15/24                                 972               987
       7.000%,  05/15/24                                 981               996
       7.000%,  05/15/24                               1,009             1,025
    Government National Mortgage
     Association, REMIC
       7.750%,  06/16/20                                 300               310
--------------------------------------------------------------------------------
Total U.S. Government Mortgage-
    Backed Obligations
    (Cost $12,325)                                                     $12,545
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                     PRINCIPAL         MARKET
DESCRIPTION                                          AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 10.0%
    BANKS -- 0.9%
    Bank of New York (A)
       7.780%,  12/01/26                             $   500           $   510
    Crestar Financial
       8.160%,  12/15/26                                 800               851
--------------------------------------------------------------------------------
    Total Banks                                                        $ 1,361
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 3.0%
    Comcast Cablevision, MTN
       8.375%,  05/01/07                                 500               560
    CSC Holdings
       7.875%,  12/15/07                               1,000             1,051
       7.875%,  02/15/18                                 250               256
    Royal Caribbean Cruises, YB
       7.250%,  08/15/06                                 500               504
    Time Warner
       9.125%,  01/15/13                                 750               911
    Time Warner, PAT (A)
       4.900%,  07/29/99                                 700               698
    Viacom
       6.750%,  01/15/03                                 500               507
--------------------------------------------------------------------------------
    Total Entertainment                                                $ 4,487
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 2.0%
    Household Finance
       5.875%,  02/01/09                               1,000               953
    Newcourt Credit
       6.875%,  02/16/05                               1,000             1,021
    Sprint Capital
       6.125%,  11/15/08                               1,000               964
--------------------------------------------------------------------------------
    Total Financial Services                                           $ 2,938
--------------------------------------------------------------------------------
    INDUSTRIAL -- 1.6%
    Canadian National Railway
       6.900%,  07/15/28                                 500               491
    Husky Oil, YB (A)
       7.550%,  11/15/16                                 725               684
    Hydro-Quebec, YB
       7.500%,  04/01/16                                 375               405
    J Seagram & Sons
       7.500%,  12/15/18                                 500               508
    Oryx Energy
       8.125%,  10/15/05                                 250               268
--------------------------------------------------------------------------------
    Total Industrial                                                   $ 2,356
--------------------------------------------------------------------------------
    RETAIL -- 1.4%
    Dayton Hudson
       6.750%,  01/01/28                                 550               538
    Dillard's
       7.000%,  12/01/28                                 750               723
    Fred Meyer
       7.375%,  03/01/05                                 500               516
    Great Atlantic & Pacific Tea
       7.750%,  04/15/07                                 250               251
--------------------------------------------------------------------------------
    Total Retail                                                       $ 2,028
--------------------------------------------------------------------------------

                                                     PRINCIPAL         MARKET
DESCRIPTION                                          AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 1.1%
    Qwest Communications
     International (A)
       7.250%,  11/01/08                             $ 1,000           $ 1,031
    MCI WorldCom
       7.550%,  04/01/04                                 500               528
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                              $ 1,559
--------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $14,707)                                                     $14,729
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 1.8%
    Contimortgage Home Equity
     Loan Trust, Series 1998-2,
     Class A6
       6.360%,  11/15/19                                 350               349
    Contimortgage Home Equity
     Loan Trust, Series 1998-1,
     Class A4
       6.280%,  01/15/13                                 450               455
    IMC Home Equity Loan Trust,
     Series 1997-2, Class A3
       6.940%,  11/20/11                                 340               343
    IMC Home Equity Loan Trust,
     Series 1997-3, Class A4
       6.840%,  10/20/13                                 350               352
    MDC Asset Investors Trust,
     Series XII, Class 3
       8.940%,  03/01/18                                  11                11
    Premier Auto Trust,
     Series 1996-2, Class A4
       6.575%,  10/06/00                                 494               497
    The Money Store Home Equity
     Trust, Series 1996-C, Class A4
       7.400%,  06/15/21                                 350               359
    The Money Store Home Equity
     Trust, Series 1997-D,
     Class AF3
       6.345%,  11/15/21                                 313               315
--------------------------------------------------------------------------------
Total Asset-Backed Securities
    (Cost $2,667)                                                      $ 2,681
--------------------------------------------------------------------------------
NON-AGENCY MORTGAGE-BACKED OBLIGATIONS -- 0.6%
    Countrywide Funding,
     Series 1994-4, Class A12
       6.950%,  04/25/24                                 969               944
--------------------------------------------------------------------------------
Total Non-Agency Mortgage-Backed Obligations
    (Cost $910)                                                        $   944
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] BALANCED PORTFOLIO (CONCLUDED)


                                                     PRINCIPAL         MARKET
DESCRIPTION                                          AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 4.7%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $6,977,501 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $7,190,303)                               $ 6,975          $  6,975
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $6,975)                                                        6,975
--------------------------------------------------------------------------------
Total Investments -- 99.4%
    (Cost $112,516)                                                   $146,844
================================================================================
Other Assets and Liabilities, Net-- 0.6%                              $    957
================================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par value)
  based on 8,085,196 outstanding shares
  of beneficial interest                                                81,759
Portfolio Shares of Retail Class A
  (unlimited authorization -- no par value)
  based on 1,845,510 outstanding shares
  of beneficial interest                                                23,249
Portfolio Shares of Retail Class B
  (unlimited authorization -- no par value)
  based on 169,813 outstanding shares of
  beneficial interest                                                    2,389
Undistributed net investment income                                        249
Accumulated net realized gain on investments                             5,827
Net unrealized appreciation on investments                              34,328
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                                            $147,801
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Shar -- Institutional Class                               $14.64
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                   $14.59
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($14.59 / 95.25%)                                    $15.32
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B                                   $14.60
================================================================================

* Non-income producing security
(A) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional investors.
ADR--American Depository Receipt
Cl--Class
MTN--Medium Term Note
PAT--Putable Asset Trust
REMIC--Real Estate Mortgage Investment Conduit
YB--Yankee Bond
The accompanying notes are an integral part of the financial statements.


[ARROW]ARK FUNDS: EQUITY INCOME PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Real Estate Investment Trusts -- 3%
Miscellaneous Business Services -- 6%
Transportation -- 7%
Durable goods -- 8%
Chemicals & Drugs -- 11%
Consumer Non-Durable -- 12%
Repurchase  Agreements -- 2%
Financial -- 20%
Energy -- 19%
Technology -- 12%
% of Total Portfolio Investments

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 93.3%
    AEROSPACE & DEFENSE -- 4.2%
    Gencorp                                           44,500          $  1,029
    Lockheed Martin                                   40,000             1,723
    Northrop Grumman                                  25,000             1,598
--------------------------------------------------------------------------------
    Total Aerospace & Defense                                         $  4,350
--------------------------------------------------------------------------------
    AUTOMOTIVE -- 3.9%
    Ford Motor                                        30,000             1,918
    General Motors                                    25,000             2,223
--------------------------------------------------------------------------------
    Total Automotive                                                  $  4,141
--------------------------------------------------------------------------------
    BANKS -- 11.2%
    Bank One                                          20,000             1,180
    Chase Manhattan                                   20,000             1,655
    Fleet Financial Group                             54,000             2,325
    PNC                                               40,000             2,315
    Union Planters                                    50,000             2,141
    Wells Fargo                                       50,000             2,159
--------------------------------------------------------------------------------
    Total Banks                                                       $ 11,775
--------------------------------------------------------------------------------
    BEAUTY PRODUCTS -- 4.3%
    Colgate Palmolive                                 20,000             2,049
    Johnson & Johnson                                 25,000             2,437
--------------------------------------------------------------------------------
    Total Beauty Products                                             $  4,486
--------------------------------------------------------------------------------
    CHEMICALS -- 1.7%
    E.I. du Pont de Nemours                           25,000             1,766
-------------------------------------------------------------------------------
    Total Chemicals                                                   $  1,766
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT -- 1.7%
    Koninklijke Philips El,
     New York Shares, ADR                             21,000             1,793
--------------------------------------------------------------------------------
    Total Communications Equipment                                    $  1,793
--------------------------------------------------------------------------------
    DRUGS -- 9.3%
    Abbott Laboratories                               66,000             3,197
    American Home Products                            50,000             3,050
    Bristol-Myers Squibb                              54,400             3,458
--------------------------------------------------------------------------------
    Total Drugs                                                       $  9,705
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
    ELECTRIC UTILITIES -- 4.7%
    Illinova                                          75,000           $ 1,969
    New Century Energies                              30,293             1,060
    Unicom                                            50,000             1,941
--------------------------------------------------------------------------------
    Total Electric Utilities                                           $ 4,970
--------------------------------------------------------------------------------
    ENERGY -- 2.0%
    Halliburton                                       50,000             2,131
--------------------------------------------------------------------------------
    Total Energy                                                       $ 2,131
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 3.2%
    CIT Group, Cl A                                   35,000             1,137
    Waddell & Reed
     Financial, Cl A                                 100,000             2,256
--------------------------------------------------------------------------------
    Total Financial Services                                           $ 3,393
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 6.2%
    Bestfoods                                         36,000             1,807
    H.J. Heinz                                        35,000             1,634
    PepsiCo                                           45,000             1,662
    Philip Morris                                     40,000             1,402
--------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                                     $ 6,505
--------------------------------------------------------------------------------
    INSURANCE -- 3.1%
    Chubb                                             25,000             1,481
    Hartford Financial
     Services Group                                   30,000             1,768
--------------------------------------------------------------------------------
    Total Insurance                                                    $ 3,249
--------------------------------------------------------------------------------
    LEASING & RENTING -- 2.0%
    Pitney Bowes                                      30,000             2,098
--------------------------------------------------------------------------------
    Total Leasing & Renting                                            $ 2,098
--------------------------------------------------------------------------------
    MACHINERY -- 3.2%
    Emerson Electric                                  27,000             1,741
    General Electric                                  15,000             1,583
--------------------------------------------------------------------------------
    Total Machinery                                                    $ 3,324
--------------------------------------------------------------------------------
    MARINE TRANSPORTATION -- 1.0%
    Knightsbridge Tankers
     Limited                                          58,000             1,091
--------------------------------------------------------------------------------
    Total Marine Transportation                                        $01,091
--------------------------------------------------------------------------------
    PETROLEUM & FUEL PRODUCTS -- 4.7%
    Consol Energy                                     50,000               713
    Enron Oil & Gas                                  100,000             1,900
    Shell Transport &
     Trading, ADR                                     50,000             2,272
--------------------------------------------------------------------------------
    Total Petroleum & Fuel Products                                    $ 4,885
--------------------------------------------------------------------------------
    PETROLEUM REFINING -- 7.4%
    Chevron                                           26,000             2,594
    Mobil                                             25,000             2,619
    Texaco                                            40,000             2,510
-------------------------------------------------------------------------------
    Total Petroleum Refining                                           $ 7,723
--------------------------------------------------------------------------------

                                                     SHARES/PRINCIPAL  MARKET
DESCRIPTION                                          AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
    PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 1.1%
    Xerox                                             20,000           $ 1,175
--------------------------------------------------------------------------------
    Total Photographic Equipment & Supplies                            $ 1,175
--------------------------------------------------------------------------------
    PROFESSIONAL SERVICES -- 2.0%
    Dun & Bradstreet                                  55,000             2,021
--------------------------------------------------------------------------------
    Total Professional Services                                        $ 2,021
--------------------------------------------------------------------------------
    RAILROADS -- 2.2%
    Norfolk Southern                                  70,200             2,295
--------------------------------------------------------------------------------
    Total Railroads                                                    $ 2,295
--------------------------------------------------------------------------------
    REAL ESTATE INVESTMENT TRUSTS -- 3.4%
    Berkshire Realty                                  94,100             1,082
    Boston Properties                                 36,000             1,307
    Spieker Properties                                30,000             1,177
-------------------------------------------------------------------------------
    Total Real Estate Investment Trusts                                $ 3,566
--------------------------------------------------------------------------------
    STEEL & STEEL WORKS -- 1.2%
    Carpenter Technology                              40,000             1,253
--------------------------------------------------------------------------------
    Total Steel & Steel Works                                          $ 1,253
--------------------------------------------------------------------------------
    TECHNOLOGY -- 1.7%
    Rockwell International                            35,000             1,807
--------------------------------------------------------------------------------
    Total Technology                                                   $ 1,807
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 7.9%
    AT&T                                              37,500             1,894
    BellSouth                                         45,000             2,014
    Telefonica de Espana, ADR                         17,687             2,465
    US WEST                                           35,900             1,878
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                              $ 8,251
--------------------------------------------------------------------------------
Total Common Stocks
    (Cost $69,751)                                                     $97,753
--------------------------------------------------------------------------------
PREFERRED CONVERTIBLE STOCKS -- 5.0%
    BANKS -- 1.3%
    WBK Strypes Trust                                 40,000             1,388
--------------------------------------------------------------------------------
    Total Banks                                                        $ 1,388
--------------------------------------------------------------------------------
    ELECTRIC UTILITIES -- 2.6%
    Houston Industries                                13,500             1,593
    Nisource*                                         22,500             1,148
--------------------------------------------------------------------------------
    Total Electric Utilities                                           $ 2,741
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 1.1%
    Ralston Purina                                    25,000             1,162
--------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                                     $ 1,162
--------------------------------------------------------------------------------
Total Preferred Convertible Stocks
    (Cost $4,245)                                                      $ 5,291
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 1.0%
    CIT Group, MTN (A)
       4.800%,  07/21/99                              $1,000               999
--------------------------------------------------------------------------------
Total Corporate Obligations
    (Cost $1,000)                                                      $   999
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW]EQUITY INCOME PORTFOLIO (CONCLUDED)


                                                     PRINCIPAL        MARKET
DESCRIPTION                                          AMOUNT (000)     VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.7%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $1,802,403 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $1,864,508)                                $1,802          $  1,802
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $1,802)                                                     $  1,802
--------------------------------------------------------------------------------
Total Investments -- 101.0%
    (Cost $76,798)                                                    $105,845
================================================================================
Other Assets and Liabilities, Net-- (1.0%)                            $ (1,082)
================================================================================
NET ASSETS:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par
  value) based on 8,393,482 outstanding shares
  of beneficial interest                                                70,906
Portfolio Shares of Retail Class A
  (unlimited authorization -- no par value)
  based on 303,967 outstanding shares
  of beneficial interest                                                 3,720
Distribution in excess of net investment income                             (1)
Accumulated net realized gain on investments                             1,091
Net unrealized appreciation on investments                              29,047
================================================================================
Total Net Assets -- 100.0%                                            $104,763
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                              $12.05
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                   $12.04
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($12.04 / 95.25%)                                    $12.64
================================================================================

* Non-income producing security.
(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999.
ADR--American Depository Receipt
Cl--Class
MTN--Medium Term Note
The accompanying notes are an integral part of the financial statements.


[ARROW]ARK FUNDS: VALUE EQUITY PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase Agreements -- 2%
Miscellaneous Business Services -- 6%
Retail -- 7%
Consumer Products -- 7%
Miscellaneous -- 8%
Chemicals & Drugs -- 10%
Financial -- 12%
Technology -- 21%
Durable Goods -- 14%
Durable Goods -- 14%
Oil-Energy -- 13%
% of Total Portfolio Investments


                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 98.4%
    AEROSPACE & DEFENSE -- 2.5%
    Lockheed Martin                                  150,000          $  6,459
    Raytheon Company, Cl B                           100,000             7,025
--------------------------------------------------------------------------------
    Total Aerospace & Defense                                         $ 13,484
--------------------------------------------------------------------------------
    APPAREL/TEXTILES -- 1.2%
    VF                                               123,600          $  6,365
--------------------------------------------------------------------------------
    Total Apparel/Textiles                                            $  6,365
--------------------------------------------------------------------------------
    AUTOMOTIVE -- 0.9%
    TRW                                              120,000             5,032
-------------------------------------------------------------------------------
    Total Automotive                                                  $  5,032
--------------------------------------------------------------------------------
    BANKS -- 4.8%
    Bank One                                         140,020             8,261
    Chase Manhattan                                  100,000             8,275
    Wells Fargo                                      220,000             9,501
--------------------------------------------------------------------------------
    Total Banks                                                       $ 26,037
--------------------------------------------------------------------------------
    CHEMICALS -- 0.8%
    Monsanto                                          99,375             4,497
--------------------------------------------------------------------------------
    Total Chemicals                                                   $  4,497
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT -- 4.4%
    GTE                                              117,500             7,865
    Motorola                                         200,000            16,025
--------------------------------------------------------------------------------
    Total Communications Equipment                                    $ 23,890
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES -- 5.8%
    Compaq Computer                                  333,108             7,432
    Data General*                                     25,000               292
    Dell Computer*                                   160,000             6,590
    Hewlett Packard                                   85,000             6,704
    IBM                                               50,000            10,459
--------------------------------------------------------------------------------
    Total Computers & Services                                        $ 31,477
--------------------------------------------------------------------------------
    CONTAINERS & PACKAGING -- 1.3%
    Newell Rubbermaid                                150,000             7,115
--------------------------------------------------------------------------------
    Total Containers & Packaging                                      $  7,115
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
    DRUGS -- 9.1%
    Abbott Laboratories                              150,000           $ 7,266
    American Home Products                           200,000            12,200
    Amgen*                                           300,000            18,431
    Bristol-Myers Squibb                              80,000             5,085
    Mylan Laboratories                               275,000             6,239
--------------------------------------------------------------------------------
    Total Drugs                                                        $49,221
--------------------------------------------------------------------------------
    ELECTRICAL SERVICES -- 1.6%
    General Electric                                  80,000             8,440
--------------------------------------------------------------------------------
    Total Electrical Services                                          $ 8,440
--------------------------------------------------------------------------------
    ENERGY -- 1.2%
    Halliburton                                      150,400             6,411
--------------------------------------------------------------------------------
    Total Energy                                                       $ 6,411
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 0.2%
    Royal Caribbean Cruises                           25,000               923
--------------------------------------------------------------------------------
    Total Entertainment                                                $   923
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 5.4%
    CIT Group, Cl A                                  230,000             7,475
    Citigroup                                        190,000            14,297
    Waddell & Reed
     Financial, Cl A                                 325,000             7,333
--------------------------------------------------------------------------------
    Total Financial Services                                           $29,105
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 4.9%
    Anheuser Busch                                   120,000             8,775
    H.J. Heinz                                        62,600             2,923
    Interstate Bakeries                              200,000             4,450
    PepsiCo                                          200,000             7,387
    Sara Lee                                         135,200             3,008
--------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                                     $26,543
--------------------------------------------------------------------------------
    GAS/NATURAL GAS -- 2.2%
    AGL Resources                                    100,000             1,819
    El Paso Energy                                   105,212             3,867
    Questar                                          337,800             6,144
--------------------------------------------------------------------------------
    Total Gas/Natural Gas                                              $11,830
--------------------------------------------------------------------------------
    GLASS PRODUCTS -- 1.3%
    Corning                                          125,000             7,156
--------------------------------------------------------------------------------
    Total Glass Products                                               $ 7,156
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS -- 1.8%
    Colgate-Palmolive                                 93,800             9,609
--------------------------------------------------------------------------------
    Total Household Products                                           $ 9,609
--------------------------------------------------------------------------------
    INSURANCE -- 1.7%
    Allstate                                          90,000             3,274
    Cigna                                             70,000             6,103
--------------------------------------------------------------------------------
    Total Insurance                                                    $ 9,377
--------------------------------------------------------------------------------

                                                                      MARKET
 DESCRIPTION                                         SHARES           VALUE (000)
--------------------------------------------------------------------------------
    LUMBER & WOOD PRODUCTS -- 1.3%
    Weyerhaeuser                                     101,500           $ 6,813
--------------------------------------------------------------------------------
    Total Lumber & Wood Products                                       $ 6,813
--------------------------------------------------------------------------------
    MACHINERY -- 3.9%
    Applied Materials*                                75,000             4,022
    Ingersoll Rand                                   180,600            12,495
    Parker-Hannifin                                  100,000             4,694
--------------------------------------------------------------------------------
    Total Machinery                                                    $21,211
--------------------------------------------------------------------------------
    MEASURING DEVICES -- 2.8%
    Honeywell                                         85,600             8,111
    Mallinckrodt                                     200,000             7,012
--------------------------------------------------------------------------------
    Total Measuring Devices                                            $15,123
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS & SERVICES-- 4.9%
    Baxter International                             108,600             6,842
    Becton Dickinson                                 300,000            11,156
    Medtronic                                         91,400             6,575
    Total Renal Care Holdings*                       150,000             2,081
--------------------------------------------------------------------------------
    Total Medical Products & Services                                  $26,654
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS SERVICES-- 2.4%
    First Data                                       200,000             8,488
    Networks Associates*                             231,850             3,072
    Sterling Software*                                70,000             1,448
--------------------------------------------------------------------------------
    Total Miscellaneous Business Services                              $13,008
--------------------------------------------------------------------------------
    OFFICE PRODUCTS & SUPPLIES -- 1.3%
    Johnson Controls                                  92,600             6,754
--------------------------------------------------------------------------------
    Total Office Products & Supplies                                   $ 6,754
--------------------------------------------------------------------------------
    PAPER & PAPER PRODUCTS -- 0.9%
    Kimberly-Clark                                    80,000             4,905
--------------------------------------------------------------------------------
    Total Paper & Paper Products                                       $ 4,905
--------------------------------------------------------------------------------
    PETROLEUM & FUEL PRODUCTS -- 1.1%
    Phillips Petroleum                               120,000             6,075
--------------------------------------------------------------------------------
    Total Petroleum & Fuel Products                                   $  6,075
--------------------------------------------------------------------------------
    PETROLEUM REFINING -- 8.3%
    BP Amoco PLC, ADR                                107,057            12,118
    Chevron                                           84,400             8,419
    Mobil                                            104,900            10,988
    Sunoco                                           140,000             5,005
    Unocal                                           200,000             8,313
--------------------------------------------------------------------------------
    Total Petroleum Refining                                           $44,843
--------------------------------------------------------------------------------
    PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 2.3%
    Xerox                                            215,000            12,631
--------------------------------------------------------------------------------
    Total Photographic Equipment & Supplies                            $12,631
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] VALUE EQUITY PORTFOLIO (CONCLUDED)


                                                    SHARES/PRINCIPAL  MARKET
DESCRIPTION                                         AMOUNT (000)      VALUE (000)
--------------------------------------------------------------------------------
    RETAIL -- 4.8%
    Albertson's                                      105,000          $  5,408
    Lowe's                                           175,000             9,231
    May Department Stores                             87,900             3,500
    Rite Aid                                         325,000             7,577
--------------------------------------------------------------------------------
    Total Retail                                                      $ 25,716
--------------------------------------------------------------------------------
    RUBBER & PLASTIC -- 1.1%
    Goodyear Tire & Rubber                           100,000             5,719
--------------------------------------------------------------------------------
    Total Rubber & Plastic                                            $  5,719
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/INSTRUMENTS -- 4.9%
    Conexant Systems*                                 75,000             3,056
    Intel                                            260,000            15,909
    Rockwell International                           150,000             7,744
--------------------------------------------------------------------------------
    Total Semi-Conductors/Instruments                                 $ 26,709
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 6.4%
    BellSouth                                        230,000            10,293
    E.spire Communications*                           20,000               250
    SBC Communications                               200,000            11,200
    Sprint                                            80,700             8,277
    US WEST                                           84,700             4,431
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                             $  34,451
--------------------------------------------------------------------------------
    TRANSPORTATION -- 0.9%
    Burlington Northern
     Santa Fe                                        127,500             4,670
--------------------------------------------------------------------------------
    Total Transportation                                              $  4,670
--------------------------------------------------------------------------------
    Total Common Stocks
    (Cost $329,660)                                                   $531,794
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.9%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $10,641,415 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $11,015,270)                              $10,637            10,637
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $10,637)                                                    $ 10,637
--------------------------------------------------------------------------------
Total Investments -- 100.3%
    (Cost $340,297)                                                   $542,431
================================================================================
Other Assets and Liabilities, Net-- (0.3%)                          $   (1,887)
================================================================================

                                                                      MARKET
DESCRIPTION                                                           VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio Shares of Institutional Class
  (unlimited authorization -- no par  value)
  based on 35,268,320 outstanding  shares
  of beneficial interest                                              $280,814
Portfolio Shares of Retail Class A
  (unlimited authorization -- no par value)
  based on 233,460 outstanding shares
  of beneficial interest                                                 3,371
Portfolio Shares of Retail Class B
  (unlimited authorization -- no par value)
  based on 10,829 outstanding shares
  of beneficial interest                                                   157
Distribution in excess of net investment income                             (3)
Accumulated net realized gain on investments                            54,071
Net unrealized appreciation on investments                             202,134
================================================================================
Total Net Assets -- 100.0%                                            $540,544
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                              $15.22
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                   $15.22
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($15.22 / 95.25%)                                    $15.98
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B                                   $15.16
================================================================================

* Non-income producing security
ADR--American Depository Receipt
Cl--Class
The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] ARK FUNDS: EQUITY INDEX PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Cash Equivalents -- 3%
Repurchase Agreements -- 3%
Retail -- 6%
Durable Goods --7%
Miscellaneous  -- 8%
Chemicals & Drugs -- 10%
Consumer Products -- 10%
Healthcare -- 2%
Technology -- 24%
Financial -- 16%
Oil-Energy -- 11%

% of Total Portfolio Investments

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 95.5%
    AEROSPACE & DEFENSE -- 0.4%
    Lockheed Martin                                    3,090          $    133
    Northrop Grumman                                     420                27
    Raytheon Company, Cl B                             2,680               188
--------------------------------------------------------------------------------
    Total Aerospace & Defense                                         $    348
--------------------------------------------------------------------------------
    AGRICULTURE -- 0.1%
    Pioneer Hi-Bred International                      1,795                67
--------------------------------------------------------------------------------
    Total Agriculture                                                 $     67
--------------------------------------------------------------------------------
    AIR TRANSPORTATION -- 0.4%
    AMR*                                               1,370                96
    Delta Air Lines                                    1,180                75
    FDX*                                               1,096               123
    Southwest Airlines                                 2,432                79
    US Air Group*                                        635                35
--------------------------------------------------------------------------------
    Total Air Transportation                                          $    408
--------------------------------------------------------------------------------
    AIRCRAFT -- 1.0%
    AlliedSignal                                       4,385               258
    Boeing                                             7,830               318
    General Dynamics                                     960                67
    United Technologies                                1,805               262
--------------------------------------------------------------------------------
    Total Aircraft                                                    $    905
--------------------------------------------------------------------------------
    APPAREL/TEXTILES -- 0.1%
    Fruit of the Loom, Cl A*                             220                 2
    Liz Claiborne                                        320                11
    Russell                                              110                 2
    Springs Industries, Cl A                              60                 2
    VF                                                   890                46
--------------------------------------------------------------------------------
    Total Apparel/Textiles                                            $     63
--------------------------------------------------------------------------------
    AUTOMOTIVE -- 1.5%
    Dana                                               1,331                63
    Eaton                                                570                52
    Ford Motor                                        10,165               650
    General Motors                                     5,270               469
    Genuine Parts                                      1,310                39
    Navistar International*                              545                29

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
    Paccar                                               620          $     35
    TRW                                                  895                38
--------------------------------------------------------------------------------
    Total Automotive                                                  $  1,375
--------------------------------------------------------------------------------
    BANKS -- 7.0%
    Amsouth Bancorp                                    1,000                48
    Bank of America                                   14,435             1,039
    Bank of New York                                   6,135               245
    Bank One                                           9,513               561
    BankBoston                                         2,380               117
    Bankers Trust New York                               755                68
    BB&T                                               2,110                84
    Chase Manhattan                                    6,840               566
    Comerica                                           1,232                80
    Fifth Third Bancorp                                2,145               154
    First Union                                        7,939               440
    Firstar                                            5,400               162
    Fleet Financial Group                              4,440               191
    Golden West Financial                                475                48
    Huntington Bancshares                              1,556                55
    Keycorp                                            3,645               113
    Mellon Bank                                        2,055               153
    Mercantile Bancorporation                          1,205                69
    National City                                      2,580               185
    Northern Trust                                       860                80
    PNC                                                2,440               141
    Providian Financial                                1,057               136
    Regions Financial                                  1,520                57
    Republic New York                                    730                43
    Southtrust                                         1,400                56
    State Street                                       1,195               105
    Summit Bancorp                                     1,380                58
    SunTrust Banks                                     2,570               184
    Synovus Financial                                  1,942                43
    U.S. Bancorp                                       5,785               214
    Union Planters                                     1,000                43
    Wachovia                                           1,700               149
    Washington Mutual                                  4,656               191
    Wells Fargo                                       13,655               590
--------------------------------------------------------------------------------
    Total Banks                                                       $  6,468
--------------------------------------------------------------------------------
    BEAUTY PRODUCTS -- 0.2%
    Alberto-Culver, Cl B                                 170                 4
    Avon Products                                      1,960               106
    International Flavors &
     Fragrances                                          860                34
--------------------------------------------------------------------------------
    Total Beauty Products                                             $    144
--------------------------------------------------------------------------------
    BROADCASTING, NEWSPAPERS & ADVERTISING -- 1.0%
    Clear Channel
     Communications*                                   2,110               147
    Comcast, Cl A Special                              2,925               192
    Interpublic Group                                  1,100                85
    MediaOne Group*                                    5,070               414
    Omnicom Group                                      1,325                96
--------------------------------------------------------------------------------
    Total Broadcasting, Newspapers & Advertising                      $    934
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

[ARROW] EQUITY INDEX PORTFOLIO (CONTINUED)


                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
    BUILDING & CONSTRUCTION -- 0.0%
    Centex                                               480          $     18
    Fluor                                                405                14
    Foster Wheeler                                       120                 2
--------------------------------------------------------------------------------
    Total Building & Construction                                     $     34
--------------------------------------------------------------------------------
    BUILDING & CONSTRUCTION SUPPLIES -- 0.0%
    Armstrong World Industries                           195                11
    McDermott International                              160                 5
    Owens Corning                                        160                 6
--------------------------------------------------------------------------------
    Total Building & Construction Supplies                            $     22
--------------------------------------------------------------------------------
    CHEMICALS -- 1.6%
    Air Products & Chemicals                           1,700                80
    Avery Dennison                                       940                64
    B.F. Goodrich                                        585                23
    E.I. du Pont de Nemours                            9,085               642
    Eastman Chemical                                     630                35
    FMC*                                                 110                 7
    Great Lakes Chemical                                 290                14
    Hercules                                             800                30
    Monsanto                                           5,015               227
    Morton International                               1,030                42
    Nalco Chemical                                       200                 7
    PPG Industries                                     1,290                84
    Praxair                                            1,155                60
    Rohm & Haas                                        1,185                53
    Union Carbide                                      1,070                56
    W.R. Grace & Company*                                360                 6
--------------------------------------------------------------------------------
    Total Chemicals                                                   $  1,430
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT -- 1.5%
    3Com*                                              2,885                75
    Andrew*                                              270                 4
    Ascend Communications*                             1,700               164
    General Instrument*                                1,210                44
    GTE                                                7,735               518
    Harris                                               385                13
    ITT Industries                                       845                30
    Nortel Networks*                                   5,271               359
    Scientific-Atlanta                                   605                19
    Tellabs*                                           1,580               173
--------------------------------------------------------------------------------
    Total Communications Equipment                                    $  1,399
--------------------------------------------------------------------------------
    COMPUTER SOFTWARE -- 3.7%
    Microsoft*                                        42,260             3,436
--------------------------------------------------------------------------------
    Total Computer Software                                           $  3,436
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES -- 6.8%
    Apple Computer*                                    1,070                49
    Ceridian*                                          1,140                42
    Cisco Systems*                                    13,250             1,511
    Compaq Computer                                   13,621               304
    Data General*                                        140                 2
    Dell Computer*                                    20,540               846
    EMC*                                               4,050               441
    Gateway 2000*                                      1,150                76

                                                                      MARKET
DESCRIPTION                                          SHARES           VALUE (000)
--------------------------------------------------------------------------------
    Hewlett Packard                                    8,270          $    652
    IBM                                                7,585             1,587
    Minnesota Mining &
     Manufacturing                                     3,135               279
    Seagate Technology*                                1,780                50
    Silicon Graphics*                                  1,500                19
    Sun Microsystems*                                  6,140               367
    Unisys*                                            1,870                59
--------------------------------------------------------------------------------
    Total Computers & Services                                        $  6,284
--------------------------------------------------------------------------------
    CONTAINERS & PACKAGING -- 0.2%
    Ball                                                  90                 5
    Crown Cork & Seal                                    970                32
    Newell Rubbermaid                                  2,088                99
    Owens-Illinois*                                      925                27
--------------------------------------------------------------------------------
    Total Containers & Packaging                                      $    163
--------------------------------------------------------------------------------
    DRUGS -- 8.1%
    Abbott Laboratories                               12,215               592
    Allergan                                             540                49
    Alza*                                                685                23
    American Home Products                            11,040               673
    Amgen*                                             4,070               250
    Bristol-Myers Squibb                              16,500             1,049
    Cardinal Health                                    2,375               142
    Eli Lilly                                          9,160               674
    Merck                                             19,820             1,392
    Millipore                                            130                 4
    Pfizer                                            10,780             1,240
    Pharmacia & Upjohn                                 4,000               224
    Schering Plough                                   12,245               592
    Sigma Aldrich                                        485                16
    Warner Lambert                                     6,635               451
    Watson Pharmaceuticals*                              800                32
--------------------------------------------------------------------------------
    Total Drugs                                                       $  7,403
--------------------------------------------------------------------------------
    ELECTRICAL SERVICES -- 5.0%
    AES*                                               1,300                65
    Ameren                                             1,010                39
    American Electric Power                            1,415                59
    Baltimore Gas & Electric                           1,155                32
    Carolina Power & Light                             1,125                45
    Central & South West                               1,570                39
    Cinergy                                            1,160                35
    Consolidated Edison                                1,735                79
    Dominion Resources                                 1,545                64
    DTE Energy                                         1,045                43
    Duke Energy                                        2,825               158
    Edison International                               2,765                68
    Entergy                                            1,815                57
    FirstEnergy                                        1,660                49
    FPL Group                                          1,360                77
    General Electric                                  27,445             2,895
    GPU                                                  975                37
    New Century Energies                                 815                29
    Niagara Mohawk Holdings*                           1,130                15
    Northern States Power                              1,190                29
    PacifiCorp                                         2,165                36

                                                        STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                                        MARKET
DESCRIPTION                            SHARES         VALUE (000)
------------------------------------------------------------------------------------
    PG&E                               3,080           $    96
    PP&L Resources                     1,215                34
    Public Service Enterprise
     Group                             1,810                72
    Reliant Energy                     2,310                65
    Sempra Energy                      1,901                39
    Southern                           5,510               149
    Texas Utilities                    2,265                90
    Unicom                             1,595                62
------------------------------------------------------------------------------------
    Total Electrical Services                           $4,557
------------------------------------------------------------------------------------
    ENERGY -- 0.2%
    Halliburton                        3,540               151
------------------------------------------------------------------------------------
    Total Energy                                        $  151
------------------------------------------------------------------------------------
    ENTERTAINMENT -- 1.9%
    CBS                                5,600               255
    King World Productions*              220                 8
    Mirage Resorts*                      855                19
    Time Warner                       10,190               713
    Viacom, Cl B*                      5,610               229
    Walt Disney                       17,180               545
------------------------------------------------------------------------------------
    Total Entertainment                                 $1,769
------------------------------------------------------------------------------------
    ENVIRONMENTAL SERVICES -- 0.4%
    Browning-Ferris Industries         1,365                54
    Laidlaw                            1,585                10
    Waste Management                   5,076               287
------------------------------------------------------------------------------------
    Total Environmental Services                        $  351
------------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 5.7%
    American Express                   3,660               478
    Associates First Capital           5,770               256
    Bear Stearns                         719                34
    Capital One Financial                520                90
    Charles Schwab                     3,197               351
    Citigroup                         18,744             1,410
    Countrywide Credit
     Industries                          815                37
    Equifax                            1,125                40
    Fannie Mae                         8,690               616
    Franklin Resources                 2,000                80
    Freddie Mac                        5,485               344
    Household International            3,908               197
    J.P. Morgan                        1,415               191
    Lehman Brothers Holdings             930                52
    MBNA                               6,455               182
    Merrill Lynch                      2,735               230
    Morgan Stanley,
     Dean Witter, Discover             4,675               464
    SLM Holding                        1,305                56
    Textron                            1,235               114

------------------------------------------------------------------------------------
    Total Financial Services                            $5,222
------------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 5.2%
    Adolph Coors, Cl B                   285                15
    Anheuser Busch                     3,765               275
    Archer-Daniels-Midland             4,386                66

                                                      MARKET
DESCRIPTION                            SHARES         VALUE (000)
------------------------------------------------------------------------------------
    Bestfoods                          2,310            $  116
    Brown-Forman, Cl B                   530                39
    Campbell Soup                      3,565               146
    Coca-Cola                         20,515             1,395
    Coca-Cola Enterprises              3,000               104
    Conagra                            3,855                96
    General Mills                      1,250                91
    H.J. Heinz                         2,860               134
    Hershey Foods                      1,085                57
    Kellogg                            3,275               121
    PepsiCo                           11,820               437
    Philip Morris                     19,655               689
    Quaker Oats                        1,010                65
    Ralston Purina Group               2,325                71
    RJR Nabisco Holdings               2,550                66
    Sara Lee                           7,270               162
    Seagram                            3,080               177
    Unilever NV, New York
     Shares, ADR                       5,155               335
    UST                                1,365                38
    Wm. Wrigley, Jr.                     905                80

------------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                      $4,775
------------------------------------------------------------------------------------
    GAS/NATURAL GAS -- 0.5%
    Columbia Gas Systems                 647                31
    Consolidated Natural Gas             760                45
    Eastern Enterprises                   60                 2
    Enron                              2,635               198
    Nicor                                140                 5
    ONEOK                                 80                 2
    Peoples Energy                       100                 4
    Sonat                                530                19
    Williams                           3,425               162

------------------------------------------------------------------------------------
    Total Gas/Natural Gas                               $  468
------------------------------------------------------------------------------------
    GENERAL UTILITIES -- 0.1%
    PECO Energy                        1,640                78

------------------------------------------------------------------------------------
    Total General Utilities                             $   78
--------------------------------------------------------------------------------
    GLASS PRODUCTS -- 0.1%
    Corning                            1,815               104

--------------------------------------------------------------------------------
    Total Glass Products                                $  104
--------------------------------------------------------------------------------
    HOME APPLIANCES -- 0.1%
    National Service Industries          130                 5
    Sherwin-Williams                   1,360                42

--------------------------------------------------------------------------------
    Total Home Appliances                               $   47
--------------------------------------------------------------------------------
    HOME BUILDERS -- 0.0%
    Pulte                                120                 3

--------------------------------------------------------------------------------
    Total Home Builders                                $     3
--------------------------------------------------------------------------------
    HOTELS & LODGING -- 0.1%
    Harrah's Entertainment*            1,000                22
    Hilton Hotels                      1,895                30
    Marriott International, Cl A*      1,855                78

--------------------------------------------------------------------------------
    Total Hotels & Lodging                             $   130
--------------------------------------------------------------------------------
                                                                              93

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

[ARROWOMITTED] EQUITY INDEX PORTFOLIO (CONTINUED)


                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS -- 2.6%
    Clorox                           970            $  112
    Colgate-Palmolive              2,290               235
    Danaher                        1,040                69
    Fortune Brands                 1,375                54
    Gillette                       8,935               466
    Illinois Tool Works            2,030               156
    Maytag                           720                49
    Procter & Gamble              11,105             1,042
    Raychem                          415                11
    Snap-On Tools                    180                 6
    Solectron*                     1,900                92
    Stanley Works                    425                13
    Whirlpool                        600                40

--------------------------------------------------------------------------------
    Total Household Products                        $2,345
--------------------------------------------------------------------------------
    INSURANCE -- 3.4%
    Aetna                          1,060                93
    Allstate                       6,410               233
    American General               2,015               149
    American International
     Group                        10,273             1,206
    Aon                            1,220                84
    Chubb                          1,205                71
    Cigna                          1,600               140
    Cincinnati Financial           1,095                44
    Conseco                        2,260                71
    Hartford Financial
     Services Group                1,720               101
    Humana*                          790                11
    Jefferson-Pilot                  817                55
    Lincoln National                 790                76
    Loews                            850                62
    Marsh & McLennan               2,082               159
    MBIA                             780                52
    MGIC Investment                  885                43
    Progressive                      570                82
    Provident                      1,000                39
    Safeco                         1,025                41
    St. Paul                       1,854                53
    Torchmark                      1,025                35
    Transamerica                   1,010                72
    United Healthcare              1,425                80
    UNUM                           1,015                55
--------------------------------------------------------------------------------
    Total Insurance                                 $3,107
--------------------------------------------------------------------------------
    INTERNET SERVICE PROVIDERS -- 1.4%
    America Online*                8,900             1,270
--------------------------------------------------------------------------------
    Total Internet Service
      Providers                                     $1,270
--------------------------------------------------------------------------------
    LEASING & RENTING -- 0.2%
    Pitney Bowes                   2,180               152
--------------------------------------------------------------------------------
    Total Leasing & Renting                         $  152
--------------------------------------------------------------------------------

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    LEISURE PRODUCTS -- 0.1%
    Hasbro                         1,537            $   52
    Jostens                          120                 3
    Mattel                         2,290                59
--------------------------------------------------------------------------------
    Total Leisure Products                          $  114
--------------------------------------------------------------------------------
    LUMBER & WOOD PRODUCTS -- 0.2%
    Georgia-Pacific                  725                67
    Louisiana-Pacific                870                18
    Weyerhaeuser                   1,580               106
--------------------------------------------------------------------------------
    Total Lumber & Wood Products                    $  191
--------------------------------------------------------------------------------
    MACHINERY -- 1.7%
    Applied Materials*             2,960               159
    Baker Hughes                   2,320                69
    Black & Decker                   725                41
    Briggs & Stratton                 80                 5
    Brunswick                        480                12
    Case                             365                13
    Caterpillar                    2,885               186
    Crane                            210                 6
    Cummins Engine                   110                 6
    Deere                          1,930                83
    Dover                          1,610                59
    Emerson Electric               3,410               220
    Harnischfeger Industries         150                 1
    Ingersoll Rand                 1,200                83
    Milacron                         120                 3
    Nacco Industries, Cl A            50                 4
    Pall                             980                18
    Parker-Hannifin                  865                41
    Tenneco                        1,265                34
    Timken                           190                 4
    Tyco International Limited     6,828               555
--------------------------------------------------------------------------------
    Total Machinery                                 $1,602
--------------------------------------------------------------------------------
    MARINE TRANSPORTATION -- 0.2%
    Carnival, Cl A                 4,800               198
--------------------------------------------------------------------------------
    Total Marine Transportation                     $  198
--------------------------------------------------------------------------------
    MEASURING DEVICES -- 0.2%
    Honeywell                      1,010                96
    KLA-Tencor*                      710                35
    Mallinckrodt                     570                20
    Perkin Elmer                     385                42
    Tektronix                        150                 4
    Thermo Electron*                 730                12
--------------------------------------------------------------------------------
    Total Measuring Devices                         $  209
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS & SERVICES -- 2.4%
    Bausch & Lomb                    440                33
    Baxter International           2,245               141
    Becton Dickinson               1,805                67
    Biomet                           885                36
    Boston Scientific*             2,810               120
    C.R. Bard                        445                22

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                                  MARKET
DESCRIPTION                         SHARES        VALUE (000)
--------------------------------------------------------------------------------
    Columbia/HCA Healthcare        5,210            $  129
    Guidant                        2,420               130
    HCR Manor Care*                  790                22
    Healthsouth Rehabilitation*    3,110                42
    Johnson & Johnson             11,170             1,089
    Medtronic                      4,695               338
    St. Jude Medical                 440                12
    Tenet Healthcare*              2,265                54
--------------------------------------------------------------------------------
    Total Medical Products &
      Services                                      $2,235
--------------------------------------------------------------------------------
    METALS & MINING -- 0.1%
    Cyprus AMAX Minerals             280                 4
    Freeport-McMoran
     Copper & Gold, Cl B             930                14
    Phelps Dodge                     285                18
    Reynolds Metals                  355                22
--------------------------------------------------------------------------------
    Total Metals & Mining                           $   58
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS
      SERVICES -- 1.8%
    Adobe Systems                    350                22
    Autodesk                         140                 4
    Automatic Data Processing      4,720               210
    BMC Software*                  1,600                69
    Cabletron Systems*               470                 4
    Cendant*                       6,816               123
    Computer Associates
     International                 4,417               189
    Computer Sciences*             1,170                70
    Compuware*                     2,754                67
    Deluxe                           640                22
    Ecolab                         1,020                43
    Electronic Data Systems        3,875               208
    First Data                     3,570               152
    Momentum Business
     Applications*                    40                --
    Novell*                        2,605                58
    Oracle Systems*               11,722               317
    Parametric Technology*         1,520                20
    PeopleSoft*                    2,000                27
    Shared Medical Systems            70                 4
--------------------------------------------------------------------------------
    Total Miscellaneous Business
       Services                                     $1,609
--------------------------------------------------------------------------------
    MISCELLANEOUS CONSUMER
       SERVICES -- 0.1%
    H&R Block                        800                39
    Service International          1,880                39
--------------------------------------------------------------------------------
    Total Miscellaneous Consumer
       Services                                     $   78
--------------------------------------------------------------------------------
    MISCELLANEOUS TRANSPORTATION
      -- 0.0%
    Fleetwood Enterprises            110                 3
--------------------------------------------------------------------------------
    Total Miscellaneous
      Transportation                                $    3
--------------------------------------------------------------------------------
    OFFICE PRODUCTS &
       SUPPLIES -- 0.1%
    Ikon Office Solutions            640                 8
    Johnson Controls                 675                49
--------------------------------------------------------------------------------
    Total Office Products & Supplies                $   57
--------------------------------------------------------------------------------

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    PAPER & PAPER
      PRODUCTS -- 0.7%
    Bemis                            160            $    6
    Boise Cascade                    160                 6
    Champion International           765                42
    Fort James                     1,630                62
    International Paper            2,245               120
    Kimberly-Clark                 4,280               262
    Mead                             505                21
    Potlatch                          90                 4
    Temple-Inland                    450                31
    Union Camp                       560                44
    Westvaco                         490                15
    Willamette Industries          1,085                51
--------------------------------------------------------------------------------
    Total Paper & Paper Products                    $  664
--------------------------------------------------------------------------------
    PETROLEUM & FUEL
       PRODUCTS -- 0.9%
    Anadarko Petroleum               955                36
    Apache                           460                14
    Atlantic Richfield             2,520               212
    Burlington Resources           1,292                60
    Helmerich & Payne                140                 4
    Kerr-McGee                       344                15
    Occidental Petroleum           2,655                54
    Phillips Petroleum             1,910                97
    Rowan*                           260                 4
    Schlumberger                   4,265               272
    Union Pacific Resources Group  1,225                17
    USX-Marathon Group             2,130                67
--------------------------------------------------------------------------------
    Total Petroleum & Fuel
      Products                                     $   852
--------------------------------------------------------------------------------
    PETROLEUM REFINING -- 4.8%
    Amerada Hess                     720                41
    Ashland                          610                26
    Chevron                        5,265               525
    Coastal                        1,560                60
    Exxon                         20,230             1,680
    Mobil                          6,540               685
    Royal Dutch Petroleum,
     New York Shares, ADR         17,900             1,051
    Sunoco                           735                26
    Texaco                         4,170               262
    Unocal                         1,905                79
--------------------------------------------------------------------------------
    Total Petroleum Refining                        $4,435
--------------------------------------------------------------------------------
    PHOTOGRAPHIC EQUIPMENT
       & SUPPLIES-- 0.5%
    Eastman Kodak                  2,510               187
    Polaroid                         140                 3
    Xerox                          5,180               304
--------------------------------------------------------------------------------
    Total Photographic Equipment
       & Supplies                                   $  494
--------------------------------------------------------------------------------
    PRECIOUS METALS -- 0.1%
    Barrick Gold                   2,780                56
    Battle Mountain Gold             680                 2
    Homestake Mining               1,540                15

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    Newmont Mining                   840            $   20
    Placer Dome Group              1,155                16
--------------------------------------------------------------------------------
    Total Precious Metals                           $  109
--------------------------------------------------------------------------------
    PRINTING & PUBLISHING
       -- 0.6%
    American Greetings, Cl A         355                 9
    Dow Jones                        740                40
    Gannett                        2,240               159
    Knight-Ridder                    630                34
    McGraw-Hill                    1,550                86
    Meredith                         160                 6
    Moore                            260                 3
    New York Times, Cl A           1,420                49
    R.R. Donnelley & Sons          1,105                39
    Times Mirror, Cl A               525                31
    Tribune                          940                78
--------------------------------------------------------------------------------
    Total Printing & Publishing                     $  534
--------------------------------------------------------------------------------
    PROFESSIONAL SERVICES -- 0.2%
    Dun & Bradstreet*              1,335                49
    EG&G                             140                 4
    IMS Health*                    2,450                74
    Paychex                        1,325                68
--------------------------------------------------------------------------------
    Total Professional Services                     $  195
--------------------------------------------------------------------------------
    RAILROADS -- 0.5%
    Burlington Northern Santa Fe   3,770               138
    CSX                            1,695                83
    Kansas City Southern
     Industries                      900                54
    Norfolk Southern               2,775                91
    Union Pacific                  1,820               109
--------------------------------------------------------------------------------
    Total Railroads                                 $  475
--------------------------------------------------------------------------------
    REAL ESTATE INVESTMENT
      TRUST -- 0.0%
    Kaufman & Broad Home             120                 3
--------------------------------------------------------------------------------
    Total Real Estate
      Investment Trust                              $    3
--------------------------------------------------------------------------------
    REPAIR SERVICES -- 0.0%
    Ryder System                     370                10
--------------------------------------------------------------------------------
    Total Repair Services                           $   10
--------------------------------------------------------------------------------
    RETAIL -- 6.4%
    Albertson's                    1,985               102
    American Stores                2,155                68
    Autozone*                      1,190                36
    Circuit City Stores              800                49
    Consolidated Stores*             540                19
    Costco*                        1,765               143
    CVS                            3,040               145
    Darden Restaurants             1,100                25
    Dayton Hudson                  3,435               231
    Dillard's, Cl A                  530                15
    Dollar General                 1,468                51

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    Federated Department
     Stores*                       1,550            $   72
    Fred Meyer*                    1,250                68
    Gap                            4,630               308
    Great Atlantic & Pacific Tea     110                 3
    Harcourt General                 565                27
    Home Depot                    12,270               735
    J.C. Penney                    1,830                83
    Kmart*                         3,830                57
    Kohl's*                        1,175                78
    Kroger*                        2,070               112
    Limited                        1,800                79
    Longs Drug Stores                120                 4
    Lowe's                         2,820               149
    May Department Stores          2,835               113
    McDonald's                    10,710               454
    Nike                           2,115               132
    Nordstrom                      1,175                41
    Pep Boys - Manny Moe & Jack      190                 3
    Reebok International             170                 3
    Rite Aid                       1,890                44
    Sears Roebuck                  3,080               142
    Staples*                       3,675               110
    Tandy                            650                47
    TJX                            2,320                77
    Toys "R" Us*                   2,090                45
    Tricon Global Restaurants*     1,132                73
    Wal-Mart Stores               37,020             1,703
    Walgreen                       7,800               210
    Wendy's International            635                17
    Winn Dixie Stores              1,120                40
--------------------------------------------------------------------------------
    Total Retail                                    $5,913
--------------------------------------------------------------------------------
    RUBBER & PLASTIC -- 0.4%
    Cooper Tire & Rubber             230                 5
    Dow Chemical                   1,775               233
    Goodyear Tire & Rubber         1,145                65
    Sealed Air*                      632                38
    Tupperware                       180                 4
--------------------------------------------------------------------------------
    Total Rubber & Plastic                          $  345
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/
      INSTRUMENTS -- 2.5%
    Advanced Micro Devices*          750                12
    Intel                         27,920             1,708
    LSI Logic*                     1,130                38
    Micron Technology              2,000                74
    National Semiconductor*          585                 7
    Rockwell International         1,490                77
    Texas Instruments              3,245               331
    Thomas & Betts                   265                11
--------------------------------------------------------------------------------
    Total Semi-Conductors/
      Instruments                                   $2,258
--------------------------------------------------------------------------------
    SPECIALTY CONSTRUCTION
      -- 0.1%
    Masco                          2,480                73
--------------------------------------------------------------------------------
    Total Specialty Construction                    $   73
--------------------------------------------------------------------------------

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    SPECIALTY MACHINERY -- 0.0%
    Cooper Industries                910            $   44
--------------------------------------------------------------------------------
    Total Specialty Machinery                       $   44
--------------------------------------------------------------------------------
    STEEL & STEEL WORKS -- 0.4%
    Alcan Aluminum                 1,695                54
    Alcoa                          2,750               171
    Allegheny Teledyne             1,530                34
    Asarco                           120                 2
    Bethlehem Steel*                 330                 3
    Engelhard                      1,130                22
    Inco                             805                15
    Nucor                            695                41
    USX-U.S. Steel Group             415                13
    Worthington Industries           290                 4
--------------------------------------------------------------------------------
    Total Steel & Steel Works                      $   359
--------------------------------------------------------------------------------
    TELEPHONES &
      TELECOMMUNICATIONS -- 9.2%
    Airtouch Communications*       4,620               431
    Alltel                         2,235               151
    Ameritech                      8,815               603
    AT&T                          27,075             1,367
    Bell Atlantic                 12,940               746
    BellSouth                     16,170               724
    Century Telephone
     Enterprises                   1,100                44
    Frontier                       1,285                71
    Lucent Technologies           22,060             1,326
    MCI WorldCom*                 15,397             1,265
    Nextel Communications, Cl A*   2,245                92
    SBC Communications            16,225               909
    Sprint                         3,785               388
    Sprint PCS Group*              3,267               138
    US WEST                        3,932               206
--------------------------------------------------------------------------------
    Total Telephones &
      Telecommunications                           $ 8,461
--------------------------------------------------------------------------------
    WHOLESALE -- 0.8%
    McKesson HBOC                  2,181                76
    Motorola                       4,840               388
    Safeway*                       3,780               204
    Supervalu                        580                12
    Sysco                          2,440                72
    W.W. Grainger                    755                38
--------------------------------------------------------------------------------
    Total Wholesale                                $   790
--------------------------------------------------------------------------------
Total Common Stocks
    (Cost $68,487)                                 $87,780
--------------------------------------------------------------------------------
CASH EQUIVALENT -- 3.0%
    S&P 500 Depository Receipt        20             2,725
--------------------------------------------------------------------------------
Total Cash Equivalent
    (Cost $2,582)                                  $ 2,725
--------------------------------------------------------------------------------


                                     PRINCIPAL      MARKET
DESCRIPTION                          AMOUNT (000)   VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 2.6%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $2,356,568
     (collateralized by U.S.
      Government Agency
     Instrument: total market
     value $2,444,537)                $2,356         $ 2,356
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $2,356)                                    $ 2,356
--------------------------------------------------------------------------------
Total Investments -- 101.1%
    (Cost $73,425)                                   $92,861
================================================================================
Other Assets and Liabilities, Net
    -- (1.1%)                                        $  (976)
================================================================================



NET ASSETS:
Portfolio  Shares of  Institutional
  Class  (unlimited  authorization  -- no par
   value) based on 6,267,134 outstanding shares
   of beneficial interest                             67,190
Portfolio  Shares of Retail  Class A
 (unlimited  authorization  -- no par value)
   based on 359,269 outstanding shares
   of beneficial interest                              4,314
Undistributed net investment income                       53
Accumulated net realized gain on investments             892
Net unrealized appreciation on investments            19,436
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                           $91,885
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class            $13.87
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                 $13.84
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($13.84 / 95.25%)                  $14.53
================================================================================

* Non-income producing security
Cl--Class
The accompanying notes are an integral part of the financial statements.

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999
[ARROW]ARK FUNDS: BLUE CHIP EQUITY PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Retail -- 4% Transportation -- 5% Miscellaneous -- 10% Oil-Energy -- 12% Consumer Products -- 12% Repurchase Agreements -- 3% Technology -- 22% Financial -- 16% Chemicals & Drugs -- 16%

% of Total Portfolio  Investments


                                                  MARKET
DESCRIPTION                       SHARES          VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 96.3%
    AUTOMOTIVE -- 2.7%
    Ford Motor                    80,000           $ 5,115
--------------------------------------------------------------------------------
    Total Automotive                               $ 5,115
--------------------------------------------------------------------------------
    BANKS -- 5.7%
    Chase Manhattan               65,000             5,379
    Wells Fargo                  125,000             5,398
--------------------------------------------------------------------------------
    Total Banks                                    $10,777
--------------------------------------------------------------------------------
    CHEMICALS -- 2.4%
    E.I. du Pont de Nemours       65,000             4,591
--------------------------------------------------------------------------------
    Total Chemicals                                $ 4,591
--------------------------------------------------------------------------------
    COMMUNICATIONS
       EQUIPMENT -- 7.5%
    Ascend Communications*        35,000             3,382
    Koninklijke Philips El,
     New York Shares              50,000             4,269
    Motorola                      55,000             4,407
    Nokia, Cl A, ADR              30,000             2,226
--------------------------------------------------------------------------------
    Total Communications
      Equipment                                    $14,284
--------------------------------------------------------------------------------
    COMPUTER SOFTWARE -- 1.9%
    Microsoft*                    45,000             3,659
--------------------------------------------------------------------------------
    Total Computer Software                        $ 3,659
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES
      -- 1.8%
    Hewlett Packard               43,000             3,392
--------------------------------------------------------------------------------
    Total Computers & Services                     $ 3,392
--------------------------------------------------------------------------------
    CONGLOMERATE -- 2.6%
    Tyco International Limited    60,000             4,875
--------------------------------------------------------------------------------
    Total Conglomerate                             $ 4,875
--------------------------------------------------------------------------------
    DRUGS -- 13.5%
    Abbott Laboratories           90,000             4,359
    American Home Products        70,000             4,270
    Amgen*                        80,000             4,915
    Bristol-Myers Squibb          80,000             5,085
    Pfizer                        20,000             2,301
    Warner Lambert                70,000             4,756
--------------------------------------------------------------------------------
    Total Drugs                                    $25,686
--------------------------------------------------------------------------------

                                                  MARKET
DESCRIPTION                       SHARES          VALUE (000)
--------------------------------------------------------------------------------
    ELECTRICAL EQUIPMENT
       -- 2.8%
    General Electric              50,000           $ 5,275
--------------------------------------------------------------------------------
    Total Electrical Equipment                     $ 5,275
--------------------------------------------------------------------------------
    ENERGY -- 2.6%
    Halliburton                  115,000             4,902
-------------------------------------------------------------------------------
    Total Energy                                   $ 4,902
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 1.8%
    Walt Disney                  110,000             3,492
--------------------------------------------------------------------------------
    Total Entertainment                            $ 3,492
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 7.6%
    Associates First Capital     110,000             4,874
    CIT Group, Cl A              140,000             4,550
    Morgan Stanley,
     Dean Witter, Discover        50,000             4,959
--------------------------------------------------------------------------------
    Total Financial Services                       $14,383
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO
      -- 7.6%
    Bestfoods                     35,000             1,757
    PepsiCo                      120,000             4,432
    Philip Morris                 85,000             2,980
    Ralston Purina Group         175,000             5,337
--------------------------------------------------------------------------------
    Total Food, Beverage
       & Tobacco                                   $14,506
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS -- 2.2%
    Procter & Gamble              45,000             4,222
--------------------------------------------------------------------------------
    Total Household Products                       $ 4,222
--------------------------------------------------------------------------------
    INSURANCE -- 2.5%
    American International
     Group                        40,000             4,697
--------------------------------------------------------------------------------
    Total Insurance                                $ 4,697
--------------------------------------------------------------------------------
    MACHINERY -- 2.6%
    Ingersoll Rand                70,000             4,843
--------------------------------------------------------------------------------
    Total Machinery                                $ 4,843
--------------------------------------------------------------------------------
    PETROLEUM REFINING -- 6.4%
    Exxon                         45,000             3,738
    Mobil                         40,000             4,190
    Royal Dutch Petroleum,
     New York Shares              70,000             4,108
--------------------------------------------------------------------------------
    Total Petroleum Refining                       $12,036
--------------------------------------------------------------------------------
    PHOTOGRAPHIC EQUIPMENT
       & SUPPLIES -- 2.2%
    Xerox                         70,000             4,112
--------------------------------------------------------------------------------
    Total Photographic
      Equipment & Supplies                         $ 4,112
--------------------------------------------------------------------------------
    RAILROADS -- 2.1%
    Norfolk Southern             125,000             4,086
--------------------------------------------------------------------------------
    Total Railroads                                $ 4,086
--------------------------------------------------------------------------------
    RETAIL -- 4.3%
    Dayton Hudson                 55,000             3,702
    Home Depot                    75,000             4,495
-------------------------------------------------------------------------------
    Total Retail                                   $ 8,197
--------------------------------------------------------------------------------

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                 SHARES/PRINCIPAL     MARKET
DESCRIPTION                      AMOUNT (000)         VALUE (000)
------------------------------------------------------------------------------------
    SEMI-CONDUCTORS/
      INSTRUMENTS-- 2.0%
    Intel                         62,000              $  3,794
------------------------------------------------------------------------------------
    Total Semi-Conductors/
      Instruments                                     $  3,794
------------------------------------------------------------------------------------
    STEEL & STEEL WORKS -- 3.0%
    Alcoa                         90,000                 5,603
------------------------------------------------------------------------------------
    Total Steel & Steel Works                         $  5,603
------------------------------------------------------------------------------------
    TECHNOLOGY -- 2.4%
    Cisco Systems*                40,000                 4,563
------------------------------------------------------------------------------------
    Total Technology                                  $  4,563
------------------------------------------------------------------------------------
    TELEPHONES &
      TELECOMMUNICATIONS-- 6.1%
    AT&T                          35,000                 1,768
    MCI WorldCom*                 55,000                 4,520
    SBC Communications            95,000                 5,320
------------------------------------------------------------------------------------
    Total Telephones
       & Telecommunications                           $ 11,608
------------------------------------------------------------------------------------
Total Common Stocks
    (Cost $131,276)                                   $182,698
------------------------------------------------------------------------------------
CORPORATE OBLIGATION -- 0.5%
    CIT Group, MTN (A)
       4.800%,  07/21/99          $1,000                   999
------------------------------------------------------------------------------------
Total Corporate Obligation
    (Cost $1,000)                                     $    999
------------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 3.4%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99,
     repurchase price
     $6,377,124
     (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $6,572,180)             6,375                 6,375
------------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $6,375)                                     $  6,375
------------------------------------------------------------------------------------
Total Investments -- 100.2%
    (Cost $138,651)                                   $190,072
====================================================================================
Other Assets and Liabilities,
Net -- (0.2%)                                        $   (419)
====================================================================================


                                                  MARKET
DESCRIPTION                                       VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio  Shares of  Institutional
  Class  (unlimited  authorization  -- no par
   value) based on 6,486,078 outstanding shares
   of beneficial interest                         $ 91,926
Portfolio  Shares of Retail  Class A
 (unlimited  authorization  -- no par value)
   based on 2,842,073 outstanding shares
   of beneficial interest                           39,033
Portfolio  Shares of Retail  Class B
 (unlimited  authorization  -- no par value)
   based on 158,696 outstanding
 shares of beneficial interest                       2,893
Distribution in excess of net investment income         (9)
Accumulated net realized gain on investments         4,389
Net unrealized appreciation on investments          51,421
================================================================================
Total Net Assets -- 100.0%                        $189,653
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class          $20.00
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A               $19.98
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($19.98 / 95.25%)                $20.98
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B               $19.93
================================================================================

* Non-income producing security
(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on April 30, 1999.
ADR--American Depository Receipt
Cl--Class
MTN--Medium Term Note
The accompanying notes are an integral part of the financial statements.

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999
[ARROW]ARK FUNDS: CAPITAL GROWTH PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase Agreements -- 2%
Oil-Energy -- 4%
Miscellaneous Business Services -- 5%
Consumer Products -- 6%
Retail -- 8%
Telephones & Telecommunications -- 8% Chemicals & Drugs -- 10% Miscellaneous -- 12% Transportation -- 1% Technology -- 28% Financial -- 16% % of Total Portfolio Investments

                                                  MARKET
DESCRIPTION                       SHARES          VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 97.9%
    AUTOMOTIVE -- 1.2%
    Borg-Warner Automotive        25,000           $ 1,419
--------------------------------------------------------------------------------
    Total Automotive                               $ 1,419
--------------------------------------------------------------------------------
    BANKS -- 5.1%
    Bank One                      20,000             1,180
    Chase Manhattan               31,000             2,565
    Wells Fargo                   50,000             2,159
--------------------------------------------------------------------------------
    Total Banks                                    $ 5,904
--------------------------------------------------------------------------------
    BROADCASTING, NEWSPAPERS &
       ADVERTISING -- 5.6%
    MediaOne Group*               50,000             4,078
    Young & Rubicam*              60,000             2,389
--------------------------------------------------------------------------------
    Total Broadcasting,
     Newspapers & Advertising                      $ 6,467
--------------------------------------------------------------------------------
    COMMUNICATIONS
       EQUIPMENT -- 14.9%
    Ascend Communications*        10,000               966
    Cisco Systems*                30,000             3,422
    Comverse Technology*          37,500             2,405
    Motorola                      55,000             4,407
    Nokia, Cl A, ADR              45,000             3,338
    Nortel Networks*              38,000             2,591
--------------------------------------------------------------------------------
    Total Communications
       Equipment                                   $17,129
--------------------------------------------------------------------------------
    COMPUTER SOFTWARE -- 2.4%
    Legato Systems*               35,000             1,415
    Microsoft*                    16,000             1,301
--------------------------------------------------------------------------------
    Total Computer Software                        $ 2,716
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES -- 9.2%
    Compaq Computer               50,000             1,116
    Electronics for Imaging*      75,000             3,548
    EMC*                          20,000             2,179
    Jabil Circuit*                55,000             2,561
    Lexmark International
     Group, Cl A*                 10,000             1,235
--------------------------------------------------------------------------------
    Total Computers & Services                     $10,639
--------------------------------------------------------------------------------
                                                  MARKET
DESCRIPTION                       SHARES          VALUE (000)
--------------------------------------------------------------------------------
    CONGLOMERATE -- 1.1%
    Tyco International Limited    15,000           $ 1,219
--------------------------------------------------------------------------------
    Total Conglomerate                             $ 1,219
--------------------------------------------------------------------------------
    DRUGS -- 10.4%
    American Home Products        30,000             1,830
    Amgen*                        64,000             3,932
    Bristol-Myers Squibb          40,000             2,542
    Schering Plough               20,000               966
    Warner Lambert                40,000             2,718
--------------------------------------------------------------------------------
    Total Drugs                                    $11,988
--------------------------------------------------------------------------------
    ELECTRICAL EQUIPMENT -- 1.5%
    General Electric              16,000             1,688
--------------------------------------------------------------------------------
    Total Electrical Equipment                     $ 1,688
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 0.9%
    Carnival, Cl A                25,000             1,031
--------------------------------------------------------------------------------
    Total Entertainment                            $ 1,031
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 10.4%
    Associates First Capital      20,000               886
    Freddie Mac                   38,000             2,385
    Merrill Lynch                 20,000             1,679
    Morgan Stanley,
     Dean Witter, Discover        27,500             2,728
    Paine Webber Group            30,000             1,408
    State Street                  20,000             1,750
    Waddell & Reed
     Financial, Cl A              50,000             1,128
--------------------------------------------------------------------------------
    Total Financial Services                       $11,964
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO
       -- 3.1%
    PepsiCo                       55,000             2,032
    Ralston Purina Group          50,000             1,525
--------------------------------------------------------------------------------
    Total Food, Beverage
       & Tobacco                                   $ 3,557
--------------------------------------------------------------------------------
    GAS/NATURAL GAS -- 2.8%
    Williams                      67,500             3,189
--------------------------------------------------------------------------------
    Total Gas/Natural Gas                          $ 3,189
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS -- 1.8%
    Colgate-Palmolive              7,000               717
    Dial                          40,000             1,360
--------------------------------------------------------------------------------
    Total Household Products                       $ 2,077
--------------------------------------------------------------------------------
    INSURANCE -- 1.0%
    American International Group  10,000             1,174
--------------------------------------------------------------------------------
    Total Insurance                                $ 1,174
--------------------------------------------------------------------------------
    INTERNET SERVICE PROVIDERS
    -- 0.6%
    America Online*                5,000               714
--------------------------------------------------------------------------------
    Total Internet Service
       Providers                                   $   714
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS &
       SERVICES-- 2.2%
    Baxter International          12,500               788
    Guidant                       15,000               805
    Johnson & Johnson             10,000               975
--------------------------------------------------------------------------------
    Total Medical Products &
       Services                                    $ 2,568
--------------------------------------------------------------------------------

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                 SHARES/PRINCIPAL   MARKET
DESCRIPTION                      AMOUNT (000)       VALUE (000)
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS
       SERVICES -- 2.1%
    Cendant*                      75,000          $  1,350
    Nielson Media Research*       40,000             1,095
--------------------------------------------------------------------------------
    Total Miscellaneous Business
       Services                                   $  2,445
--------------------------------------------------------------------------------
    PROFESSIONAL SERVICES
       -- 0.4%
    Razorfish*                    10,000               435
--------------------------------------------------------------------------------
    Total Professional Services                   $    435
--------------------------------------------------------------------------------
    RETAIL -- 8.2%
    Dayton Hudson                 40,000             2,693
    Home Depot                    25,000             1,498
    Linens 'N Things*             35,000             1,601
    Office Depot*                 75,000             1,650
    Rite Aid                      85,000             1,982
--------------------------------------------------------------------------------
    Total Retail                                  $  9,424
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/INSTRUMENTS
       -- 4.0%
    Intel                         50,000             3,059
    Texas Instruments             15,000             1,532
--------------------------------------------------------------------------------
    Total Semi-Conductors/Instruments             $  4,591
--------------------------------------------------------------------------------
    TELEPHONES &
       TELECOMMUNICATIONS
          -- 8.2%
    Alltel                        35,000             2,360
    MCI WorldCom*                 25,000             2,055
    Rhythms Netconnections*       20,000             1,650
    Sprint PCS Group*             40,000             1,695
    Winstar Communications*       35,000             1,702
--------------------------------------------------------------------------------
    Total Telephones &
       Telecommunications                         $  9,462
--------------------------------------------------------------------------------
    TESTING LABORATORIES
       -- 0.8%
    Medimmune*                    18,000               992
--------------------------------------------------------------------------------
    Total Testing Laboratories                    $    992
--------------------------------------------------------------------------------
Total Common Stocks
    (Cost $77,725)                                $112,792
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 2.4%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99,
     repurchase price
     $2,747,985 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $2,849,297)            $2,747             2,747
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $2,747)                                 $  2,747
--------------------------------------------------------------------------------

                                                  MARKET
DESCRIPTION                                       VALUE (000)
--------------------------------------------------------------------------------
Total Investments -- 100.3%
    (Cost $80,472)                                $115,539
================================================================================
Other Assets and Liabilities,
   Net -- (0.3%)                                  $   (300)
================================================================================
NET ASSETS:
Portfolio Shares of
Institutional Class
   (unlimited authorization --
   no par value) based on
   4,811,827 outstanding
   shares of beneficial
   interest                                         57,336
Portfolio Shares of Retail
   Class A (unlimited
   authorization --
   no par value)
   based on 1,239,889
   outstanding shares of
   beneficial interest                              16,773
Portfolio Shares of Retail
   Class B (unlimited
   authorization --
   no par value)
   based on 116,185 outstanding
   shares of beneficial interest                     2,032
Accumulated net realized gain on
   investments                                       4,031
Net unrealized appreciation on
   investments                                      35,067
--------------------------------------------------------------------------------
Total Net Assets -- 100.0%                        $115,239
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class          $18.71
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A               $18.58
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($18.58 / 95.25%)                $19.51
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Retail Class B               $18.61
================================================================================

* Non-income producing security
ADR--American Depository Receipt
Cl--Class
The accompanying notes are an integral part of the financial statements.

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999
[ARROW]ARK FUNDS: MID-CAP EQUITY PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Consumer Products -- 3%
Transportation -- 4%
Telephones &
 Telecommunications -- 4%
Oil-Energy -- 5%
Chemicals & Drugs -- 6%
Utilities -- 7%
Retail -- 9%
Miscellaneous -- 11%
Building & Construction -- 2%
Technology -- 19%
Financial -- 16%
Miscellaneous Business Services -- 14%
% of Total Portfolio Investments

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 100.1%
    AEROSPACE & DEFENSE -- 0.8%
    Cordant Technologies           2,800              $129
    Hubbell, Cl B                  3,816               182
    Lear*                          4,100               188
--------------------------------------------------------------------------------
    Total Aerospace & Defense                         $499
--------------------------------------------------------------------------------
    AGRICULTURE -- 0.2%
    Dole Food                      3,550               113
--------------------------------------------------------------------------------
    Total Agriculture                                 $113
--------------------------------------------------------------------------------
    AIRCRAFT -- 0.8%
    Gulfstream Aerospace*          5,000               244
    Sundstrand                     3,780               271
--------------------------------------------------------------------------------
    Total Aircraft                                    $515
--------------------------------------------------------------------------------
    APPAREL/TEXTILES -- 0.8%
    Albany International           1,183                29
    Jones Apparel Group*           5,400               178
    Shaw Industries                9,300               169
    WestPoint Stevens*             3,200               110
--------------------------------------------------------------------------------
    Total Apparel/Textiles                            $486
--------------------------------------------------------------------------------
    AUTOMOTIVE -- 0.9%
    Borg-Warner Automotive           600                34
    Federal Signal                 2,882                71
    Federal-Mogul                  3,350               147
    Kaydon                         2,200                74
    Meritor Automotive             3,600                76
    Modine Manufacturing           1,250                39
    Superior Industries
     International                 1,155                29
    Teleflex                       1,700                74
--------------------------------------------------------------------------------
    Total Automotive                                  $544
--------------------------------------------------------------------------------
    BANKS -- 8.5%
    Associated Banc                4,875               177
    Astoria Financial              4,000               200
    CCB Financial                  2,200               127
    Charter One Financial         12,000               375
    City National                  2,700               104
    Dime Bancorp                   8,000               184
    First Security                12,893               245

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    First Tennessee National       9,000          $    388
    First Virginia Banks           4,750               237
    Hibernia, Cl A                10,800               144
    Keystone Financial             2,700                87
    Marshall & Ilsley              8,700               609
    Mercantile Bancorp            12,200               695
    Mercantile Bankshares          5,075               188
    North Fork Bancorporation     10,000               225
    Old Kent Financial             7,670               362
    Pacific Century Financial      4,000                87
    Provident Financial Group      3,500               147
    Sovereign Bancorp             11,600               158
    TCF Financial                  6,500               188
    Wilmington Trust               1,900               117
    Zions Bancorp                  5,400               360
--------------------------------------------------------------------------------
    Total Banks                                     $5,404
--------------------------------------------------------------------------------
    BROADCASTING, NEWSPAPERS
       & ADVERTISING -- 1.9%
    Chris-Craft Industries*        2,586               122
    Snyder Communications*         5,000               147
    TCA Cable TV                   2,500               125
    Young & Rubicam*              20,000               796
--------------------------------------------------------------------------------
    Total Broadcasting,
    Newspapers & Advertising                        $1,190
--------------------------------------------------------------------------------
    BUILDING & CONSTRUCTION
    -- 0.6%
    Jacobs Engineering Group*      1,175                46
    Martin Marietta Materials      5,000               309
--------------------------------------------------------------------------------
    Total Building &
       Construction                                 $  355
--------------------------------------------------------------------------------
    CHEMICALS -- 1.4%
    Airgas*                        6,000                70
    Cabot                          3,000                81
    Crompton & Knowles             4,200                85
    Dexter                         1,000                41
    Fuller (H.B.)                    590                40
    IMC Global                     8,500               212
    Lubrizol                       2,900                80
    RPM                            3,890                55
    Solutia                        8,000               195
--------------------------------------------------------------------------------
    Total Chemicals                                 $  859
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT
    -- 5.2%
    ADC Telecommunications*        9,900               473
    Comverse Technology*          22,500             1,443
    FORE Systems*                  8,200               277
    Molex                          9,452               305
    QUALCOMM*                      4,200               840
--------------------------------------------------------------------------------
    Total Communications
       Equipment                                    $3,338
--------------------------------------------------------------------------------
    COMPUTER SOFTWARE -- 2.8%
    Citrix Systems*                6,200               263
    Informix*                      8,000                58
    Intuit*                        5,000               431
    Legato Systems*                7,700               311
    Networks Associates*          12,000               159
    Rational Software*             7,500               222
    Siebel Systems*                6,600               254
    Sterling Software*             5,200               108
--------------------------------------------------------------------------------
    Total Computer Software                         $1,806
--------------------------------------------------------------------------------

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES
       -- 8.5%
    American Power Conversion*     7,000            $  231
    Avnet                          3,675               156
    Diebold                        3,854                93
    Electronics for Imaging*      35,000             1,656
    Jabil Circuit*                25,000             1,164
    Keane*                         4,800               119
    Lexmark International
     Group, Cl A*                  4,700               580
    Quantum*                      10,900               195
    SCI Systems*                   4,200               160
    Solectron*                    10,000               485
    Sterling Commerce*             7,000               219
    Storage Technology*            7,522               145
    Symbol Technologies            4,318               206
--------------------------------------------------------------------------------
    Total Computers & Services                      $5,409
--------------------------------------------------------------------------------
    CONCRETE & MINERAL PRODUCTS-- 0.4%
    Ferro                          1,575                44
    Southdown                      2,800               179
--------------------------------------------------------------------------------
    Total Concrete &
       Mineral Products                             $  223
--------------------------------------------------------------------------------
    CONTAINERS & PACKAGING
       -- 0.1%
    Longview Fibre                 2,200                29
--------------------------------------------------------------------------------
    Total Containers & Packaging                    $   29
--------------------------------------------------------------------------------
    DRUGS -- 5.3%
    Agouron Pharmaceutical*        2,000               118
    Amgen*                        16,000               983
    Biogen*                        6,800               646
    Carter-Wallace                 2,400                42
    Centocor*                      5,800               257
    Chiron*                       13,064               263
    Forest Laboratories*           4,368               194
    Genzyme*                       8,024               303
    ICN Pharmaceuticals            5,000               165
    Mylan Laboratories             9,087               206
    Perrigo*                       3,050                23
    Sepracor*                      1,650               139
--------------------------------------------------------------------------------
    Total Drugs                                     $3,339
--------------------------------------------------------------------------------
    ELECTRICAL SERVICES -- 6.6%
    Allegheny Energy               8,729               297
    CMS Energy                     7,800               343
    Conectiv                       6,687               160
    DPL                           10,000               179
    Energy East                    7,300               193
    Florida Progress               6,100               235
    Hawaiian Electric Industries   1,475                52
    Idacorp                        1,650                52
    Illinova                       3,100                81
    Interstate Energy              5,500               158
    Ipalco Enterprises             4,742               109
    Kansas City Power & Light      3,250                87
    LG&E                           7,150               156
    Minnesota Power & Light        3,650                77
    Montana Power                  5,000               373
    Nevada Power                   2,000                52

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    New England Electric System    3,300            $  163
    Nisource                       8,700               241
    OGE Energy                     6,106               145
    Pinnacle West Capital          5,000               194
    Potomac Electric Power         6,150               180
    Puget Sound Energy             4,200               104
    Scana                          5,550               130
    TECO Energy                    9,372               200
    Wisconsin Energy               8,000               215
--------------------------------------------------------------------------------
    Total Electrical Services                       $4,176
--------------------------------------------------------------------------------
    ENTERTAINMENT -- 0.2%
    International Game
     Technology                    6,600               117
--------------------------------------------------------------------------------
    Total Entertainment                             $  117
--------------------------------------------------------------------------------
    ENVIRONMENTAL SERVICE
       -- 0.4%
    Allied Waste Industries*      13,000               230
--------------------------------------------------------------------------------
    Total Environmental Service                     $  230
--------------------------------------------------------------------------------
    FINANCIAL SERVICES -- 4.5%
    A.G. Edwards & Sons            6,818               239
    Bear Stearns                   5,343               249
    E*trade Group*                 8,500               982
    FINOVA Group                   3,750               181
    Greenpoint Financial           6,700               234
    Paine Webber Group            12,450               584
    T. Rowe Price                 11,000               415
--------------------------------------------------------------------------------
    Total Financial Services                        $2,884
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO
       -- 2.0%
    Dean Foods                     2,075                74
    Dreyer's Grand Ice Cream       1,300                18
    Flowers Industries             5,656               120
    Hormel Foods                   3,800               140
    IBP                            4,650                94
    Interstate Bakeries            5,200               116
    Lancaster Colony               1,848                55
    McCormick                      4,250               129
    Suiza Foods*                   2,500                94
    Tyson Foods                   13,010               269
    Universal Foods                2,400                50
    Vlasic Foods International*    2,500                20
    Whitman                        5,300                87
--------------------------------------------------------------------------------
    Total Food, Beverage &
       Tobacco                                      $1,266
--------------------------------------------------------------------------------
    FORESTRY -- 0.1%
    Rayonier                       1,100                50
--------------------------------------------------------------------------------
    Total Forestry                                  $   50
--------------------------------------------------------------------------------
    GAS/NATURAL GAS -- 1.6%
    AGL Resources                  2,150                39
    El Paso Energy                 8,518               313
    KeySpan Energy                10,000               267
    MCN                            4,100                82
    National Fuel & Gas            1,425                62
    Questar                        5,800               105
    Utilicorp United               4,425               108
    Washington Gas Light           2,000                47
--------------------------------------------------------------------------------
    Total Gas/Natural Gas                           $1,023
--------------------------------------------------------------------------------

                                                                            103

                                                       STATEMENTS OF NET ASSETS
                                                                  APRIL 30, 1999
[ARROW]MID-CAP EQUITY PORTFOLIO (CONTINUED)


                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    GENERAL UTILITY -- 0.2%
    Mid American Energy
     Holdings*                     4,350            $  140
--------------------------------------------------------------------------------
    Total General Utility                           $  140
--------------------------------------------------------------------------------
    HOME BUILDER -- 0.2%
    Clayton Homes                 11,701               130
--------------------------------------------------------------------------------
    Total Home Builder                              $  130
--------------------------------------------------------------------------------
    HOTELS & LODGING -- 0.3%
    Circus Circus Enterprises*     7,500               158
--------------------------------------------------------------------------------
    Total Hotels & Lodging                          $  158
--------------------------------------------------------------------------------
    HOUSEHOLD FURNITURE &
       FIXTURES -- 0.4%
    Leggett & Platt               11,700               270
--------------------------------------------------------------------------------
    Total Household Furniture &
       Fixtures                                     $  270
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCT -- 0.5%
    Dial                          10,200               347
--------------------------------------------------------------------------------
    Total Household Product                         $  347
--------------------------------------------------------------------------------
    INSURANCE -- 3.9%
    Aflac                         20,260             1,099
    AMBAC                          5,000               302
    American Financial Group       4,500               163
    HSB Group                      1,350                51
    Old Republic International     7,350               144
    PMI Group                      1,700                95
    Provident                      9,500               374
    Reliastar Financial            6,500               239
--------------------------------------------------------------------------------
    Total Insurance                                 $2,467
--------------------------------------------------------------------------------
    LEASING & RENTING -- 0.3%
    Comdisco                       7,500               197
--------------------------------------------------------------------------------
    Total Leasing & Renting                         $  197
--------------------------------------------------------------------------------
    LEISURE PRODUCTS -- 0.4%
    Callaway Golf                  5,500                83
    Electronic Arts*               3,750               191
--------------------------------------------------------------------------------
    Total Leisure Products                          $  274
--------------------------------------------------------------------------------
    LUMBER & WOOD PRODUCTS
       -- 0.2%
    Timber Group                   5,000               129
--------------------------------------------------------------------------------
    Total Lumber & Wood Products                    $  129
--------------------------------------------------------------------------------
    MACHINERY -- 0.8%
    Donaldson                      2,200                49
    Flowserve                      2,137                40
    Kennametal                     1,600                42
    Mark IV Industries             2,615                47
    Pentair                        1,574                74
    Smith International*           3,500               157
    SPX                            1,500                98
--------------------------------------------------------------------------------
    Total Machinery                                 $  507
--------------------------------------------------------------------------------
    MANUFACTURING -- 0.1%
    Trinity Industries             2,000                70
--------------------------------------------------------------------------------
    Total Manufacturing                             $   70
--------------------------------------------------------------------------------

                                                  MARKET
DESCRIPTION                        SHARES         VALUE (000)
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS & SERVICES
       -- 3.7%
    Beckman Coulter                1,250            $   60
    Bergen Brunswig, Cl A          8,112               154
    Cardinal Health                3,984               238
    Covance*                       2,950                65
    Dentsply International         3,900               102
    First Health Group, Cl A*      2,800                46
    Health Management
     Associates, Cl A*            16,125               252
    Lincare Holdings*              3,200                95
    Omnicare                       5,000               120
    McKesson HBOC                  5,000               175
    Pacificare Health
     Systems, Cl B*                2,153               172
    Steris*                        5,300                94
    Stryker                        7,500               459
    Sybron International*          7,800               216
    Total Renal Care Holdings*     6,500                90
    Trigon Healthcare*             1,500                48
--------------------------------------------------------------------------------
    Total Medical Products &
       Services                                     $2,386
--------------------------------------------------------------------------------
    METALS & MINING -- 0.5%
    Minerals Technologies            900                49
    Vulcan Materials               5,925               283
--------------------------------------------------------------------------------
    Total Metals & Mining                          $   332
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS
       SERVICES -- 5.2%
    AC Nielsen*                    3,000                84
    Apollo Group, Cl A*            5,000               124
    Cambridge Technology
     Partners*                     4,500                65
    Cintas                         7,300               502
    Concord EFS*                   7,000               234
    Convergys*                    21,200               395
    Fiserv*                        5,012               294
    Litton Industries*             2,350               147
    Nova*                          5,500               143
    Ogden                          2,000                52
    Paychex                        7,299               373
    Reynolds & Reynolds, Cl A      4,100                94
    Robert Half International*     6,600               158
    Sotheby's Holdings, Cl A       3,300               141
    Stewart Enterprises, Cl A      5,000                99
    Sungard Data Systems*          8,600               275
    Viad                           4,900               162
--------------------------------------------------------------------------------
    Total Miscellaneous
       Business Services                            $3,342
--------------------------------------------------------------------------------
    MISCELLANEOUS MANUFACTURING
       -- 0.4%
    Gtech*                         1,000                26
    Hillenbrand Industries         4,850               228
--------------------------------------------------------------------------------
    Total Miscellaneous
       Manufacturing                                $  254
--------------------------------------------------------------------------------
    MOTORCYCLES, BICYCLES &
       PARTS -- 1.0%
    Harley-Davidson               10,860               648
--------------------------------------------------------------------------------
    Total Motorcycles,
       Bicycles & Parts                             $  648
--------------------------------------------------------------------------------
    OFFICE FURNITURE &
       FIXTURES -- 0.3%
    Herman Miller                  5,900               118
    Hon Industries                 2,400                65
--------------------------------------------------------------------------------
    Total Office Furniture &
       Fixtures                                     $  183
--------------------------------------------------------------------------------

                            STATEMENTS OF NET ASSETS
                                 APRIL 30, 1999

                                                                     MARKET
DESCRIPTION                                           SHARES         VALUE (000)
--------------------------------------------------------------------------------
    PAPER & PAPER PRODUCTS -- 0.5%
    Bowater                                           2,650           $   142
    Chesapeake                                        1,050                34
    Consolidated Papers                               4,500               136
    PH Glatfelter                                     1,800                23
--------------------------------------------------------------------------------
    Total Paper & Paper Products                                      $   335
--------------------------------------------------------------------------------
    PETROLEUM & FUEL PRODUCTS -- 2.1%
    BJ Services*                                      5,200               139
    Ensco International                               8,000               148
    Global Marine*                                   12,575               187
    KN Energy                                         3,450                71
    Noble Affiliates                                  2,900                93
    Noble Drilling*                                  10,000               196
    Ocean Energy*                                     7,000                65
    Tidewater                                         3,355                89
    Transocean Offshore                               9,600               285
    Valero Energy                                     3,300                74
--------------------------------------------------------------------------------
    Total Petroleum & Fuel Products                                   $ 1,347
--------------------------------------------------------------------------------
    PETROLEUM REFINING -- 1.0%
    Lyondell Petrochemical                            4,000                78
    Murphy Oil                                        2,400               113
    Tosco                                            11,800               316
    Ultramar Diamond Shamrock                         4,800               111
--------------------------------------------------------------------------------
    Total Petroleum Refining                                          $   618
--------------------------------------------------------------------------------
    PRINTING & PUBLISHING -- 1.2%
    A.H. Belo, Cl A                                   7,200               156
    Banta                                             1,200                26
    Houghton Mifflin                                  1,380                62
    Lee Enterprises                                   1,850                53
    Media General, Cl A                               1,100                57
    Scholastic*                                         600                28
    Standard Register                                 1,200                37
    Wallace Computer Services                         1,900                44
    Washington Post, Cl B                               550               316
--------------------------------------------------------------------------------
    Total Printing & Publishing                                       $   779
--------------------------------------------------------------------------------
    RETAIL -- 9.1%
    Abercrombie & Fitch, Cl A*                        3,400               323
    Barnes & Noble*                                   4,800               167
    Bed Bath & Beyond*                               10,000               357
    Best Buy*                                        14,600               697
    BJ's Wholesale Club*                              6,000               159
    Borders Group*                                    7,000               101
    Brinker International*                            4,849               134
    CBRL Group                                        3,500                71
    Dollar Tree Stores*                               3,500               128
    Family Dollar Stores                              8,900               215
    Fastenal                                          1,650                79
    General Nutrition*                                4,400                73
    Hannaford Brothers                                2,450               107
    Lands' End*                                       1,350                52
    Micro Warehouse*                                    400                 7
    Office Depot*                                    30,634               674
    OfficeMax*                                        7,000                71
    Outback Steakhouse*                               5,700               204

                                                                     MARKET
DESCRIPTION                                          SHARES          VALUE (000)
--------------------------------------------------------------------------------
    Premark International                             4,600           $   169
    Rite Aid                                         25,000               583
    Ross Stores                                       2,550               117
    Saks*                                            10,280               291
    Sbarro                                              850                22
    Staples*                                         10,000               300
    Starbucks*                                       13,000               480
    Tiffany & Company                                 1,850               155
    Warnaco Group                                     3,350                89
--------------------------------------------------------------------------------
    Total Retail                                                      $ 5,825
--------------------------------------------------------------------------------
    RUBBER & PLASTIC -- 0.8%
    Carlisle                                          1,200                59
    Hanna                                             2,124                34
    Sonoco Products                                   6,050               156
    Weatherford International*                        7,000               237
--------------------------------------------------------------------------------
    Total Rubber & Plastic                                            $   486
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/INSTRUMENTS-- 6.1%
    Altera*                                           7,000               506
    Analog Devices*                                  13,000               457
    Atmel*                                            7,200               131
    Cadence Design Systems*                          16,000               217
    Cypress Semiconductor*                            6,250                64
    Linear Technology                                12,400               705
    Maxim Integrated Products*                        9,500               532
    Synopsys*                                         6,000               283
    Teradyne*                                         5,250               248
    Vitesse Semiconductor*                            5,500               255
    Xilinx*                                          11,000               502
--------------------------------------------------------------------------------
    Total Semi-Conductors/Instruments                                 $ 3,900
--------------------------------------------------------------------------------
    SPECIALTY MACHINERY -- 0.2%
    Tecumseh Products, Cl A                             950                58
    York International                                2,100                87
--------------------------------------------------------------------------------
    Total Specialty Machinery                                         $   145
--------------------------------------------------------------------------------
    STEEL & STEEL WORKS -- 0.3%
    AK Steel Holding                                  3,500                91
    Carpenter Technology                              1,100                34
    Precision Castparts                               1,050                45
--------------------------------------------------------------------------------
    Total Steel & Steel Works                                         $   170
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 3.7%
    Aliant Communications                             1,450                64
    Century Telephone Enterprises                     6,862               276
    Cincinnati Bell                                   9,200               208
    Comsat                                            2,050                67
    Rhythms Netconnections*                          10,000               825
    Telephone & Data Systems                          3,100               186
    Winstar Communications*                          15,000               729
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                             $ 2,355
--------------------------------------------------------------------------------
    TESTING LABORATORIES -- 0.7%
    Medimmune*                                        4,000               221
    Quintiles Transnational*                          6,300               256
--------------------------------------------------------------------------------
    Total Testing Laboratories                                        $   477
--------------------------------------------------------------------------------

                STATEMENTS OF NET ASSETS/SCHEDULE OF INVESTMENTS
                                 APRIL 30, 1999
[ARROW]MID-CAP EQUITY PORTFOLIO (CONCLUDED)

                                                     SHARES/
                                                     PRINCIPAL       MARKET
DESCRIPTION                                          AMOUNT (000)    VALUE (000)
--------------------------------------------------------------------------------
    TRANSPORTATION SERVICES-- 2.0%
    Airborne Freight                                  2,900           $    93
    Alaska Airgroup*                                  1,000                44
    Alexander & Baldwin                               1,900                41
    CNF Transportation                                2,400               105
    Comair                                            7,500               165
    GATX                                              2,550                88
    Harsco                                            2,500                82
    JB Hunt Transport Services                        2,100                44
    Kansas City Southern
     Industries                                       9,700               578
    Pittston Services                                 1,600                42
--------------------------------------------------------------------------------
    Total Transportation Services                                     $ 1,282
--------------------------------------------------------------------------------
    WATER UTILITY -- 0.2%
    American Water Works                              5,600               159
--------------------------------------------------------------------------------
    Total Water Utilities                                             $   159
--------------------------------------------------------------------------------
    WHOLESALE -- 0.2%
    US Foodservice*                                   3,750               158
--------------------------------------------------------------------------------
    Total Wholesale                                                   $   158
--------------------------------------------------------------------------------
Total Common Stocks
    (Cost $47,383)                                                    $63,725
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 0.0%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $6,314 (collateralized
     by U.S. Government Agency
     Instrument: total market
     value $10,652)                                  $    6                 6
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $6)                                                         $     6
--------------------------------------------------------------------------------
Total Investments -- 100.1%
    (Cost $47,389)                                                    $63,731
================================================================================
Other Assets and Liabilities, Net -- (0.1%)                           $   (83)
================================================================================
NET ASSETS:
Portfolio  Shares of  Institutional
  Class  (unlimited  authorization  -- no par
   value) based on 4,329,268 outstanding shares
   of beneficial interest                                              41,512
Distribution in excess of net investment income                            (6)
Accumulated net realized gain on investments                            5,800
Net unrealized appreciation on investments                             16,342
================================================================================
Total Net Assets-- 100.0%                                             $63,648
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share-- Institutional Class                             $ 14.70
================================================================================

* Non-income producing security
Cl--Class
The accompanying notes are an integral part of the financial statements.

[ARROW]ARK FUNDS: SMALL-CAP EQUITY PORTFOLIO
[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase  Agreements -- 4%
Healthcare -- 6%
Consumer Cyclicals -- 7%
Chemicals & Drugs -- 8%
Miscellaneous -- 16%
Computers & Services -- 2%
Technology -- 40%
Miscellaneous Business Services -- 17%
% of Total Portfolio Investments


                                                                     MARKET
DESCRIPTION                                          SHARES          VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 97.2%
    BROADCASTING, NEWSPAPERS &
       ADVERTISING -- 0.1%
    Worldgate Communications*                         1,000           $    28
--------------------------------------------------------------------------------
    Total Broadcasting, Newspapers & Advertising                      $    28
--------------------------------------------------------------------------------
    BUILDING & CONSTRUCTION -- 4.8%
    Stolt Comex Seaway S.A.*                        125,000             1,562
--------------------------------------------------------------------------------
    Total Building & Construction                                     $ 1,562
--------------------------------------------------------------------------------
    BUILDING & CONSTRUCTION SUPPLIES -- 1.2%
    Mobile Mini*                                     30,000               388
--------------------------------------------------------------------------------
    Total Building & Construction Supplies                            $   388
--------------------------------------------------------------------------------
    CHEMICALS -- 6.0%
    NL Industries                                    50,000               591
    Wellman                                          50,000               716
    Witco Chemical                                   34,900               665
--------------------------------------------------------------------------------
    Total Chemicals                                                   $ 1,972
--------------------------------------------------------------------------------
    COMMUNICATIONS EQUIPMENT -- 9.4%
    Digital Microwave*                               50,000               637
    DM Management*                                   20,000               475
    Omnipoint*                                       50,000               887
    P-Com*                                           59,000               345
    Polycom*                                         30,000               733
--------------------------------------------------------------------------------
    Total Communications Equipment                                    $ 3,077
--------------------------------------------------------------------------------
    COMPUTERS & SERVICES -- 0.1%
    Proxicom*                                         1,000                22
--------------------------------------------------------------------------------
    Total Computers & Services                                        $    22
--------------------------------------------------------------------------------
    DRUGS -- 2.5%
    Sigma Aldrich                                    25,000               812
--------------------------------------------------------------------------------
    Total Drugs                                                       $   812
--------------------------------------------------------------------------------
    FOOD, BEVERAGE & TOBACCO -- 1.1%
    Robert Mondavi*                                  10,000               362
--------------------------------------------------------------------------------
    Total Food, Beverage & Tobacco                                    $   362
--------------------------------------------------------------------------------
    HOUSEHOLD PRODUCTS & APPLIANCES -- 2.4%
    Windmere-Durable Holdings                        70,000               805
--------------------------------------------------------------------------------
    Total Household Products & Appliances                             $   805
--------------------------------------------------------------------------------

106

                             SCHEDULE OF INVESTMENTS
                                 APRIL 30, 1999

                                                                     MARKET
DESCRIPTION                                          SHARES          VALUE (000)
--------------------------------------------------------------------------------
    INSURANCE -- 4.2%
    Healtheon*                                       15,000           $   679
    Total Renal Care Holdings*                       50,000               694
--------------------------------------------------------------------------------
    Total Insurance                                                   $ 1,373
--------------------------------------------------------------------------------
    INTERNET SERVICE PROVIDERS -- 0.4%
    Easynet Group PLC                                15,000               126
--------------------------------------------------------------------------------
    Total Internet Service Providers                                  $   126
--------------------------------------------------------------------------------
    MACHINERY -- 1.4%
    Secom General*                                   21,760                44
    Wyman-Gordon*                                    30,000               420
--------------------------------------------------------------------------------
    Total Machinery                                                   $   464
--------------------------------------------------------------------------------
    MEASURING DEVICES -- 5.5%
    Uniphase*                                        15,000             1,821
--------------------------------------------------------------------------------
    Total Measuring Devices                                           $ 1,821
--------------------------------------------------------------------------------
    MEDICAL PRODUCTS & SERVICES-- 1.9%
    Laser Vision Centers*                            15,000               632
--------------------------------------------------------------------------------
    Total Medical Products & Services                                 $   632
--------------------------------------------------------------------------------
    MISCELLANEOUS BUSINESS SERVICES-- 14.9%
    Ikon Office Solutions                            50,000               603
    Jack Henry & Associates                          25,000               825
    Landmark Systems*                                 5,000                57
    Marimba*                                            100                 6
    Nielson Media Research*                          53,533             1,465
    Remedy*                                          25,000               437
    Security Dynamics
     Technology*                                     20,000               435
    Sotheby's Holdings, Cl A                         25,000             1,066
    Ziff-Davis - ZDNet*                                 300                11
--------------------------------------------------------------------------------
    Total Miscellaneous Business Services                             $ 4,905
--------------------------------------------------------------------------------
    PAPER & PAPER PRODUCTS -- 1.3%
    Buckeye Technologies*                            30,000               435
--------------------------------------------------------------------------------
    Total Paper & Paper Products                                      $   435
--------------------------------------------------------------------------------
    PETROLEUM & FUEL PRODUCTS -- 1.5%
    Cal Dive International*                          15,000               480
--------------------------------------------------------------------------------
    Total Petroleum & Fuel Products                                   $   480
--------------------------------------------------------------------------------
    PRINTING & PUBLISHING -- 1.8%
    Onhealth Network*                                17,500               265
    Ziff-Davis*                                      20,000               316
--------------------------------------------------------------------------------
    Total Printing & Publishing                                       $   581
--------------------------------------------------------------------------------
    PROFESSIONAL SERVICES -- 0.1%
    Net Perceptions*                                  1,000                26
--------------------------------------------------------------------------------
    Total Professional Services                                       $    26
--------------------------------------------------------------------------------
    RUBBER & PLASTIC -- 1.1%
    U.S. Plastic Lumber                              40,000               370
--------------------------------------------------------------------------------
    Total Rubber & Plastic                                            $   370
--------------------------------------------------------------------------------
    SEMI-CONDUCTORS/INSTRUMENTS -- 10.5%
    Dallas Semiconductor                             10,000               425
    Dupont Photomasks*                               16,500               722
    MMC Networks *                                   50,000             1,228

                                                     SHARES/
                                                     PRINCIPAL       MARKET
DESCRIPTION                                          AMOUNT (000)    VALUE (000)
--------------------------------------------------------------------------------
    Nvidia*                                          35,000           $   639
    Transwitch*                                      10,000               440
--------------------------------------------------------------------------------
    Total Semi-Conductors/Instruments                                 $ 3,454
--------------------------------------------------------------------------------
    TECHNOLOGY -- 1.0%
    Multex.com*                                       7,500               323
--------------------------------------------------------------------------------
    Total Technology                                                  $   323
--------------------------------------------------------------------------------
    TELEPHONES & TELECOMMUNICATIONS -- 20.4%
    Aerial Communications*                           50,000               400
    E.spire Communications*                          25,000               313
    Electric Lightwave*                              30,000               420
    Globalstar Telecommunications
     Limited*                                        20,000               403
    Intermedia Communications
     of Florida*                                     35,000             1,127
    ITC Deltacom*                                    15,000               375
    Optibase Limited*                               145,000             1,015
    Shared Technologies Cellular*                    25,000               278
    Tele Centro Oeste Celular
     Participacoes S.A., ADR*                        40,000               145
    Telecomunicacoes de Sao Paulo
     Participacoes, ADR*                             20,000               500
    Telesystem International
     Wireless*                                       25,000               491
    Western Wireless, Cl A*                          30,000             1,232
--------------------------------------------------------------------------------
    Total Telephones & Telecommunications                             $ 6,699
--------------------------------------------------------------------------------
    WHOLESALE -- 3.6%
    Airgas*                                         100,000             1,175
--------------------------------------------------------------------------------
    Total Wholesale                                                   $ 1,175
--------------------------------------------------------------------------------
Total Common Stocks
    (Cost $29,967)                                                    $31,892
--------------------------------------------------------------------------------
FOREIGN PREFERRED STOCK -- 0.0%
    Sparta Pharmaceuticals (A)*                      10,000                13
--------------------------------------------------------------------------------
Total Foreign Preferred Stock
    (Cost $95)                                                        $    13
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 3.8%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $1,230,065 (collateralized
     by U.S. Government Agency
     Instruments: total market
     value $1,274,820)                              $ 1,230             1,230
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $1,230)                                                     $ 1,230
--------------------------------------------------------------------------------
Total Investments -- 101.0%
    (Cost $31,292)                                                    $33,135
================================================================================

* Non-income producing security
(A) Security valued in good faith based on guidelines established by the Board of Trustees.
 ADR--American Depository Receipt
 Cl--Class
 The accompanying notes are an integral part of the financial statements.

                             STATEMENT OF NET ASSETS
                                 APRIL 30, 1999
[ARROW]ARK FUNDS: INTERNATIONAL EQUITY SELECTION PORTFOLIO

[PIE CHART OMITTED]
[PLOT POINTS ARE AS FOLLOWS]

Repurchase Agreements -- 5%
% of Total Portfolio Investments
Mutual Funds -- 95%

                                                                     MARKET
DESCRIPTION                                          SHARES          VALUE (000)
--------------------------------------------------------------------------------
MUTUAL FUNDS -- 95.1%
    American Advantage
     International
     Equity Fund                                    110,183           $ 2,036
    American Century 20th
     International
     Growth Fund                                    181,893             1,837
    American Funds Europacific
     Growth Fund                                     65,573             2,065
    Artisan International Fund                       72,940             1,346
    BT Institutional
     International
     Equity Fund                                    131,070             1,794
    Federated International
     Small Company Fund                              22,894               499
    Fidelity Diversified
     International Fund                             104,633             1,995
    Glenmede International
     Institutional Portfolio                        112,557             1,977
    Harbor International Fund                        50,370             2,011
    Harbor International
     Growth Fund                                     25,345               482
    Janus Overseas Fund                              83,728             1,791
    Montgomery International
     Growth Fund                                     93,973             1,765
    Putnam International
     Growth Fund                                     95,198             2,020
    Scudder Japan Fund                              121,359             1,272
    Templeton Foreign Fund                          105,335             1,065
--------------------------------------------------------------------------------
Total Mutual Funds
    (Cost $22,722)                                                    $23,955
--------------------------------------------------------------------------------

                                                     PRINCIPAL       MARKET
DESCRIPTION                                          AMOUNT (000)    VALUE (000)
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 4.9%
    First Boston
     4.930%, dated 04/30/99,
     matures 05/03/99, repurchase
     price $1,230,885 (collateralized
     by U.S. Government Agency
     Instruments: total market
     value $1,267,023)                              $ 1,230           $ 1,230
--------------------------------------------------------------------------------
Total Repurchase Agreement
    (Cost $1,230)                                                     $ 1,230
--------------------------------------------------------------------------------
Total Investments -- 100.0%
    (Cost $23,952)                                                    $25,185
================================================================================
Other Assets and Liabilities, Net -- (0.0%)                           $    (3)
================================================================================
NET ASSETS:
Portfolio  Shares of  Institutional
  Class  (unlimited  authorization
  -- no par value) based on 2,122,483
 outstanding shares of beneficial interest                             21,400
Portfolio  Shares of Retail  Class A
 (unlimited  authorization  -- no par value)
   based on 133,981 outstanding shares
   of beneficial interest                                               1,514
Undistributed net investment income                                         8
Accumulated net realized gain on investments                            1,027
Net unrealized appreciation on investments                              1,233
================================================================================
Total Net Assets -- 100.0%                                            $25,182
================================================================================
Net Asset Value, Offering and Redemption
    Price Per Share -- Institutional Class                            $ 11.16
================================================================================
Net Asset Value and Redemption
    Price Per Share -- Retail Class A                                 $ 11.16
================================================================================
Maximum Offering Price Per Share --
    Retail Class A ($11.16 / 98.50%)                                  $ 11.33
================================================================================

    The accompanying notes are an integral part of the financial statements.

                    STATEMENT OF ASSETS AND LIABILITIES (000)
                        FOR THE YEAR ENDED APRIL 30, 1999

                                                                   SMALL CAP
                                                                    EQUITY
                                                                   PORTFOLIO
                                                                   ---------
Assets:
   Investments at market value (cost $31,292)                      $  33,135
   Receivable for investment securities sold                           3,195
   Other assets                                                           19
                                                                   ---------
     Total Assets                                                     36,349
                                                                   ---------

Liabilities:
   Payable for investment securities purchased                         3,465
   Other liabilities                                                      74
                                                                   ---------
     Total Liabilities                                                 3,539
                                                                   ---------

Net assets:
   Portfolio shares of Institutional Class (unlimited
     authorization -- no par
     value) based on 2,415,692 outstanding shares of
     beneficial interest                                              24,531
   Portfolio shares of Retail Class A (unlimited
     authorization -- no par value) based on 178,557
     outstanding shares of beneficial interest                         2,201
   Distributions in excess of net investment income                      (95)
   Accumulated net realized gain on investments                        4,330
   Net unrealized appreciation on investments                          1,843
                                                                    --------
Total Net Assets                                                    $ 32,810
                                                                    ========
Net Asset Value, Offering and Redemption Price
     Per Share -- Institutional Class                               $  12.65
                                                                    ========
Net Asset Value and Redemption Price Per Share -- Retail Class A    $  12.59
                                                                    ========
Maximum Offering Price Per Share -- Retail Class A
     ($12.59 / 95.25%)                                              $  13.22
                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                         STATEMENTS OF OPERATIONS (000)
                        FOR THE YEAR ENDED APRIL 30, 1999

                                                             TAX-FREE       U.S. GOVERNMENT     U.S. TREASURY     SHORT-TERM
                                          MONEY MARKET     MONEY MARKET      MONEY MARKET       MONEY MARKET       TREASURY
                                            PORTFOLIO        PORTFOLIO         PORTFOLIO          PORTFOLIO        PORTFOLIO
                                          ------------     ------------     ---------------     -------------     ----------
Investment Income:
   Dividends                                $    --          $    --             $    --           $    --          $    --

   Interest                                  42,281            5,165              87,637            21,172            2,357
                                            -------          -------             -------           -------          -------
     Total Investment Income                 42,281            5,165              87,637            21,172            2,357
                                            -------          -------             -------           -------          -------

Expenses:
   Administrator Fees                         1,019              204               2,169               559               57
   Less: Waiver of Administrator Fees            --               --                  --                --               --
   Investment Advisory Fees                   1,959              392               4,172             1,076              152
   Less: Waiver of Investment
     Advisory Fees                           (1,097)            (251)             (1,836)             (258)              --
   Custodian Fees                               128               32                 242                79                8
   Transfer Agency Fees                          78               16                 167                43                4
   Professional Fees                             43                5                  95                17                2
   Registration Fees                            160               32                 122                37               12
   Distribution Fees--Retail Class A            541               69                 229                70               57
   Less: Waiver of Distribution Fees--
     Retail Class A                              --               --                  --                --              (22)
   Distribution Fees--Retail Class B             --               --                  --                --               --
   Distribution Fees--
     Institutional II Class                     204               52                 180               138               --
   Printing Fees                                107               21                 241                68                6
   Trustee Fees                                   8                1                  17                 4               --
   Amortization of Deferred
     Organization Costs                           1                1                   1                 1                3
   Miscellaneous Fees                            22                7                  95                14                3
   Shareholder Servicing Fees--
     Institutional Class                        592              127               2,142               431               44
   Less: Waiver of Shareholder
     Servicing Fees--
     Institutional Class                       (325)             (71)             (1,176)             (239)             (26)
   Shareholder Servicing Fees--
     Retail Class A                             325               41                 137                42               22
   Less: Waiver of Shareholder
     Servicing Fees--
     Retail Class A                            (195)             (25)                (82)              (25)             (22)
   Shareholder Servicing Fees--
     Retail Class B                              --               --                  --                --               --
                                            -------          -------             -------           -------          -------
     Total Expenses                           3,570              653               6,915             2,057              300
                                            -------          -------             -------           -------          -------
   Net Investment Income                     38,711            4,512              80,722            19,115            2,057
                                            -------          -------             -------           -------          -------
   Net Realized Gain (Loss)
     on Investments                              10               --                  (1)               18              246
   Net Change in Unrealized
      Appreciation
     (Depreciation)
     on Investments                              --               --                  --                --             (140)
                                            -------          -------             -------           -------          -------
   Net Realized and Unrealized
     Gain (Loss) on Investments                  10               --                  (1)               18              106
                                            -------          -------             -------           -------          -------
   Net Increase in Net Assets
     Resulting from Operations              $38,721          $ 4,512             $80,721           $19,133          $ 2,163
                                            =======          =======             =======           =======          =======

                                          SHORT-TERM     MARYLAND      PENNSYLVANIA     INTERMEDIATE     U.S. GOVERNMENT
                                             BOND        TAX-FREE        TAX-FREE       FIXED INCOME          BOND
                                           PORTFOLIO     PORTFOLIO       PORTFOLIO        PORTFOLIO         PORTFOLIO
                                          ----------     ---------     ------------     ------------     ---------------
Investment Income:
   Dividends                               $    --       $    --          $    --         $    79            $   325

   Interest                                  8,020+        5,984           10,957           5,805+            16,533+
                                           -------       -------          -------         -------            -------
     Total Investment Income                 8,020         5,984           10,957           5,884             16,858
                                           -------       -------          -------         -------            -------

Expenses:
   Administrator Fees                          171           152              289             122                344
   Less: Waiver of Administrator Fees           --            --               --              --                 --
   Investment Advisory Fees                    984           762            1,443             564              1,986
   Less: Waiver of Investment
     Advisory Fees                             (66)         (188)              --            (103)              (238)
   Custodian Fees                               33            18               38              21                 48
   Transfer Agency Fees                         13            12               22               9                 26
   Professional Fees                            14             5               24               4                 27
   Registration Fees                            10             7                9              12                 16
   Distribution Fees--Retail Class A            --            86                9              --                  3
   Less: Waiver of Distribution Fees--
     Retail Class A                             --           (14)              (2)             --                 --
   Distribution Fees--Retail Class B            --            --               --              --                 --
   Distribution Fees--
     Institutional II Class                     --            --               --              --                 --
   Printing Fees                                19            16               35              13                 39
   Trustee Fees                                  1             1                3               1                  3
   Amortization of Deferred
     Organization Costs                          8             1               11               2                  8
   Miscellaneous Fees                            6             8               11               6                  8
   Shareholder Servicing Fees--
     Institutional Class                       197           133              328             141                396
   Less: Waiver of Shareholder
     Servicing Fees--
     Institutional Class                      (118)          (61)            (161)            (68)              (195)
   Shareholder Servicing Fees--
     Retail Class A                             --            43                5              --                  1
   Less: Waiver of Shareholder
     Servicing Fees--
     Retail Class A                             --           (43)              (5)             --                 (1)
   Shareholder Servicing Fees--
     Retail Class B                             --            --               --              --                 --
                                           -------       -------          -------         -------            -------
     Total Expenses                          1,272           938            2,059             724              2,471
                                           -------       -------          -------         -------            -------
   Net Investment Income                     6,748         5,046            8,898           5,160             14,387
                                           -------       -------          -------         -------            -------
   Net Realized Gain (Loss)
     on Investments                            360           897            1,627             601               (243)
   Net Change in Unrealized
      Appreciation
     (Depreciation)
     on Investments                           (402)          484            1,420          (1,060)            (1,367)
                                           -------       -------          -------         -------            -------
   Net Realized and Unrealized
     Gain (Loss) on Investments                (42)        1,381            3,047            (459)            (1,610)
                                           -------       -------          -------         -------            -------
   Net Increase in Net Assets
     Resulting from Operations             $ 6,706       $ 6,427          $11,945         $ 4,701            $12,777
                                           =======       =======          =======         =======            =======


                                           INCOME
                                          PORTFOLIO
                                          ---------
Investment Income:
   Dividends                              $   355

   Interest                                22,424+
                                          -------
     Total Investment Income               22,779
                                          -------

Expenses:
   Administrator Fees                         452
   Less: Waiver of Administrator Fees          --
   Investment Advisory Fees                 2,086
   Less: Waiver of Investment
     Advisory Fees                           (313)
   Custodian Fees                              64
   Transfer Agency Fees                        35
   Professional Fees                           16
   Registration Fees                           22
   Distribution Fees--Retail Class A           24
   Less: Waiver of Distribution Fees--
     Retail Class A                            (4)
   Distribution Fees--Retail Class B            1
   Distribution Fees--
     Institutional II Class                    --
   Printing Fees                               48
   Trustee Fees                                 3
   Amortization of Deferred
     Organization Costs                         1
   Miscellaneous Fees                          16
   Shareholder Servicing Fees--
     Institutional Class                      510
   Less: Waiver of Shareholder
     Servicing Fees--
     Institutional Class                     (237)
   Shareholder Servicing Fees--
     Retail Class A                            12
   Less: Waiver of Shareholder
     Servicing Fees--
     Retail Class A                           (12)
   Shareholder Servicing Fees--
     Retail Class B                            --
                                          -------
     Total Expenses                         2,724
                                          -------
   Net Investment Income                   20,055
                                          -------
   Net Realized Gain (Loss)
     on Investments                        (1,205)
   Net Change in Unrealized
      Appreciation
     (Depreciation)
     on Investments                        (4,352)
                                          -------
   Net Realized and Unrealized
     Gain (Loss) on Investments            (5,557)
                                          -------
   Net Increase in Net Assets
     Resulting from Operations            $14,498
                                          =======

 + Includes income from securities lending program. See Notes to the Financial
   Statements for additional information.


    The accompanying notes are an integral part of the financial statements.


                                    110 & 111

                         STATEMENTS OF OPERATIONS (000)
                        FOR THE YEAR ENDED APRIL 30, 1999

                                                            EQUITY        VALUE       EQUITY      BLUE CHIP     CAPITAL
                                              BALANCED      INCOME        EQUITY       INDEX       EQUITY       GROWTH
                                              PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO
                                              ---------    ---------    ---------    ---------    ---------    ---------
Investment Income:
 Dividends                                     $   711      $ 2,908      $ 9,285      $   913      $ 1,789      $   579
   Interest                                      3,036          212          911           52          380          150
                                               -------      -------      -------      -------      -------      -------
     Total Investment Income                     3,747        3,120       10,196          965        2,169          729
                                               -------      -------      -------      -------      -------      -------

Expenses:
   Administrator Fees                              164          134          769           88          182          110
   Less: Waiver of Administrator Fees               --           --           --          (60)          --           --
   Investment Advisory Fees                        821          724        5,914          135          981          592
   Less: Waiver of Investment
     Advisory Fees                                (114)         (62)        (769)         (95)        (140)         (42)
   Custodian Fees                                   29           14           94           37           30            3
   Transfer Agency Fees                             13           10           59            7           14            8
   Professional Fees                                 7            4           60            5           10            5
   Registration Fees                                16           11           10           19           28           15
   Distribution Fees-- Retail Class A               79           14            9           10          259           69
   Less: Waiver of Distribution Fees --
     Retail Class A                                (30)          (5)          (4)          (4)        (142)         (26)
   Distribution Fees-- Retail Class B                4           --           --           --            6            3
   Distribution Fees --
     Institutional II Class                         --           --           --           --           --           --
   Printing Fees                                    17           14           84           11           20           12
   Trustee Fees                                      1            1            8            1            2            1
   Amortization of Deferred
     Organization Costs                              2            2            9            2            3            2
   Miscellaneous Fees                                9            4           23            8           22            7
   Shareholder Servicing Fees --
     Institutional Class                           159          150          884           97          138          100
   Less: Waiver of Shareholder Servicing
     Fees-- Institutional Class                    (65)         (64)        (379)         (97)         (53)         (38)
   Shareholder Servicing Fees--
     Retail Class A                                 30            5            4            4           71           26
   Less: Waiver of Shareholder Servicing
     Fees-- Retail Class A                         (30)          (5)          (4)          (4)         (71)         (26)
   Shareholder Servicing Fees--
     Retail Class B                                  1           --           --           --            2            1
                                               -------      -------      -------      -------      -------      -------
     Total Expenses                              1,113          951        6,771          164        1,362          822
                                               -------      -------      -------      -------      -------      -------
   Net Investment Income (Loss)                  2,634        2,169        3,425          801          807          (93)
                                               -------      -------      -------      -------      -------      -------
   Net Realized Gain on Investments              6,985        1,092       54,074        1,263        4,389        4,150
   Net Change in Unrealized Appreciation
     (Depreciation) on Investments              12,888          580       (2,152)      14,031       25,069       19,500
                                               -------      -------      -------      -------      -------      -------
   Net Realized and Unrealized
     Gain (Loss) on Investments                 19,873        1,672       51,922       15,294       29,458       23,650
                                               -------      -------      -------      -------      -------      -------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                 $22,507      $ 3,841      $55,347      $16,095      $30,265      $23,557
                                               =======      =======      =======      =======      =======      =======


                                                         MID CAP         SMALL-CAP     INTERNATIONAL
                                                         EQUITY           EQUITY      EQUITY SELECTION
                                                        PORTFOLIO        PORTFOLIO       PORTFOLIO
                                                        ---------        ---------    ----------------
Investment Income:
 Dividends                                               $   591          $    44         $   606
   Interest                                                   25              145              79
                                                         -------          -------         -------
     Total Investment Income                                 616              189             685
                                                         -------          -------         -------

Expenses:
   Administrator Fees                                         72               36              47
   Less: Waiver of Administrator Fees                         --               --              --
   Investment Advisory Fees                                  445              222             233
   Less: Waiver of Investment
     Advisory Fees                                           (33)              (3)            (36)
   Custodian Fees                                             25               23              15
   Transfer Agency Fees                                        6                3               4
   Professional Fees                                           3                1               4
   Registration Fees                                          10                8              10
   Distribution Fees-- Retail Class A                         --                8               5
   Less: Waiver of Distribution Fees --
     Retail Class A                                           --               (3)             (2)
   Distribution Fees-- Retail Class B                         --               --              --
   Distribution Fees --
     Institutional II Class                                   --               --              --
   Printing Fees                                               7                4               5
   Trustee Fees                                                1               --              --
   Amortization of Deferred
     Organization Costs                                        2               --               2
   Miscellaneous Fees                                          5                2               1
   Shareholder Servicing Fees --
     Institutional Class                                      83               39              52
   Less: Waiver of Shareholder Servicing
     Fees-- Institutional Class                              (34)             (16)            (24)
   Shareholder Servicing Fees--
     Retail Class A                                           --                3               2
   Less: Waiver of Shareholder Servicing
     Fees-- Retail Class A                                    --               (3)             (2)
   Shareholder Servicing Fees--
     Retail Class B                                           --               --              --
                                                         -------          -------         -------
     Total Expenses                                          592              324             316
                                                         -------          -------         -------
   Net Investment Income (Loss)                               24             (135)            369
                                                         -------          -------         -------
   Net Realized Gain on Investments                        5,867            4,402           1,446
   Net Change in Unrealized Appreciation
     (Depreciation) on Investments                          (961)          (1,611)         (3,646)
                                                         -------          -------         -------
   Net Realized and Unrealized
     Gain (Loss) on Investments                            4,906            2,791          (2,200)
                                                         -------          -------         -------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                           $ 4,930          $ 2,656         $(1,831)
                                                         =======          =======         =======

    The accompanying notes are an integral part of the financial statements.


                                    112 & 113

                    STATEMENTS OF CHANGES IN NET ASSETS (000)
                        FOR THE YEAR OR PERIOD INDICATED

                                         MONEY MARKET           TAX-FREE MONEY       U.S. GOVERNMENT MONEY     U.S. TREASURY MONEY
                                          PORTFOLIO            MARKET PORTFOLIO         MARKET PORTFOLIO         MARKET PORTFOLIO
                                   -----------------------  ----------------------  -----------------------   ----------------------
                                     5/1/98       5/1/97      5/1/98      5/1/97      5/1/98       5/1/97       5/1/98      5/1/97
                                   to 4/30/99   to 4/30/98  to 4/30/99  to 4/30/98  to 4/30/9    to 4/30/98   to 4/30/9   to 4/30/98
                                   ----------   ----------  ----------  ----------  ----------   ----------   ----------  ----------
OPERATIONS:
   Net Investment Income           $   38,711    $ 28,442    $  4,512    $  4,841   $   80,722   $   72,156    $ 19,115    $ 18,700
   Net Realized Gain (Loss) on
     Investments                           10         (12)         --          --           (1)          (2)         18         (45)
   Net Change in Unrealized
     Appreciation (Depreciation)
     on Investments                        --          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Net increase (Decrease) in
     Net Assets from Operations        38,721      28,430       4,512       4,841       80,721       72,154      19,133      18,655
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
Distributions to Shareholders:
   Net Investment Income
     Institutional Class              (19,775)    (14,677)     (2,499)     (3,344)     (69,381)     (66,224)    (12,857)    (13,110)
     Retail Class A                   (10,377)     (9,312)       (732)       (808)      (4,222)      (1,590)     (1,205)     (1,281)
     Retail Class B                        --          --          --          --           --           --          --          --
     Institutional II Class            (8,559)     (4,453)     (1,281)       (688)      (7,109)      (4,316)     (5,053)     (4,309)
   Net Capital Gains
     Institutional Class                   --          --          --          --           --           --          --          --
     Retail Class A                        --          --          --          --           --           --          --          --
     Retail Class B                        --          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Distributions                (38,711)    (28,442)     (4,512)     (4,840)     (80,712)     (72,130)    (19,115)    (18,700)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
Capital Share Transactions:
   Institutional Class:
     Shares Issued                    971,963     678,729      97,664     129,030    2,187,318    2,467,089     374,307     483,164
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions                   9          --          --          --            6           21           6           6
     Shares Redeemed                 (671,287)   (771,203)   (110,212)   (107,675)  (2,045,108)  (2,432,072)   (347,083)   (446,375)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Institutional Class
       Share Transactions             300,685     (92,474)    (12,548)     21,355      142,216       35,038      27,230      36,795
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Retail Class A:
     Shares Issued                    181,887     436,117      66,991      84,889      448,117      160,166      41,393      69,512
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions              10,182       8,342         730         806           --           --         874         852
     Shares Redeemed                 (133,624)   (385,100)    (59,358)    (77,046)    (422,346)     (81,900)    (57,939)    (48,733)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Retail Class A Share
       Transactions                    58,445      59,359       8,363       8,649       25,771       78,266     (15,672)     21,631
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Retail Class B:
     Shares Issued                         22          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions                  --          --          --          --           --           --          --          --
     Shares Redeemed                       --          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Retail Class B Share
       Transactions                        22          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Institutional II Class:
     Shares Issued                    547,301     248,051     146,937      80,395      668,319      470,456     375,294     247,477
     Shares Issued in Lieu of
       Cash Distributions                  --          --          --          --           --           --          --          --
     Shares Redeemed                 (400,547)   (228,716)   (132,836)    (67,649)    (617,804)    (416,112)   (330,888)   (216,118)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Institutional II Class
       Share Transactions             146,754      19,335      14,101      12,746       50,515       54,344      44,406      31,359
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Increase (Decrease) in Net
       Assets from Shareholder
       Transactions                   505,906     (13,780)      9,916      42,750      218,502      167,648      55,964      89,785
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Net Increase (Decrease) in
       Net Assets                     505,916     (13,792)      9,916      42,751      218,511      167,672      55,982      89,740

Net Assets:
   Beginning of period                496,780     510,572     145,064     102,313    1,455,734    1,288,062     392,833     303,093
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   End of period                   $1,002,696    $496,780    $154,980    $145,064   $1,674,245   $1,455,734    $448,815    $392,833
                                   ==========    ========    ========    ========   ==========   ==========    ========    ========

Shares Issued and Redeemed:
   Institutional Class:
     Shares Issued                    971,963     678,729      97,664     129,030    2,187,318    2,467,089     374,307     483,164
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions                   9          --          --          --            6           21           6           6
     Shares Redeemed                 (671,287)   (771,203)   (110,212)   (107,675)  (2,045,108)  (2,432,072)   (347,083)   (446,375)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Institutional Class
       share Transactions             300,685     (92,474)    (12,548)     21,355      142,216       35,038      27,230      36,795
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Retail Class A:
     Shares Issued                    181,887     436,117      66,991      84,889      448,117      160,166      41,393      69,512
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions              10,182       8,342         730         806           --           --         874         852
     Shares Redeemed                 (133,624)   (385,100)    (59,358)    (77,046)    (422,346)     (81,900)    (57,939)    (48,733)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Retail Class A share
       Transactions                    58,445      59,359       8,363       8,649       25,771       78,266     (15,672)     21,631
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Retail Class B:
     Shares Issued                         22          --          --          --           --           --          --          --
     Shares Issued in Lieu of
       Cash Distributions                  --          --          --          --           --           --          --          --
     Shares Redeemed                       --          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Retail Class B share
       Transactions                        22          --          --          --           --           --          --          --
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Institutional II Class:
     Shares Issued                    547,301     248,051     146,937      80,395      668,319      470,456     375,294     247,477
     Shares Issued in Lieu of
       Cash Distributions                  --          --          --          --           --           --          --          --
     Shares Redeemed                 (400,547)   (228,716)   (132,836)    (67,649)    (617,804)    (416,112)   (330,888)   (216,118)
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Total Institutional II Class
       share Transactions             146,754      19,335      14,101      12,746       50,515       54,344      44,406      31,359
                                   ----------    --------    --------    --------   ----------   ----------    --------    --------
   Net Increase (Decrease) in
       share Transactions             505,906     (13,780)      9,916      42,750      218,502      167,648      55,964      89,785
                                   ==========    ========    ========    ========    =========    =========    ========    ========


                                          SHORT-TERM                       SHORT-TERM                       MARYLAND
                                      TREASURY PORTFOLIO                 BOND PORTFOLIO                TAX-FREE PORTFOLIO
                                    -----------------------   ------------------------------------   -----------------------
                                      5/1/98       5/1/97       5/1/98       3/1/98       3/1/97       5/1/98       5/1/97
                                    to 4/30/99   to 4/30/98   to 4/30/99   to 4/30/98   to 2/28/98   to 4/30/99   to 4/30/98
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATIONS:
   Net Investment Income             $ 2,057      $ 2,103      $  6,748     $  1,200     $  8,182     $  5,046     $  4,673
   Net Realized Gain (Loss) on
     Investments                         246           62           360            1         (317)         897          541
   Net Change in Unrealized
     Appreciation (Depreciation)
     on Investments                     (140)         357          (402)        (172)         584          484        2,461
                                     -------      -------      --------     --------     --------     --------     --------
   Net increase (Decrease) in                                        --           --
     Net Assets from Operations        2,163         2,52         6,706        1,029        8,449        6,427        7,675
                                     -------      -------      --------     --------     --------     --------     --------
Distributions to Shareholders:
   Net Investment Income
     Institutional Class              (1,396)      (1,221)       (6,738)      (1,203)      (8,140)      (3,855)      (3,834)
     Retail Class A                     (661)        (882)           --           --           --       (1,192)        (838)
     Retail Class B                       --           --            --           --           --           --           --
     Institutional II Class               --           --            --           --           --           --           --
   Net Capital Gains
     Institutional Class                (154)         (25)           --           --           --         (598)        (466)
     Retail Class A                      (73)         (18)           --           --           --         (189)        (121)
     Retail Class B                       --           --            --           --           --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Total Distributions                (2,284)      (2,146)       (6,738)      (1,203)      (8,140)      (5,834)      (5,259)
                                     -------      -------      --------     --------     --------     --------     --------
Capital Share Transactions:
   Institutional Class:
     Shares Issued                    12,880        4,390        28,513        3,424       25,180       20,695       11,869
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                          --           --            --           --           --           --          --
     Shares Issued in Lieu of
       Cash Distributions                294           30         3,946          690        4,387          638          502
     Shares Redeemed                  (3,926)      (1,242)      (52,969)      (5,815)     (42,510)      (9,967)     (10,974)
                                     -------      -------      --------     --------     --------     --------     --------
   Total Institutional Class
       Share Transactions              9,248        3,178       (20,510)      (1,701)     (12,943)      11,366        1,397
                                     -------      -------      --------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                     3,506        2,600            --           --           --       12,753       22,144
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                          --           --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                735          900            --           --           --        1,381          959
     Shares Redeemed                  (4,613)     (12,215)           --           --           --       (7,150)      (6,023)
                                     -------      -------      --------     --------     --------     --------     --------
   Total Retail Class A Share
       Transactions                     (372)      (8,715)           --           --           --        6,984       17,080
                                     -------      -------      --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                        --           --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                 --           --            --           --           --           --           --
     Shares Redeemed                      --           --            --           --           --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Total Retail Class B Share
       Transactions                       --           --            --           --           --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Institutional II Class:
     Shares Issued                        --           --                         --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                 --           --                         --           --           --           --
     Shares Redeemed                      --           --                         --           --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Total Institutional II Class
       Share Transactions                 --           --                        --            --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Increase (Decrease) in Net
       Assets from Shareholder
       Transactions                    8,876       (5,537)      (20,510)      (1,701)     (12,943)      18,350       18,477
                                     -------      -------      --------     --------     --------     --------     --------
   Net Increase (Decrease) in
       Net Assets                      8,755       (5,161)      (20,542)      (1,875)     (12,634)      18,943       20,893

Net Assets:
   Beginning of period                39,339       44,500       131,669      133,544      146,178      108,498       87,605
                                     -------      -------      --------     --------     --------     --------     --------
   End of period                     $48,094      $39,339      $111,127     $131,669     $133,544     $127,441     $108,498
                                     =======      =======      ========     ========     ========     ========     ========

Shares Issued and Redeemed:
   Institutional Class:
     Shares Issued                     1,278          436         2,855          349        2,528        2,015        1,168
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                          --           --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                 29            3           395           69          441           62           49
     Shares Redeemed                    (389)        (123)       (5,301)        (594)      (4,263)        (974)      (1,081)
                                     -------      -------      --------     --------     --------     --------     --------
   Total Institutional Class
       share Transactions                918          316        (2,051)        (176)      (1,294)       1,103          136
                                     -------      -------      --------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                       346          259            --           --           --        1,241        2,179
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                          --           --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                 73           90            --           --           --          134           94
     Shares Redeemed                    (457)      (1,217)           --           --           --         (695)        (591)
                                     -------      -------      --------     --------     --------     --------     --------
   Total Retail Class A share
       Transactions                      (38)        (868)           --           --           --          680        1,682
                                     -------      -------      --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                        --           --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                 --           --            --           --           --           --           --
     Shares Redeemed                      --           --            --           --           --           --           --
   Total Retail Class B share
       Transactions                       --           --            --           --           --           --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Institutional II Class:
     Shares Issued                        --           --            --           --         --          --           --
     Shares Issued in Lieu of
       Cash Distributions                 --           --            --           --         --          --           --
     Shares Redeemed                      --           --            --           --         --          --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Total Institutional II Class
       share Transactions                 --           --            --           --         --          --           --
                                     -------      -------      --------     --------     --------     --------     --------
   Net Increase (Decrease) in
       share Transactions                880         (552)       (2,051)        (176)      (1,294)       1,783        1,818
                                     =======      =======      ========     ========     ========     ========     ========



                                                 PENNSYLVANIA                    INTERMEDIATE FIXED
                                              TAX-FREE PORTFOLIO                  INCOME PORTFOLIO
                                    --------------------------------------    ------------------------
                                      5/1/98        3/1/98        3/1/97        5/1/98        5/1/97
                                    to 4/30/99    to 4/30/98    to 2/28/98    to 4/30/99    to 4/30/98
                                    ----------    ----------    ----------    ----------    ----------
OPERATIONS:
   Net Investment Income             $  8,898      $  1,346      $  9,075      $  5,160      $ 4,721
   Net Realized Gain (Loss) on
     Investments                        1,627           384         1,985           601          356
   Net Change in Unrealized
     Appreciation (Depreciation)
     on Investments                     1,420        (3,114)        2,425        (1,060)       1,393
                                     --------      --------      --------      --------      -------
   Net increase (Decrease) in
     Net Assets from Operations        11,945        (1,384)       13,485         4,701        6,470
                                     --------      --------      --------      --------      --------
Distributions to Shareholders:
   Net Investment Income
     Institutional Class               (8,692)       (1,421)       (9,058)       (5,150)      (4,723)
     Retail Class A                      (120)          (11)         (530)           --           --
     Retail Class B                        --            --            --            --           --
     Institutional II Class                --            --            --            --           --
   Net Capital Gains
     Institutional Class               (1,246)          (85)           --          (464)        (206)
     Retail Class A                       (18)           --            --            --           --
     Retail Class B                        --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Total Distributions               (10,076)       (1,517)        (9,588)       (5,614)      (4,929)
                                     --------      --------      --------      --------      -------
Capital Share Transactions:
   Institutional Class:
     Shares Issued                     27,331         1,992        23,203        30,623       17,828
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --        24,789            --            --           --
     Shares Issued in Lieu of
       Cash Distributions               1,331             5            17           926          303
     Shares Redeemed                  (21,218)       (4,056)      (53,188)      (14,545)     (11,670)
                                     --------      --------      --------      --------      -------
   Total Institutional Class
       Share Transactions               7,444        22,730       (29,968)       17,004        6,461
                                     --------      --------      --------      --------      -------
   Retail Class A:
     Shares Issued                      2,081           216            --            --           --
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --         2,600            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                 127            10            --            --           --
     Shares Redeemed                     (980)         (218)           --            --           --
                                     --------      --------      --------      --------      -------
   Total Retail Class A Share
       Transactions                     1,228         2,608            --            --           --
                                     --------      --------      --------      --------      -------
   Retail Class B:
     Shares Issued                         --            --            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                  --            --            --            --           --
     Shares Redeemed                       --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Total Retail Class B Share              --            --            --            --
       Transactions                  --------      --------      --------      --------      -------

   Institutional II Class:                 --            --            --            --           --
     Shares Issued
     Shares Issued in Lieu of
       Cash Distributions                  --            --            --            --           --
     Shares Redeemed                       --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Total Institutional II Class
       Share Transactions                  --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Increase (Decrease) in Net
       Assets from Shareholder
       Transactions                     8,672        25,338       (29,968)       17,004        6,461
                                     --------      --------      --------      --------      -------
   Net Increase (Decrease) in
       Net Assets                      10,541        22,437       (26,071)       16,091        8,002

Net Assets:
   Beginning of period                217,759       195,322       221,393        84,328       76,326
                                     --------      --------      --------      --------      -------
   End of period                     $228,300      $217,759      $195,322      $100,419      $84,328
                                     ========      ========      ========      ========      =======

Shares Issued and Redeemed:
   Institutional Class:
     Shares Issued                      2,654           207         2,308         3,043        1,782
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --         2,427            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                 129             1             2            91           30
     Shares Redeemed                   (2,058)         (409)       (5,265)       (1,449)      (1,168)
                                     --------      --------      --------      --------      -------
   Total Institutional Class
       share Transactions                 725         2,226        (2,955)        1,685          644
                                     --------      --------      --------      --------      -------
   Retail Class A:
     Shares Issued                        202            21            --            --           --
     Shares Issued in Conjunction
       with Acquisition of the
       ARK Pennsylvania Tax-Free
       Portfolio                           --           253            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                  12             1            --            --           --
     Shares Redeemed                      (95)          (21)           --            --           --
                                     --------      --------      --------      --------      -------
   Total Retail Class A share
       Transactions                       119           254            --            --           --
                                     --------      --------      --------      --------      -------
   Retail Class B:
     Shares Issued                         --            --            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                  --            --            --            --           --
     Shares Redeemed                       --            --            --            --
                                     --------      --------      --------      --------      -------
   Total Retail Class B share
       Transactions                        --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Institutional II Class:
     Shares Issued                         --            --            --            --           --
     Shares Issued in Lieu of
       Cash Distributions                  --            --            --            --           --
     Shares Redeemed                       --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Total Institutional II Class
       share Transactions                  --            --            --            --           --
                                     --------      --------      --------      --------      -------
   Net Increase (Decrease) in
       share Transactions                 844         2,480        (2,955)        1,685          644
                                     ========      ========      ========      ========      =======

    The accompanying notes are an integral part of the financial statements


                                    114 & 115

                    STATEMENTS OF CHANGES IN NET ASSETS (000)
                        FOR THE YEAR OR PERIOD INDICATED

                                                      U.S. GOVERNMENT                       INCOME                   BALANCED
                                                       BOND PORTFOLIO                      PORTFOLIO                 PORTFOLIO
                                            ------------------------------------   -----------------------   -----------------------
                                              5/1/98       3/1/98       3/1/97       5/1/98       5/1/97       5/1/98       5/1/97
                                            to 4/30/99   to 4/30/98   to 2/28/98   to 4/30/99   to 4/30/98   to 4/30/99   to 4/30/98
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Operations:
   Net Investment Income (Loss)              $ 14,387     $  2,684     $  18,55     $ 20,055     $ 16,979     $  2,634     $  2,314
   Net Realized Gain (Loss) on Investments       (243)          86         (923)      (1,205)       3,238        6,985       10,217
   Net Change in Unrealized Appreciati
      (Depreciation) on Investments            (1,367)        (325)       2,239       (4,352)       7,153       12,888       13,045
                                             --------     --------     --------     --------     --------     --------     --------
     from Operations                           12,777        2,445       19,871       14,498       27,370       22,507       25,576
                                             --------     --------     --------     --------     --------     --------     --------
   Net Investment Income
     Institutional Class                      (14,354)      (2,684)     (18,542)     (19,650)     (16,640)      (2,218)      (2,071)
     Retail Class A                              (44)           --           --         (442)        (324)        (383)        (233)
     Retail Class B                                --           --           --           (5)          --           (8)          --
     Institutional II Class                        --           --           --           --           --           --           --
   Net Capital Gains
     Institutional Class                           --           --           --         (135)          --       (4,969)      (8,182)
     Retail Class A                                --           --           --           (3)          --         (903)      (1,083)
     Retail Class B                                --           --           --           --           --          (17)          --
                                             --------     --------     --------     --------     --------     --------     --------
   Total Distributions                        (14,398)      (2,684)     (18,542)     (20,235)     (16,964)      (8,498)     (11,569)
                                             --------     --------     --------     --------     --------     --------     --------
   Institutional Class:
     Shares Issued                             30,771        6,075       69,240       68,793       95,431       26,622       15,826
     Shares Issued in Conjunction
       with  Acquisition of the Ark
       Stock Portfolio                             --          --            --           --           --           --           --
     Shares Issued in Lieu of
       Cash Distributions                       4,327          758        5,185       13,474       10,893        7,142       10,175
     Shares Redeemed                          (43,799)      (5,543)     (70,231)     (42,508)     (37,186)     (23,947)     (18,845)
                                             --------     --------     --------     --------     --------     --------     --------
   Total Institutional Class Share
     Transactions                              (8,701)       1,290        4,194       39,759       69,138        9,817        7,156
                                             --------     --------      -------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                              2,454           30           --        2,761        3,976       12,311        9,134
     Shares Issued in Lieu of
       Distributions                               41           --           --          406          324        1,262        1,316
     Shares Redeemed                             (250)          --           --       (1,331)      (1,719)      (3,919)      (2,832)
                                             --------     --------     --------     --------     --------     --------     --------
   Total Retail Class A Share Transactions      2,245           30           --        1,836        2,581        9,654        7,618
                                             --------     --------     --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                                 --           --           --          309           --        2,436           --
     Shares Issued in Lieu of Cash
       Distributions                               --           --           --            4           --           25           --
     Shares Redeemed                               --           --           --          (29)          --          (72)          --
                                             --------     --------     --------     --------     --------     --------     --------
   Total Retail Class B Share Transactions         --           --           --          284           --        2,389           --
                                             --------     --------     --------     --------     --------     --------     --------
   Increase (Decrease) in Net Assets from
     Shareholder Transactions                  (6,456)       1,320        4,194       41,879       71,719       21,860       14,774
                                             --------     --------     --------     --------     --------     --------     --------
   Net Increase (Decrease) in Net Assets       (8,077)       1,081        5,523       36,142       82,125       35,869       28,781
     36,265

Net Assets:
   Beginning of period                        265,646      264,565      259,042      329,193      247,068      111,932       83,151
                                             --------     --------     --------     --------     --------     --------     --------
   End of period                             $257,569     $265,646     $264,565     $365,335     $329,193     $147,801     $111,932
                                             ========     ========     ========     ========     ========     ========     ========
Shares Issued and Redeemed:
   Institutional Class:
     Shares Issued                              3,103          618        7,072        6,702        9,322        1,998        1,229
     Shares Issued in Conjunction
        with  Acquisition of the
       Ark Stock Portfolio                         --           --           --           --           --           --           --
     Shares Issued in Lieu of Cash
       Distributions                              436           77          529        1,311        1,072          529          848
     Shares Redeemed                           (4,418)       (564)       (7,146)      (4,115)      (3,679)      (1,756)      (1,497)
                                             --------     --------     --------     --------     --------     --------     --------
   Total Institutional Class share
     Transactions                                (879)        131           455        3,898        6,715          771          580
                                             --------     --------     --------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                                247            3           --          266          387          900          716
     Shares Issued in Lieu of Cash
       Distributions                                4           --           --           39           32           94          110
     Shares Redeemed                              (25)          --           --         (129)        (167)        (291)        (224)
                                             --------     --------     --------     --------     --------     --------     --------
   Total Retail Class A share
     Transactions                                 226            3           --          176          252          703          602
                                             --------     --------     --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                                 --           --           --           30           --          173           --
     Shares Issued in Lieu of Cash
       Distributions                               --           --           --            1           --            2           --
     Shares Redeemed                               --           --           --           (3)          --           (5)          --
                                             --------     --------     --------     --------     --------     --------     --------
   Total Retail Class B share
     Transactions                                   --          --           --           28           --          170           --
                                             --------     --------     --------     --------     --------     --------     --------
     Net Increase (Decrease) in share
       Transactions                              (653)         134          455        4,102        6,967        1,644        1,182
                                             ========     ========     ========     ========     ========     ========     ========

                                                 EQUITY INCOME                    VALUE EQUITY
                                                   PORTFOLIO                        PORTFOLIO
                                            -----------------------   ------------------------------------
                                              5/1/98       5/1/97       5/1/98       3/1/98       3/1/97
                                            to 4/30/99   to 4/30/98   to 4/30/99   to 4/30/98   to 2/28/98
                                            ----------   ----------   ----------   ----------   ----------
Operations:
   Net Investment Income (Loss)              $  2,169     $  2,547     $  3,425     $    652     $  6,834
   Net Realized Gain (Loss) on Investments      1,092        9,065       54,074        5,752       80,123
   Net Change in Unrealized Appreciati
      (Depreciation) on Investments               580       15,858       (2,152)      19,421       71,490
                                             --------     --------     --------     --------     --------
     from Operations                            3,841       27,470       55,347       25,825      158,447
                                             --------     --------     --------     --------     --------
   Net Investment Income
     Institutional Class                       (2,101)      (2,505)      (3,675)        (512)      (6,768)
     Retail Class A                               (68)         (43)         (12)          --           --
     Retail Class B                                --           --           --           --           --
     Institutional II Class                        --           --           --          --            --
   Net Capital Gains
     Institutional Class                       (5,723)      (9,335)     (29,764)      (1,196)     (59,362)
     Retail Class A                              (208)        (225)        (110)          --           --
     Retail Class B                                --           --           (1)          --           --
                                             --------     --------     --------     --------     --------
   Total Distributions                         (8,100)     (12,108)     (33,562)      (1,708)     (66,130)
                                             --------     --------     --------     --------     --------
   Institutional Class:
     Shares Issued                              4,716        9,302       18,207        6,964       81,207
     Shares Issued in Conjunction
       with  Acquisition of the Ark
       Stock Portfolio                             --           --           --       44,621           --
     Shares Issued in Lieu of
       Cash Distributions                       5,770        9,363       31,209          765       32,139
     Shares Redeemed                          (11,908)     (11,250)    (179,386)      (8,420)    (169,398)
                                             --------     --------     --------     --------     --------
   Total Institutional Class Share
     Transactions                              (1,422)       7,415     (129,970)      43,93       (56,052)
                                             --------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                                961        3,410        3,997          228           --
     Shares Issued in Lieu of
       Distributions                              270          267           63           --           --
     Shares Redeemed                             (858)        (330)        (917)          --           --
                                             --------     --------     --------     --------     --------
   Total Retail Class A Share Transactions        373        3,347        3,143          228           --
                                             --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                                 --           --          156           --           --
     Shares Issued in Lieu of Cash
       Distributions                               --           --            1           --           --
     Shares Redeemed                               --           --           --           --           --
                                             --------     --------     --------     --------     --------
   Total Retail Class B Share Transactions         --           --          157           --           --
                                             --------     --------     --------     --------     --------
   Increase (Decrease) in Net Assets from
     Shareholder Transactions                  (1,049)      10,762     (126,670)      44,158      (56,052)
                                             --------     --------     --------     --------     --------
   Net Increase (Decrease) in Net Assets       (5,308)      26,124     (104,885)      68,275       36,265

Net Assets:
   Beginning of period                        110,071       83,947      645,429      577,154      540,889
                                             --------     --------     --------     --------     --------
   End of period                             $104,763     $110,071     $540,544     $645,429     $577,154
                                             ========     ========     ========     ========     ========
Shares Issued and Redeemed:
   Institutional Class:
     Shares Issued                                399          767        1,284          470        6,184
     Shares Issued in Conjunction
        with  Acquisition of the
       Ark Stock Portfolio                         --           --           --        3,061           --
     Shares Issued in Lieu of Cash
       Distributions                              498          810        2,260           53        2,486
     Shares Redeemed                           (1,018)        (930)     (12,501)        (586)     (12,877)
                                             --------     --------     --------     --------     --------
   Total Institutional Class share
     Transactions                                (121)         647       (8,957)       2,998       (4,207)
                                             --------     --------     --------     --------     --------
   Retail Class A:
     Shares Issued                                 80          278          279           16           --
     Shares Issued in Lieu of Cash
       Distributions                               23           23            5           --           --
     Shares Redeemed                              (73)         (27)         (66)          --           --
                                             --------     --------     --------     --------     --------
   Total Retail Class A share
     Transactions                                  30          274          218           16           --
                                             --------     --------     --------     --------     --------
   Retail Class B:
     Shares Issued                                 --           --           11           --           --
     Shares Issued in Lieu of Cash
       Distributions                               --           --           --           --           --
     Shares Redeemed                               --           --           --           --           --
                                             --------     --------     --------     --------     --------
   Total Retail Class B share
     Transactions                                  --           --           11           --           --
                                             --------     --------     --------     --------     --------
     Net Increase (Decrease) in share
       Transactions                               (91)         921       (8,728)       3,014       (4,207)
                                             ========     ========     ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

                    STATEMENTS OF CHANGES IN NET ASSETS (000)
                        FOR THE YEAR OR PERIOD INDICATED

   EQUITY INDEX       BLUE CHIP EQUITY      CAPITAL GROWTH       MID-CAP EQUITY     SMALL-CAP EQUITY       INTERNATIONAL EQUITY
    PORTFOLIO            PORTFOLIO             PORTFOLIO            PORTFOLIO           PORTFOLIO           SELECTION PORTFOLIO
-----------------   -------------------   ------------------    -----------------   -----------------   ---------------------------
 5/1/98   10/1/97    5/1/98     5/1/97     5/1/98     5/1/97     5/1/98    5/1/97    5/1/98    5/1/97    5/1/98    3/1/98    4/1/97
   to       to         to         to         to        to         to        to         to        to        to       to        to
4/30/99   4/30/98    4/30/99    4/30/98    4/30/99   4/30/98    4/30/99   4/30/98   4/30/99   4/30/98   4/30/99   4/30/99   2/28/98
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
$   801   $   283   $    807   $    671   $    (93)  $00,041    $    24   $   123   $  (135)  $   (64)  $   369   $   (34)  $   652
  1,263       420      4,389      3,473      4,150     6,670      5,867     4,248     4,402     4,416     1,446        48     1,296

 14,031     5,405     25,069     21,036     19,500    11,791       (961)   10,632    (1,611)    4,818    (3,646)     2,20     2,674
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
 16,095     6,108     30,265     25,180     23,557    18,502      4,930    15,003     2,656     9,170    (1,831)     2,21     4,622
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

   (763)     (242)      (613)      (448)        --      (113)       (30)     (129)       --        --      (350)       --      (931)
    (24)       (3)      (233)      (202)        --       (14)        --        --        --        --       (11)       --        --
     --       --          (1)        --         --        --         --        --        --        --        --        --        --
     --       --          --         --         --        --         --        --        --                  --        --        --

   (765)      --      (2,118)      (302)    (2,133)   (5,271)    (2,330)   (2,376)     (732)   (1,266)     (573)       --      (746)
    (26)      --      (1,065)        --       (549)       --         --        --       (57)       --       (20)       --        --
     --       --         (15)      (186)        (9)   (1,458)        --        --        --       (93)       --        --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
 (1,578)     (245)    (4,045)    (1,138)    (2,691)   (6,856)    (2,360)   (2,505)     (789)   (1,359)     (954)       --    (1,677)
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

 36,359    40,712     55,745     19,277     34,103    14,093     12,969    19,182     4,108     4,789     6,844     3,794    50,153


     --        --         --         --         --        --         --        --        --        --        --        --        --

  1,408       240      2,439        541      2,133     5,377      2,343     2,415       689     1,198       863        --     1,439
(10,344)   (1,184)   (13,286)    (3,952)   (13,384)  (12,745)    (9,514)   (5,874)   (3,317)   (3,721)  (22,764)     (360)  (18,679)
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

 27,423    39,768     44,898     15,866     22,852     6,725      5,798    15,723     1,480     2,266   (15,057)    3,434    32,913
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

  3,230     1,420     12,673     25,471      6,681     7,125         --        --       587       541     1,486        13        --

     50         4      1,265        388        538     1,472         --        --        57        93        31        --        --
   (283)     (107)    (8,656)    (4,308)    (2,746)   (1,717)        --        --      (406)     (307)      (16)       --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
  2,997     1,317      5,282     21,551      4,473     6,880         --        --       238       327     1,501        13        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
     --        --      2,968         --      2,136        --         --        --        --        --        --        --        --

     --        --         16         --          8        --         --        --        --        --        --        --        --
     --        --        (91)        --       (112)       --         --        --        --        --        --        --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
     --        --      2,893         --      2,032        --         --        --        --        --        --        --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

 30,420    41,085     53,073     37,417     29,357    13,605      5,798    15,723     1,718     2,593   (13,556)    3,447    32,913
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
 44,937    46,948     79,293     61,459     50,223    25,251      8,368    28,221     3,585    10,404   (16,341)    5,665    35,858

 46,948        --    110,360     48,901     65,016    39,765     55,280    27,059    29,225    18,821    41,523    35,858        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------
$91,885   $46,948   $189,653   $110,360   $115,239   $65,016    $63,648   $55,280   $32,810   $29,225   $25,182   $41,523   $35,858
=======   =======   ========   ========   ========   =======    =======   =======   =======   =======   =======   =======   =======


  3,026     4,019      3,145      1,297      2,106     1,020        961     1,536       369       449       631       333    4,943


     --        --         --         --         --        --         --        --        --        --        --        --       --

    115        22        139         36        131       433        177       200        63       124        83        --      140
   (804)     (111)      (741)      (270)      (822)     (923)      (726)     (480)     (324)     (345)   (2,199)      (32)   (1,777)
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

  2,337     3,930      2,543      1,063      1,415       530        412     1,256       108       228    (1,485)      301     3,306
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

    255       132        721      1,746        410       504         --        --        53        50       132         1        --

      4        --         72         26         33       119         --        --         5        10         3        --        --
    (22)      (10)      (501)      (289)      (175)     (123)        --        --       (36)      (29)       (2)       --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

    237       122        292      1,483        268       500         --        --        22        31       133         1        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

     --        --        163         --        122        --         --        --        --        --        --        --        --

     --        --          1         --         --        --         --        --        --        --        --        --        --
     --        --         (5)        --         (6)       --         --        --        --        --        --        --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

     --        --        159         --        116        --         --        --        --        --        --        --        --
-------   -------   --------   --------   --------   -------    -------   -------   -------   -------   -------   -------   -------

  2,574     4,052      2,994      2,546      1,799     1,030        412     1,256       130       259    (1,352)      302     3,306
=======   =======   ========   ========   ========   =======    =======   =======   =======   =======   =======   =======   =======

                               FINANCIAL HIGHLIGHTS
         FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR OR PERIOD INDICATED


                                                                   REALIZED AND      DISTRIBU-   DISTRIBU-
                                           NET ASSET                UNREALIZED        TIONS        TIONS
                                             VALUE,        NET       GAINS OR        FROM NET      FROM       NET ASSET    TOTAL
                                           BEGINNING    INVESTMENT  (LOSSES) ON     INVESTMENT    CAPITAL     VALUE, END   RETURN
                                           OF PERIOD      INCOME    INVESTMENTS       INCOME       GAINS       OF PERIOD     (A)
------------------------------------------------------------------------------------------------------------------------------------
-----------------------
MONEY MARKET PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       5.17%
  1998                                         1.00        0.05           --           (0.05)         --          1.00       5.55
  1997                                         1.00        0.05           --           (0.05)         --          1.00       5.36
  1996                                         1.00        0.06           --           (0.06)         --          1.00       5.78
  1995                                         1.00        0.05           --           (0.05)         --          1.00       5.13
  RETAIL CLASS A
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       4.91%
  1998                                         1.00        0.05           --           (0.05)         --          1.00       5.25
  1997                                         1.00        0.05           --           (0.05)         --          1.00       5.03
  1996                                         1.00        0.05           --           (0.05)         --          1.00       5.44
  1995 (2)                                     1.00        0.05           --           (0.05)         --          1.00       4.69
  RETAIL CLASS B
  1999 (3                                     $1.00        0.01           --           (0.01)         --         $1.00       3.86%*
  INSTITUTIONAL II CLASS
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       5.11%
  1998                                         1.00        0.05           --           (0.05)         --          1.00       5.47
  1997                                         1.00        0.05           --           (0.05)         --          1.00       5.25
  1996(4)                                      1.00        0.04           --           (0.04)         --          1.00       4.33+
--------------------------------
TAX-FREE MONEY MARKET PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                        $1.00        0.03           --           (0.03)         --         $1.00       2.99%
  1998                                         1.00        0.03           --           (0.03)         --          1.00       3.45
  1997                                         1.00        0.03           --           (0.03)         --          1.00       3.29
  1996                                         1.00        0.04           --           (0.04)         --          1.00       3.61
  1995(1)                                      1.00        0.03           --           (0.03)         --          1.00       3.24
  RETAIL CLASS A
  1999                                        $1.00        0.03           --           (0.03)         --         $1.00       2.74%
  1998                                         1.00        0.03           --           (0.03)         --          1.00       3.16
  1997                                         1.00        0.03           --           (0.03)         --          1.00       3.01
  1996                                         1.00        0.03           --           (0.03)         --          1.00       3.53
  1995(5)                                      1.00        0.03           --           (0.03)         --          1.00       2.74
  INSTITUTIONAL II CLASS
  1999                                        $1.00        0.03           --           (0.03)         --         $1.00       2.94%
  1998                                         1.00        0.03           --           (0.03)         --          1.00       3.37
  1997                                         1.00        0.03           --           (0.03)         --          1.00       3.19
  1996(6)                                      1.00        0.02           --           (0.02)         --          1.00       2.62+
---------------------------------------
U.S. GOVERNMENT MONEY MARKET PORTFOLIO
---------------------------------------
  INSTITUTIONAL CLASS
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       5.00%
  1998                                         1.00        0.05           --           (0.05)         --          1.00       5.42
  1997                                         1.00        0.05           --           (0.05)         --          1.00       5.22
  1996                                         1.00        0.05           --           (0.05)         --          1.00       5.64
  1995(1)                                      1.00        0.05           --           (0.05)         --          1.00       5.00
  RETAIL CLASS A
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       4.75%
  1998(7)                                      1.00        0.04           --           (0.04)         --          1.00       5.19*
  INSTITUTIONAL II CLASS
  1999                                        $1.00        0.05           --           (0.05)         --         $1.00       4.95%
  1998                                         1.00        0.05           --           (0.05)         --          1.00       5.33
  1997                                         1.00        0.05           --           (0.05)         --          1.00       5.12
  1996(6)                                      1.00        0.04           --           (0.04)         --          1.00       4.11+



                                                                                              RATIO
                                                                            RATIO OF NET   OF EXPENSES
                                                                RATIO OF     INVESTMENT     TO AVERAGE
                                               NET ASSETS       EXPENSES       INCOME       NET ASSETS
                                                END OF         TO AVERAGE     TO AVERAGE    (EXCLUDING
                                               PERIOD(000)     NET ASSETS     NET ASSETS     WAIVERS)
-------------------------------------------------------------------------------------------------------
-----------------------
MONEY MARKET PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                         $  527,132         0.38%          5.01%         0.60%
  1998                                            226,439         0.33           5.41          0.50
  1997                                            318,919         0.28           5.23          0.43
  1996                                            348,343         0.25           5.62          0.44
  1995                                            277,859         0.20           5.13          0.46
  RETAIL CLASS A
  1999                                         $  246,496         0.62%          4.79%         0.85%
  1998                                            188,048         0.62           5.13          0.85
  1997                                            128,693         0.59           4.92          0.83
  1996                                            104,703         0.58           5.25          0.77
  1995 (2)                                         51,081         0.45           4.88          0.97
  RETAIL CLASS B
  1999 (3                                      $       22         1.30%*         3.76%*        1.44%*
  INSTITUTIONAL II CLASS
  1999                                         $  229,046         0.43%          4.97%         0.57%
  1998                                             82,293         0.41           5.33          0.55
  1997                                             62,960         0.38           5.14          0.53
  1996(4)                                          28,790         0.36*          5.37*         0.55*
--------------------------------
TAX-FREE MONEY MARKET PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                         $   77,896         0.36%          2.95%         0.60%
  1998                                             90,446         0.32           3.39          0.51
  1997                                             69,091         0.28           3.23          0.44
  1996                                             74,739         0.22           3.54          0.45
  1995(1)                                          64,112         0.22           3.21          0.47
  RETAIL CLASS A
  1999                                         $   33,509         0.60%          2.66%         0.85%
  1998                                             25,144         0.61           3.11          0.86
  1997                                             16,495         0.55           2.97          0.84
  1996                                             16,179         0.34           3.33          0.90
  1995(5)                                           2,491         0.75           2.68          2.94
  INSTITUTIONAL II CLASS
  1999                                         $   43,575         0.41%          2.87%         0.57%
  1998                                             29,474         0.40           3.31          0.56
  1997                                             16,727         0.38           3.14          0.54
  1996(6)                                           9,387         0.33*          3.35*         0.58*
--------------------------------------
U.S. GOVERNMENT MONEY MARKET PORTFOLIO
--------------------------------------
  INSTITUTIONAL CLASS
  1999                                         $1,428,064         0.40%          4.86%         0.59%
  1998                                          1,285,840         0.35           5.29          0.49
  1997                                          1,250,778         0.32           5.10          0.43
  1996                                          1,043,758         0.31           5.45          0.44
  1995(1)                                         651,113         0.25           5.09          0.47
  RETAIL CLASS A
  1999                                         $  104,037         0.64%          4.62%         0.84%
  1998(7)                                          78,265         0.67*          4.98*         0.87*
  INSTITUTIONAL II CLASS
  1999                                         $  142,144         0.45%          4.76%         0.56%
  1998                                             91,629         0.44           5.21          0.55
  1997                                             37,284         0.42           5.01          0.53
  1996(6)                                          17,027         0.41*          5.25*         0.56*




    The accompanying notes are an integral part of the financial statements.

                                       FINANCIAL HIGHLIGHTS
               FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR OR PERIOD INDICATED


                                                                   REALIZED AND      DISTRIBU-   DISTRIBU-
                                           NET ASSET                UNREALIZED        TIONS        TIONS
                                             VALUE,        NET       GAINS OR        FROM NET      FROM       NET ASSET    TOTAL
                                           BEGINNING    INVESTMENT  (LOSSES) ON     INVESTMENT    CAPITAL     VALUE, END   RETURN
                                           OF PERIOD      INCOME    INVESTMENTS       INCOME       GAINS       OF PERIOD     (A)
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------
U.S. TREASURY MONEY MARKET PORTFOLIO
-----------------------------------
  INSTITUTIONAL CLASS
  1999                                      $ 1.00         0.04          --           (0.04)          --        $ 1.00       4.58%
  1998                                        1.00         0.05          --           (0.05)          --          1.00       5.08
  1997                                        1.00         0.05          --           (0.05)          --          1.00       5.00
  1996                                        1.00         0.05          --           (0.05)          --          1.00       5.32
  1995(1)                                     1.00         0.05          --           (0.05)          --          1.00       4.60
  RETAIL CLASS A
  1999                                      $ 1.00         0.04          --           (0.04)          --        $ 1.00       4.33%
  1998                                        1.00         0.05          --           (0.05)          --          1.00       4.77
  1997                                        1.00         0.05          --           (0.05)          --          1.00       4.71
  1996(8)                                     1.00         0.02          --           (0.02)          --          1.00       1.82+
  INSTITUTIONAL II CLASS
  1999                                      $ 1.00         0.04          --           (0.04)          --        $ 1.00       4.53%
  1998                                        1.00         0.05          --           (0.05)          --          1.00       4.99
  1997                                        1.00         0.05          --           (0.05)          --          1.00       4.89
  1996(6)                                     1.00         0.04          --           (0.04)          --          1.00       3.87+

------------------------------
SHORT-TERM TREASURY PORTFOLIO
------------------------------
   INSTITUTIONAL CLASS
  1999                                      $10.05         0.48        0.03           (0.48)       (0.05)       $10.03       5.24%
  1998                                        9.96         0.53        0.10           (0.53)       (0.01)        10.05       6.48
  1997                                        9.96         0.50          --           (0.49)       (0.01)         9.96       5.13
  1996(9)                                    10.00         0.06       (0.04)          (0.06)          --          9.96       0.16+
  RETAIL CLASS A
  1999                                      $10.05         0.47        0.03           (0.47)       (0.05)       $10.03       5.04%
  1998                                        9.96         0.52        0.09           (0.51)       (0.01)        10.05       6.23
  1997(10)                                    9.95         0.27        0.03           (0.28)       (0.01)         9.96       3.39+

---------------------------
SHORT-TERM BOND PORTFOLIO
---------------------------
  INSTITUTIONAL CLASS
  1999                                      $ 9.95         0.51       (0.01)          (0.51)          --        $ 9.94      5.15%
  1998                                        9.96         0.09       (0.01)          (0.09)          --          9.95      0.82+
  1998++                                      9.95         0.57        0.01           (0.57)          --          9.96      5.98
  1997++(11)                                 10.00         0.49       (0.05)          (0.49)          --          9.95      4.49+

----------------------------
MARYLAND TAX-FREE PORTFOLIO
----------------------------
  INSTITUTIONAL CLASS
  1999                                      $10.14         0.45        0.14           (0.45)       (0.07)       $10.21       5.86%
  1998                                        9.87         0.47        0.33           (0.47)       (0.06)        10.14       8.15
  1997(12)                                   10.00         0.22       (0.13)          (0.22)          --          9.87       0.89+
  RETAIL CLASS A
  1999                                      $10.14         0.43        0.14           (0.43)       (0.07)       $10.21       5.69%
  1998                                        9.87         0.44        0.34           (0.45)       (0.06)        10.14       7.91
  1997(13)                                    9.96         0.13       (0.07)          (0.15)          --          9.87       0.63+

--------------------------------
PENNSYLVANIA TAX-FREE PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                      $10.14         0.41        0.15           (0.41)       (0.06)       $10.23       5.56%
  1998                                       10.28         0.07       (0.14)          (0.07)          --         10.14      (0.66)+
  1998++                                     10.09         0.40        0.19           (0.40)          --         10.28       6.68
  1997++(11)                                 10.00         0.40        0.09           (0.40)          --         10.09       5.03+
  RETAIL CLASS A
  1999                                      $10.13         0.39        0.15           (0.39)       (0.06)       $10.22       5.39%
  1998 (14)                                  10.26         0.04       (0.13)          (0.04)          --         10.13      (0.94)+



                                                                                              RATIO
                                                                            RATIO OF NET   OF EXPENSES
                                                                RATIO OF     INVESTMENT     TO AVERAGE
                                               NET ASSETS       EXPENSES       INCOME       NET ASSETS    PORTFOLIO
                                                END OF         TO AVERAGE     TO AVERAGE    (EXCLUDING     TURNOVER
                                               PERIOD(000)     NET ASSETS     NET ASSETS     WAIVERS)        RATE
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------
U.S. TREASURY MONEY MARKET PORTFOLIO
-------------------------------------
  INSTITUTIONAL CLASS
  1999                                          $289,930          0.45%          4.47%         0.59%            --
  1998                                           262,687          0.40           4.96          0.48             --
  1997                                           225,924          0.37           4.88          0.43             --
  1996                                           275,259          0.36           5.18          0.45             --
  1995(1)                                        221,069          0.38           4.59          0.47             --
  RETAIL CLASS A
  1999                                          $ 19,632          0.69%          4.31%         0.84%            --
  1998                                            35,302          0.70           4.66          0.85             --
  1997                                            13,673          0.64           4.62          0.83             --
  1996(8)                                          8,758          0.55*          4.71*         0.86*            --
  INSTITUTIONAL II CLASS
  1999                                          $139,253          0.50%          4.39%         0.56%            --
  1998                                            94,844          0.48           4.88          0.54             --
  1997                                            63,496          0.47           4.79          0.53             --
  1996(6)                                         47,220          0.47*          4.98*         0.55*            --

------------------------------
SHORT-TERM TREASURY PORTFOLIO
------------------------------
   INSTITUTIONAL CLASS
  1999                                          $ 34,088          0.63%          4.79%         0.72%         70.64%
  1998                                            24,929          0.55           5.26          0.60         124.24
  1997                                            21,563          0.55           5.11          0.60         147.86
  1996(9)                                         18,823          0.55*         (0.55)*        0.60*            --
  RETAIL CLASS A
  1999                                          $ 14,006          0.82%          4.61%         1.12%         70.64%
  1998                                            14,410          0.78           5.02          1.07         124.24
  1997(10)                                        22,937          0.67*          5.07*         0.91*        147.86

---------------------------
SHORT-TERM BOND PORTFOLIO
---------------------------
  INSTITUTIONAL CLASS
  1999                                          $111,127          0.97%          5.14%         1.11%         91.22%
  1998                                           131,669          0.97*          5.14*         1.16*        108.18
  1998++                                         133,544          0.82           5.78          1.01         135.00
  1997++(11)                                     146,178          0.90*          5.47*         1.08         112.00

----------------------------
MARYLAND TAX-FREE PORTFOLIO
----------------------------
  INSTITUTIONAL CLASS
  1999                                          $ 95,046          0.76%          4.35%         0.99%         30.83%
  1998                                            83,215          0.68           4.62          0.77          22.40
  1997(12)                                        79,608          0.67*          4.95*         0.72*         11.13
  RETAIL CLASS A
  1999                                          $ 32,395          0.93%          4.18%         1.29%         30.83%
  1998                                            25,283          0.90           4.39          1.15          22.40
  1997(13)                                         7,997          0.91*          4.70*         1.10*         11.13

--------------------------------
PENNSYLVANIA TAX-FREE PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                          $224,480          0.92%          4.01%         1.00%         43.46%
  1998                                           215,182          0.84*          3.84*         0.91*          3.50
  1998++                                         195,322          0.80           4.43          1.00          57.00
  1997++(11)                                     221,393          0.83*          4.41*         1.02*         86.00
  RETAIL CLASS A
  1999                                          $  3,820          1.10%          3.84%         1.30%         43.46%
  1998 (14)                                        2,577          1.01*          3.72*         1.24*          3.50



    +  Returns are for the period indicated and have not been annualized.

   ++ Period ended February 28. See Note 9 of Notes to Financial Statements regarding fund mergers.

    *   Annualized.

   (A) Total return for the retail class does not include the one-time sales charge.

   (1) Commenced operations on June 14, 1993.

   (2) Commenced operations on March 2, 1994.

   (3) Commenced operations on January 22, 1999.

   (4) Commenced operations on July 21, 1995.

   (5) Commenced operations on March 15, 1994.

   (6) Commenced operations on July 28, 1995.

   (7) Commenced operations on July 7, 1997.

   (8) Commenced operations on December 15, 1995.

   (9) Commenced operations on March 20, 1996.

  (10) Commenced operations on September 9, 1996.

  (11) Commenced operations on April 1, 1996.

  (12) Commenced operations on November 18, 1996.

  (13) Commenced operations on January 2, 1997.

  (14) Commenced operations on March 23, 1998.

  (15) Commenced operations on July 16, 1993.

  (16) Commenced operations on April 12, 1994.

  (17) Commenced operations on September 14, 1998.

  (18) Commenced operations on April 1, 1998.

  (19) Commenced operations on March 9, 1994.

  (20) Commenced operations on May 9, 1997.

  (21) Commenced operations on October 1, 1997.

  (22) Commenced operations on November 3, 1997.

  (23) Commenced operations on May 16, 1996.

  (24) Commenced operations on July 31, 1998.

  (25) Commenced operations on July 13, 1995.

  (26) Commenced operations on April 1, 1997.

                              FINANCIAL HIGHLIGHTS
         FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR OR PERIOD INDICATED

                                                                     REALIZED
                                                                       AND         DISTRIBU-    DISTRIBU-
                                           NET ASSET      NET       UNREALIZED      TIONS         TIONS
                                             VALUE,     INVEST-      GAINS OR      FROM NET       FROM        NET ASSET    TOTAL
                                           BEGINNING     MENT      (LOSSES) ON    INVESTMENT     CAPITAL     VALUE, END    RETURN
                                           OF PERIOD    INCOME     INVESTMENTS      INCOME        GAINS       OF PERIOD     (A)
----------------------------------------------------------------------------------------------------------------------------------
------------------------------------
INTERMEDIATE FIXED INCOME PORTFOLIO
------------------------------------
  INSTITUTIONAL CLASS
  1999                                      $10.00       0.55         (0.02)        (0.55)        (0.05)       $ 9.93       5.40%
  1998                                        9.80       0.60          0.23         (0.60)        (0.03)        10.00       8.65
  1997(12)                                   10.00       0.28         (0.20)        (0.28)          --           9.80       0.78+

--------------------------------
U.S. GOVERNMENT BOND PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                      $ 9.85       0.54         (0.07)        (0.54)          --         $ 9.78       4.82%
  1998                                        9.85       0.10           --          (0.10)          --           9.85       1.02+
  1998++                                      9.82       0.67          0.03         (0.67)          --           9.85       7.40
  1997++(11)                                 10.00       0.59         (0.18)        (0.59)          --           9.82       4.18+
  RETAIL CLASS A
  1999                                      $ 9.85       0.54         (0.06)        (0.54)          --         $ 9.79       4.93%
  1998(18)                                    9.88       0.81         (0.03)        (0.81)          --           9.85       7.86+

-------------------
INCOME PORTFOLIO
-------------------
  INSTITUTIONAL CLASS
  1999                                      $10.25       0.59         (0.17)        (0.59)          --         $10.08       4.22%
  1998                                        9.82       0.61          0.43         (0.61)          --          10.25      10.84
  1997                                        9.80       0.59          0.02         (0.59)          --           9.82       6.51
  1996                                        9.60       0.61          0.20         (0.61)          --           9.80       8.46
  1995(15)                                    9.61       0.58          0.02         (0.58)        (0.03)         9.60       6.53
  RETAIL CLASS A
  1999                                      $10.37       0.58         (0.16)        (0.59)          --         $10.20       4.08%
  1998                                        9.94       0.58          0.44         (0.59)          --          10.37      10.47
  1997                                        9.91       0.59          0.01         (0.57)          --           9.94       6.32
  1996                                        9.72       0.60          0.19         (0.60)          --           9.91       8.14
  1995(16)                                    9.62       0.55          0.05         (0.47)        (0.03)         9.72       6.45
  RETAIL CLASS B
  1999(17)                                  $10.40       0.35         (0.32)        (0.35)          --         $10.08       0.35%+

-------------------
BALANCED PORTFOLIO
-------------------
  INSTITUTIONAL CLASS
  1999                                      $13.24       0.28          2.03         (0.28)        (0.63)       $14.64      18.17%
  1998                                       11.43       0.30          3.04         (0.30)        (1.23)        13.24      30.95
  1997                                       11.38       0.33          0.53         (0.30)        (0.51)        11.43       7.85
  1996                                       10.04       0.34          1.71         (0.34)        (0.37)        11.38      20.90
  1995(15)                                   10.16       0.33          0.03         (0.29)        (0.19)        10.04       3.75
  RETAIL CLASS A
  1999                                      $13.20       0.26          2.02         (0.26)        (0.63)       $14.59      17.97%
  1998                                       11.40       0.27          3.04         (0.28)        (1.23)        13.20      30.67
  1997                                       11.35       0.28          0.56         (0.28)        (0.51)        11.40       7.66
  1996                                       10.04       0.31          1.68         (0.31)        (0.37)        11.35      20.23
  1995(19)                                   10.15       0.27          0.05         (0.24)        (0.19)        10.04       3.33
  RETAIL CLASS B
  1999(17)                                  $12.58       0.16          2.67         (0.18)        (0.63)       $14.60      23.13%+

------------------------
EQUITY INCOME PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                      $12.52       0.25          0.22         (0.25)        (0.69)       $12.05       4.17%
  1998                                       10.67       0.31          3.06         (0.31)        (1.21)        12.52      33.04
  1997(12)                                   10.00       0.12          0.67         (0.12)          --          10.67       7.88+
  RETAIL CLASS A
  1999                                      $12.52       0.23          0.21         (0.23)        (0.69)       $12.04       3.92%
  1998(20)                                   11.01       0.28          2.73         (0.29)        (1.21)        12.52      28.73+

-----------------------
VALUE EQUITY PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                      $14.59       0.08          1.36         (0.09)        (0.72)       $15.22      10.48%
  1998                                       14.00       0.01          0.62         (0.01)        (0.03)        14.59       4.51+
  1998++                                     11.91       0.15          3.45         (0.15)        (1.36)        14.00      31.64
  1997++(11)                                 10.00       0.14          2.10         (0.14)        (0.19)        11.91      22.77+
  RETAIL CLASS A
  1999                                      $14.60       0.05          1.36         (0.07)        (0.72)       $15.22      10.29%
  1998(18)                                   14.55        --           0.05           --            --          14.60       0.34+
  RETAIL CLASS B
  1999(17)                                  $12.93       0.01          2.97         (0.03)        (0.72)       $15.16      23.70%+

                                                                                         RATIO
                                              NET                    RATIO OF NET     OF EXPENSES
                                            ASSETS      RATIO OF      INVESTMENT      TO AVERAGE
                                            END OF      EXPENSES     INCOME (LOSS)    NET ASSETS     PORTFOLIO
                                            PERIOD     TO AVERAGE     TO AVERAGE      (EXCLUDING     TURNOVER
                                             (000)     NET ASSETS     NET ASSETS        WAIVERS)       RATE
--------------------------------------------------------------------------------------------------------------
------------------------------------
INTERMEDIATE FIXED INCOME PORTFOLIO
------------------------------------
  INSTITUTIONAL CLASS
  1999                                     $100,419       0.77%          5.49%            0.95%        52.87%
  1998                                       84,328       0.69           6.02             0.87         41.63
  1997(12)                                   76,326       0.68*          5.55*            0.83*        17.18

--------------------------------
U.S. GOVERNMENT BOND PORTFOLIO
--------------------------------
  INSTITUTIONAL CLASS
  1999                                     $255,329       0.93%          5.43%            1.10%       102.27%
  1998                                      265,616       0.88*          6.04*            1.06*        13.77
  1998++                                    264,565       0.79           6.88             0.98        431.00
  1997++(11)                                259,042       0.85*          6.54*            1.03*       255.00
  RETAIL CLASS A
  1999                                     $  2,240       1.12%          5.11%            1.41%       102.27%
  1998(18)                                       30       1.05*          6.02*            1.33*        13.77

-------------------
INCOME PORTFOLIO
-------------------
  INSTITUTIONAL CLASS
  1999                                     $356,482       0.78%          5.77%            0.94%        50.41%
  1998                                      322,304       0.73           6.05             0.77        154.87
  1997                                      242,966       0.68           6.19             0.68        271.60
  1996                                      180,962       0.73           6.00             0.73        107.33
  1995(15)                                   66,441       0.74           6.15             0.74         73.00
  RETAIL CLASS A
  1999                                     $  8,573       0.95%          5.59%            1.24%        50.41%
  1998                                        6,889       0.95           5.82             1.16        154.87
  1997                                        4,102       0.89           5.96             1.09        271.60
  1996                                        4,184       1.02           5.54             1.37        107.33
  1995(16)                                      296       1.23           5.66            27.63         73.00
  RETAIL CLASS B
  1999(17)                                 $    280       1.70%*         4.71%*          1.79%*        50.41%

-------------------
BALANCED PORTFOLIO
-------------------
  INSTITUTIONAL CLASS
  1999                                     $118,395       0.85%          2.12%            1.00%        56.70%
  1998                                       96,858       0.79           2.44             0.83         71.58
  1997                                       76,987       0.74           2.79             0.74        124.22
  1996                                      102,233       0.75           3.19             0.75        107.56
  1995(15)                                   91,039       0.77           3.32             0.77         81.00
  RETAIL CLASS A
  1999                                     $ 26,927       1.01%          1.94%            1.40%        56.70%
  1998                                       15,074       1.02           2.20             1.33         71.58
  1997                                        6,164       0.96           2.56             1.19        124.22
  1996                                        3,323       1.09           2.51             1.55        107.56
  1995(19)                                      549       1.26           2.83             5.80         81.00
  RETAIL CLASS B
  1999(17)                                 $  2,479       1.75%*         0.99%*           1.84%*       56.70%

------------------------
EQUITY INCOME PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                     $101,104       0.91%          2.10%            1.04%        56.03%
  1998                                      106,643       0.84           2.58             0.97         39.88
  1997(12)                                   83,947       0.83*          2.47*            0.93*        34.38
  RETAIL CLASS A
  1999                                     $  3,659       1.08%          1.93%            1.44%        56.03%
  1998(20)                                    3,428       1.07*          2.39*            1.45*        39.88

-----------------------
VALUE EQUITY PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                     $536,827       1.14%          0.58%            1.34%        32.21%
  1998                                      645,202       1.08*          0.65*            1.20*         4.34
  1998++                                    577,154       1.00           1.17             1.20         30.00
  1997++(11)                                540,889       1.05*          1.48*            1.26*        37.00
  RETAIL CLASS A
  1999                                     $  3,553       1.31%          0.29%            1.74%        32.21%
  1998(18)                                      227       1.26*          0.62*            1.67*         4.34
  RETAIL CLASS B
  1999(17)                                 $    164       2.07%*        (0.67)%*          2.20%*       32.21%


    The accompanying notes are an integral part of the financial statements.


                                                                   REALIZED AND      DISTRIBU-   DISTRIBU-
                                           NET ASSET                UNREALIZED        TIONS        TIONS
                                             VALUE,        NET       GAINS OR        FROM NET      FROM       NET ASSET    TOTAL
                                           BEGINNING    INVESTMENT  (LOSSES) ON     INVESTMENT    CAPITAL     VALUE, END   RETURN
                                           OF PERIOD      INCOME    INVESTMENTS       INCOME       GAINS       OF PERIOD     (A)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------
EQUITY INDEX PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                     $11.59         0.14          2.41         (0.14)         (0.13)      $13.87      22.37%
  1998(21)                                  10.00         0.08          1.58         (0.07)           --         11.59      16.71+
  RETAIL CLASS A
  1999                                     $11.57         0.11          2.40         (0.11)         (0.13)      $13.84      22.05%
  1998(22)                                   9.78         0.06          1.80         (0.07)           --         11.57      19.08+

--------------------------
BLUE CHIP EQUITY PORTFOLIO
--------------------------
  INSTITUTIONAL CLASS
  1999                                      $17.01         0.10          3.41         (0.12)         (0.40)      $20.00      21.07%
  1998                                       12.39         0.14          4.70         (0.13)         (0.09)       17.01      39.34
  1997                                       10.12         0.17          2.28         (0.17)         (0.01)       12.39      24.41
  1996(11)                                   10.00          --           0.12           --             --         10.12       1.20+
  RETAIL CLASS A
  1999                                      $16.98         0.09          3.40         (0.09)         (0.40)      $19.98      20.96%
  1998                                       12.38         0.10          4.69         (0.10)         (0.09)       16.98      38.93
  1997(23)                                   10.33         0.16          2.06         (0.16)         (0.01)       12.38      21.74+
  RETAIL CLASS B
  1999(24)                                  $17.07         0.01          3.28         (0.03)         (0.40)      $19.93      19.62%+

------------------------
CAPITAL GROWTH PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                      $14.90        (0.01)         4.33           --           (0.51)      $18.71      29.51%
  1998                                       11.92         0.02          4.96         (0.04)         (1.96)       14.90      45.19
  1997                                       11.60         0.11          1.41         (0.14)         (1.06)       11.92      13.46
  1996                                       10.20         0.16          2.17         (0.16)         (0.77)       11.60      23.62
  1995(15)                                   10.19         0.14          0.16         (0.11)         (0.18)       10.20       3.15
  RETAIL CLASS A
  1999                                      $14.82        (0.03)         4.30           --           (0.51)      $18.58      29.34%
  1998                                       11.87          --           4.93         (0.02)         (1.96)       14.82      44.90
  1997                                       11.56         0.09          1.41         (0.13)         (1.06)       11.87      13.39
  1996                                       10.18         0.12          2.15         (0.12)         (0.77)       11.56      23.24
  1995(19)                                   10.18         0.08          0.18         (0.08)         (0.18)       10.18       2.74
  RETAIL CLASS B
  1999(17)                                  $13.53        (0.04)         5.63           --           (0.51)      $18.61      41.88%+

------------------------
MID-CAP EQUITY PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                      $14.11         0.01          1.16         (0.01)         (0.57)      $14.70       8.76%
  1998                                       10.17         0.04          4.61         (0.04)         (0.67)       14.11      46.92
  1997(12)                                   10.00         0.03          0.17         (0.03)           --         10.17       1.98+

--------------------------
SMALL-CAP EQUITY PORTFOLIO
--------------------------
  INSTITUTIONAL CLASS
  1999                                      $11.86        (0.05)         1.17           --           (0.33)      $12.65       9.89%
  1998                                        8.53        (0.02)         3.97           --           (0.62)       11.86      47.93
  1997                                       14.72        (0.01)        (2.97)          --           (3.21)        8.53     (23.43)
  1996(25)                                   10.00         0.09          4.72         (0.09)           --         14.72      48.34+
  RETAIL CLASS A
  1999                                      $11.83        (0.07)         1.16           --           (0.33)      $12.59       9.66%
  1998                                       8.53         (0.06)         3.98           --           (0.62)       11.83      47.57
  1997(23)                                   15.47        (0.01)        (3.72)          --           (3.21)        8.53     (27.14)+

----------------------------------------
INTERNATIONAL EQUITY SELECTION PORTFOLIO
----------------------------------------
  INSTITUTIONAL CLASS
  1999                                      $11.51         0.10         (0.18)        (0.10)         (0.17)      $11.16     (0.50)%
  1998                                       10.85          --           0.66           --             --         11.51      6.08+
  1998++(26)                                 10.00         0.15          1.12         (0.23)         (0.19)       10.85     12.95+
  RETAIL CLASS A
  1999                                      $11.51         0.08         (0.17)        (0.09)         (0.17)      $11.16     (0.59)%
  1998(18)                                   11.40          --           0.11           --             --         11.51      0.96+




                                                                                              RATIO
                                                                            RATIO OF NET   OF EXPENSES
                                                                RATIO OF     INVESTMENT     TO AVERAGE
                                               NET ASSETS       EXPENSES       INCOME       NET ASSETS    PORTFOLIO
                                                END OF         TO AVERAGE     TO AVERAGE    (EXCLUDING     TURNOVER
                                               PERIOD(000)     NET ASSETS     NET ASSETS     WAIVERS)        RATE
-------------------------------------------------------------------------------------------------------------------------
-----------------------
EQUITY INDEX PORTFOLIO
-----------------------
  INSTITUTIONAL CLASS
  1999                                         $ 86,911           0.23%          1.20%         0.61%         34.04%
  1998(21)                                       45,531           0.20           1.43          0.62          49.56
  RETAIL CLASS A
  1999                                         $  4,974           0.48%          0.92%         1.00%         34.04%
  1998(22)                                        1,417           0.45*          1.02*         1.08*         49.56

--------------------------
BLUE CHIP EQUITY PORTFOLIO
--------------------------
  INSTITUTIONAL CLASS
  1999                                          $129,720           0.91%          0.63%         1.07%         38.78%
  1998                                            67,060           0.81           0.96          0.89          26.32
  1997                                            35,690           0.70           1.55          0.90          46.91
  1996(11)                                        11,456           0.65*          1.52*         1.38*          0.97
  RETAIL CLASS A
  1999                                          $ 56,771           1.07%          0.49%         1.62%         38.78%
  1998                                            43,300           1.04           0.71          1.50          26.32
  1997(23)                                        13,211           0.86*          1.29*         1.25*         46.91
  RETAIL CLASS B
  1999(24)                                      $  3,162           1.84%*        (0.43)%*       1.94%*        38.78%

------------------------
CAPITAL GROWTH PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                          $ 90,042           0.94%         (0.07)%        1.04%        118.46%
  1998                                            50,615           0.84           0.13          0.88         174.55
  1997                                            34,170           0.39           0.92          0.85         246.14
  1996                                            39,560           0.24           1.26          0.84         578.57
  1995(15)                                        41,170           0.74           1.35          0.85         182.00
  RETAIL CLASS A
  1999                                          $ 23,035           1.09%         (0.23)%        1.44%        118.46%
  1998                                            14,401           1.06          (0.10)         1.37         174.55
  1997                                             5,595           0.56           0.74          1.30         246.14
  1996                                             2,111           0.50           1.05          1.65         578.57
  1995(19)                                           404           1.23           0.86          9.73         182.00
  RETAIL CLASS B
  1999(17)                                      $  2,162           1.87%*        (1.09)%*       1.92%*       118.46%

------------------------
MID-CAP EQUITY PORTFOLIO
------------------------
  INSTITUTIONAL CLASS
  1999                                          $ 63,648           1.06%          0.04%         1.18%         61.81%
  1998                                            55,280           0.97           0.31          1.06          38.30
  1997(12)                                        27,059           0.90*          0.65*         0.95*         14.74

--------------------------
SMALL-CAP EQUITY PORTFOLIO
--------------------------
  INSTITUTIONAL CLASS
  1999                                           $ 30,562          1.16%         (0.48)%        1.23%        733.14%
  1998                                             27,372          0.98          (0.24)         1.02         410.72
  1997                                             17,746          0.95          (0.12)         0.95         704.41
  1996(25)                                         33,621          0.91*          0.60*         0.91*        286.80
  RETAIL CLASS A
  1999                                           $  2,248          1.32%         (0.64)%        1.63%        733.14%
  1998                                              1,853          1.21          (0.46)         1.36         410.72
  1997(23)                                          1,075          1.11*         (0.13)*        1.21*        704.41

----------------------------------------
INTERNATIONAL EQUITY SELECTION PORTFOLIO
----------------------------------------
  INSTITUTIONAL CLASS
  1999                                          $ 23,686           0.88%          1.04%         1.04%        101.86%
  1998                                            41,510           0.78*         (0.52)*        1.22*          0.98
  1998++(26)                                      35,858           0.75*          1.73*         1.20*         43.00
  RETAIL CLASS A
  1999                                           $ 1,496           1.05%          0.80%         1.30%        101.86%
  1998(18)                                            13           0.96*         (0.63)*        1.19*          0.98


    +  Returns are for the period indicated and have not been annualized.

   ++ Period ended February 28. See Note 9 of Notes to Financial Statements regarding fund mergers.

    *   Annualized.

   (A) Total return for the retail class does not include the one-time sales charge.

   (1) Commenced operations on June 14, 1993.

   (2) Commenced operations on March 2, 1994.

   (3) Commenced operations on January 22, 1999.

   (4) Commenced operations on July 21, 1995.

   (5) Commenced operations on March 15, 1994.

   (6) Commenced operations on July 28, 1995.

   (7) Commenced operations on July 7, 1997.

   (8) Commenced operations on December 15, 1995.

   (9) Commenced operations on March 20, 1996.

  (10) Commenced operations on September 9, 1996.

  (11) Commenced operations on April 1, 1996.

  (12) Commenced operations on November 18, 1996.

  (13) Commenced operations on January 2, 1997.

  (14) Commenced operations on March 23, 1998.

  (15) Commenced operations on July 16, 1993.

  (16) Commenced operations on April 12, 1994.

  (17) Commenced operations on September 14, 1998.

  (18) Commenced operations on April 1, 1998.

  (19) Commenced operations on March 9, 1994.

  (20) Commenced operations on May 9, 1997.

  (21) Commenced operations on October 1, 1997.

  (22) Commenced operations on November 3, 1997.

  (23) Commenced operations on May 16, 1996.

  (24) Commenced operations on July 31, 1998.

  (25) Commenced operations on July 13, 1995.

  (26) Commenced operations on April 1, 1997.

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION
ARK Funds (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company organized as a Massachusetts business trust pursuant to a Declaration of Trust dated October 22, 1992, and amended and restated on March 19, 1993. The Fund consists of twenty separate investment Portfolios: Money Market Portfolio, Tax-Free Money Market Portfolio, U.S. Government Money Market Portfolio, U.S. Treasury Money Market Portfolio (collectively, the "money market Portfolios"), Short-Term Treasury Portfolio, Short-Term Bond Portfolio, Maryland Tax-Free Portfolio, Pennsylvania Tax-Free Portfolio, Intermediate Fixed Income Portfolio, U.S. Government Bond Portfolio, Income Portfolio, Balanced Portfolio, Equity Income Portfolio, Value Equity Portfolio, Equity Index Portfolio, Blue Chip Equity Portfolio, Capital Growth Portfolio, Mid-Cap Equity Portfolio, Small-Cap Equity Portfolio and International Equity Selection Portfolio (individually, a "Portfolio" and collectively, the "Portfolios"). The Fund may issue an unlimited number of shares of each of its Portfolios.

Each Portfolio (with the exception of the Intermediate Fixed Income Portfolio, Mid-Cap Equity Portfolio, and Short-Term Bond Portfolio) offers both Institutional and Retail Class A shares. The following Portfolios also offer Retail Class B shares: Income Portfolio, Balanced Portfolio, Blue Chip Equity Portfolio, Capital Growth Portfolio, Value Equity Portfolio and Money Market Portfolio (for exchange purposes only). In addition, each money market Portfolio offers Institutional II Class shares. Institutional class shares were originally offered with the commencement of each Portfolio's operations. Retail Class A shares commenced in April 1994 for the Income Portfolio; in March 1994 for the Tax-Free Money Market Portfolio, Money Market Portfolio, Balanced Portfolio and Capital Growth Portfolio; in December 1995 for the U.S. Treasury Money Market Portfolio; in May 1996 for the Blue Chip Equity Portfolio and Small-Cap Equity Portfolio; in September 1996 for the Short-Term Treasury Portfolio; in January 1997 for the Maryland Tax-Free Portfolio; in May 1997 for the Equity Income Portfolio; in July 1997 for the U.S. Government Money Market Portfolio; in November 1997 for the Equity Index Portfolio; in March 1998 for the Pennsylvania Tax-Free Portfolio; and in April 1998 for the U.S. Government Bond Portfolio, Value Equity Portfolio and International Equity Selection Portfolio. Retail Class B shares commenced in August 1998 for the Blue Chip Equity Portfolio, in September 1998 for the Income Portfolio, Balanced Portfolio and Capital Growth Portfolio, and in January 1999 for the Money Market Portfolio.Institutional II Class shares commenced in July 1995 for the U.S. Treasury Money Market Portfolio, U.S. Government Money Market Portfolio, Money Market Portfolio and Tax-Free Money Market Portfolio. Each class of shares has equal rights as to earnings, assets and voting privileges, except that each class bears different distribution and shareholder service expenses. Each class of shares has exclusive voting rights with respect to matters that affect just that class.


2. SIGNIFICANT ACCOUNTING POLICIES
the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Although actual results could differ from these estimates, any such differences are expected to be immaterial to the net assets of the Portfolios.

The following is a summary of significant accounting policies followed by the Portfolios.

SECURITY VALUATION -- Securities of the Portfolios are generally valued by independent pricing services. Securities listed on a securities exchange for which market quotations are readily available are valued at the last reported sale price on the principal exchange on which they are traded on the valuation date or, if there is no such reported sale on the valuation date, at the most recently quoted bid price. Unlisted securities for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less to maturity may be valued at their amortized cost. When market quotations are not readily available, securities are valued at fair value as determined under procedures established and approved by the Board of Trustees. As of April 30, 1999, the only Portfolio containing securities valued using these procedures was the Small-Cap Equity Portfolio. Securities valued at fair value amounted to $13,067 and have been noted in the Schedule of Investments.

                        NOTES TO FINANCIAL STATEMENTS

Investment securities held by the money market Portfolios are stated at their amortized cost, which approximates market value. Under the amortized cost method, any discount or premium is amortized ratably to the maturity of the security and is included in interest income.

INCOME TAXES -- It is the intention of each Portfolio to qualify as a regulated investment company and to distribute all of its taxable income. Accordingly, no provision for federal income taxes is considered necessary.

NET ASSET VALUE PER SHARE -- The net asset value per share of each class of each Portfolio is calculated every business day. It is computed by dividing the total assets of each class of the Portfolio,less the class-related liabilities, by the number of outstanding shares of each class of the Portfolio.

CLASSES -- Class-specific expenses are borne by the applicable class. Other expenses, income and realized and unrealized gains/losses are allocated to the respective classes on the basis of relative daily net assets.

ORGANIZATIONAL COSTS -- All organizational costs associated with the start-up of the Portfolios are being amortized on a straight-line basis over a period of sixty months. If any or all of the shares representing initial capital of a Portfolio are redeemed by any holder thereof prior to the end of the amortization period, the proceeds will be reduced by the unamortized organizational cost balance in the same proportion as the number of shares redeemed bears to the initial shares outstanding immediately preceding the redemption.

REPURCHASE AGREEMENTS -- Securities pledged as collateral for repurchase agreements are held by the custodian bank until maturity of the repurchase agreements. Provisions of the repurchase agreements and procedures adopted by the Board of Trustees require that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Portfolio may be delayed or limited.

SHORT SALES -- The Portfolios may sell a security that they own "short against the box" in anticipation of a decline in the market value of that security. As collateral for this transaction, the Portfolio must deposit liquid securities with the broker/dealer through which it made the short sale. A gain, limited to the price at which the Portfolio sold the security short, or a loss, the difference between the proceeds received and the market value of the security, will be recognized upon termination of the short sale.

DOLLAR ROLL TRANSACTIONS -- The Income and U.S. Government Bond Portfolios engage in dollar roll transactions with respect to mortgage-related securities issued by GNMA, Fannie Mae and FHLMC. In a dollar roll transaction, a portfolio sells a mortgage-related security to a financial institution, such as a bank or broker/dealer, and simultaneously agrees to repurchase a substantially similar (i.e., same type, coupon and maturity) security from the institution at a later date at an agreed-upon price. The mortgage-related securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories.

WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS -- Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions, which involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Portfolio to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the yield obtained in a transaction (and therefore the value of the security) may be less favorable than the yield available in the market when the securities delivery takes place. The Portfolios maintain cash, U.S. Government securities, or liquid, high-grade debt obligations in an amount sufficient to meet the purchase price in a segregated account until the settlement date. No Portfolio intends to engage in when-issued purchases and forward commitments for speculative purposes.

DISTRIBUTIONS -- Dividends from net investment income are declared daily and paid monthly for the money market Portfolios, the Short-Term Treasury Portfolio, Short-Term Bond Portfolio, Maryland Tax-Free Portfolio, Pennsylvania Tax-Free Portfolio, Intermediate Fixed Income Portfolio, U.S. Government Bond Portfolio and Income Portfolio. The Equity Income Portfolio declares and pays dividends monthly; the Balanced Portfolio, Value Equity Portfolio, Equity Index Portfolio, Blue Chip Equity Portfolio and Mid-Cap Equity Portfolio declare and pay dividends quarterly; and the Capital Growth Portfolio, Small-Cap Equity Portfolio, and International Equity Selection Portfolio declare and

NOTES TO FINANCIAL STATEMENTS

pay dividends annually from net investment income. Distributions from net capital gains, if any, are declared and paid at least annually by each Portfolio.

Distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principles. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in capital in the period that the difference arises. On the Statements of Net Assets, the following adjustments were made (000):

ACCUMULATED UNDISTRIBUTED
NET REALIZED NET INVESTMENT PAID-IN-
PORTFOLIO GAIN (LOSS) INCOME CAPITAL

-------------------------------------------------------------------------------
Money Market                    $--                $ 1               $ (1)
-------------------------------------------------------------------------------
Tax-Free Money Market            --                  1                 (1)
-------------------------------------------------------------------------------
U.S. Government
 Money Market                    --                  1                 (1)
-------------------------------------------------------------------------------
U.S. Treasury
 Money Market                    --                  1                 (1)
-------------------------------------------------------------------------------
Short-Term Bond                  (8)                 8                 --
-------------------------------------------------------------------------------
Income                            --                 1                (1)
-------------------------------------------------------------------------------
Balanced                          --                 2                (2)
-------------------------------------------------------------------------------
Equity Index                      --                 1                (1)
-------------------------------------------------------------------------------
Capital Growth                   (74)               87               (13)
-------------------------------------------------------------------------------
Small-Cap Equity                   4                40               (44)
-------------------------------------------------------------------------------

The Value Equity, Pennsylvania Tax-Free and International Equity Selection Portfolios reclassified $7,540,467, $1,106,708, and $110,332 respectively from undistributed net investment income and accumulated net realized gain on investments to paid-in-capital. These reclassifications were associated with the Marketvest Funds that were merged into the Ark Funds on March 20 and March 27, 1998. The Marketvest Funds utilized earnings and profits distributed to shareholders on redemption of shares as a part of the dividends-paid deduction for income tax purposes. These reclassifications had no effect on net assets or net asset value per share.

OTHER -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Net realized capital gains and losses on the sale of investment securities are determined using the identified cost method with the exception of the money market Portfolios, for which original issue discounts and purchase premiums on securities held by the Portfolios are accreted and amortized ratably to maturity using the effective interest method. Dividend income is recognized on the ex-dividend date, and interest income is recognized using the accrual method.


3. INVESTMENT ADVISORY AND ADMINISTRATIVE
FEES AND OTHER TRANSACTIONS WITH AFFILIATES
Allied Investment Advisors, Inc. is the investment adviser to each of the Portfolios. Allied Investment Advisors, Inc. is an affiliate of FMB Trust Company, N.A., the Custodian and Sub-Administrator of each of the Portfolios. Pursuant to an investment advisory contract on behalf of each Portfolio, Allied Investment Advisors, Inc. is entitled to receive fees for its advisory services at the annual rates shown in the following table based on the average net assets of the Portfolio.

PORTFOLIO                                                           ANNUAL RATE
--------------------------------------------------------------------------------
Money Market                                                           .25%
--------------------------------------------------------------------------------
Tax-Free Money Market                                                  .25%
--------------------------------------------------------------------------------
U.S. Government Money Market                                           .25%
--------------------------------------------------------------------------------
U.S. Treasury Money Market                                             .25%
--------------------------------------------------------------------------------
Short-Term Treasury                                                    .35%
--------------------------------------------------------------------------------
Short-Term Bond                                                        .75%
--------------------------------------------------------------------------------
Maryland Tax-Free                                                      .65%
--------------------------------------------------------------------------------
Pennsylvania Tax-Free                                                  .65%
--------------------------------------------------------------------------------
Intermediate Fixed Income                                              .60%
-------------------------------------------------------------------------------
U.S. Government Bond                                                   .75%
--------------------------------------------------------------------------------
Income                                                                 .60%
--------------------------------------------------------------------------------
Balanced                                                               .65%
--------------------------------------------------------------------------------
Equity Income                                                          .70%
--------------------------------------------------------------------------------
Value Equity                                                          1.00%
--------------------------------------------------------------------------------
Equity Index                                                           .20%
--------------------------------------------------------------------------------
Blue Chip Equity                                                       .70%
--------------------------------------------------------------------------------
Capital Growth                                                         .70%
--------------------------------------------------------------------------------
Mid-Cap Equity                                                         .80%
--------------------------------------------------------------------------------
Small-Cap Equity                                                       .80%
--------------------------------------------------------------------------------
International Equity Selection                                         .65%
--------------------------------------------------------------------------------

Allied Investment Advisors, Inc. has agreed to waive a portion of its fees or reimburse expenses on certain Portfolios in order to limit total operating expenses of such Portfolios. The waivers are voluntary and may be discontinued at anytime.

SEI Investments Mutual Funds Services (the "Administrator") serves as administrator and transfer agent for the Fund under an Administration Agreement and Transfer Agency Agreement. The Administrator is entitled to receive an annual fee of .13% of each Portfolio's average net assets, paid monthly, for services performed under the administration agreement. The

Administrator has voluntarily agreed to waive a portion of its administrative fees on certain Portfolios in order to limit total operating expenses of such Portfolios. The waiver is voluntary and may be discontinued at anytime. Pursuant to a separate agreement between FMB Trust Company, N.A. and the Administrator, FMB Trust Company, N.A. performs sub-administration services on behalf of the Portfolios, for which it receives an annual fee, paid by the Administrator, of up to .0275% of each Portfolio's net assets.


4. DISTRIBUTION PLAN AND SHAREHOLDER SERVICES PLAN

The fund's Board of Trustees has adopted An Amended and Restated Distribution and Shareholder Services Plan on behalf of Retail Class A shares of each Portfolio; a Restated Distribution and Shareholder Services Plan on behalf of Retail Class B shares of the Money Market, Income, Balanced, Value Equity, Blue Chip Equity and Capital Growth Portfolios; and An Amended and Restated Distribution and Service Plan on behalf of the Institutional II Class shares of each money market Portfolio pursuant to Rule 12b-1 under the 1940 Act. In addition, the Board of Trustees has adopted a Shareholder Services Plan on behalf of the Institutional Class shares of the Portfolios (the "Plans"). Under the Plans, SEI Investments Distribution Co. ("SIDCO") acts as Distributor for the Fund pursuant to a Distribution Agreement on behalf of each Portfolio. The Plans permit payment of up to .75% of the average net assets of the Retail Class A, Retail Class B and Institutional II Class shares of each Portfolio. The Trustees have authorized payment of a fee to SIDCO of: .25% of the average net assets of the Retail Class A shares of each of the money market Portfolios; .30% of average net assets of the Retail Class A shares of the Maryland Tax-Free Portfolio, Pennsylvania Tax-Free Portfolio, Income Portfolio, Intermediate Fixed Income Portfolio, Short-Term Bond Portfolio, and U.S. Government Bond Portfolio;
 .40% of average net assets of the Retail Class A shares of the Short-Term Treasury Portfolio, Balanced Portfolio, Equity Income Portfolio, Value Equity Portfolio, Capital Growth Portfolio, Small-Cap Equity Portfolio, International Equity Selection Portfolio and Equity Index Portfolio; .55% of average net assets of the Retail Class A shares of the Blue Chip Equity Portfolio; .75% of the average net assets of the Retail Class B shares of the Money Market Portfolio, Income Portfolio, Balanced Portfolio, Value Equity Portfolio, Blue Chip Equity Portfolio and Capital Growth Portfolio; and .15% of average net assets of the Institutional II Class shares of each of the money market Portfolios. SIDCO has voluntarily agreed to waive a portion of its fee on certain Portfolios in order to limit total operating expenses of such Portfolios. The waiver is voluntary and may be discontinued at anytime.

The shareholder services fees paid under the Plans are to compensate qualified intermediaries for shareholder services and account maintenance. Under the respective Plans, the Retail Class A and Retail Class B shares of a Portfolio may pay an annual fee of up to .25% of the average net assets of the respective class shares attributable to their customers and the Institutional Class shares of a Portfolio may pay anannual fee of up to .15% of the average net assets of the Institutional Class shares attributable to their customers. Currently, the Trustees have approved a fee for the Retail Class A shares of .15%, a fee for the Retail Class B shares of .25%, and a fee of 0.08% of the average net assets of the Institutional Class shares of each of the money market Portfolios; 0.11% of the average net assets of the Institutional Class shares of the ARK Intermediate Fixed Income, Pennsylvania Tax-Free and U.S. Government Bond Portfolios; 0.12% of the average net assets of the Institutional Class shares of the ARK Income and Maryland Tax-Free Portfolios; and 0.14% of the average net assets of the Institutional Class shares of the ARK Balanced, Blue Chip, Capital Growth, Equity Income, International Equity Selection, Mid-Cap Equity, Small-Cap Equity and Value Equity Portfolios. In addition, a portion of the fee is being waived for the Retail Class A shares and Institutional Class shares of each Portfolio. The waiver is voluntary and may be discontinued at anytime.

A contingent deferred sales charge (CDSC) is imposed on certain redemptions of Retail Class B shares. The CDSC varies depending on the number of years from the time of payment for the purchase of Retail Class B shares until the redemption of such shares.

     YEARS                     CONTINGENT DEFERRED
PURCHASES MADE                     SALES CHARGE
-------------------------------------------------------------------------------
First                                    5%
Second                                   4%
Third                                    3%
Fourth                                   3%
Fifth                                    2%
Sixth                                    1%
Seventh and Following                   None

NOTES TO FINANCIAL STATEMENT

5. INVESTMENT TRANSACTIONS
The cost of securities purchased and the proceeds from the sale of securities, other than short-term investments, during the year ended April 30, 1999, were as follows:

                                             PURCHASES                SALES
PORTFOLIO                                      (000)                  (000)
------------------------------------------------------------------------------
Short-Term Treasury                          $ 36,572               $ 29,896
------------------------------------------------------------------------------
Short-Term Bond                                88,677                104,354
------------------------------------------------------------------------------
Maryland Tax-Free                              51,299                 35,274
------------------------------------------------------------------------------
Pennsylvania Tax-Free                         102,257                 94,627
------------------------------------------------------------------------------
Intermediate Fixed Income                      53,233                 41,305
------------------------------------------------------------------------------
U.S. Government Bond                          239,949                243,830
------------------------------------------------------------------------------
Income                                        160,029                167,366
------------------------------------------------------------------------------
Balanced                                       80,102                 64,728
------------------------------------------------------------------------------
Equity Income                                  55,651                 57,790
------------------------------------------------------------------------------
Value Equity                                  182,844                299,150
------------------------------------------------------------------------------
Equity Index                                   51,852                 22,629
------------------------------------------------------------------------------
Blue Chip Equity                              100,518                 51,621
------------------------------------------------------------------------------
Capital Growth                                121,912                 97,035
------------------------------------------------------------------------------
Mid-Cap Equity                                 38,210                 34,551
------------------------------------------------------------------------------
Small-Cap Equity                              189,426                187,412
------------------------------------------------------------------------------
International Equity Selection                 34,668                 46,477
------------------------------------------------------------------------------

For federal income tax purposes, the cost of securities owned at April 30, 1999, was not materially different from the amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation of securities at April 30, 1999, for each Portfolio is as follows:

                                                                             NET
                                                                         UNREALIZED
                                     APPRECIATED     DEPRECIATED        APPRECIATION/
                                      SECURITIES     SECURITIES        (DEPRECIATION)
PORTFOLIO                                (000)           (000)              (000)
-------------------------------------------------------------------------------------
Short-Term Treasury                     $  195         $ (177)             $   18
-------------------------------------------------------------------------------------
Short-Term Bond                            442           (583)               (141)
-------------------------------------------------------------------------------------
Maryland Tax-Free                        4,920           (251)              4,669
-------------------------------------------------------------------------------------
Pennsylvania Tax-Free                    6,938           (801)              6,137
-------------------------------------------------------------------------------------
Intermediate Fixed Income                1,153           (791)                362
-------------------------------------------------------------------------------------
U.S. Government Bond                     1,026         (2,985)             (1,959)
-------------------------------------------------------------------------------------
Income                                   5,534         (2,951)              2,583
-------------------------------------------------------------------------------------
Balanced                                37,549         (3,221)             34,328
-------------------------------------------------------------------------------------
Equity Income                           30,882         (1,835)             29,047
-------------------------------------------------------------------------------------
Value Equity                           213,584        (11,450)            202,134
-------------------------------------------------------------------------------------
Equity Index                            22,049         (2,613)             19,436
-------------------------------------------------------------------------------------
Blue Chip Equity                        52,519         (1,098)             51,421
-------------------------------------------------------------------------------------
Capital Growth                          36,952         (1,885)             35,067
-------------------------------------------------------------------------------------
Mid-Cap Equity                          19,947         (3,605)             16,342
-------------------------------------------------------------------------------------
Small-Cap Equity                         3,115         (1,272)              1,843
-------------------------------------------------------------------------------------
International Equity
Selection                                1,468           (235)              1,233
-------------------------------------------------------------------------------------

At April 30, 1999, the following Portfolios had capital loss carryforwards and post-October losses:

                                                            CAPITAL LOSS POST
                         CARRYFORWARD                       OCTOBER 31, 1998
                             AMOUNT        EXPIRATION       DEFERRED LOSSES
PORTFOLIO                    (000)             DATE              (000)
-------------------------------------------------------------------------------
Money Market                  $ 6               2005              $--
-------------------------------------------------------------------------------
U.S. Government                25               2005               --
 Money Market                   5               2006               --
-------------------------------------------------------------------------------
U.S. Government               724               2005              357
 Bond                         919               2006               --
-------------------------------------------------------------------------------


6. SECURITIES LENDING TRANSACTIONS
In order to generate additional income, certain Portfolios may lend portfolio securities representing up to one-third of the value of total assets (which includes collateral received for securities on loan) to broker/ dealers, banks or other institutional borrowers of securities. As with other extensions of credit, there may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the security fail financially. The market value of the securities on loan at April 30, 1999, income generated from the program during the year ended April 30, 1999, the collateral purchased with cash received and held at April 30, 1999, with respect to such loans were as follows (000):

                                                           INCOME RECEIVED
                                     MARKET VALUE OF       FROM SECURITIES
PORTFOLIO                           LOANED SECURITIES          LENDING
-------------------------------------------------------------------------------
Short-Term Bond                          10,438                  $ 20
-------------------------------------------------------------------------------
Intermediate Fixed
Income                                   10,509                    19
-------------------------------------------------------------------------------
U.S. Government
Bond                                     37,667                    52
-------------------------------------------------------------------------------
Income                                  $62,753                   108
-------------------------------------------------------------------------------


                                                Money         Other Fixed
                   Collateral    Repurchase     Market          Income
                   Portfolio     Agreements   Instruments      Securities       Cash Total
--------------------------------------------------------------------------------------------
Short-Term
Bond               $ 3,830        $ 29        $ 6,000           $ 67            $ 9,926
--------------------------------------------------------------------------------------------
Intermediate
Fixed
Income               4,000          37          7,000            168             11,205
--------------------------------------------------------------------------------------------
U.S. Government
Bond                10,000          50         28,860            340             39,250
--------------------------------------------------------------------------------------------
Income              34,000         172         32,401            354             66,927
--------------------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

7. CONCENTRATION OF CREDIT RISK
The Maryland Tax-Free Portfolio and Pennsylvania Tax-Free Portfolio invest in debt instruments of municipal issuers. Although these Portfolios monitor investment concentration, the issuers' ability to meet their obligations may be affected by economic developments in a specific state or region.

The Maryland Tax-Free Portfolio and Pennsylvania Tax-Free Portfolio invest in securities that include revenue bonds and general obligation bonds. At April 30, 1999, the percentage of portfolio investments by each revenue source was as follows:


                                         MARYLAND              PENNSYLVANIA
                                   TAX-FREE PORTFOLIO       TAX-FREE PORTFOLIO
--------------------------------------------------------------------------------
REVENUE BONDS:
--------------------------------------------------------------------------------
Education                                    12%                   16%
--------------------------------------------------------------------------------
Health Care                                  24                    19
--------------------------------------------------------------------------------
Transportation                                6                     5
--------------------------------------------------------------------------------
Utility                                       6                     6
--------------------------------------------------------------------------------
Housing                                       2                     3
--------------------------------------------------------------------------------
Public Facility                               4                     6
-------------------------------------------------------------------------------
Industrial                                   --                    14
-------------------------------------------------------------------------------
Other                                         4                     5
--------------------------------------------------------------------------------
GENERAL OBLIGATIONS                          42                    26
--------------------------------------------------------------------------------
                                            100%                  100%
--------------------------------------------------------------------------------


8. FUND MERGERS
On July 24, 1998, the assets of the ARK International Equity Portfolio were reorganized into the Govett International Equity Fund, a portfolio of The Govett Funds, Inc. Under the Agreement and Plan of Reorganization, 518,552 Institutional Class shares of the ARK International Equity Portfolio were exchanged for 464,675 Institutional Class shares of the Govett International Equity Fund in a tax-free exchange. The activity of the ARK International Equity Portfolio for the period May 1, 1998 to July 24, 1998, has not been reflected in these financial statements.

The following ARK Portfolios were established in 1998 for the purpose of acquiring the net assets of Marketvest Funds, and on March 20, 1998, and March 27, 1998, the following Marketvest Funds were reorganized into the ARK Funds pursuant to such Agreement and Plan of Reorganization approved by the Marketvest shareholders.


ARK ACQUIRING PORTFOLIO                   MARKETVEST ACQUIRED FUND
--------------------------------------------------------------------------------
Short-Term Bond                                Short-Term Bond
U.S. Government                                Intermediate U.S. Government
  Bond                                            Bond
Value Equity                                   Equity
International Equity Selection                 International Equity
--------------------------------------------------------------------------------

Under the Agreement and Plan of Reorganization, the Marketvest Funds shares were exchanged for Institutional shares of the ARK Funds in a tax-free exchange. The value of net assets acquired, number of shares issued, and unrealized appreciation acquired were as follows:

                          VALUE OF NET           NUMBER OF        UNREALIZED
PORTFOLIOS                ASSETS ACQUIRED       SHARES ISSUE      APPRECIATION
--------------------------------------------------------------------------------
Short-Term
  Bond                     $134,474,724         13,484,762       $    483,752
U.S. Government
  Bond                      265,737,020         26,918,180            170,754
Value Equity                596,269,138         41,299,581        186,298,370
International Equity
  Selection                  38,578,490          3,365,077          4,755,196
--------------------------------------------------------------------------------

In addition, on March 20, 1998, the assets of the Marketvest Pennsylvania Intermediate Municipal Bond Fund were reorganized into the ARK Pennsylvania Tax-Free Portfolio. Under the Agreement and Plan of Reorganization, 18,933,932 shares of the Marketvest Pennsylvania Intermediate Municipal Bond Fund were exchanged for 18,933,932 Institutional shares of the ARK Pennsylvania Tax-Free Portfolio in a tax-free exchange. The value of the Marketvest Pennsylvania Tax-Exempt Fund's net assets combined on March 20, 1998, prior to the merger was $194,492,162. The net assets of the Portfolio immediately after the acquisition were $221,880,784.

In each of the acquisitions of the net assets of the Marketvest Funds described above, the surviving entity for accounting and performance purposes was the applicable Marketvest Fund.

On April 24, 1998, the net assets of the ARK Stock Portfolio were reorganized into the ARK Value Equity Portfolio. Under the Agreement and Plan of Reorganization, 4,114,786 Institutional Class shares of the ARK Stock Portfolio were exchanged for 3,061,378 Institutional Class shares of the ARK Value Equity Portfolio in a tax-free exchange. The value of the ARK Stock Portfolio's net assets combined with those of the ARK Value Equity Portfolio on April 24, 1998, was $44,621,448. The net assets of the Portfolio immediately after the acquisition was $644,230,476. The surviving entity for accounting and performance purposes was the ARK Value Equity Portfolio.

NOTES TO FINANCIAL STATEMENTS


9. SHAREHOLDER VOTING RESULTS (UNAUDITED)
At a shareholder meeting held on July 24, 1998, the shareholders of the ARK International Equity Portfolio voted to approve an Agreement and Plan of Reorganization between the ARK International Equity Portfolio and the Govett International Equity Fund. The results of the voting were as follows:

INTERNATIONAL EQUITY PORTFOLIO
---------------------------------

                                                  % OF SHARES    % OF SHARES
                                 SHARES VOTED        VOTED        OUTSTANDING
                                 ------------        -----        -----------
FOR                                474,354           99.96%          88.35%
AGAINST                                173            0.04%           0.03%
ABSTAIN                                  0            0.00%           0.00%


10. YEAR 2000 RISK (UNAUDITED)
The Portfolios depend on the smooth functioning of computer systems in almost every aspect of their business. Like other mutual funds, businesses and individuals around the world, the Portfolios could be adversely affected if the computer systems used by their service providers do not properly process dates on and after January 1, 2000, and do not distinguish between the year 2000 and the year 1900. The Portfolios have asked their mission critical service providers whether they expect to have their computer systems adjusted for the year 2000 transition, and have sought and received assurances from such service providers that they are devoting significant resources to prevent material adverse consequences to the Portfolios. While such assurances have been received, the Portfolios and their shareholders may experience losses if these assurances prove to be incorrect or as a result of year 2000 computer difficulties experienced by issuers of portfolio securities or third parties, such as custodians, banks, broker-dealers or others with which the Portfolios do business.

NOTICE TO SHAREHOLDERS

(UNAUDITED)

For the fiscal year ended April 30, 1999, each Portfolio is designating the following items with regard to distributions paid during the year.

                                 LONG TERM (20% RATE)   ORDINARY
                                    CAPITAL GAINS        INCOME        TAX-EXEMPT
                                    DISTRIBUTIONS      DISTRIBUTIONS     INCOME                      QUALIFYING         FOREIGN
PORTFOLIO                            (TAX BASIS)       (TAX BASIS)     DISTRIBUTION      TOTAL        DIVIDENDS(1)      TAX CREDIT
-----------------------------------------------------------------------------------------------------------------------------------
Tax-Free Money Market                    0%                0%             100%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
Short-Term Bond                          0%              100%               0%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
Maryland Tax-Free                        8%                5%              87%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Tax-Free                   13%                0%              87%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
U.S. Government Bond                     0%              100%               0%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
Value Equity                            89%               11%               0%            100%           99%                 0%
-----------------------------------------------------------------------------------------------------------------------------------
International Equity Selection          55%               45                0%            100%            0%                 0%
-----------------------------------------------------------------------------------------------------------------------------------

The following portfolios changed their tax accounting period from April 30 to October 31, effective October 31, 1998:

Money Market Portfolio, U.S. Government Money Market Portfolio, U.S. Treasury Money Market Portfolio, Short-Term Treasury Portfolio, Intermediate Fixed Income Portfolio, Income Portfolio, Balanced Portfolio, Equity Income Portfolio, Equity Index Portfolio, Blue Chip Equity Portfolio, Capital Growth Portfolio, Mid-Cap Equity Portfolio and Small-Cap Equity Portfolio.

This change affects the tax accounting period only. A separate notice designating the character of distribution as of October 31, 1999 will be included as part of the semiannual financial statements.

(1) Qualifying dividends represent dividends that qualify for the corporate dividends received deduction.


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